Exhibit 10.1

CREDIT AGREEMENT

dated as of

September 7, 2016,

among

DENALI INTERMEDIATE INC.,

as Initial Holdings,

DELL INC.,

as the Company,

DELL INTERNATIONAL L.L.C.,

as a Borrower,

UNIVERSAL ACQUISITION CO.,

(which on the Effective Date shall be merged with and into EMC Corporation, with EMC Corporation surviving such merger and being contributed to the Company as a wholly-owned subsidiary of the Company) as a Borrower,

The Issuing Banks and Lenders Party Hereto,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Term Loan B Administrative Agent and Collateral Agent,

JPMORGAN CHASE BANK, N.A.,

as Term Loan A/Revolver Administrative Agent and as

Swingline Lender,

CREDIT SUISSE SECURITIES (USA) LLC, JPMORGAN CHASE BANK, N.A., BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., GOLDMAN SACHS BANK USA,

DEUTSCHE BANK SECURITIES INC. AND RBC CAPITAL MARKETS

as Lead Arrangers and Joint Bookrunners for the Term B Facility

JPMORGAN CHASE BANK, N.A., CREDIT SUISSE SECURITIES (USA) LLC, BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS INC., GOLDMAN SACHS BANK USA,

DEUTSCHE BANK SECURITIES INC. AND RBC CAPITAL MARKETS

as Lead Arrangers and Joint Bookrunners for the Term A, Facility and the Revolving Facility and the Term Cash

Flow Facility

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ANNEXES

Annex I		Amortization Table

SCHEDULES:

Schedule 1.01(a)	—	Excluded Subsidiaries
Schedule 1.01(b)	—	Existing Swap Counterparties
Schedule 1.01(c)	—	Existing Receivables Financing
Schedule 1.01(d)	—	Letter of Credit Commitments
Schedule 2.01(a)	—	Term A-1 Commitments
Schedule 2.01(b)	—	Term A-2 Commitments
Schedule 2.01(c)	—	Term B Commitments
Schedule 2.01(d)	—	Term Cash Flow Commitments
Schedule 2.01(e)	—	Term A-3 Commitments
Schedule 2.01(f)	—	[Reserved]
Schedule 2.01(g)	—	Revolving Commitments
Schedule 3.05	—	Effective Date Material Real Property
Schedule 3.12	—	Subsidiaries
Schedule 5.14	—	Certain Post-Closing Obligations
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04(f)	—	Existing Investments
Schedule 6.07	—	Existing Restrictions
Schedule 6.09	—	Existing Affiliate Transactions

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Affiliated Lender Assignment and Assumption
Exhibit C	—	Form of Guarantee Agreement
Exhibit D	—	Form of Collateral Agreement
Exhibit E	—	Form of First Lien Intercreditor Agreement
Exhibit F	—	Form of Second Lien Intercreditor Agreement
Exhibit G	—	Form of Closing Certificate
Exhibit H	—	Form of Intercompany Note
Exhibit I	—	Form of Specified Discount Prepayment Notice
Exhibit J	—	Form of Specified Discount Prepayment Response
Exhibit K	—	Form of Discount Range Prepayment Notice
Exhibit L	—	Form of Discount Range Prepayment Offer
Exhibit M	—	Form of Solicited Discounted Prepayment Notice
Exhibit N	—	Form of Solicited Discounted Prepayment Offer
Exhibit O	—	Form of Acceptance and Prepayment Notice
Exhibit P-1	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-2	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-3	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-4	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

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CREDIT AGREEMENT dated as of September 7, 2016 (this “Agreement”), among DENALI INTERMEDIATE INC., a Delaware corporation (“Holdings”), DELL INC., a Delaware corporation (the “Company”), DELL INTERNATIONAL L.L.C., a Delaware limited liability company (which on or about the Business Day following the Effective Date shall be merged with and into NEW DELL INTERNATIONAL LLC, a Delaware limited liability company (“Merger Co”), with Merger Co surviving such merger and immediately changing its name to DELL INTERNATIONAL L.L.C. (such entity prior to Merger 2, “Dell International” and a “Borrower” and such entity after Merger 2, “Dell International” and a “Borrower”), UNIVERSAL ACQUISITION CO., a Delaware corporation (which on the Effective Date shall be merged with and into EMC Corporation, a Massachusetts corporation (the “Target”), with EMC Corporation surviving such merger (such surviving entity, a “Borrower”) and being contributed to the Company as a wholly-owned subsidiary of the Company), the LENDERS party hereto, Credit Suisse AG, Cayman Islands Branch, as Term Loan B Administrative Agent, JPMorgan Chase Bank, N.A., as Term Loan A/Revolver Administrative Agent and Swingline Lender, Credit Suisse AG, Cayman Islands Branch, as Collateral Agent and each of the Issuing Banks and Lenders from time to time party hereto.

WHEREAS, the Borrowers have requested (a) the Term Lenders to extend Term Loans, which, on the Effective Date shall be in the form of (i) $3,700,000,000 aggregate principal amount of Term A-1 Loans, (ii) $3,925,000,000 aggregate principal amount of Term A-2 Loans, (iii) $5,000,000,000 aggregate principal amount of Term B Loans, (iv) $2,500,000,000 aggregate principal amount of Term Cash Flow Loans, and (v) $1,800,000,000 aggregate principal amount of Term A-3 Loans, (b) the Revolving Lenders to provide Revolving Loans, subject to the Revolving Commitment, which, on the Effective Date shall be in an aggregate principal amount of $3,150,000,000, to any Borrower at any time during the Revolving Availability Period, (c) the Issuing Banks to issue Letters of Credit at any time during the Revolving Availability Period, in an aggregate face amount at any time outstanding not in excess of $500,000,000, and (d) the Swingline Lender to extend credit in the form of Swingline Loans at any time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding not in excess of $400,000,000;

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABS Facilities” means, collectively, the Term/Commercial Receivables Facility, the Revolving/Consumer Receivables Facility, the EMEA Facility and the Canadian Revolving/Commercial Receivables Facility.

“Acceptable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Acceptable Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Acceptance and Prepayment Notice” means an irrevocable written notice from a Term Lender accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit O.

“Acceptance Date” has the meaning specified in Section 2.11(a)(ii)(D).

“Accepting Lenders” has the meaning specified in Section 2.24(a).

“Accounting Changes” has the meaning specified in Section 1.04(d).

“Acquired EBITDA” means, with respect to any Pro Forma Entity for any period, as the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Company, the Borrowers and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its Subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Acquisition” means the acquisition of the Target and its subsidiaries pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Agreement and Plan of Merger dated as of October 12, 2015 among Parent, the Company, Merger Sub and the Target.

“Acquisition Debt Non-Guarantor Sublimit” has the meaning assigned to such term in Section 6.01(a)(xxvi).

“Acquisition Documents” means the Acquisition Agreement, all other agreements entered into between Parent or its Affiliates, the Company or its Affiliates, Target or its Affiliates, in connection with the Acquisition and all schedules, exhibits and annexes to each of the foregoing and all side letters, instruments and agreements affecting the terms of the foregoing or entered into in connection therewith.

“Acquisition Transaction” means any Investment by Holdings, the Company, the Borrowers or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment, (a) such Person becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets (or all or substantially all the assets constituting a business unit, division, product line or line of business) to, or is liquidated into, Holdings or a Restricted Subsidiary, and, in each case, any Investment held by such Person.

“Additional Lender” means any Additional Revolving Lender or any Additional Term Lender, as applicable.

“Additional Revolving Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any (a) Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitments pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Revolving Lender shall be subject to the approval of the Term Loan A/Revolving Administrative Agent, each Issuing Bank and the Swingline Lender (in each case, such approval in each case not to be unreasonably withheld or delayed) and the Company.

“Additional Term Lender” means, at any time, any bank or other financial institution (including any such bank or financial institution that is a Lender at such time) that agrees to provide any portion of any (a) Incremental Term Loan pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Term Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the applicable Administrative Agent (such approval not to be unreasonably withheld or delayed) and the Company.

“Additional/Replacement Revolving Commitment” has the meaning assigned to such term in Section 2.20(a).

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agents” means the Term Loan B Administrative Agent and the Term Loan A/Revolver Administrative Agent. The Administrative Agents may from time to time designate one or more of their respective Affiliates or branches to perform the functions of the Administrative Agents in connection with Loans denominated in any currency other than dollars, in which case references herein to the “Administrative Agents” shall, in connection with Loans denominated in any such currency, mean any Affiliate or branch so designated.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Class” has the meaning specified in Section 2.24(a).

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Debt Fund” means an Affiliated Lender that is a bona fide debt fund primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and the investment decisions of which are not controlled by the private equity business of Silver Lake Partners.

“Affiliated Lender” means, at any time, any Lender that is an Affiliate of the Company (other than Holdings, the Company, the Borrowers or any of their respective Subsidiaries) at such time.

“Affiliated Lender Assignment and Assumption” has the meaning assigned to such term in Section 9.04(f)(5).

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.04(f)(3).

“Agent” means the Term Loan A/Revolver Administrative Agent, the Term Loan B Administrative Agent, the Collateral Agent, each Lead Arranger, each Joint Bookrunner and any successors and assigns in such capacity, and “Agents” means two or more of them.

“Agreement” has the meaning provided in the preamble hereto.

“Agreement Currency” has the meaning assigned to such term in Section 9.14(b).

“Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the Prime Rate in effect for such day and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1.00%. Notwithstanding the foregoing, and solely with respect to the Term B Facility, the Alternate Base Rate will be deemed to be 1.75% per annum if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 1.75% per annum. Further, with respect to each of the other Borrowings, the Alternate Base Rate will be deemed to be 0% per annum if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 0% per annum.

“Applicable Account” means, with respect to any payment to be made to either Administrative Agent hereunder, the account specified by such Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Creditor” has the meaning assigned to such term in Section 9.14(b).

“Applicable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank or a Swingline Lender at any time, the sum of (a) the Dollar Equivalent of the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time, (b) the

Dollar Equivalent of the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of a Borrower at such time and (c) the aggregate principal amount of all Swingline Loans made by such Person in its capacity as a Swingline Lender (if applicable) outstanding at such time.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, (a) with respect to any Term B Loan, (i) 2.25% per annum, in the case of an ABR Loan, or (ii) 3.25% per annum, in the case of a Eurocurrency Loan, (b) with respect to any Term Cash Flow Loan, (i) 0.75% per annum, in the case of an ABR Loan, or (ii) 1.75% per annum, in the case of a Eurocurrency Loan, (c) with respect to any Term A-3 Loan, (i) 1.00% per annum, in the case of an ABR Loan, or (ii) 2.00% per annum, in the case of a Eurocurrency Loan, (d) with respect to any Term A-1 Loan, on the Effective Date (i) 1.00% per annum, in the case of an ABR Loan, or (ii) 2.00% per annum, in the case of a Eurocurrency Loan, (e) with respect to any Term A-2 Loan, on the Effective Date (i) 1.25% per annum, in the case of an ABR Loan, or (ii) 2.25% per annum, in the case of a Eurocurrency Loan, and (f) with respect to any Revolving Loan, on the Effective Date (i) 1.00% per annum, in the case of an ABR Loan, or (ii) 2.00% per annum, in the case of a Eurocurrency Loan; provided that:

(A) from and after the delivery of the financial statements and related Compliance Certificate for the first full fiscal quarter of the Company completed after the Effective Date pursuant to Section 5.01, with respect to clause (a) above, the Applicable Rate shall be based on the First Lien Leverage Ratio set forth in the most recent Compliance Certificate in accordance with the pricing grid below:

Level	First Lien Leverage Ratio	Term B ABR Loan Applicable Rate	Term B Eurocurrency Loan Applicable Rate
1	> 1.00:1.00	2.25%	3.25%

2	≤ 1.00:1.00	2.00%	3.00%

Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01; provided that, at the option of the Administrative Agent (at the direction of the Required Lenders and upon notice to the Company of such determination), the highest pricing level shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date immediately prior to the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply). Upon the request of the Term Loan B Administrative Agent or the Required Term B Loan Lenders on and after receipt of a notice that an Event of Default has occurred, the highest pricing level shall apply as of the date of such Event of Default (as reasonably determined by the Company) and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, in each case, the pricing level otherwise determined in accordance with this definition shall apply).

(B) after the Effective Date, with respect to clauses (c) through (f), the Applicable Rate shall be based on the Company’s public corporate credit rating from each of S&P and Moody’s (the “Rating”) in accordance with the pricing grid set forth below.

Level	Rating (Corporate and Stable or better)	Term A-1 and Term A-3 ABR Loan Applicable Rate	Term A-1 and Term A-3 Eurocurrency Loan Applicable Rate	Term A-2 ABR Loan Applicable Rate	Term A-2 Eurocurrency Loan Applicable Rate	Revolving Credit Facility ABR Loan Applicable Rate	Revolving Credit Facility Eurocurrency Loan Applicable Rate	Commitment Fee
I	BBB/Baa2	0.50%	1.50%	0.75%	1.75%	0.50%	1.50%	0.25%
II	BBB-/Baa3	0.75%	1.75%	1.00%	2.00%	0.75%	1.75%	0.25%
III	BB+/Ba1	1.00%	2.00%	1.25%	2.25%	1.00%	2.00%	0.375%
IV	BB/Ba2	1.25%	2.25%	1.50%	2.50%	1.25%	2.25%	0.50%

Each change in the Applicable Rate resulting from a publicly announced change in the Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. In the event of a split Rating, the Applicable Rate will be determined by reference to the higher Rating; provided that if the Ratings are split by more than one Level, the Applicable Rate shall be determined by reference to the Level in the grid above that is one lower than the Level in which the higher Rating appears; provided that if there is no Rating from either S&P or Moody’s then Level III shall apply. Upon the request of the Term Loan A/Revolver Administrative Agent or the Required Pro Rata Lenders on and after receipt of a notice that an Event of Default has occurred, the highest pricing level shall apply as of the date of such Event of Default (as reasonably determined by the Company) and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, in each case, the pricing level otherwise determined in accordance with this definition shall apply).

In the event that any financial statements under Section 5.01 or a Compliance Certificate is shown to be inaccurate at any time and such inaccuracy, if corrected, would have led to a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrowers shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Term Loan B Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined by reference to the corrected Compliance Certificate, and (iii) the Borrowers shall pay to the Term Loan B Administrative Agent promptly upon written demand (and in no event later than five (5) Business Days after written demand) any additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Term Loan B Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any additional interest hereunder shall not be due and payable until written demand is made for such payment pursuant to this paragraph and accordingly, any nonpayment of such interest as a result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the Default Rate), at any time prior to the date that is five (5) Business Days following such written demand.

“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Foreign Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale Bridge Facility” means the facility pursuant to that certain Asset Sale Bridge Credit Agreement, dated as of the date hereof, by and among the Borrowers, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and the other agents party thereto, in an aggregate principal amount not to exceed $2,200,000,000.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), or as otherwise required to be entered into under the terms of this Agreement, substantially in the form of Exhibit A or any other form reasonably approved by the applicable Administrative Agent.

“Auction Agent” means (a) the applicable Administrative Agent or (b) any other financial institution or advisor employed by the Company or a Borrower (whether or not an Affiliate of an Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.11(a)(ii); provided that neither the Company nor a Borrower shall designate either Administrative Agent as the Auction Agent without the written consent of such Administrative Agent (it being understood that neither Administrative Agent shall be under any obligation to agree to act as the Auction Agent).

“Audited Financial Statements” means (a) the audited consolidated financial statements of the Target and its Subsidiaries which are (i) the financial position of the Target and its Subsidiaries at December 31, 2015 and December 31, 2014, (ii) the results of its operations and cash flows for each of the three years in the period ended December 31, 2015, and (iii) the notes included thereto and (b) the audited consolidated financial statements of the Parent and its Subsidiaries which are (i) the financial position of the Company and its Subsidiaries at January 29, 2016 and January 30, 2015, (ii) the results of its operations and cash flows for the years ended January 29, 2016 and January 30, 2015 and for the period from October 29, 2013 through January 31, 2014, (iii) the results of Dell Inc. and its Subsidiaries for the period from February 2, 2013 through October 28, 2013, and (iv) the notes included thereto.

“Available Amount,” means, on any date of determination, a cumulative amount equal to (without duplication):

(a) the greater of (i) $3,000,000,000 and (ii) 30% of Consolidated EBITDA for the Test Period then last ended (such greater amount, the “Starter Basket”), plus

(b) 50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the first fiscal quarter of the Company commencing immediately before the Effective Date to the end of the most recent Test Period, plus

(c) returns, profits, distributions and similar amounts received in cash or Permitted Investments and the Fair Market Value of any in-kind amounts received by the Company, the Borrowers and the Restricted Subsidiaries on Investments made using the Available Amount (not to exceed the amount of such Investments), plus

(d) Investments of the Company, a Borrower or any of the Restricted Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into the Company, a Borrower or any of the Restricted Subsidiaries (other than in connection with the Pledged VMware Share Returns) (up to the lesser of (i) the Fair Market Value of the Investments of the Company, a Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation and (ii) the Fair Market Value of the original Investment by the Company, a Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary), plus

(e) the Net Proceeds of a sale or other Disposition of any Unrestricted Subsidiary (including the issuance or sale of Equity Interests of an Unrestricted Subsidiary) received by the Company, any Borrower or any Restricted Subsidiary, plus

(f) to the extent not included in Consolidated Net Income, dividends or other distributions or returns on capital received by the Company, any Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary, plus

(g) the aggregate amount of any Retained Declined Proceeds since the Effective Date;

provided that in no event shall the Available Amount increase due to a Pledged VMware Share Return.

“Available Cash” means, as of any date of determination, the aggregate amount of cash and Permitted Investments of the Company, the Borrowers or any Restricted Subsidiary to the extent the use thereof for the application to payment of Indebtedness is not prohibited by law or any contract to which Holdings, the Company, the Borrowers and any Restricted Subsidiary is a party; provided that Available Cash shall in no event include Foreign Cash securing or supporting Indebtedness incurred pursuant to Section 6.01(a)(xxv)(B).

“Available Equity Amount” means a cumulative amount equal to (without duplication):

(a) the Net Proceeds of new public or private issuances of Qualified Equity Interests in Holdings or any parent of Holdings which are contributed to the Company, plus

(b) capital contributions received by the Company after the Effective Date in cash or Permitted Investments (other than in respect of any Disqualified Equity Interest) and the Fair Market Value of any in-kind contributions, plus

(c) the net cash proceeds received by the Company from Indebtedness and Disqualified Equity Interest issuances issued after the Effective Date and which have been exchanged or converted into Qualified Equity Interests, plus

(d) returns, profits, distributions and similar amounts received in cash or Permitted Investments and the Fair Market Value of any in-kind amounts received by the Company, the Borrowers and the Restricted Subsidiaries on Investments made using the Available Equity Amount (not to exceed the amount of such Investments);

provided that the Available Equity Amount shall not include any Cure Amount, any amounts used to incur Indebtedness pursuant to Section 6.01(a)(xxiv), any amounts used to make Restricted Payments pursuant to Section 6.08(a)(vi)(C) or any amounts used to make Investments pursuant to Section 6.04(p) and shall not increase due to a Pledged VMware Share Return.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Basel III” means, collectively, those certain agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary banking regulatory authority.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing. In addition, the term “director” means a director or functional equivalent thereof with respect to the relevant Board of Directors.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” and “Borrowers” means, individually and collectively, (a) Dell International, (b) prior to the consummation of the Merger, Universal Acquisition Co., (c) immediately after the consummation of the Merger, the Target and (d) any Successor Borrower.

“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrowers to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 2.11(a)(ii)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrowers of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.11(a)(ii)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrowers of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.11(a)(ii)(D).

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date in the same currency and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Revolving Loan Borrowing, $1,000,000 and (b) in the case of a Swingline Loan, $100,000.

“Borrowing Multiple” means (a) in the case of a Revolving Loan Borrowing, $100,000 and (b) in the case of a Swingline Loan, $100,000.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Austin, Texas are authorized or required by law to remain closed; provided that when used in connection with a Eurocurrency Loan the term “Business Day” shall also exclude any day that is not a London Banking Day.

“Canadian Revolving/Commercial Receivables Facility” means the transactions contemplated from time to time in that certain Second Amended and Restated Credit Agreement, dated as of April 15, 2016, by and among, Dell Financial Services Canada Limited, Wells Fargo Capital Finance Corporation Canada, RBC Capital Markets and the financial institutions from time to time party thereto.

“Capital Expenditures” means, for any period, (a) the aggregate of, without duplication, all expenditures (whether paid in cash or accrued as liabilities) by the Company, the Borrowers and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries, (b) all Capitalized Software Expenditures and (c) all Capitalized Research and Development Costs.

“Capital Lease Obligation” means an obligation that is a Capitalized Lease; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on December 31, 2015 (or, if the Company elects by written notice to the Administrative Agents at any time (but only once after the Effective Date), in accordance with GAAP as in effect from time to time but subject to the proviso in the definition of GAAP).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, as in effect on December 31, 2015, recorded as capitalized leases (or, if the Company has made the election described in the parenthetical in the definition of Capital Lease Obligation, in accordance with GAAP as in effect from time to time but subject to the proviso in the definition of GAAP).

“Capitalized Research and Development Costs” means, for any period, all research and development costs that are, or are required to be, in accordance with GAAP, reflected as capitalized costs on the consolidated balance sheet of the Company and the Restricted Subsidiaries.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Company, the Borrowers and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Company, the Borrowers and the Restricted Subsidiaries.

“Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Revolving Lenders, as collateral for LC Exposure or obligations of the Revolving Lenders to fund participations in respect of LC Exposure, cash or deposit account balances under the sole dominion and control of the Collateral Agent or, if the Collateral Agent and the applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and each applicable Issuing Bank. “Cash Collateral” and “Cash Collateralization” shall have meanings correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Obligations” means obligations of Holdings, any Intermediate Parent, the Company, any Borrower or any Restricted Subsidiary in respect of (a) any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (b) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (c) other services related, ancillary or complementary to the foregoing (including Cash Management Services).

“Cash Management Services” has the meaning assigned to such term in the definition of the term “Secured Cash Management Obligations.”

“Casualty Event” means any event that gives rise to the receipt by the Company, any Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change in Control” means (a) the failure of Holdings to own directly or indirectly through wholly-owned subsidiaries that are Guarantors, all of the Equity Interests in the Company, (b) the failure of the Company, directly or indirectly through wholly-owned subsidiaries that are Guarantors (including, for the avoidance of doubt, through wholly-owned Subsidiaries that are subsidiaries of the Borrowers), to own all of the Equity Interests in the Borrowers, (c) Holdings shall cease to be a direct or indirect Subsidiary of Parent, (d) prior to an IPO, the failure by the Permitted Holders to beneficially own Voting Equity Interests in Parent representing at least a majority of the aggregate votes entitled to vote for the election of directors of Parent having a majority of the aggregate votes on the Board of Directors of Parent, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) directors of Parent having a majority of the aggregate votes on the Board of Directors of Parent, (e) after an IPO, the acquisition of beneficial ownership by any Person or group, other than the Permitted Holders, of Equity Interests representing 40% or more of the aggregate votes entitled to vote for the election of directors of Parent having a majority of the aggregate votes on the Board of Directors of Parent and the aggregate number of votes for the election of such directors of the Equity Interests beneficially owned by such Person or group is greater than the aggregate number of votes for the election of such directors represented by the Equity Interests beneficially owned by the Permitted Holders, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) directors of Parent having a majority of the aggregate votes on the Board of Directors of Parent, or (f) the occurrence of a “Change of Control” (or similar term), as defined in the documentation governing the Notes (and any Permitted Refinancing thereof that constitutes Material Indebtedness).

For purposes of this definition, including other defined terms used herein in connection with this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the date hereof and (ii) the phrase Person or group is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or group or its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan. Solely for purposes of clause (c) of the immediately preceding paragraph, the term “Subsidiary” shall mean, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (2) any partnership, joint venture, limited liability company or similar entity of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for purposes of clause (c) of the immediately preceding paragraph.

Notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act, (A) if any group includes one or more Permitted Holders, the issued and outstanding Equity Interests of Parent, directly or indirectly owned by the Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of clauses (d) and (e) of this definition, (B) Person or group shall not be deemed to beneficially own Equity Interests to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement and (C) a Person or group will not be deemed to beneficially own the Equity Interests of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns 50% or more of the total voting power of the Equity Interests entitled to vote for the election of directors of such Person’s parent having a majority of the aggregate votes on the Board of Directors of such Person’s parent.

“Change in Law” means (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) any requests, rules, guidelines or directives under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or issued in connection therewith and (ii) any requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case shall be deemed to be a “Change in Law,” to the extent enacted, adopted, promulgated or issued after the date of this Agreement, but only to the extent such rules, regulations, or published interpretations or directives are applied to the Company and its Subsidiaries by the Administrative Agents or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities, including, without limitation, for purposes of Section 2.15.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Revolving Loans, Other Revolving Loans, Term Loans, Incremental Term Loans, Other Term Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Other Revolving Commitment, Term Commitment or Other Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Commitments, Other Term Loans, Other Revolving Commitments (and the Other Revolving Loans made pursuant thereto) and Incremental Term Loans that have different terms and conditions shall be construed to be in different Classes.

“Class V Common Stock” means the Class V Common Stock, par value $.01 per share, of Denali Holding together with any common stock of any Parent Entity into which such Class V Common Stock is converted or exchanged and which tracks the Class V Group (as defined in the Certificate of Incorporation of Denali Holding as in effect on the Effective Date) or any successor to the Class V Group.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agent” has the meaning assigned in the Collateral Agreement.

“Collateral Agreement” means the Collateral Agreement among Holdings, the Company, each Borrower, each other Loan Party and the Collateral Agent, substantially in the form of Exhibit D.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agents shall have received from (i) Holdings, the Company, each Borrower, EMC IPCo and each Domestic Subsidiary (other than an Excluded Subsidiary) either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person and (ii) Holdings, the Company, EMC IPCo, the Borrowers and each Subsidiary Loan Party either (x) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Effective Date, documents of the type referred to in Section 4.01(c), and, to the extent reasonably requested by the Collateral Agent, opinions of the type referred to in Section 4.01(b);

(b) all outstanding Equity Interests of the Company, the Borrowers, any Intermediate Parent, the IPCos and the Restricted Subsidiaries (other than any Equity Interests constituting Excluded Assets or Equity Interests of Immaterial Subsidiaries) owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement (and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank);

(c) if any Indebtedness for borrowed money of Holdings, the Company, any IPCo, any Intermediate Parent, any Borrower or any Subsidiary in a principal amount of $50,000,000 or more is owing by such obligor to any Loan Party, such Indebtedness shall be evidenced by a promissory note, such promissory note shall have been pledged pursuant to the Collateral Agreement and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d) all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, Requirements of Law and reasonably requested by the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

(e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) to the extent applicable in the relevant jurisdiction (w) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) in the amount equal to not less than 100% (or such lesser amount as reasonably agreed to by the Collateral Agent) of the Fair Market Value of such Mortgaged Property and fixtures, as reasonably determined by the Company and agreed to by the Collateral Agent, issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements (other than a creditor’s rights endorsement), coinsurance and reinsurance as the Collateral Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates, (x) such affidavits, instruments of indemnification (including a so-called “gap” indemnification) as are customarily requested by the title company to induce the title company to issue the title policies and endorsements contemplated above, (y) evidence reasonably acceptable to the Collateral Agent of payment by the Company or the Borrower of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title policies referred to above, (iii) a survey of each Mortgaged Property in such form as shall be required by the title company to issue the so-called comprehensive and other survey-related endorsements and to remove the standard survey exceptions from the title policies and endorsements contemplated above (provided, however, that a survey shall not be required to the extent that the issuer of the applicable title insurance policy provides reasonable and customary survey-related coverages (including, without limitation, survey-related endorsements) in the applicable title insurance policy based on an existing survey and/or such other documentation as may be reasonably satisfactory to the title insurer), (iv) completed “Life-of-Loan” Federal Emergency Management Agency (“FEMA”) Standard Flood Hazard Determination with respect to each Mortgaged Property subject to the applicable FEMA rules and regulations (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Company, the Borrowers and each Loan Party relating thereto), (v) if any Mortgaged Property is located in an area determined by FEMA to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors and the other Flood Insurance Laws and as required under Section 5.07, and (vi) such legal opinions as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as and to the extent that the Administrative Agents and the Company reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any material adverse Tax consequences to Holdings and its Subsidiaries (including the imposition of withholding or other material Taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Effective Date, (c) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, commodities accounts or other assets specifically requiring perfection by control agreements, (d) no perfection actions shall be required with respect to Vehicles and other assets subject to certificates of title, (e) no perfection actions shall be required with respect to commercial tort claims with a value less than $50,000,000 and no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $50,000,000, (f) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of Foreign Subsidiaries and any foreign Intellectual Property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (g) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements) and (h) in no event shall the Collateral include any Excluded Assets. The Collateral Agent may grant extensions of time or waivers for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Company or its Subsidiaries in the ordinary course of business.

“Commitment” means (a) with respect to any Lender, its Revolving Commitment, Other Revolving Commitment of any Class, Term Commitment, and Other Term Commitment of any Class or any combination thereof (as the context requires) and (b) with respect to any Swingline Lender, its Swingline Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning provided in the preamble hereto.

“Company Materials” has the meaning specified in Section 5.01.

“Compliance Certificate” means a certificate of a Financial Officer required to be delivered pursuant to Section 5.01(d).

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income (provided that, for the avoidance of doubt, interest income will not include any amounts earned by DFS or other Restricted Subsidiaries through the financing of DFS Financing Assets) and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (i) through (xi) thereof,

(ii) provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes based on income, profits, revenue or capital and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations and (without duplication) any payments to a Parent Entity pursuant to Section 6.08(a)(vii) in respect of taxes ,

(iii) depreciation and amortization (including amortization of Capitalized Software Expenditures, internal labor costs and amortization of deferred financing fees or costs),

(iv) other non-cash charges (other than any accrual in respect of bonuses)(provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) such Person may elect not to add back such non-cash charges in the current period and (B) to the extent such Person elects to add back such non-cash charges in the current period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

(v) the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly-owned subsidiary deducted (and not added back in such period to Consolidated Net Income) excluding cash distributions in respect thereof,

(vi) (A) the amount of management, monitoring, consulting and advisory fees, indemnities and related expenses paid or accrued in such period to (or on behalf of) the Sponsors (including any termination fees payable in connection with the early termination of management and monitoring agreements), (B) the amount of payments made to option holders of the Company or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case to the extent permitted in the Loan Documents and (C) the amount of fees, expenses and indemnities paid to directors, including of Holdings or any direct or indirect parent thereof,

(vii) losses or discounts on sales of receivables and related assets in connection with any Permitted Receivables Financing or any loan syndications by DFS or other Restricted Subsidiaries engaged in financing of DFS Financing Assets,

(viii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (c) below for any previous period and not added back,

(ix) any costs or expenses incurred by the Company, any Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Company or Net Proceeds of an issuance of Equity Interests of the Company (other than Disqualified Equity Interests),

(x) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature.

plus

(b) without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies related to the Transactions or any other Specified Transaction, any restructuring, cost saving initiative or other initiative projected by the Company in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Company), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of the Company, any Borrower or any of the Restricted Subsidiaries (whether accounted for on the financial statements of any such joint venture or the applicable Borrower) (i) with respect to the Transactions, on or prior to the date that is 24 months after the Effective Date (including actions initiated prior to the Effective Date) and (ii) with respect to any other Specified Transaction, any restructuring, cost saving initiative or other initiative whether initiated before, on or after the Effective Date, within 24 months after such Specified Transaction, restructuring, cost saving initiative or other initiative (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably quantifiable and factually supportable, (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are included in clause (a) above (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken) and (C) the share of any such cost savings, expenses and charges with respect to a joint venture that are to be allocated to the Company, any Borrower or any of the Restricted Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated EBITDA for the relevant Test Period;

less

(c) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),

(ii) the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-wholly-owned subsidiary added (and not deducted in such period from Consolidated Net Income), in each case, as determined on a consolidated basis for the Company, the Borrowers and the Restricted Subsidiaries in accordance with GAAP; provided that,

(I) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by the Company, any Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) whether such acquisition occurred before or after the Effective Date to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Effective Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis, and

(II) there shall be (A) excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Company, any Borrower or any Restricted Subsidiary during such period (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as specified in the Pro Forma Disposal Adjustment certificate delivered to the Administrative Agents (for further delivery to the Lenders).

“Consolidated First Lien Debt” means, as of any date of determination, (a) the amount of Consolidated Total Debt (including in respect of the Loans hereunder) that is secured by all of the Collateral on an equal or super priority basis (but without regard to the control of remedies) with Liens securing the Secured Obligations minus (b) Available Cash. For the avoidance of doubt, (a) any Indebtedness under the First Lien Notes shall constitute Consolidated First Lien Debt and (b) any Indebtedness under the Margin Bridge Facility, the VMware Note Facility and any Permitted Bridge Refinancing thereof shall not constitute Consolidated First Lien Debt.

“Consolidated Interest Expense” means the sum of (a) cash interest expense (including that attributable to Capitalized Leases), net of cash interest income (provided that, for the avoidance of doubt, interest income will not include any amounts earned by DFS or other Restricted Subsidiaries through the financing of DFS Financing Assets), of the Company, the Borrowers and the Restricted Subsidiaries with respect to all outstanding Indebtedness of the Company, the Borrowers and the Restricted Subsidiaries (excluding any Non-Recourse Indebtedness incurred under Section 6.01(a)(viii) or Section 6.01(a)(xxviii)), including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements plus (b) non-cash interest expense resulting solely from (x) the amortization of original issue discount from the issuance of Indebtedness of the Company, the Borrower and the Restricted Subsidiaries (excluding Indebtedness borrowed in connection with the Transactions (and any Permitted Refinancing thereof) and any Non-Recourse Indebtedness permitted to be incurred under Section 6.01(a)(viii) or Section 6.01(a)(xxviii)) at less than par and (y) pay in kind interest expense of the Company, the Borrowers and the Restricted Subsidiaries, plus (c) the amount of cash dividends or distributions made by the Company, the Borrowers and the Restricted Subsidiaries in respect of JV Preferred Equity Interests and other preferred Equity Interests issued in accordance with Section 6.01(c), but excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest other than specifically referred to in clause (b) above (including as a result of the effects of acquisition method accounting or pushdown accounting), (ii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (iii) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) commissions, discounts, yield and other fees and charges (including any interest expense) incurred in connection with any Permitted Receivables Financing, (v) all non-recurring cash interest expense or “additional interest” for failure to timely comply with registration rights obligations, (vi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to the Transactions or the Original Transactions or any other Investment, all as calculated on a consolidated basis in accordance with GAAP, (vii) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtedness issued in connection with the Transactions or the Original Transactions, (viii) penalties and interest relating to taxes, (ix) accretion or accrual of discounted liabilities not constituting Indebtedness, (x) any interest expense attributable to a direct or indirect parent entity resulting from push down accounting and (xi) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication:

(a) extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), severance, relocation costs, integration and facilities’ opening costs and other business optimization expenses (including related to new product introductions and other strategic or cost saving initiatives), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions after the Effective Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, other executive recruiting and retention costs, transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgements thereof),

(b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c) Transaction Costs (including any charges associated with the rollover, acceleration or payout of Equity Interests held by management of the Company, the Target or any of their respective direct or indirect subsidiaries or parents in connection with the Transactions or the Original Transactions),

(d) the net income for such period of any Person that is an Unrestricted Subsidiary and any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Permitted Investments (or, if not paid in cash or Permitted Investments, but later converted into cash or Permitted Investments, upon such conversion) by such Person to the Company, a Borrower or a Restricted Subsidiary thereof during such period,

(e) any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),

(f) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,

(g) accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period,

(h) all Non-Cash Compensation Expenses,

(i) any income (loss) attributable to deferred compensation plans or trusts,

(j) any income (loss) from investments recorded using the equity method of accounting (but including any cash dividends or distributions actually received by the Company, any Borrower or any Restricted Subsidiary in respect of such investment),

(k) any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or income (loss) from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of),

(l) any non-cash gain (loss) attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments pursuant to FASB Accounting Standards Codification 815-Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification 825-Financial Instruments in such Test Period; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period,

(n) any non-cash gain (loss) related to currency remeasurements of Indebtedness, net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances,

(o) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made),

(p) any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities), and

(q) solely for the purpose of calculating the Available Amount, the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination wholly permitted without any prior Governmental Approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Permitted Investments to the Company, a Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein.

There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company, the Borrowers and the Restricted Subsidiaries), as a result of the Transactions, any acquisition or Investment consummated prior to the Effective Date (including the Original Transactions) and any Permitted Acquisitions or other Investment or the amortization or write-off of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder (net of any amount so added back in any prior period to the extent not so reimbursed within a two-year period) and (ii) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period.

“Consolidated Total Assets” means, as at any date of determination, the amount that would be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Company, the Borrowers and the Restricted Subsidiaries in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination, (a) the outstanding principal amount of all third party Indebtedness for borrowed money (including purchase money Indebtedness), unreimbursed drawings under letters of credit, JV Preferred Equity Interests, Capital Lease Obligations, third party Indebtedness obligations evidenced by notes or similar instruments (and excluding, for the avoidance of doubt, Swap Obligations) and, without duplication, Receivables Guarantees, in each case of the Company, the Borrowers and the Restricted Subsidiaries on such date, on a consolidated basis and determined in accordance with GAAP (excluding, in any event, (i) any amounts of Non-Recourse Indebtedness incurred under Section 6.01(a)(viii) or Section 6.01(a)(xxviii)), (ii) the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with the Transactions, the Original Transactions or any Permitted Acquisition or other Investment and (iii) any amounts of Indebtedness incurred under Section 6.01(a)(xxv)(B) minus (b) Available Cash.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Company, the Borrowers and the Restricted Subsidiaries at such date, excluding the current portion of current and deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Company, the Borrowers and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii)

all Indebtedness consisting of Loans and obligations under letters of credit to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions, dispositions or Unrestricted Subsidiary designations by the Company, the Borrowers and the Restricted Subsidiaries shall be measured from the date on which such acquisition, disposition or Unrestricted Subsidiary designation occurred and not over the period in which Excess Cash Flow is calculated and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income” and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification, other than as a result of the passage of time, in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting.

“Contract Consideration” has the meaning assigned to such term in the definition of the term “Excess Cash Flow.”

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA.”

“Covenant Suspension Event” has the meaning specified in Section 6.11.

“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) by a Loan Party in exchange for, or to extend, renew, replace or refinance, in whole or part, any Class of existing Term Loans or Revolving Loans (or unused Revolving Commitments) (“Refinanced Debt”); provided that such exchanging, extending, renewing, replacing or refinancing Indebtedness (a) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (plus any premium, accrued interest and fees and expenses incurred in connection with such exchange, extension, renewal, replacement or refinancing), (b) does not mature earlier than or, except in the case of Revolving Commitments, have a Weighted Average Life to Maturity shorter than the Refinanced Debt, (c) shall not be guaranteed by any entity that is not a Loan Party and (d) in the case of any secured Indebtedness (i) is not secured by any assets not securing the Secured Obligations and (ii) is subject to the relevant Intercreditor Agreement(s) and (e) has terms and conditions (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) that are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of such refinancing) (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agents or any of the Lenders if such financial maintenance covenant is either (i) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or (ii) only applicable after the Latest Maturity Date at the time of such refinancing).

“Cure Amount” has the meaning specified in Section 7.02.

“Cure Right” has the meaning specified in Section 7.02.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within one Business Day of the date on which such funding is required hereunder, (b) notified the Company, any Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement or provided any written notification to any Person to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by an Administrative Agent (whether acting on its own behalf or at the reasonable request of the Company (it being understood that the Administrative Agents shall comply with any such reasonable request)) or by any Issuing Bank or any Swingline Lender, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agents, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, or (e)(i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding or any action or proceeding of the type described in Section 7.01(h) or (i), or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any capital stock in such Lender or its direct or indirect parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Defaulting Lender Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit obligations other than Letter of Credit obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“Dell International” has the meaning provided in the preamble hereto.

“Denali Holding” means Denali Holding Inc., a Delaware corporation, together with its successors by merger or consolidation.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings, any Intermediate Parent, the Company, a Borrower or a Subsidiary in connection with a Disposition pursuant to Section 6.05(l) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Company or a Borrower, setting forth the basis of such valuation, less the amount of cash or Permitted Investments received in connection with a subsequent sale of or collection on or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed, sold or otherwise disposed of or returned in exchange for consideration in the form of cash or Permitted Investments in compliance with Section 6.05.

“DFS” means Dell Financial Services L.L.C., a Delaware limited liability company.

“DFS Financing Assets” means loans, installment sale contracts, receivables arising under revolving credit accounts, software licenses, maintenance services agreements, service contracts, leases (including all equipment and software subject to leases) or subleases (including any related account receivable or note receivable) entered into with or purchased by the Company, a Borrower or any Restricted Subsidiary to finance the acquisition or use of products or services and other assets customarily included in connection with a financing thereof (including any assets resulting from a financing provided by DFS or the Global Financial Services division of the Target), together with all proceeds thereof.

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Discount Range” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.11(a)(ii)(C) substantially in the form of Exhibit K.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit L, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Discount Range Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Discounted Prepayment Effective Date” means, in the case of a Borrower Offer of Specified Discount Prepayment or Borrower Solicitation of Discount Range Prepayment Offer, five Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.11(a)(ii)(B), Section 2.11(a)(ii)(C) or Section 2.11(a)(ii)(D), as applicable, unless a shorter period is agreed to between the Borrowers and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.11(a)(ii)(A).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Company, the Borrowers and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disposition” has the meaning assigned to such term in Section 6.05(a).

“Disposition Percentage” means, (x) with respect to a Prepayment Event pursuant to clause (a) of such definition, the prepayment required by Section 2.11(c), if the First Lien Leverage Ratio for the Test Period then last ended is (a) greater than 2.75:1.0, 100%, (b) greater than 2.50 to 1.00 but less than or equal to 2.75 to 1.00, 50% and (c) equal to or less than 2.50:1.0, 0%; provided that prior to the effectiveness of the Reinvestment Trigger, the Disposition Percentage shall be 100% and (y) with respect to a Prepayment Event pursuant to clause (b) of such definition, the prepayment required by Section 2.11(c) shall be 100%.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or in any Parent Entity that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or in any Parent Entity that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is redeemable (other than solely for Equity Interests in such Person or in any Parent Entity that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the Latest Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” “condemnation event,” a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable and the termination of the Commitments and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of Holdings (or any direct or indirect parent thereof), the Company, any Borrower or any of the Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof), the Company, any Borrower or any of the Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person or as a result of such employee’s termination, death, or disability.

“Disqualified Lenders” means (a) those Persons identified by a Sponsor or Holdings to the Joint Bookrunners in writing prior to October 12, 2015, (b) those Persons who are competitors of the Company and its Subsidiaries identified by a Sponsor or Holdings to each Administrative Agent from time to time in writing (including by email) and (c) in the case of each Persons identified pursuant to clauses (a) and (b) above, any of their Affiliates that are either (i) identified in writing by Holdings or a Sponsor from time to time or (ii) clearly identifiable as Affiliates on the basis of such Affiliate’s name (other than, in the case of this clause (c), Affiliates that are bona fide debt funds); provided that no updates to the Disqualified Lender list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders. Any supplement to the list of Disqualified Lenders pursuant to clause (b) or (c) above shall be sent by the Borrower to the Term Loan A/Revolver Administrative Agent by email to JPMDQ_Contact@jpmorgan.com and to the Term Loan B Administrative Agent in writing (including by email) and such supplement shall take effect the Business Day after such notice is received by the applicable Administrative Agent (it being understood that no such supplement to the list of Disqualified Lenders shall operate to disqualify any Person that is already a Lender or that is party to a pending trade).

“director” has the meaning assigned to such term in the definition of “Board of Directors.”

“dollars” or “$” refers to lawful money of the United States of America.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in dollars, such amount and (b) with respect to any amount denominated in euro, the equivalent amount thereof in dollars as determined by the applicable Administrative Agent at such time in accordance with Section 1.06 hereof.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“ECF Percentage” means, with respect to the prepayment required by Section 2.11(d) with respect to any fiscal year of the Company, if the First Lien Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.11(d), but after giving effect to any voluntary prepayments made pursuant to Section 2.11(a) prior to the date of such prepayment) as of the end of such fiscal year is (a) greater than 2.75:1.0, 50% of Excess Cash Flow for such fiscal year, (b) greater than 2.50 to 1.00 but less than or equal to 2.75 to 1.00, 25% of Excess Cash Flow for such fiscal year and (c) equal to or less than 2.50:1.0, 0% of Excess Cash Flow for such fiscal year.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Effective Date Refinancing” means, collectively, (a) the repayment, repurchase or other discharge of the Existing Credit Agreement Indebtedness and termination and/or release of any security interests and guarantees in connection therewith and (b) the deposit of amounts necessary to redeem the existing 5.625% senior first lien notes due 2020 of Dell International and Denali Finance Corp. and to discharge the indenture governing such notes, in accordance with its terms, with the trustee for such notes and delivery of the notice to redeem such notes on the Effective Date and the termination and/or release of any guarantees, liens and security related thereto.

“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the applicable Administrative Agent in consultation with the Company and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (a) the remaining Weighted Average Life to Maturity of such Indebtedness and (b) the four years following the date of incurrence thereof) payable generally to Lenders or other institutions providing such Indebtedness, but excluding any arrangement, structuring, ticking or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders and, if applicable, consent fees for an amendment paid generally to consenting Lenders; provided that with respect to any Indebtedness that includes a “LIBOR floor” or “Base Rate floor,” (i) to the extent that the LIBO Rate or Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (ii) to the extent that the LIBO Rate or Alternative Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (including, subject to the requirements of Section 9.04(f), (g) and (h), as applicable, Holdings, the Borrowers or any of their Affiliates), other than, in each case, (i) a natural person, (ii) a Defaulting Lender or (iii) a Disqualified Lender.

“EMEA Facility” means the transactions contemplated from time to time in the “Transaction Documents” as defined in that certain Revolving Credit Facility Agreement, dated as of December 23, 2013, as amended by that certain Amendment Agreement dated as of April 14, 2015, by and among, Dell Global B.V., Dell Bank International d.a.c. (formerly known as Dell Bank International Limited), BNP Paribas London Branch, Barclays Bank Ireland PLC, and SGBT Finance Ireland Limited.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means applicable common law and all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, including with respect to the preservation or reclamation of natural resources or the Release or threatened Release of any Hazardous Material, or to the extent relating to exposure to Hazardous Materials, the protection of human health or safety.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of Holdings, the Company, any Borrower, any IPCo or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Financing” means the cash equity contributions by the Sponsors and other Investors, directly or indirectly, to Parent through the purchases of common stock of Parent, the Net Proceeds of which are further contributed as common Equity Interests, directly or indirectly, to Merger Sub, in an aggregate amount equal to at least $3,000,000,000.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“EMC IPCo” means EMC IP Holding Company LLC, a Delaware corporation and wholly owned direct subsidiary of Holdings.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 or Section 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by a Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by a Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan; or (h) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“euro” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)	sum, without duplication, of:

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow in such future period),

(iii) decreases in Consolidated Working Capital, long-term receivables and long-term prepaid assets and increases in long-term deferred revenue and long-term warranty accruals for such period,

(iv) an amount equal to the aggregate net non-cash loss on dispositions by the Company, the Borrowers and the Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and

(v) extraordinary gains; less:

(b)	the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income pursuant to the last sentence of the definition of “Consolidated Net Income” to the extent such amounts are due but not received during such period) and cash charges included in clauses (a) through (p) of the definition of “Consolidated Net Income” (other than cash charges in respect of Transaction Costs paid on or about the Effective Date to the extent financed with the proceeds of Indebtedness incurred on the Effective Date or an equity investment on the Effective Date),

(ii) without duplication of amounts deducted pursuant to clause (x) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period, to the extent that such Capital Expenditures were financed with internally generated cash flow of the Company or the Restricted Subsidiaries,

(iii) (x) the aggregate amount of all principal payments of Indebtedness, including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Loans to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (x) all other prepayments of Term Loans and (y) all prepayments of revolving loans and swingline loans (including Revolving Loans and Swingline Loans) made during such period (other than in respect of any revolving credit facility (excluding Revolving Loans and Swingline Loans)

to the extent there is an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of the Company, the Borrowers or the Restricted Subsidiaries and (y) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Company, the Borrowers and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Company, the Borrowers and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital and long-term receivables, long-term prepaid assets and decreases in long-term deferred revenue and long-term warranty accruals for such period,

(vi) cash payments by the Company, the Borrowers and the Restricted Subsidiaries during such period in respect of purchase price holdbacks, earn out obligations, or long-term liabilities of the Company, the Borrowers and the Restricted Subsidiaries other than Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income to the extent financed with internally generated cash flow of the Company, the Borrowers or the Restricted Subsidiaries,

(vii) without duplication of amounts deducted pursuant to clause (x) below in prior fiscal years, the amount of Investments (other than Investments in Permitted Investments) and acquisitions not prohibited by this Agreement, to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Company, the Borrowers or the Restricted Subsidiaries,

(viii) the amount of dividends and distributions paid in cash during such period not prohibited by this Agreement, to the extent that such dividends and distributions were financed with internally generated cash flow of the Company, the Borrowers or the Restricted Subsidiaries,

(ix) the aggregate amount of expenditures actually made by the Company, the Borrowers and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees and cash restructuring charges) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income, to the extent that such expenditure was financed with internally generated cash flow of the Company, the Borrowers or the Restricted Subsidiaries,

(x) without duplication of amounts deducted from Excess Cash Flow in prior periods, (A) the aggregate consideration required to be paid in cash by the Company, any Borrower or any of the Restricted Subsidiaries pursuant to binding contract commitments, letters of intent or purchase orders (the “Contract Consideration”), in each case, entered into prior to or during such period and (B) to the extent set forth in a certificate of a Financial Officer delivered to the Administrative Agent at or before the time the Compliance Certificate for the period ending simultaneously with such Test Period is required to be delivered pursuant to Section 5.01(d), the aggregate amount of cash that is reasonably expected to be paid in respect of planned cash expenditures by Holdings, the Company, any Borrower or any of the Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of clauses (A) and (B), relating to Permitted Acquisitions, other Investments (other than Investments in Permitted Investments) or Capital Expenditures (including Capitalized Software Expenditures or other purchases of intellectual property) to be consummated or made during a subsequent Test Period; provided, that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such Test Period is less than the Contract Consideration or Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such Test Period,

(xi) the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(xii) extraordinary losses, and

(xiii) cash expenditures in respect of Swap Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any amount denominated in a currency other than dollars, the rate at which such currency may be exchanged into dollars as set forth at approximately 11:00 a.m. on such day as set forth on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and Holdings, or, in the absence of such an agreement, such Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent through its principal foreign exchange trading office, at or about 11:00 a.m., New York City time on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error; and provided further that, notwithstanding any of the foregoing, the Issuing Bank may use any such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in euro or Sterling.

“Excluded Assets” means (a) any fee-owned real property with a book value of less than $150,000,000 as determined on the Effective Date for existing real property and on the date of acquisition for after acquired real property, (b) all leasehold interests in real property, (c) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction), (d) any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law) or would require consent or approval of any Governmental Authority, (e) margin stock (including class A common stock of VMware) and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto under (other than any Loan Party) the terms of any applicable Organizational Documents, joint venture agreement or shareholders’ agreement, Equity Interests in any Person other than wholly-owned Restricted Subsidiaries, (f) assets to the extent a security interest in such assets would result in material adverse tax consequences to Holdings or one of its subsidiaries as reasonably determined by the Company in consultation with the Collateral Agent, (g) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, (h) any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a breach, default or right of termination in favor of any other party thereto (other than any Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition, (i) voting Equity Interests in excess of 65% of the voting Equity Interests of (i) any Foreign Subsidiary or (ii) any FSHCO, (j) for so long as any Existing Notes remain outstanding and contain provisions regarding the encumbrance of Principal Properties, any Principal Property, (k) for so long as any Existing Notes remain outstanding and contain provisions regarding the encumbrance of Principal Properties, any Equity Interests in any Subsidiary that owns any Principal Property, (l) receivables, DFS Financing Assets and related assets (or interests therein) (i) sold to any Receivables Subsidiary or (ii) otherwise pledged, factored, transferred or sold in connection with any Permitted Receivables Financing, (m) commercial tort claims with a value of less than $50,000,000 and letter-of-credit rights with a value of less than $50,000,000 (except to the extent a security interest therein can be perfected by a UCC filing), (n) Vehicles and other assets subject to certificates of title, (o) any aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof, (p) any and all assets and personal property owned or held by any Subsidiary that is not a Loan Party (including any Unrestricted Subsidiary), (q) any Equity Interest in Unrestricted Subsidiaries, (r) the Pledged VMware Shares, (s) the VMware Notes and (t) any proceeds from any issuance of Indebtedness permitted to be incurred under Section 6.01 that are paid into an escrow account to be released upon satisfaction of certain conditions or the occurrence of certain events, including cash or Permitted Investments set aside at the time of the incurrence of such Indebtedness, to the extent such cash or Permitted Investments prefund the payment of interest or premium or discount on such indebtedness (or any costs related to the issuance of such indebtedness) and are held in such escrow account or similar arrangement to be applied for such purpose.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned subsidiary of the Company, (b) each Subsidiary listed on Schedule 1.01(a), (c) each Unrestricted Subsidiary, (d) each Immaterial Subsidiary, (e) any Subsidiary that is prohibited by (i) applicable Requirements of Law or (ii) any contractual obligation existing on the Effective Date or on the date any such Subsidiary is acquired (so long in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition), in each case from guaranteeing the Secured Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee, or for which the provision of a Guarantee would result in a material adverse tax consequence (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to Holdings or one of its subsidiaries (as reasonably determined by the Company in consultation with the Collateral Agent), (f) any Foreign Subsidiary, (g) any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary of Holdings that is a “controlled foreign corporation” within the meaning of Section 957 of the Code, (h) any FSHCO, (i) any other Subsidiary excused from becoming a Loan Party pursuant to clause (a) of the last paragraph of the definition of the term “Collateral and Guarantee Requirement,” (j) each Receivables Subsidiary and (k) any not-for-profit Subsidiaries, captive insurance companies or other special purpose subsidiaries designated by the Company from time to time.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agents, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income or profits(however denominated), branch profits Taxes, and franchise Taxes, in each case imposed by (i) a jurisdiction as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in or (ii) any jurisdiction as a result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned of an interest in, engaged in any other transaction pursuant to, or enforced, any Loan Documents), (b) any withholding Tax that is attributable to a Lender’s failure to comply with Section 2.17(e), (c) except in the case of an assignee pursuant to a request by a Borrower under Section 2.19, any U.S. federal withholding Taxes imposed due to a Requirement of Law in effect at the time a Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17(a) and (d) any U.S. federal withholding Tax imposed pursuant to FATCA.

“Existing Credit Agreement Indebtedness” means the principal, interest, fees and other amounts, other than contingent obligations not due and payable, outstanding under (i) that certain Credit Agreement (the “Existing Term Loan Credit Agreement”), dated as of October 29, 2013, by and among Holdings, the Company, Dell International, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and the other agents party thereto, (ii) that certain ABL Credit Agreement, dated as of October 29, 2013, by and among Holdings, the Company, Dell International, the other borrowers party thereto, Bank of America, N.A., as administrative agent and collateral agent, the lenders party thereto and the other agents party thereto and (iii) that certain Credit Agreement, dated as of February 27, 2015, by and among Target, Citibank, N.A., as administrative agent, the lenders party thereto and the other agents party thereto.

“Existing Letter of Credit” means each letter of credit set forth on Section 1 of Schedule 6.01.

“Existing Notes” means the notes set forth on Section 2 of Schedule 6.01.

“Existing Term Loan Credit Agreement” has the meaning assigned to such term in the definition of “Existing Credit Agreement Indebtedness.”

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be determined in good faith by the Company.

“Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of the Company and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code and any intergovernmental agreements (and related legislation or official guidance) entered into in connection with the implementation of such current Sections of the Code (or any such amended or successor version described above).

“FCPA” has the meaning assigned to such term in Section 3.18(b).

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the preceding Business Day as so published on the next succeeding Business Day.

“FEMA” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement.”

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company or a Borrower.

“Financial Performance Covenant” means the covenant set forth in Section 6.10.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement, dated as of the date hereof, among the Collateral Agent, the First Lien Notes Agent and the Loan Parties, substantially in the form of Exhibit E.

“First Lien Notes” means, collectively, (a) $3,750,000,000 aggregate principal amount of senior first lien secured notes due 2019, (b) $4,500,000,000 aggregate principal amount of senior first lien secured notes due 2021, (c) $3,750,000,000 aggregate principal amount of senior first lien secured notes due 2023, (d) $4,500,000,000 aggregate principal amount of senior first lien secured notes due 2026, (e) $1,500,000,000 aggregate principal amount of senior first lien secured notes due 2036, (f) $2,000,000,000 aggregate principal amount of senior first lien secured notes due 2046, in each case, issued by Diamond 1 Finance Corporation, a corporation organized under the laws of Delaware and Diamond 2 Finance Corporation, a corporation organized under the laws of Delaware, which such notes shall assumed by the Borrowers (by merger) on the Effective Date.

“First Lien Notes Agent” has the meaning assigned to such term in the First Lien Intercreditor Agreement.

“First Lien Leverage Ratio” means, on any date, the ratio of (a) Consolidated First Lien Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Flood Insurance Laws” has the meaning assigned to such term in Section 5.07(b).

“Foreign Cash” means internally generated cash and/or Permitted Investments of Foreign Subsidiaries.

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(g).

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“FSHCO” means any direct or indirect Domestic Subsidiary of Holdings (other than the Company and the Borrowers) that has no material assets other than Equity Interests in one or more direct or indirect Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of the Company, the Borrowers and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Company, the Borrowers or the Restricted Subsidiaries, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Company or the Borrowers notify the Administrative Agents that the Company or the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date (or, with respect to the treatment of leases in the definition of Capital Lease Obligation and Capital Leases, any change occurring after the date the Company has made the election described in the parenthetical in the definition of Capital Lease Obligation) in GAAP or in the application thereof on the operation of such provision (or if either Administrative Agent notifies the Company and the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of the Company or any subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of “Capital Lease Obligations”.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grandfathered Unrestricted Subsidiaries” means each of (a) VMware, (b) the issuers/borrowers (and any direct obligors in connection therewith) in connection with any Permitted Bridge Refinancing or Takeout Margin Loan of the Margin Bridge Facility, whether such entities are formed before or after the Effective Date, which such entities may be contributed the Pledged VMware Shares and up to 43,025,308 shares of Class A common stock of VMware, (c) SecureWorks Corp. and Boomi Inc., (d) Pivotal Labs and any joint venture or other entity into which Pivotal Labs and related assets are contributed or which is a successor to Pivotal Labs and (e) Virtustream and any joint venture or other entity into which Virtustream and related assets are contributed or which is a successor to Virtustream.

“Granting Lender” has the meaning assigned to such term in Section 9.04(e).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Master Guarantee Agreement among the Loan Parties and the Administrative Agents, substantially in the form of Exhibit C.

“Guarantors” means collectively, (a) Holdings, each Intermediate Parent, the Company and the Subsidiary Loan Parties and (b) with respect to the Secured Obligations of Holdings, each Intermediate Parent, the Company, the Borrowers and the Subsidiary Loan Parties.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as hazardous or toxic, or any other term of similar import, pursuant to any Environmental Law.

“Holdings” has the meaning assigned to such term in the preamble hereto.

“Identified Participating Lenders” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Identified Qualifying Lenders” has the meaning specified in Section 2.11(a)(ii)(D).

“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Impacted Loans” has the meaning assigned to such term in Section 2.14(b).

“Incremental Cap” means, as of any date of determination (a) the greater of (i) $10,000,000,000 and (ii) 100% of Consolidated EBITDA for the Test Period then last ended plus (b) the aggregate principal amount of all voluntary prepayments of the Loans pursuant to Section 2.11(a) (other than in respect of Revolving Loans or Swingline Loans unless there is an equivalent permanent reduction in commitments) or purchases of Term Loans pursuant to Section 9.04(g) made prior to such date (other than, in each case, any such prepayments with the proceeds of long-term Indebtedness); provided, however, that in the case of any prepayment made pursuant to Section 9.04(g), the amount included in the calculation of the Incremental Cap pursuant to this clause (b) shall be limited to the amount actually paid in cash in order to consummate such prepayment, plus (c) the maximum aggregate principal amount that can be incurred without causing the First Lien Leverage Ratio, after giving effect to the incurrence or establishment, as applicable, of any Incremental Facilities or Incremental Equivalent Debt (which shall assume that all such Indebtedness is Consolidated First Lien Debt and the full amounts of any Incremental Revolving Commitment Increase and Additional/Replacement Revolving Commitments established at such time are fully drawn and netting only cash proceeds thereof against Consolidated First Lien Indebtedness to the extent not promptly applied to the transaction financed in connection therewith) and the use of proceeds thereof, on a Pro Forma Basis (but without giving effect to any substantially simultaneous incurrence of any Incremental Facility or Incremental Equivalent Debt made pursuant to the foregoing clauses (a) and (b) in connection therewith), to exceed 3.25:1.0 for the most recent Test Period then ended.

“Incremental Equivalent Debt” means Indebtedness incurred pursuant to Section 6.01(a)(xxiii).

“Incremental Facilities” has the meaning assigned to such term in Section 2.20(a).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20(f).

“Incremental Maturity Carveout Amount” means up to $5,000,000,000 of Incremental Term Loans and/or Incremental Equivalent Debt.

“Incremental Revolving Commitment Increase” has the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Loan” means Revolving Loans made pursuant to Additional/Replacement Revolving Commitments.

“Incremental Term A Loan” has the meaning assigned to such term in Section 2.20(b).

“Incremental Term B Loan” has the meaning assigned to such term in Section 2.20(b).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.20(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts or similar obligations payable in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within 60 days after being due and payable), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (iv) Indebtedness of any Parent Entity appearing on the balance sheet of the Company solely by reason of push down accounting under GAAP, (v) accrued expenses and royalties and (vi) asset retirement obligations and other pension related obligations (including pensions and retiree medical care) that are not overdue by more than 60 days. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Company, the Borrowers and the Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.

“Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12(a).

“Information Memorandum” means the Confidential Information Memorandum dated May 24, 2016 relating to the Loan Parties and the Term B Facility.

“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.

“Intercreditor Agreements” means the First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement.

“Interest Coverage Ratio” means, as of any date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the Test Period as of such date.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the fifteenth day of each January, April, July and October and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter as selected by a Borrower in its Borrowing Request (or, if agreed to by each Lender participating therein, twelve months or such other period less than one month thereafter as such Borrower may elect), provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; provided, further, that the Interest Period for the initial Eurocurrency Borrowings made on the Effective Date shall be the period commencing on the date of such Borrowing and ending on September 30, 2016. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Parent” means any subsidiary of Holdings of which the Company is a subsidiary.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Company, the Borrowers and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in this clause (B) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Investor” means a holder of Equity Interests in Parent (or any direct or indirect parent thereof).

“IPCos” means, individually and collectively, (a) EMC IPCo and (b) VCE IPCo.

“IPCo Distribution” means the distribution of Intellectual Property to the IPCos pursuant to the IPCo Distribution Agreements on the Effective Date, which shall occur prior to the consummation of the Merger.

“IPCo Distribution Agreement” and “IPCo Distribution Agreements” means, individually and collectively, (a) the Patent Assignment Agreement between Target and EMC IPCo dated on or about September 6, 2016 providing for, amongst other things the assignment of certain Intellectual Property by Target to EMC IPCo, (b) the Interest Purchase Agreement between Target and Holdings dated on or about September 7, 2016 providing for, amongst other things, the sale of all membership interests in EMC IPCo from Target to Holdings, (c) the Patent Assignment Agreement between VCE and VCE IPCo dated on or about September 6, 2016 providing for, amongst other things the assignment of certain Intellectual Property by VCE to VCE IPCo and (d) the Interest Purchase Agreement between VCE and Holdings dated on or about September 7, 2016 providing for, amongst other things, the sale of all membership interests in VCE IPCo from Target to Holdings.

“IPCo License Agreement” and “IPCo License Agreements” means, individually and collectively, (a) the License Agreement between Target and EMC IPCo dated on or about September 6, 2016 providing for, amongst other things, the licensing of certain Intellectual Property by EMC IPCo to Target and (b) the License Agreement between VCE and VCE IPCo dated on or about September 6, 2016 providing for, amongst other things, the licensing of certain Intellectual Property by VCE IPCo to VCE.

“IPO” means an offering after the Effective Date in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of common Equity Interests of Parent other than any such offering of Class V Common Stock.

“ISP98” means the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means (a) each Person listed on Schedule 1.01(d) with respect to such Person’s Letter of Credit Commitment only and (b) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(k) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(l)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit (including, for the avoidance of doubt, Existing Letters of Credit) to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate and for all purposes of the Loan Documents. In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

“Joint Bookrunners” means (i) in respect of the Term B Facility, Credit Suisse Securities (USA) LLC, JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and RBC Capital Markets1 and (ii) in respect of the Term A Facility, the Revolving Facility and the Term Cash Flow Facility, JPMorgan Chase Bank, N.A., Credit Suisse Securities (USA) LLC, Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and RBC Capital Markets.

“Judgment Currency” has the meaning assigned to such term in Section 9.14(b).

“Junior Financing” means any Material Indebtedness (other than any permitted intercompany Indebtedness owing to Holdings, the Company, any Borrower or any Restricted Subsidiary) that is subordinated in right of payment to the Loan Document Obligations.

[1]	RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

“JV Preferred Equity Interests” has the meaning assigned to such term in Section 6.01(c).

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“LC Application” has the meaning set forth in Section 2.05(b).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate amount of all Letters of Credit that remains available for drawing at such time (including, without limitation, any and all Letters of Credit for which documents have been presented that have not been honored or dishonored) and (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP98, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“LCA Election” has the meaning provided in Section 1.07.

“LCA Test Date” has the meaning provided in Section 1.07.

“Lead Arrangers” means (i) in respect of the Term B Facility, Credit Suisse Securities (USA) LLC, JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and RBC Capital Markets and (ii) in respect of the Term A Facility, the Revolving Facility and the Term Cash Flow Facility, JPMorgan Chase Bank, N.A., Credit Suisse Securities (USA) LLC, Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and RBC Capital Markets.

“Lenders” means the Term A-1 Lenders, the Term A-2 Lenders, the Term B Lenders, the Term Cash Flow Lenders, Term A-3 Lenders, the Revolving Lenders and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment, a Loan Modification Agreement or a Refinancing Amendment, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and each Issuing Bank.

“Letter of Credit” means any letter of credit, including any Existing Letter of Credit, or bank guarantees issued pursuant to this Agreement other than any such letter of credit or bank guarantee that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Letter of Credit Commitments” means, with respect to any Person, the amount set forth opposite the name of such Person on Schedule 1.01(d). As of the Effective Date, the aggregate amount of the Letter of Credit Commitments of all such Persons is $500,000,000.

“Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Company and its Subsidiaries taken as a whole, as of the Effective Date after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

“LIBO Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Borrowing, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the applicable Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing quotations of LIBOR as may be designated by the applicable Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for dollar or euro deposits, as applicable, (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to an ABR Borrowing on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for U.S. dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the applicable Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the applicable Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the applicable Administrative Agent.

Notwithstanding the foregoing, and solely with respect to the Term B Facility, the LIBO Rate in respect of any applicable Interest Period will be deemed to be 0.75% per annum if the LIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 0.75% per annum. Further, with respect to each of the other Borrowings, the Adjusted LIBO Rate will be deemed to be 0% per annum if the Adjusted LIBO Rate calculated pursuant to the foregoing provisions would otherwise be less than 0% per annum.

“LIBOR” has the meaning assigned to such term in the definition of “LIBO Rate.”

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means any Acquisition Transaction or any other acquisition or Investment permitted by this Agreement, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan Document Obligations” means (a) the due and punctual payment by the Company and the Borrowers of (i) the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans including all obligations in respect of the L/C Exposure, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Company and the Borrowers under or pursuant to this Agreement and each of the other Loan Documents, including obligations to reimburse LC Disbursements and pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Company and the Borrowers under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, any Refinancing Amendment, any Loan Modification Agreement, the Guarantee Agreement, the Collateral Agreement, the Intercreditor Agreements, the other Security Documents, and except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(e).

“Loan Modification Agreement” means a Loan Modification Agreement, in form reasonably satisfactory to the Administrative Agents, among the Company, the Borrowers, the Administrative Agents and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.24.

“Loan Modification Offer” has the meaning specified in Section 2.24(a).

“Loan Parties” means Holdings, the Company, the Borrowers, the Subsidiary Loan Parties and any other Guarantor.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“London Banking Day” means any day on which dealings in dollar deposits are conducted by and between banks in the London interbank market.

“Management Investors” means current and/or former directors, officers and employees of Holdings, the Company, the Borrowers and/or any of their respective subsidiaries who are (directly or indirectly through one or more investment vehicles) Investors on the Effective Date.

“Margin Bridge Facility” means the facility pursuant to that certain Margin Bridge Credit Agreement, dated as of the date hereof, by and among the Target, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the lenders party thereto and the other agents party thereto, in an aggregate principal amount not to exceed $2,500,000,000.

“Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement.”

“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a materially adverse effect on (a) the business or financial condition of the Company, the Borrowers and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrowers and the Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agents and the Lenders under the Loan Documents.

“Material Indebtedness” means any Indebtedness for borrowed money (other than the Loan Document Obligations), Capital Lease Obligations, purchase money Indebtedness, unreimbursed drawings under letters of credit, third party Indebtedness obligations evidenced by notes or similar instruments or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Company, the Borrowers and the Restricted Subsidiaries in an aggregate principal amount exceeding $500,000,000; provided that in no event shall any Permitted Receivables Financing be considered Material Indebtedness for any purpose. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Company, the Borrowers or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means (a) each wholly-owned Restricted Subsidiary that, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 2.5% of the consolidated revenues or total assets, as applicable, of the Company for such quarter or that is designated by the Company as a Material Subsidiary and (b) any group comprising wholly-owned Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (a) but that, taken together, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of the Company for such quarter.

“Merger Co” has the meaning provided in the preamble hereto.

“Merger Sub” Universal Acquisition Co., a wholly-owned subsidiary of the Company, a Delaware corporation and direct wholly-owned subsidiary of the Company.

“Merger” means the merger of Merger Sub with and into Target as of the Effective Date, with Target surviving as a wholly-owned subsidiary of the Company.

“Merger 2” means the merger of Dell International L.L.C. with and into Merger Co on or about the Business Day following the Effective Date, with Merger Co surviving as a wholly-owned subsidiary of the Company and immediately changing its name to Dell International L.L.C.

“MFN Protection” has the meaning assigned to such term in Section 2.20(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations, provided, however, in the event any Mortgaged Property is located in a jurisdiction which imposes mortgage recording taxes or similar fees, the applicable Mortgage shall not secure an amount in excess of 100% of the Fair Market Value of such Mortgaged Property. Each Mortgage shall be in a form reasonably agreed between the Borrowers and the Collateral Agent.

“Mortgaged Property” means each parcel of real property and the improvements thereon owned in fee by a Loan Party with respect to which a Mortgage is granted pursuant to Section 4.01(f) (if any) or Section 5.11, Section 5.12 and Section 5.14.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by Holdings, the Company, the Borrowers and the Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a Disposition of an asset (including pursuant to a Sale Leaseback or Casualty Event or similar proceeding), (A) any funded escrow established pursuant to the documents evidencing any Disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds occurring on the date of such reduction solely to the extent that Holdings, the Company, the Borrowers and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction, (B) the amount of all payments that are permitted hereunder and are made by Holdings, the Company, the Borrowers and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (C) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (C)) attributable to minority interests and not available for distribution to or for the account of Holdings, the Company, the Borrowers and the Restricted Subsidiaries as a result thereof and (D) the amount of any liabilities directly associated with such asset and retained by Holdings, the Company, the Borrowers or the Restricted Subsidiaries and (iii) the amount of all taxes paid (or reasonably estimated to be payable, including any withholding taxes estimated to be payable in connection with the repatriation of such Net Proceeds), and the amount of any reserves established by Holdings, the Company, the Borrowers and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are associated with such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrowers at such time of Net Proceeds in the amount of such reduction.

“Non-Accepting Lender” has the meaning assigned to such term in Section 2.24(c).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Recourse Indebtedness” means Indebtedness that is non-recourse to Holdings, the Company, the Borrowers and the Restricted Subsidiaries (except for (a) any customary limited recourse that is no more expansive in any material respect than the recourse under the ABS Facilities or (b) any performance undertaking or Guarantee that is no more extensive in any material respect than the “Performance Undertakings” (as defined in the ABS Facilities) provided by the Company (as in effect on the Effective Date) in connection with the ABS Facilities, and in each case, reasonable extensions thereof).

“Not Otherwise Applied” means, with reference to the Available Amount, the Starter Basket or the Available Equity Amount, as applicable, that was not previously applied pursuant to Section 6.04(n), Section 6.08(a)(viii) or Section 6.08(b)(iv).

“Notes” means, collectively, the First Lien Notes and the Unsecured Notes.

“OFAC” has the meaning assigned to such term in Section 3.18(c).

“Offered Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Offered Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“OID” has the meaning assigned to such term in Section 2.20(b).

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Transactions” has the meaning assigned to the term “Transactions” in the Existing Term Loan Credit Agreement.

“Other Loans” means one or more Classes of Loans that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Revolving Commitments” means one or more Classes of revolving credit commitments hereunder or extended Revolving Commitments that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment or a Loan Modification Agreement.

“Other Taxes” means any and all present or future recording, stamp, documentary, transfer, sales, property or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment or Loan Modification Agreement.

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment or Loan Modification Agreement.

“Parent” means Denali Holding.

“Parent Entity” means any Person that is a direct or indirect parent of the Company.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(iii).

“Participating Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an Acquisition Transaction; provided that (a) with respect to each such Acquisition Transaction, all actions required to be taken with respect to any such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made that are reasonably satisfactory to the Collateral Agent) (unless such newly created or acquired Subsidiary is designated as an Unrestricted Subsidiary pursuant to Section 5.15 or is otherwise an Excluded Subsidiary) and (b) after giving effect to any such purchase or other acquisition, no Event of Default under clause (a), (b), (h) or (i) of Section 7.01 shall have occurred and be continuing.

“Permitted Amendment” means an amendment to this Agreement and, if applicable the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.24, providing for an extension of a maturity date applicable to all, or any portion of, the Loans and/or Commitments of any Class of the Accepting Lenders and, in connection therewith, (a) a change in the Applicable Rate with respect to the Loans and/or Commitments of such Accepting Lenders and/or (b) a change in the fees payable to, or the inclusion of new fees to be payable to, such Accepting Lenders and/or (c) additional covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of such Loan Modification Offer (it being understood that to the extent that any financial maintenance covenant is added for the benefit of any such Loans and/or Commitments, no consent shall be required by the Administrative Agents or any of the Lenders if such financial maintenance covenant is either (i) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Loans and/or Commitments or (ii) only applicable after the Latest Maturity Date at the time of such Loan Modification Offer).

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Permitted Investments between Holdings, the Company, the Borrowers or a Restricted Subsidiary and another Person.

“Permitted Bridge Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of all or any portion of Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) the Liens securing such Permitted Bridge Refinancing do not extend to additional property, other than, in the case of any Permitted Bridge Refinancing of the Margin Bridge Facility, up to 43,025,308 shares of class A common stock of VMware, (c) the Indebtedness resulting from such modification, refinancing, refunding, renewal, or extension (i) has a final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended and (ii) has terms and conditions (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums, prepayment or redemption, subject to clause (b), collateral provisions (including any covenants or other restrictions related specifically thereto) and other provisions set forth in the Margin Bridge Facility and the VMware Note Facility, in each case as in effect on the Effective Date) that are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) and (d) the obligors in respect of the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the obligors in respect of the Indebtedness being modified, refinancing, refunded, renewed or extended. For the avoidance of doubt, it is understood that a Permitted Bridge Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Bridge Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01. For the avoidance of doubt, it is understood and agreed that a Permitted Bridge Refinancing includes successive Permitted Bridge Refinancings of the same Indebtedness.

“Permitted Encumbrances” means:

(a) Liens for taxes, assessments or other governmental charges that are not overdue for a period of more than 60 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, any Intermediate Parent, the Company, any Borrower or any Restricted Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i);

(d) Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business or consistent with past practices;

(e) easements, rights-of-way, restrictions, encroachments, protrusions, zoning restrictions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Holdings, the Company, the Borrowers and the Restricted Subsidiaries, taken as a whole;

(f) Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j);

(g) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Company or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments, provided that such Lien secures only the obligations of the Company or such subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01;

(h) rights of set-off, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments; and

(i) Liens arising from precautionary Uniform Commercial Code financing statements or any similar filings made in respect of operating leases entered into by the Company or any of its subsidiaries.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Company, any Borrowers or any Loan Party in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on an equal priority basis (but without regard to control of remedies) with the Loan Document Obligations and is not secured by any property or assets of the Company, a Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Loans (including portions of Classes of Loans or Other Loans), (iii) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, excess cash flow sweeps, change of control offers or events of default) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt and (iv) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holder” means (a) the Sponsors, (b) the Management Investors and their Permitted Transferees and (c) any group of which the Persons described in clauses (a) and/or (b) are members and any other member of such group; provided that the Persons described in clauses (a) and (b), without giving effect to the existence of such group or any other group, collectively own, directly or indirectly, Voting Equity Interests in Parent representing a majority of the aggregate votes entitled to vote for the election of directors of Parent having a majority of the aggregate votes on the Board of Directors of Parent owned by such group.

“Permitted Holdings Debt” has the meaning assigned to such term in Section 6.01(a)(xviii).

“Permitted Investments” means any of the following, to the extent owned by the Company, any Borrower or any Restricted Subsidiary:

(a) dollars, euro, pounds, Australian dollars, Canadian dollars, Yuan or such other currencies held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States or such member nation of the European Union is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks (any such bank meeting the requirements of clause (i) or (ii) above being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(e) repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of (i) $250,000,000 in the case of U.S. banks and (ii) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks, in each case, for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A (or the equivalent thereof) or better by S&P and A2 (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations;

(f) marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (x) $250,000,000 in the case of U.S. banks or other U.S. financial institutions and (y) $100,000,000 (or the dollar equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h) investments with average maturities of 24 months or less from the date of acquisition in mutual funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s;

(i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(j) investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;

(k) with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(l) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (k) above.

“Permitted Receivables Financing” means, collectively, (a)(i) with respect to receivables of the type supporting the ABS Facilities or otherwise constituting DFS Financing Assets, any term securitizations, receivables securitizations or other financing transactions with respect to DFS Financing Assets (including any factoring program), and (ii) with respect to receivables (including, without limitation, trade and lease receivables) not of the type supporting the ABS Facilities and not otherwise constituting DFS Financing Assets, term securitizations, other receivables securitizations or other similar financings (including any factoring program) in an aggregate outstanding amount under this clause (a)(ii) not to exceed the greater of $4,000,000,000 and 40% of Consolidated EBITDA for the last Test Period (the “Permitted Receivables Financing Cap”) (provided that with respect to Permitted Receivables Financings incurred in the form of a factoring program under this clause (a)(ii), the outstanding amount of such Permitted Receivables Financing for the purposes of this definition shall be deemed to be equal to the Permitted Receivables Net Investment for the last Test Period) so long as, in the case of each of clause (a)(i) and (a)(ii), such financings are non-recourse to Holdings, the Company and their Restricted Subsidiaries (except for (A) recourse to any Foreign Subsidiaries, (B) any customary limited recourse that is no more expansive in any material respect than the recourse under the ABS Facilities (as in effect on the Effective Date) , (C) any performance undertaking or Guarantee that is no more extensive in any material respect than the “Performance Undertakings” (as defined in the ABS Facilities as of the Effective Date) provided by the Company (as in effect on the Effective Date) in connection with the ABS Facilities, (D) an unsecured parent Guarantee by Holdings, any Intermediate Parent, the Company or the Borrowers or (E) an unsecured parent Guarantee by a Restricted Subsidiary that is a parent company of the Foreign Subsidiary referred to in the foregoing clause (A) (other than a Borrower or any other Domestic Subsidiary) of obligations of Foreign Subsidiaries, and in each case , reasonable extensions thereof) (any parent guarantee pursuant to clause (D) or (E), a “Receivables Guarantee”), (b)(i) the ABS Facilities and (ii) any modifications, refinancings, renewals, replacements or extension thereof; provided that, in the case of this clause (b)(ii), the terms of the applicable ABS Facility, after giving effect to any modifications, refinancings, renewals, replacements or extension thereof would satisfy the requirements set forth in clause (a)(i) above and (c) the financings and factoring facilities described on Schedule 1.01(c) hereto and any modifications, refinancings, renewals, replacements or extensions thereof; provided that any recourse to Holdings, the Company and the Restricted Subsidiaries is not expanded in any material respect by any such modification, refinancing, renewal, replacement or extension and the aggregate outstanding amount of such facilities is not increased in excess of the amount set forth on Schedule 1.01(c) hereto, in each case, except to the extent such recourse or increase would otherwise be permitted by clause (a) above (and is deemed a usage thereof).

“Permitted Receivables Financing Cap” has the meaning assigned to such term in the definition of the term “Permitted Receivables Financing.”

“Permitted Receivables Net Investment” means the aggregate cash amount paid by the purchasers under any Permitted Receivables Financing in the form of a factoring program in connection with their purchase of accounts receivable and customary related assets or interests therein, as the same may be reduced from time to time by collections with respect to such accounts receivable and related assets or otherwise in accordance with the terms of such Permitted Receivables Financing (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing in the form of a factoring program which are payable to any Person other than the Company, a Borrower or a Restricted Subsidiary).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of all or any portion of Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn under Section 6.01 and Section 6.02 of this Agreement immediately prior to such refinancing (other than by reference to a Permitted Refinancing) and such drawing shall be deemed to have been made, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to clauses (v), (vii) and (xxvii) of Section 6.01(a), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 6.01(a)(ii), (xxi), (xxii) or (xxiii), (i) the terms and conditions (excluding as to subordination, interest rate (including whether such interest is payable in cash or in kind), rate floors, fees, discounts and premiums) of Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are, taken as a whole, are not materially more favorable to the investors providing such Indebtedness than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (except for covenants or other provisions applicable to periods after the Latest Maturity Date at the time such Indebtedness is incurred) (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any such Permitted Refinancing, the terms shall not be considered materially more favorable if such financial maintenance covenant is either (A) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Permitted Refinancing or (B) only applicable after the Latest Maturity Date at the time of such refinancing); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to such modification, refinancing, refunding, renewal or extension, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (ii) the primary obligor in respect of, and/or the Persons (if any) that Guarantee, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the primary obligor in respect of, and/or Persons (if any) that Guaranteed the Indebtedness being modified, refinanced, refunded, renewed or extended and (f) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 6.01(a)(xix) or (xxvi), (i) the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension shall be on market terms at the time of issuance; provided that no financial maintenance covenant shall be added for the benefit of any such Permitted Refinancing unless such financial maintenance covenant is either (A) also added for the benefit of any Loans remaining outstanding after the issuance or incurrence of such Permitted Refinancing or (B) only applicable after the Latest Maturity Date at the time of such refinancing) and (ii) the primary obligor in respect of, and/or the Persons (if any) that Guarantee, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the primary obligor in respect of, and/or Persons (if any) that Guaranteed the Indebtedness being modified, refinanced, refunded, renewed or extended. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01. For the avoidance of doubt, it is understood and agreed that a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness.

“Permitted Second Priority Refinancing Debt” means any secured Indebtedness incurred by the Company, any Borrower or any Loan Party in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such Indebtedness is secured by the Collateral on a junior basis with the Loan Document Obligations and is not secured by any property or assets of the Borrowers or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Loans (including portions of Classes of Loans or Other Loans), (iii) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, excess cash flow sweeps, change of control offers or events of default) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt and (iv) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s Immediate Family Members, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (b) without duplication with any of the foregoing, such Person’s heirs, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in Holdings or Parent.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Company, any Borrower or any Loan Party in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Loans (including portions of Classes of Loans or Other Loans), (ii) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt and (iii) such Indebtedness is not secured by any Lien on any property or assets of Holdings, Intermediate Parent, any Borrower or any Restricted Subsidiary. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Planned Expenditures” has the meaning assigned to such term in clause (b) of the definition of the term “Excess Cash Flow.”

“Platform” has the meaning specified in Section 5.01.

“Pledged VMware Share Return” has the meaning assigned to such term in Section 5.15.

“Pledged VMware Shares” means those certain 77,033,442 shares of Class B common stock of VMware pledged as collateral for the VMware Note Facility or any Permitted Bridge Refinancing thereof.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date on which such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter of the Company immediately following the date on which such Specified Transaction is consummated.

“Prepayment Event” means:

(a) any sale, transfer or other Disposition of any property or asset of the Company, any Borrower or any of the Restricted Subsidiaries pursuant to clauses (k), (l) and (o) of Section 6.05 other than Dispositions (i) resulting in aggregate Net Proceeds not exceeding $150,000,000 in the case of any single transaction or series of related transactions or (ii) of any or all of the Equity Interests in VMware); or

(b) the incurrence by the Company, any Borrower or any of the Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and Other Term Loans resulting from a Refinancing Amendment) or permitted by the Required Lenders pursuant to Section 9.02.

“Present Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Company and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“primary obligor” has the meaning assigned to such term in the definition of “Guarantee.”

“Prime Rate” means (a) with respect to Revolving Loans and Term A Loans, the rate of interest per annum publicly announced from time to time by the Term Loan A/Revolver Administrative Agent as its “prime rate” in effect at its principal office in New York City and (b) with respect to Term B Loans, the rate of interest per annum publicly announced from time to time by the Term Loan B Administrative Agent as its “prime rate” at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Property” has the meaning assigned to such term in each of the indentures governing the Existing Notes (as in effect on the date hereof and after giving effect to any supplements prior to the Effective Date (including by officer’s certificates)).

“Pro Forma Adjustment” means, for any Test Period, any adjustment to Consolidated EBITDA made in accordance with clause (b) of the definition of that term.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test, financial ratio or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement in such test, financial ratio or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Equity Interests in any subsidiary of Holdings or any division, product line, or facility used for operations of Holdings, the Company, any Borrower or any of the Restricted Subsidiaries, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, (iii) any Indebtedness incurred or assumed by Holdings, the Company, any Borrower or any of the Restricted Subsidiaries in connection therewith (but without giving effect to any simultaneous incurrence of any Indebtedness pursuant to any fixed dollar basket or Consolidated EBITDA grower basket) and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (iv) Available Cash shall be calculated on the date of the consummation of the Specified Transaction after giving pro forma effect to such Specified Transaction (other than, for the avoidance of doubt, the cash proceeds of any Indebtedness the incurrence of which is a Specified Transaction or that is incurred to finance such Specified Transaction); provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test, financial ratio or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” (and subject to the provisions set forth in clause (b) thereof) and give effect to events (including cost savings, operating expense reductions and synergies) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings, the Company, any Borrower and any of the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment.”

“Pro Forma Disposal Adjustment” means, for any four-quarter period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Company in good faith as a result of contractual arrangements between the Company or any Restricted Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within the Post-Transaction Period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent four-quarter period prior to its disposal.

“Pro Forma Entity” means any Acquired Entity or Business or any Converted Restricted Subsidiary.

“Pro Forma Financial Statements” has the meaning assigned to such term in Section 3.04(c).

“Pro Rata Acceleration” has the meaning assigned to such term in Section 7.01.

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“Public Lender” has the meaning specified in Section 5.01.

“Purchasing Borrower Party” means Holdings or any subsidiary of Holdings.

“Qualified Equity Interests” means Equity Interests in Holdings or any parent of Holdings other than Disqualified Equity Interests.

“Qualifying Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Rating” has the meaning assigned to such term in the definition of the term “Applicable Rate.”

“Ratings Condition” means that, at the time of determination, the Company (or its successor) has received and maintains corporate family/corporate credit ratings of at least BBB- (stable) and at least Baa3 (stable) from S&P and Moody’s, respectively.

“Ratio Debt Non-Guarantor Sublimit” has the meaning assigned to such term in Section 6.01(a)(xix).

“Receivables Guarantee” has the meaning assigned to such term in the definition of “Permitted Receivables Financing.”

“Receivables Subsidiary” means (a) Dell Asset Revolving Trust-B, Dell Revolving Transferor L.L.C. and Dell Conduit Funding-B L.L.C and (b) any other Special Purpose Entity established in connection with a Permitted Receivables Financing.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Company, the Borrowers and Holdings, (b) each Administrative Agent and (c) each Additional Lender and Lender that agrees to provide all or any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having substantially the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Reinvestment Trigger” means (x) the receipt by Holdings, the Company, the Borrowers and their Subsidiaries after the Effective Date of $7,700,000,000 in Net Proceeds for Dispositions described in clause (a) of the definition of the term “Prepayment Event” and (y) the repayment of Loans pursuant to Section 2.11(c) with such Net Proceeds.

“Related Business Assets” means assets (other than cash or Permitted Investments) used or useful in a Similar Business; provided that any assets received by Holdings, the Company, the Borrowers or the Restricted Subsidiaries in exchange for assets transferred by Holdings, the Company, the Borrowers or the Restricted Subsidiaries shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building or other structure.

“Removal Effective Date” has the meaning assigned to such term in Article VIII.

“Repricing Transaction” means (a) the incurrence by a Borrower of any Indebtedness in the form of a term B loan that is broadly marketed or syndicated to banks and other institutional investors (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the Term B Loans of the respective equivalent Type, but excluding Indebtedness incurred in connection with an IPO, Change of Control, Transformative Acquisition or Transformative Disposition, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term B Loans or (b) any effective reduction in the Effective Yield for the Term B Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with an IPO, Change of Control, Transformative Acquisition or Transformative Disposition. Any determination by the Term Loan B Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Term B Loans.

“Required Additional Debt Terms” means with respect to any Indebtedness, (a) except with respect to the Incremental Maturity Carveout Amount, such Indebtedness does not mature earlier than the Latest Maturity Date (except in the case of customary bridge loans which subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature earlier than the Latest Maturity Date), (b) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default or excess cash flow prepayments applicable to periods before the Latest Maturity Date) that could result in redemptions of such Indebtedness prior to the Latest Maturity Date, (c) such Indebtedness is not guaranteed by any entity that is not a Loan Party, (d) such Indebtedness that is secured (i) is not secured by any assets not securing the Secured Obligations, (ii) is subject to the relevant Intercreditor Agreement(s) and (iii) is subject to security agreements relating to such Indebtedness that are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Collateral Agent) and (e) the terms and conditions of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at such time) (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any Indebtedness, no consent shall be required by the Administrative Agents or any of the Lenders if such financial maintenance covenant is either (i) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of any such Indebtedness in connection therewith or (ii) only applicable after the Latest Maturity Date at such time); provided that a certificate of a Responsible Officer delivered to the Administrative Agents at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless an Administrative Agent notifies the Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments (exclusive of Swingline Commitments) representing more than 50.0% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments (exclusive of Swingline Commitments) at such time; provided that (a) the Revolving Exposures, Term Loans and unused Commitments of the Borrowers or any Affiliate thereof (other than an Affiliated Debt Fund) and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall, in each case of clauses (a) and (b), be excluded for purposes of making a determination of Required Lenders.

“Required Pro Rata Lenders” means, at any time, Lenders having Revolving Exposures, Term A Loans and unused Revolving Commitments (exclusive of Swingline Commitments) representing more than 50.0% of the aggregate Revolving Exposures, outstanding Term A Loans and unused Revolving Commitments (exclusive of Swingline Commitments) at such time; provided that (a) the Revolving Exposures, Term A Loans and unused Revolving Commitments of the Borrowers or any Affiliate thereof (other than an Affiliated Debt Fund) and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term A Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall, in each case of clauses (a) and (b), be excluded for purposes of making a determination of Required Lenders and Required Pro Rata Lenders.

“Required Term B Loan Lenders” means, at any time, Lenders having Term B Loans representing more than 50% of the aggregate outstanding Term B Loans at such time; provided that (a) the Term B Loans of the Borrowers or any Affiliate thereof (other than an Affiliated Debt Fund) and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term B Loans of each Defaulting Lender, shall, in each case of clauses (a) and (b), be excluded purposes of making a determination of Required Lenders and Required Term B Loan Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” has the meaning assigned to such term in Article VIII.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer, manager or a director of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Effective Date or thereafter pursuant to paragraph (a) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Cash Award” means the cash award received upon exchange of Restricted Stock Units in the Restricted Stock Unit Exchange Offer that will pay an amount equal to the per share merger consideration set forth in the Acquisition Agreement upon vesting.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, any Borrower, any other Restricted Subsidiary, the Company or any Intermediate Parent, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Company, any Intermediate Parent, any Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests.

“Restricted Stock Unit” means any restricted stock unit or performance based unit of the Target awarded pursuant to a Target Stock Plan that is outstanding immediately prior to the consummation of the Acquisition.

“Restricted Stock Unit Exchange Offer” means the exchange offer by the Target pursuant to Schedule TO under the Exchange Act to exchange for Restricted Stock Units granted and outstanding under the Target Stock Plans for (a) Restricted Cash Awards that will pay an amount equal to the per share merger consideration set forth in the Acquisition Agreement upon vesting and (b) options to purchase common stock of Parent.

“Restricted Subsidiary” means any IPCo and any Subsidiary other than an Unrestricted Subsidiary.

“Retained Asset Sale Proceeds” means that portion of Net Proceeds of a Repayment Event not required to prepay Loans pursuant to Section 2.11(c) due to the Disposition Percentage being less than 100%.

“Retained Declined Proceeds” has the meaning assigned to such term in Section 2.11(e).

“Retained Proceeds” means, collectively, the Retained Declined Proceeds and the Retained Asset Sale Proceeds.

“Reversion Date” has the meaning specified in Section 6.11.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Refinancing Amendment or a Loan Modification Agreement. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01(g), or in the Assignment and Assumption, Loan Modification Agreement or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. The initial amount of the Lenders’ Revolving Commitments as of the Effective Date is $3,150,000,000.

“Revolving/Consumer Receivables Facility” means the transactions contemplated from time to time in the “Transaction Documents” as defined in that certain Note Purchase Agreement, dated as of the October 29, 2013, by and among, DFS, as the servicer and administrator, Dell Asset Revolving Trust-B, as the issuer, Dell Revolving Transferor L.L.C., as the transferor, Dell Revolver Company L.P., as the seller, Bank of America, N.A., as administrative agent, the financial institutions party thereto and the other agents party thereto.

“Revolving Credit Facility” means the Revolving Commitments and the provisions herein related to the Revolving Loans, Swingline Loans and Letters of Credit.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the Dollar Equivalent of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to clause (g) of Section 2.01.

“Revolving Maturity Date” means September 7, 2021 (or, with respect to any Revolving Lender that has extended its Revolving Commitment pursuant to a Permitted Amendment, the extended maturity date, set forth in any such Loan Modification Agreement).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Company, any Borrower or any other Restricted Subsidiary (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.

“Sanctions” means economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means a Second Lien Intercreditor Agreement, substantially in the form of Exhibit F, entered into among the Collateral Agent, the First Lien Notes Agent, the Loan Parties and one or more Senior Representatives for holders of Indebtedness secured by Liens on the Collateral that rank junior to the Liens securing the Secured Obligations, with such modifications thereto as the Administrative Agents and the Company may reasonably agree.

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Company, the Borrowers and the Restricted Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds (collectively, “Cash Management Services”) provided to Holdings, the Company, any Borrower or any Subsidiary (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to an Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) owed to a Person that is an Agent, a Lender or an Affiliate of an Agent or Lender at the time such obligations are incurred.

“Secured Letter of Credit Obligations” means the obligations of any of Holdings, the Company, the Borrowers and the Restricted Subsidiaries in respect of letters of credit, bank guarantees or similar instruments that, when issued, are incurred pursuant to Section 6.01(a)(xvi)(B) and that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) owed to a Person that is an Agent, a Lender or an Affiliate of an Agent or Lender at the time any such letter of credit, bank guarantee or similar instrument is issued.

“Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations, (c) the Secured Swap Obligations (excluding with respect to any Loan Party, Excluded Swap Obligations of such Loan Party) and (d) Secured Letter of Credit Obligations.

“Secured Parties” means (a) each Lender and Issuing Bank, (b) the Administrative Agents and the Collateral Agent, (c) each Joint Bookrunner, (d) each Person to whom any Secured Cash Management Obligations are owed, (e) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (f) each Person to whom any Secured Letter of Credit Obligations are owed and (g) the permitted successors and assigns of each of the foregoing.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Company, the Borrowers, and the Restricted Subsidiaries under each Swap Agreement that (a) is with a counterparty that is an Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent as of the Effective Date, (c) is entered into after the Effective Date with any counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent at the time such Swap Agreement is entered into or (d) until the 180th day after the Effective Date (or such later date as agreed to by the Collateral Agent in its reasonable discretion), are owed to any other Person set forth on Schedule 1.01(b).

“Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 4.01(f), Section 5.11, Section 5.12 or Section 5.14 to secure any of the Secured Obligations.

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or other Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Significant Subsidiary” means any Restricted Subsidiary that, or any group of Restricted Subsidiaries that, taken together, as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of Holdings for such quarter; provided that solely for purposes of Section 7.01(h) and (i), each Restricted Subsidiary forming part of such group is subject to an Event of Default under one or more of such Sections.

“Similar Business” means any business conducted or proposed to be conducted by Holdings, the Company, the Borrowers and the Restricted Subsidiaries on the Effective Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto.

“Sold Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Solicited Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Solicited Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit M.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit N, submitted following an Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Solvent” means (a) the Fair Value of the assets of the Company and its Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (b) the Present Fair Saleable Value of the assets of the Company and its Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (c) the Company and its Subsidiaries on a consolidated basis taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for the period from the date hereof through the Latest Maturity Date taking into account the nature of, and the needs and anticipated needs for capital of, the particular business or businesses conducted or to be conducted by the Company and its Subsidiaries on a consolidated basis as reflected in the projected financial statements and in light of the anticipated credit capacity and (d) for the period from the date hereof through the Latest Maturity Date, the Company and its Subsidiaries on a consolidated basis taken as a whole will have sufficient assets and cash flow to pay their Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Company and its Subsidiaries as reflected in the projected financial statements and in light of the anticipated credit capacity.

“Special Purpose Entity” means a direct or indirect subsidiary of Holdings, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from Holdings and/or one or more Subsidiaries of Holdings.

“Specified Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Discount Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Discount Prepayment Notice” means an irrevocable written notice of a Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.11(a)(ii)(B) substantially in the form of Exhibit I.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit J, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Representations” means the following: (a) the representations made by the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Holdings (or its Affiliates) has the right (taking into account applicable cure provisions) to terminate its obligations under the Acquisition Agreement or to decline to consummate the Acquisition (in each case, in accordance with the terms of the Acquisition Agreement), in each case, as a result of a breach of such representations in the Acquisition Agreement and (b) the representations and warranties of Holdings, the Company, the Target and the Borrowers set forth in Section 3.01 (with respect to Holdings, the Company, the Target and the Borrowers), Section 3.02 (with respect to the entering into, borrowing under, guaranteeing under, and performance of the Loan Documents and the granting of Liens in the Collateral), Section 3.03(b)(i) (with respect to the entering into, borrowing under, guaranteeing under, and performance of the Loan Documents and the granting of Liens in the Collateral), Section 3.07(a), Section 3.08, Section 3.14, Section 3.16, Section 3.18(a), Section 3.18(b) and Section 3.02(c) of the Security Agreement.

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Sponsor” means each of (a) Michael S. Dell and his Affiliates (other than portfolio companies), related estate planning and charitable trusts and vehicles and his family members, and upon Michael S. Dell’s death, (i) any Person who was an Affiliate of Michael S. Dell upon his death, and that upon his death directly or indirectly owned Equity Interest in Holdings or Parent and (ii) Michael S. Dell’s heirs, executors and/or administrators, (b) MSD Partners, L.P., its Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates (other than Holdings and its subsidiaries or any portfolio company) and (c) Silver Lake Partners III, L.P., its Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates (other than Holdings and its Subsidiaries or any portfolio company).

“Spot Rate” for a currency means the rate determined by the applicable Administrative Agent or Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the Business Day prior to the date as of which the foreign exchange computation is made; provided that the applicable Administrative Agent or Issuing Bank may obtain such spot rate from another financial institution designated by such Administrative Agent or Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that an Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in currency other than dollars.

“SPV” has the meaning assigned to such term in Section 9.04(e).

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit or a bank guarantee.

“Standstill Period” has the meaning assigned to such term in Section 7.01(d).

“Start Date” has the meaning set forth in Section 2.12(e).

“Starter Basket” has the meaning assigned to such term in the definition of “Available Amount.”

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors, and if any Lender is required to comply with the requirements of The Bank of England and/or the Prudential Regulation Authority (or any authority that replaces any of the functions thereof) or the requirements of the European Central Bank. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful money of the United Kingdom.

“Submitted Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Submitted Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Loan Party” means (a) each Subsidiary (other than a Borrower) that is a party to the Guarantee Agreement, (b) EMC IPCo and (c) any other Domestic Subsidiary of a Borrower that may be designated by such Borrower (by way of delivering to the Collateral Agent a supplement to the Collateral Agreement and a supplement to the Guarantee Agreement, in each case, duly executed by such Subsidiary) in its sole discretion from time to time to be a guarantor in respect of the Secured Obligations, whereupon such Subsidiary shall be obligated to comply with the other requirements of Section 5.11 as if it were newly acquired; provided that, after giving effect to such designation such subsidiary cannot be subsequently designated as a non-Guarantor unless such designation is permitted by Article VI of this Agreement (including without limitation, compliance with any limitations on the incurrence of Indebtedness by non-Guarantor Restricted Subsidiaries).

“Successor Borrower” has the meaning assigned to such term in Section 6.03(d).

“Successor Holdings” has the meaning assigned to such term in Section 6.03(e).

“Suspension Covenant” has the meaning specified in Section 6.11.

“Suspension Period” means the period of time between the date of a Covenant Suspension Event and the Reversion Date.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swingline Commitment” means the commitment of each Swingline Lender to make Swingline Loans.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means (a) JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder and (b) each Revolving Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d) (other than any Person that shall have ceased to be a Swingline Lender as provided in Section 2.04(e)), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Sublimit” means $400,000,000.

“Takeout Margin Loan” means any margin loan at an Unrestricted Subsidiary secured solely by the Pledged VMware Shares, up to 43,025,308 shares of class A common stock of VMware (plus any additional Equity Interests of VMware contributed to the relevant Unrestricted Subsidiary pursuant to Section 6.04(n), (t) or (aa)) and other collateral related thereto or customary for similar facilities (excluding for the avoidance of doubt, any Collateral) which refinanced the Margin Bridge Facility or any Permitted Bridge Refinancing thereof.

“Target” has the meaning assigned to such term in the preamble hereto.

“Target Stock Plans” means, collectively, the EMC Corporation 1985 Stock Option Plan (as amended June 7, 2002), the 1992 EMC Corporation Stock Option Plan for Directors (as amended January 27, 2005), the EMC Corporation 1993 Stock Option Plan (as amended June 7, 2002), the EMC Corporation 2001 Stock Option Plan (as amended April 29, 2010), the EMC Corporation Amended and Restated 2003 Stock Plan (as amended and restated as of April 30, 2015), the Avamar Technologies, Inc. 2000 Equity Incentive Plan (as amended and restated as of February 20, 2002, and further amended as of April 1, 2003, July 21, 2004, May 6, 2005 and February 9, 2006), the Aveksa, Inc. 2005 Equity Incentive Plan, the BusinessEdge Solutions, Inc. Amended and Restated 1999 Stock Incentive Plan, the Fundamental Software, Inc. 2000 Stock Option / Stock Issuance Plan, the Data Domain, Inc. 2002 Stock Plan, the Data Domain, Inc. 2007 Equity Incentive Plan, the DSSD, Inc. 2013 Equity Incentive Plan (as

amended), the FastScale Technology, Inc. 2006 Stock Incentive Plan, the Greenplum, Inc. 2006 Stock Plan (as amended November 26, 2007), the Iomega Corporation 1997 Stock Incentive Plan, the Iomega Corporation 2007 Stock Incentive Plan, the Isilon Systems, Inc. 2006 Equity Incentive Plan (as amended and restated April 12, 2010), the Kashya Israel Ltd. 2003 Stock Plan, the Kazeon Systems, Inc. 2003 Stock Plan (as amended September 20, 2006, December 13, 2006 and November 14, 2007), the Likewise Software, Inc. 2004 Stock Plan (as amended April 15, 2010), the Maginatics, Inc. 2010 Stock Incentive Plan, the NetWitness Acquisition Corp. 2006 Equity Incentive Plan, the nLayers Ltd. 2003 Share Option Plan, the nLayers Ltd. US Appendix to the 2003 Share Option Plan, the Pi Corporation 2006 Stock Plan, the PassMark Security, Inc. 2004 Stock Plan, the ScaleIO, Inc. 2011 Stock Incentive Plan, the Silver Tail Systems, Inc. 2008 Stock Plan, the Spanning Cloud Apps, Inc. Amended and Restated 2011 Stock Plan, the Tablus, Inc. 2006 Stock Plan, the TwinStrata, Inc. 2008 Stock Option and Purchase Plan, the Virtustream Group Holdings, Inc. 2009 Equity Incentive Plan (as amended December 15, 2009, January 15, 2010, December 14, 2011, March 14, 2012 and April 21, 2014), the SysDm, Inc. 2003 Stock Option/Stock Issuance Plan, the Amended and Restated Stock Option Plan for Xtreme Labs Inc., the XtremIO Ltd. Amended and Restated 2010 US Share Option Plan and the XtremIO Ltd. 2010 Israeli Share Option Plan.

“Tax Group” has the meaning assigned to such term in Section 6.08(a)(vii)(A).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term A Facilities” means, collectively, the Term A-1 Facility, the Term A-2 Facility and Term A-3 Facility.

“Term A Loans” means, collectively, the Term A-1 Loans, the Term A-2 Loans and Term A-3 Loans.

“Term A-1 Commitment” means, with respect to each Term A-1 Lender, the commitment of such Term A-1 Lender to make a Term A-1 Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term A-1 Loan to be made by such Term A-1 Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Term A-1 Lender pursuant to an Assignment and Assumption. The initial amount of each Term A-1 Lender’s Term A-1 Commitment is set forth on Schedule 2.01(a) or in the Assignment and Assumption pursuant to which such Term A-1 Lender shall have assumed its Term A-1 Commitment, as the case may be. As of the date hereof, the total Term A-1 Commitment is $3,700,000,000.

“Term A-1 Facility” means the Term A-1 Loans and any Incremental Term A-1 Loans or any refinancing thereof.

“Term A-1 Lenders” means the Persons listed on Schedule 2.01(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment in respect of any Term A-1 Loans, Loan Modification Agreement or a Refinancing Amendment in respect of any Term A-1 Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term A-1 Loan” means a Loan made pursuant to clause (a) of Section 2.01.

“Term A-1 Maturity Date” means December 31, 2018.

“Term A-2 Commitment” means, with respect to each Term A-2 Lender, the commitment of such Term A-2 Lender to make a Term A-2 Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term A-2 Loan to be made by such Term A-2 Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Term A-2 Lender pursuant to an Assignment and Assumption. The initial amount of each Term A-2 Lender’s Term A-2 Commitment is set forth on Schedule 2.01(b) or in the Assignment and Assumption pursuant to which such Term A-2 Lender shall have assumed its Term A-2 Commitment, as the case may be. As of the date hereof, the total Term A-2 Commitment is $3,925,000,000.

“Term A-2 Facility” means the Term A-2 Loans and any Incremental Term A-2 Loans or any refinancing thereof.

“Term A-2 Lenders” means the Persons listed on Schedule 2.01(b) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment in respect of any Term A-2 Loans, Loan Modification Agreement or a Refinancing Amendment in respect of any Term A-2 Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term A-2 Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Term A-2 Maturity Date” means September 7, 2021.

“Term A-3 Commitment” means, with respect to each Term A-3 Lender, the commitment of such Term A-3 Lender to make a Term A-3 Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term A-3 Loan to be made by such Term A-3 Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Term A-3 Lender pursuant to an Assignment and Assumption. The initial amount of each Term A-3 Lender’s Term A-3 Commitment is set forth on Schedule 2.01(e) or in the Assignment and Assumption pursuant to which such Term A-3 Lender shall have assumed its Term A-3 Commitment, as the case may be. As of the date hereof, the total Term A-3 Commitment is $1,800,000,000.

“Term A-3 Facility” means the Term A-3 Loans and any refinancing thereof.

“Term A-3 Lenders” means the Persons listed on Schedule 2.01(e) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, Loan Modification Agreement or a Refinancing Amendment in respect of any Term A-3 Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term A-3 Loans” means the Loans made pursuant to clause (e) of Section 2.01.

“Term A-3 Maturity Date” means December 31, 2018.

“Term B Commitment” means, with respect to each Term B Lender, the commitment of such Term B Lender to make a Term B Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term B Loan to be made by such Term B Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Term B Lender pursuant to an Assignment and Assumption. The initial amount of each Term B Lender’s Term B Commitment is set forth on Schedule 2.01(c) or in the Assignment and Assumption pursuant to which such Term B Lender shall have assumed its Term B Commitment, as the case may be. As of the date hereof, the total Term B Commitment is $5,000,000,000.

“Term B Facility” means the Term B Loans and any Incremental Term B Loans or any refinancing thereof.

“Term B Lenders” means the Persons listed on Schedule 2.01(c) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment in respect of any Term B Loans, Loan Modification Agreement or a Refinancing Amendment in respect of any Term B Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term B Loan” means a Loan made pursuant to clause (c) of Section 2.01.

“Term B Maturity Date” means September 7, 2023.

“Term Cash Flow Commitment” means, with respect to each Term Cash Flow Lender, the commitment of such Term Cash Flow Lender to make a Term Cash Flow Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Cash Flow Loan to be made by such Term Cash

Flow Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Term Cash Flow Lender pursuant to an Assignment and Assumption. The initial amount of each Term Cash Flow Lender’s Term Cash Flow Commitment is set forth on Schedule 2.01(d) or in the Assignment and Assumption pursuant to which such Term Cash Flow Lender shall have assumed its Term Cash Flow Commitment, as the case may be. As of the date hereof, the total Term Cash Flow Commitment is $2,500,000,000.

“Term Cash Flow Facility” means the Term Cash Flow Loans and any refinancing thereof.

“Term Cash Flow Lenders” means the Persons listed on Schedule 2.01(d) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, Loan Modification Agreement or a Refinancing Amendment in respect of any Term Cash Flow Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term Cash Flow Loans” means the Loans made pursuant to clause (d) of Section 2.01; provided that, on the Effective Date, no Borrowings of Term Cash Flow Loans will be made. The Term Cash Flow Commitment shall be terminated on the Effective Date, and no fees (other than the structuring fees previously agreed to be paid by Holdings) shall be owed or accrue at any time with respect to the Term Cash Flow Commitment.

“Term Cash Flow Maturity Date” means September 7, 2017.

“Term/Commercial Receivables Facility” means the transactions contemplated from time to time in the “Transaction Documents” as defined in that certain Loan and Servicing Agreement, dated as of October 29, 2013, by and among, Dell Conduit Funding–B L.L.C., as the borrower, Bank of America, N.A., as administrative agent, DFS, as the servicer, the financial institutions party thereto and the other agents party thereto.

“Term Commitment” means, collectively, the Term A-1 Commitment, the Term A-2 Commitment, the Term B Commitment and the Term A-3 Commitment.

“Term Facilities” means, collectively, the Term A-1 Facility, the Term A-2 Facility, the Term B Facility, and the Term A-3 Facility.

“Term Lenders” means, collectively, the Term A-1 Lenders, the Term A-2 Lenders, the Term B Lenders and the Term A-3 Lenders.

“Term Loan A/Revolver Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders in respect of the Term A Facilities, the Term Cash Flow Facilities and the Revolving Facility.

“Term Loan B Administrative Agent” means Credit Suisse AG, Cayman Islands Branch (acting through such of its branches or affiliates as it deems appropriate), in its capacity as administrative agent for the Lenders in respect of the Term B Facility.

“Term Loans” means, collectively, the Term A-1 Loans, the Term A-2 Loans, the Term B Loans, the Term Cash Flow Loans and the Term A-3 Loans.

“Termination Date” means the date on which (a) all Commitments shall have been terminated, (b) all Loan Document Obligations (other than in respect of contingent indemnification and contingent expense reimbursement claims not then due) have been paid in full and (c) all Letters of Credit (other than those that have been 100% Cash Collateralized) have been cancelled or have expired (without any drawing having been made thereunder that has not been rejected or honored) and all amounts drawn or paid thereunder have been reimbursed in full.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Company ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 5.01(a) or 5.01(b); provided that prior to the first date financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Company ended April 29, 2016.

“Ticking Fee” has the meaning set forth in Section 2.12(e).

“Ticking Fee Trigger Date” means July 15, 2016.

“Total Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Transactions” means, collectively, (a) the Equity Financing, (b) the Acquisition, the Merger and Merger 2 (c) the funding of the Term Loans on the Effective Date and the consummation of the other transactions contemplated by this Agreement, (d) the funding of the Notes, (e) the Effective Date Refinancing, (f) the Restricted Stock Unit Exchange Offer, (g) the consummation of any other transactions (including the issuance of the Class V Common Stock) in connection with the foregoing (including in connection with the Acquisition Documents), (h) the funding of the Asset Sale Bridge Facility, Margin Bridge Facility and the VMware Note Facility and any refinancing or repayment thereof, (i) the IPCo Distribution, (j) the transactions contemplated by the IPCo Distribution Agreements and IPCo License Agreements, (k) the designation of the Grandfathered Unrestricted Subsidiaries and (l) the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Costs).

“Transaction Costs” means any fees or expenses incurred or paid by the Sponsors, Merger Sub, Parent, Holdings, the Company, any Borrower, any Subsidiary or the Target or any of its subsidiaries in connection with the Transactions (and the Original Transactions), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transformative Acquisition” means any acquisition by the Company, any Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, but would not provide the Company and its Restricted Subsidiaries with adequate flexibility under the this Agreement for the continuation and/or expansion of the combined operations following such consummation, as determined by the Company acting in good faith.

“Transformative Disposition” means any Disposition by the Company, any Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such Disposition or (b) permitted by the terms of this Agreement immediately prior to the consummation of such Disposition, but would not provide the Company and its Restricted Subsidiaries with a durable capital structure following such consummation, as determined by the Company acting in good faith.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral (as defined in the Collateral Agreement) is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version as may be in effect at the time of issuance).

“Unaudited Financial Statements” means the financial statements referenced in Section 3.04(b).

“Unrestricted Subsidiary” means (a) any Grandfathered Unrestricted Subsidiary (unless designated as a Restricted Subsidiary by the Company), (b) any Subsidiary (other than the Company or a Borrower) designated by the Company as an Unrestricted Subsidiary pursuant to Section 5.15 subsequent to the Effective Date and (c) any Subsidiary of any such Unrestricted Subsidiary.

“Unsecured Notes” means, collectively, (a) $1,625,000,000 aggregate principal amount of senior unsecured notes due 2021 and (b) $1,625,000,000 aggregate principal amount of senior unsecured notes due 2024.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(e).

“VCE” means VCE Company, LLC, a Delaware limited liability company.

“VCE IPCo” means VCE IP Holding Company LLC, a Delaware limited liability company and wholly owned direct subsidiary of Holdings.

“Vehicles” means all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“VMware” means VMware, Inc., a Delaware corporation.

“VMware Note Facility” means the facility pursuant to that certain VMware Note Credit Agreement, dated as of the date hereof, by and among the Target, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the lenders party thereto and the other agents party thereto, in an aggregate principal amount not to exceed $1,500,000,000.

“VMware Notes” means each of (a) the $680,000,000 Promissory Note due May 1, 2018, issued by VMware in favor of Target, (b) the $550,000,000 Promissory Note, due May 1, 2020, issued by VMware in favor of Target and (c) the $270,000,000 Promissory Note due December 1, 2022, issued by VMware in favor of Target.

“Voting Equity Interests” means Equity Interests that are entitled to vote generally for the election of directors to the Board of Directors of the issuer thereof. Shares of preferred stock that have the right to elect one or more directors to the Board of Directors of the issuer thereof only upon the occurrence of a breach or default by such issuer thereunder shall not be considered Voting Equity Interests as long as the directors that may be elected to the Board of Directors of the issuer upon the occurrence of such a breach or default represent a minority of the aggregate voting power of all directors of Board of Directors of the issuer. The percentage of Voting Equity Interests of any issuer thereof beneficially owned by a Person shall be determined by reference to the percentage of the aggregate voting power of all Voting Equity Interests of such issuer that are represented by the Voting Equity Interests beneficially owned by such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“wholly-owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more wholly-owned subsidiaries of such Person or by such Person and one or more wholly-owned subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party, the Administrative Agents and, in the case of any U.S. federal withholding tax, any other withholding agent, if applicable.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Term Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement, the Total Leverage Ratio, the First Lien Leverage Ratio and the Interest Coverage Ratio shall be calculated on a Pro Forma Basis to give effect to all Specified Transactions (including the Transactions) that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made.

(c) Where reference is made to “the Company, the Borrowers and the Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Company other than the Borrowers and the Restricted Subsidiaries; provided that so long as Holdings holds the Equity Interests of the Company and the IPCos, any calculations or measure shall be determined hereunder with respect to Holdings (including, without limitation, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Total Assets, Consolidated Total Debt, Consolidated Working Capital, Excess Cash Flow, Permitted Receivables Financing, Total Leverage Ratio, the First Lien Leverage Ratio and the Interest Coverage Ratio) on a consolidated basis, which consolidation shall only include the Company, the Borrowers and the Restricted Subsidiaries (including the IPCos so long as they are Restricted Subsidiaries).

(d) In the event that the Company elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Company and the Administrative Agents agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Total Leverage Ratio, the First Lien Leverage Ratio and the Interest Coverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating the Company’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Company, the Administrative Agents and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of the Company) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.

SECTION 1.05 Effectuation of Transactions. All references herein to Holdings, the Company, the Borrowers and their subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of Holdings, the Company, the Borrowers and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Acquisition and the other Transactions to occur on the Effective Date, unless the context otherwise requires.

SECTION 1.06 Currency Translation; Rates.

(a) The Term Loan A/Revolver Administrative Agent shall determine the Dollar Equivalent of any Letter of Credit denominated in a currency other than dollars as of (i) a date on or about the date on which the applicable Issuing Bank receives a request from a Borrower for the issuance of such Letter of Credit, (ii) each subsequent date on which such Letter of Credit shall be renewed or extended or the stated amount of such Letter of Credit shall be increased, (iii) March 31 and September 30 in each year and (iv) during the continuance of an Event of Default, as reasonably requested by the Term Loan A/Revolver Administrative Agent, in each case using the Exchange Rate for such currency in relation to dollars in effect on the date of determination.

(b) Each amount determined pursuant to clause (a) of this Section 1.06 shall be the Dollar Equivalent of the applicable Letter of Credit until the next required calculation thereof pursuant to the preceding sentence of this paragraph. The Term Loan A/Revolver Administrative Agent shall notify the Borrowers and the applicable Lenders of each calculation of the Dollar Equivalent of each Letter of Credit denominated in a currency other than dollars.

(c) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in dollars, but such Letter of Credit is denominated in euro or Sterling, such amount shall be the relevant Dollar Equivalent (rounded to the nearest unit of such currency, with 0.5 of a unit being rounded upward).

(d) Notwithstanding the foregoing, for purposes of any determination under Article V, Article VI (other than Section 6.10) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at the Spot Rate (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward); provided, however, that for purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Investment, Disposition or Restricted Payment in a currency other than dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition or Restricted Payment made; provided, further, that, for the avoidance of doubt, the foregoing provisions of this Section 1.06 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition or Restricted Payment made at any time under such Sections. For purposes of any determination of Consolidated Total Debt, amounts in currencies other than dollars shall be translated into dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.01(a) or (b). Each provision of this Agreement shall be subject to such reasonable changes of construction as the applicable Administrative Agent may from time to time specify with the Company’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

(e) The Administrative Agents do not warrant, nor accept responsibility, nor shall the Administrative Agents have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto, except as expressly provided herein.

SECTION 1.07 Limited Condition Transactions.

In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:

(i) determining compliance with any provision of this Agreement (other than Section 6.10) which requires the calculation of the Interest Coverage Ratio, the Total Leverage Ratio or the First Lien Leverage Ratio;

(ii) determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing (or any subset of Defaults or Events of Default); or

(iii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets or by reference to the Available Amount or the Available Equity Amount);

in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), with such option to be exercised on or prior to the date of execution of the definitive agreements related to such Limited Condition Transaction, the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCA Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, the Company could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

For the avoidance of doubt, if the Company has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Company or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations; however, if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized. If the Company has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of the incurrence ratios subject to the LCA Election on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated.

SECTION 1.08 Administrative Agents. Each Lender, Agent, Issuing Bank, Swingline Lender and any other party hereto agrees that (i) the Term Loan B Administrative Agent shall be the administrative agent with respect to the Term B Loans and the Term B Lenders and shall exercise such duties, rights and responsibilities set forth herein applicable to the Term B Loans and the Term B Lenders and (ii) the Term Loan A/Revolver Administrative Agent shall be the administrative agent with respect to the Term A Loans, the Revolving Loans, the Revolving Commitments, the Term A-1 Lenders, the Term A-2 Lenders, the Term A-3 Lenders, the Revolving Lenders,

Swingline Loans, Swingline Lenders, Letters of Credit, LC Disbursements and Issuing Banks and shall exercise such duties, rights and responsibilities set forth herein applicable to the Term A Loans, the Revolving Loans, the Revolving Commitments, the Term A-1 Lenders, the Term A-2 Lenders, the Term A-3 Lenders, the Revolving Lenders, the Swingline Loans, the Swingline Lenders, the Letters of Credit, the LC Disbursements and the Issuing Banks. References to “applicable” Administrative Agent shall mean, when referring to a Term B Loan or Term B Lender, the Term Loan B Administrative Agent and when referring to the Term A Loans, the Revolving Loans, the Revolving Commitments, the Term A-1 Lenders, the Term A-2 Lenders, the Term A-3 Lenders, the Revolving Lenders, Swingline Loans, Swingline Lenders, Letters of Credit, LC Disbursements and Issuing Banks, the Term Loan A/Revolver Administrative Agent.

ARTICLE II

THE CREDITS

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, (a) each Term A-1 Lender agrees to make a Term A-1 Loan to the Borrowers on the Effective Date denominated in dollars in a principal amount not exceeding its Term A-1 Commitment, (b) each Term A-2 Lender agrees to make a Term A-2 Loan to the Borrowers on the Effective Date denominated in dollars in a principal amount not exceeding its Term A-2 Commitment, (c) each Term B Lender agrees to make a Term B Loan to the Borrowers on the Effective Date denominated in dollars in a principal amount not exceeding its Term B Commitment, (d) each Term Cash Flow Lender agrees to make a Term Cash Flow Loan to the Borrowers on the Effective Date denominated in dollars in a principal amount not exceeding its Term Cash Flow Commitment (e) each Term A-3 Lender agrees to make a Term A-3 Loan to the Borrowers on the Effective Date denominated in dollars in a principal amount not exceeding its Term A-3 Commitment, (f) [reserved] and (g) each Revolving Lender agrees to make Revolving Loans to the Borrowers denominated in dollars from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment. Each Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02 Loans and Borrowings.

(a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and, other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b) Subject to Section 2.14, each Revolving Loan Borrowing and Term Loan Borrowing denominated in dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as a Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless such Borrower shall have given the notice required for a Eurocurrency Borrowing under Section 2.03 and provided an indemnity letter extending the benefits of Section 2.16 to Lenders in respect of such Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each Swingline Loan shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time.

SECTION 2.03 Requests for Borrowings. To request a Revolving Loan Borrowing or Term Loan Borrowing, the applicable Borrower shall notify the applicable Administrative Agent of such request by telephone (a)(x) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the applicable Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Loan Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given no later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be delivered by hand delivery, facsimile or other electronic transmission to the Administrative Agent and shall be signed by the applicable Borrower. Each such Borrowing Request shall specify the following information:

(i) whether the requested Borrowing is to be a Term A-1 Loan Borrowing, Term A-2 Loan Borrowing, Term B Loan Borrowing, a Term Cash Flow Loan Borrowing, a Term A-3 Loan Borrowing, a Revolving Loan Borrowing or a Borrowing of any other Class (specifying the Class thereof);

(ii) the aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi) the location and number of such Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06 or, in the case of any ABR Revolving Loan Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement, and

(vii) except on the Effective Date, that, as of the date of such Borrowing, the conditions set forth in Section 4.02(a) and Section 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified as to any Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Swingline Loans.

(a) Subject to the terms and conditions set forth herein (including Section 2.22), in reliance upon the agreements of the other Lenders set forth in this Section 2.04, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Revolving Availability Period denominated in dollars in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments or (ii) the aggregate amount of Swingline Loans outstanding exceeding Swingline Sublimit; provided that the Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrowers shall notify the Term Loan A/Revolver Administrative Agent and the Swingline Lender of such request (i) by telephone (confirmed in writing) or by facsimile or electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank (confirmed by telephone), not later than 11:00 a.m., New York City time, or, if agreed by the Swingline Lender, 3:00 p.m.

New York City time on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and in the case of any ABR Revolving Loan Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement. The Swingline Lender shall make each Swingline Loan available to such Borrower by means of a credit to any accounts of such Borrower maintained with the Swingline Lender for the Swingline Loan (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Term Loan A/Revolver Administrative Agent not later than 2:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Term Loan A/Revolver Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice the Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Term Loan A/Revolver Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Term Loan A/Revolver Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Term Loan A/Revolver Administrative Agent shall notify the Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Term Loan A/Revolver Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers (or other Person on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted by the Swingline Lender to the Term Loan A/Revolver Administrative Agent; any such amounts received by the Term Loan A/Revolver Administrative Agent shall be promptly remitted by the Term Loan A/Revolver Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or the Term Loan A/Revolver Administrative Agent, as the case may be, and thereafter to the Borrowers, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

(d) The Borrowers may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Term Loan A/Revolver Administrative Agent and the Borrowers, executed by the Borrowers, the Term Loan A/Revolver Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Lender in its capacity as a lender of Swingline Loans hereunder.

(e) The Borrowers may terminate the appointment of any Swingline Lender as a “Swingline Lender” hereunder by providing a written notice thereof to such Swingline Lender, with a copy to the Term Loan A/Revolver Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Swingline Lender’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the Swingline Exposure of such Swingline Lender shall have been reduced to zero. Notwithstanding the effectiveness of any such termination, the terminated Swingline Lender shall remain a party hereto and shall continue to have all the rights of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such termination, but shall not make any additional Swingline Loans.

(f) Any Swingline Lender may be replaced at any time by written agreement among the Borrower, the Term A/Revolver Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Term A/Revolver Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(g) Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon 30 days’ prior written notice to the Term A/Revolver Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.04(f) above.

SECTION 2.05 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein (including Section 2.22), each Issuing Bank that is so requested by a Borrower agrees, in reliance upon the agreement of the Revolving Lenders set forth in this Section 2.05, to issue Letters of Credit denominated in dollars, euro or Sterling for any Borrower’s own account (or for the account of any Subsidiary so long as a Borrower and such other Subsidiary are co-applicants and jointly and severally liable in respect of such Letter of Credit), in a form reasonably acceptable to the Term Loan A/Revolver Administrative Agent and the applicable Issuing Bank, which shall reflect the standard operating procedures of such Issuing Bank, at any time and from time to time during the Revolving Availability Period and prior to the fifth Business Day prior to the Revolving Maturity Date, provided that, each Existing Letter of Credit shall be deemed to be issued hereunder; provided, further, that if applicable Issuing Bank’s standard operating procedures do not provide for the issuance of electronic Letters of Credit, it shall only be required to issue paper Letters of Credit hereunder. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired (without any drawing having been made thereunder that has not been rejected or honored) or that have been drawn upon and reimbursed.

(b) Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Term Loan A/Revolver Administrative Agent (at least five Business Days before the requested date of issuance, amendment, renewal or extension or such shorter period as the applicable Issuing Bank and the Term Loan A/Revolver Administrative Agent may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section 2.05), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, such Borrower also shall submit a letter of credit or bank guarantee application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit (an “LC Application”). Other than with respect to the deemed issuance hereunder of each Existing Letter of Credit on the Effective Date, a Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) subject to Section 9.04(b)(ii), the Applicable Fronting Exposure of each Issuing Bank shall not exceed its Letter of Credit Commitment or its Revolving Commitment (other than to the extent of any Existing Letters of Credit issued thereby), (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments, (iii) the Revolving Exposure of the applicable Issuing Bank shall not exceed its Revolving Commitment, (iv) the aggregate LC Exposure shall not exceed the aggregate Letter of Credit Commitments and (v) the LC Exposure of the applicable Issuing Bank shall not exceed its Letter of Credit Commitment. No Issuing Bank shall be under any obligation to issue (or amend) any Letter of Credit that is not a Standby Letter of Credit, unless otherwise agreed by such Issuing Bank, or to issue (or amend) any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such Issuing Bank from issuing (or amending) the Letter of Credit, or any law applicable to such Issuing Bank any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance (or amendment) of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, (ii) the issuance of such Letter of Credit would violate one or more policies of general application of such Issuing Bank now or hereafter applicable to letters of credit generally, (iii) except as otherwise agreed by such Issuing Bank, the Letter of Credit is in an initial stated amount less than $500,000 or (iv) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.22(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such Issuing Bank with such Borrower or such Lender to eliminate such Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the Letter of Credit then proposed to be issued (or amended) or such Letter of Credit and all other LC Exposure as to which such Issuing Bank has Defaulting Lender Fronting Exposure.

(c) Notice. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Term Loan A/Revolver Administrative Agent any written notice thereof required under paragraph (m) of this Section and each Issuing Bank hereby agrees to give such notice.

(d) Expiration Date. Each Letter of Credit (other than each Existing Letter of Credit) shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that if such expiry date is not a Business Day, such Letter of Credit shall expire at or prior to close of business on the next succeeding Business Day; provided, however, that any Letter of Credit may, upon the request of a Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the Revolving Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof within the time period specified in such Letter of Credit or, if no such time period is specified, at least 30 days prior to the then-applicable expiration date, that such Letter of Credit will not be renewed; provided, further, that with respect to any Existing Letter of Credit that expires later than the date that is five Business Days prior to the Revolving Maturity Date, (A) no Revolving Lender (other than the Issuing Bank in respect of such Existing Letter of Credit) shall have any liabilities or obligations in respect of such Existing Letter of Credit after the Revolving Maturity Date and (B) on or prior to the date that is five Business Days prior to the Revolving Maturity Date, the Borrowers shall pledge and deposit with or deliver to each Issuing Bank that issued any such Existing Letter of Credit cash or deposit account balances under the sole dominion and control of such Issuing Bank or, if such Issuing Bank shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to such Issuing Bank and in an amount equal to the amount available to be drawn under each such Existing Letter of Credit.

(e) Participations. By the issuance of a Letter of Credit or an amendment to a Letter of Credit increasing the amount thereof (or, in the case of any Existing Letter of Credit, on the Effective Date), and without any further action on the part of the Issuing Bank that is the issuer thereof or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby irrevocably and unconditionally acquires from such Issuing Bank without recourse or warranty (regardless of whether the conditions set forth in Section 4.02 shall have been satisfied), a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Term Loan A/Revolver Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (f) of this Section 2.05 in dollars, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(f) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit (including, for the avoidance of doubt, any Existing Letter of Credit), the Borrowers shall reimburse such LC Disbursement by paying to the Issuing Bank, with notice of such payment given to the Term Loan A/Revolver Administrative Agent, an amount equal to such LC Disbursement in the same currency as the LC Disbursement not later than 4:00 p.m., New York City time, on the Business Day immediately following the day that the Borrowers receive notice of such LC Disbursement; provided that, if such LC Disbursement is not less than the Dollar Equivalent of $1,000,000, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.04 that such payment be financed with an ABR Revolving Loan Borrowing or a Swingline Loan, in each case in an equivalent amount, and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loan Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Term Loan A/Revolver Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement (expressed in dollars in the amount of Dollar Equivalent thereof in the case of a Letter of Credit denominated in a currency other than dollars), the payment then due from the Borrowers in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Term Loan A/Revolver Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in dollars and in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Term Loan A/Revolver Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Term Loan A/Revolver Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Term Loan A/Revolver Administrative Agent shall distribute such payment to the applicable Issuing Bank in dollars or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(g) Obligations Absolute. The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section 2.05 and the obligations of the Revolving Lenders as provided in paragraph (e) of this Section 2.05 is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any of the other Loan Documents, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) the occurrence of any Default or Event of Default, (v) the existence of any claim, counterclaim, setoff, defense or other right that such Borrower may have at any time against any beneficiary, the Issuing Bank or any other person, or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. None of the Administrative Agents, the Lenders, the Issuing Banks or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential, exemplary or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction in a final, non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.

(h) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Term Loan A/Revolver Administrative Agent and the Borrowers by telephone (confirmed by hand delivery, facsimile or electronic communication (if arrangements for doing so have been approved by the applicable Issuing Bank) of such demand for payment and whether such Issuing Bank has made an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (f) of this Section.

(i) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to (x) in the case of an LC Disbursement denominated in dollars, ABR Revolving Loans and (y) in the case of an LC Disbursement that is not denominated in dollars, Eurocurrency Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section 2.05, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Term Loan A/Revolver Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable within two Business Days of demand or, if no demand has been made, within two Business Days of the date on which the Borrowers reimburse the applicable LC Disbursement in full. If any Revolving Lender shall not have made its Applicable Percentage of such LC Disbursement available to the Term Loan A/Revolver Administrative Agent as provided in clause (f) above, such Revolving Lender shall agree to pay interest on such amount, for each day from and including the date such amount is required to be paid at a rate determined by the Term Loan A/Revolver Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

(j) Cash Collateralization. If any Event of Default under clause (a), (b), (h) or (i) of Section 7.01 shall occur and be continuing, on the Business Day on which the Borrower receives notice from the Term Loan A/Revolver Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50.0% of the aggregate LC Exposure of all Revolving Lenders) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Term Loan A/Revolver Administrative Agent, in the name of the Term Loan A/Revolver Administrative Agent and for the benefit of the Issuing Banks and the Lenders, an amount of cash in dollars equal to the Dollar Equivalent of the portions of the LC Exposure attributable to Letters of Credit, as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (h) or (i) of Section

7.01. The Borrowers also shall deposit Cash Collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Term Loan A/Revolver Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.22(a)(iv)), then promptly upon the request of the Term Loan A/Revolver Administrative Agent, any Issuing Bank or the Swingline Lender, the Borrowers shall deliver to the Term Loan A/Revolver Administrative Agent Cash Collateral in an amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any Cash Collateral provided by the Defaulting Lender). The Term Loan A/Revolver Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Term Loan A/Revolver Administrative Agent in Permitted Investments and at the Borrowers risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Term Loan A/Revolver Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing more than 50.0% of the aggregate LC Exposure of all the Revolving Lenders), be applied to satisfy other obligations of the Borrowers under this Agreement in accordance with the terms of the Loan Documents. If the Borrowers are required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived or after the termination of Defaulting Lender status, as applicable. If the Borrowers are required to provide an amount of Cash Collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers as and to the extent that, after giving effect to such return, the Borrowers would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing.

(k) Designation of Additional Issuing Banks. The Borrowers may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Term Loan A/Revolver Administrative Agent and the Borrowers, executed by the Borrowers, the Term Loan A/Revolver Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(l) Termination of an Issuing Bank. The Borrowers may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Term Loan A/Revolver Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(m) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Term Loan A/Revolver Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Term Loan A/Revolver Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be reasonably requested by the Term Loan A/Revolver Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and currency and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Term Loan A/Revolver Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank; provided that Bank of America, N.A. shall not be required to produce such reports in its capacity as an Issuing Bank.

(n) Existing Letters of Credit. The Existing Letters of Credit will be deemed to be Letters of Credit issued under this Agreement on the Effective Date.

(o) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower, when a Letter of Credit is issued, (i) the rules of the ISP98 shall apply to each Standby Letter of Credit, and (ii) the rules of UCP shall apply to each Commercial Letter of Credit, and as to all matters not governed thereby, the laws of the State of New York.

SECTION 2.06 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in dollars by 2:00 p.m., New York City time, to the Applicable Account of the applicable Administrative Agent most-recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The applicable Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrowers designated by the Borrowers in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Term Loan A/Revolver Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(f) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.

(b) Unless the applicable Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the applicable Administrative Agent such Lender’s share of such Borrowing, the applicable Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to a Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the applicable Administrative Agent, then the applicable Lender agrees to pay to the applicable Administrative Agent an amount equal to such share on demand of the applicable Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the applicable Administrative Agent therefor, the applicable Administrative Agent shall promptly notify the applicable Borrower, and the applicable Borrower agrees to pay such corresponding amount to the applicable Administrative Agent forthwith on demand. The applicable Administrative Agent shall also be entitled to recover from such Lender or applicable Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the applicable Administrative Agent, at (i) in the case of such Lender, if such Borrowing is denominated in dollars, the greater of the Federal Funds Effective Rate and a rate determined by the applicable Administrative Agent in accordance with banking industry rules on interbank compensation, the rate reasonably determined by the Administrative Agent to be its cost of funding such amount, or (ii) in the case of such Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the applicable Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c) Obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and, other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

SECTION 2.07 Interest Elections.

(a) Each Revolving Loan Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, each Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. Each Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section, the applicable Borrower shall notify the applicable Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and confirmed promptly by hand delivery, facsimile or other electronic transmission to the applicable Administrative Agent of a written Interest Election Request signed by the applicable Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing (solely to the extent such Borrowing is denominated in dollars) or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request in accordance with this Section, the applicable Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

SECTION 2.08 Termination and Reduction of Commitments.

(a) Unless previously terminated, the Term A-1 Commitments, Term A-2 Commitments, Term B Commitments, the Term Cash Flow Commitment and the Term A-3 Commitments shall terminate upon the earlier of (i) 5:00 p.m., New York City time, on the Effective Date and (ii) 11:59 p.m., New York City time, on December 16, 2016. The Revolving Commitments shall terminate on the Revolving Maturity Date.

(b) Each Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) each Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.

(c) Each Borrower shall notify the applicable Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the applicable Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by such Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by such Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the such Borrower (by notice to the applicable Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09 Repayment of Loans; Evidence of Debt.

(a) Each Borrower, jointly and severally, hereby unconditionally promises to pay (i) to the Term Loan A/Revolver Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the applicable Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made by the Swingline Lender on the earlier to occur of (A) the date that is 10 Business Days after such Loan is made and (B) the Revolving Maturity Date; provided that on each date that a Revolving Loan Borrowing is made, such Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) Each Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by such Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agents to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the accounts maintained by the Administrative Agents pursuant to paragraph (c) of this Section shall control.

(e) Any Lender may request through the applicable Administrative Agent that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form provided by the applicable Administrative Agent and approved by the Borrowers.

SECTION 2.10 Amortization of Term Loans.

(a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrowers shall repay Term A-2 Loan Borrowings and Term B Loan Borrowings on the dates and in the amounts set forth on Annex I, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided that if any such date is not a Business Day, such payment shall be due on the preceding Business Day.

(b) To the extent not previously paid, (i) all Term A-1 Loans shall be due and payable on the Term A-1 Maturity Date, (ii) all Term A-2 Loans shall be due and payable on the Term A-2 Maturity Date, (iii) all Term B Loans shall be due and payable on the Term B Maturity Date, (iv) all Term Cash Flow Loans shall be due and payable on the Term Cash Flow Maturity Date and (v) all Term A-3 Loans shall be due and payable on the Term A-3 Maturity Date.

(c) Any prepayment of a Term Loan Borrowing of any Class (i) pursuant to Section 2.11(a)(i) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section as directed by the Borrowers (and absent such direction in direct order of maturity) and (ii) pursuant to Section 2.11(c) or Section 2.11(d) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section, or, except as otherwise provided in any Refinancing Amendment or Loan Modification Offer, pursuant to the corresponding section of such Refinancing Amendment or Loan Modification Offer, as applicable, in direct order of maturity.

(d) Prior to any repayment of any Term Loan Borrowings of any Class hereunder, the Borrowers shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the applicable Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such election not later than 2:00 p.m., New York City time, two Business Day before the scheduled date of such repayment. In the absence of a designation by the Borrowers as described in the preceding sentence, the applicable Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11 Prepayment of Loans.

(a) (i) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (subject to the immediately succeeding proviso); provided that in the event that, on or prior to the six month anniversary of the Effective Date, the Borrowers (i) makes any prepayment of Term B Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Term B Loans or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Term B Loans, the Borrowers shall pay to the Term Loan B Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1% of the principal amount of the Term B Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1% of the aggregate amount of the applicable Term B Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

(ii) Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, a Borrower may prepay the outstanding Term Loans on the following basis:

(A) Each Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.11(a)(ii); provided that (x) the Borrowers shall not make any Borrowing of Revolving Loans to fund any Discounted Term Loan Prepayment and (y) the Borrowers shall not initiate any action under this Section 2.11(a)(ii) in order to make a Discounted Term Loan Prepayment with respect to any Class unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment with respect to such Class as a result of a prepayment made by the Borrowers on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Borrowers were notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the applicable Borrower’s election not to accept any Solicited Discounted Prepayment Offers.

(B) (1) Subject to the proviso to subsection (A) above, a Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrowers, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).

(2) Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Term Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3) If there is at least one Discount Prepayment Accepting Lender, the Borrowers will make prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Term Lender’s Specified Discount Prepayment Response given pursuant to subsection (2); provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrowers and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount

Prepayment Response Date, notify (I) the Borrowers of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Term Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrowers and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrowers shall be due and payable by the Borrowers on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C) (1) Subject to the proviso to subsection (A) above, a Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrowers, to each Term Lender and/or each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by a Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrowers shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”). Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Term Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrowers and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The Borrowers agree to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3) If there is at least one Participating Lender, the Borrowers will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Term Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro-rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrowers and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the Borrowers of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (z) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrowers and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the applicable Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D) (1) Subject to the proviso to subsection (A) above, the Borrowers may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrowers, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate dollar amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the applicable Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by such Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2) The Auction Agent shall promptly provide the Borrowers with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Borrowers shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrowers (the “Acceptable Discount”), if any. If the Borrowers elect to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrowers from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Borrowers shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrowers by the Acceptance Date, the Borrowers shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrowers and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrowers at the Acceptable Discount in accordance with this Section 2.11(a)(ii)(D)). If the Borrowers elect to accept any Acceptable Discount, then the Borrowers agree to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Term Lender, a “Qualifying Lender”). The Borrowers will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Term Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Borrowers and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Borrowers of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to each Borrower and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to each Borrower shall be due and payable by the applicable Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E) In connection with any Discounted Term Loan Prepayment, the Borrowers and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the Borrowers in connection therewith.

(F) If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, the applicable Borrower shall prepay such Term Loans on the Discounted Prepayment Effective Date. Such Borrower shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the applicable Administrative Agent’s Office in immediately available funds not later than 11:00 a.m., New York City time, on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.11(a)(ii) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.

(G) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent, with the provisions in this Section 2.11(a)(ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Borrower or Borrowers.

(H) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.11(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I) Each of the Borrowers and the Term Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.11(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.11(a)(ii) as well as activities of the Auction Agent.

(J) The Borrowers shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to this subclause (J), any failure by the Borrowers to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.11(a)(ii) shall not constitute a Default or Event of Default under Section 7.01 or otherwise).

Notwithstanding anything to contrary, the provisions of this Section 2.11(a)(ii) shall permit any transaction permitted by such section to be conducted on a Class by Class basis and on a non-pro rata basis across Classes (but not within a single Class), in each case, as selected by the Company.

(b) In the event and on each occasion that the aggregate Revolving Exposures exceed the aggregate Revolving Commitments (including as a result of a determination with respect to the Dollar Equivalent of any Letter of Credit made by the Term Loan A/Revolver Administrative Agent pursuant to Section 1.06), the Borrowers shall prepay Revolving Loan Borrowings or Swingline Loans (or, if no such Borrowings are outstanding, deposit Cash Collateral in an account with the Term Loan A/Revolver Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount necessary to eliminate such excess.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Company, any Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrowers shall, within ten Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” on the date of such Prepayment Event), prepay Term Loan Borrowings in an aggregate amount equal to the Disposition Percentage of the amount of such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event,” after the Company and the Borrowers have met the Reinvestment Trigger, if the Company, the Borrowers and the Restricted Subsidiaries invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within 450 days after receipt of such Net Proceeds in the business of the Company and the other Subsidiaries (including any acquisitions or other Investment permitted under Section 6.04), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 450 day period (or if committed to be so invested within such 450 day period, have not been so invested within 630 days after receipt thereof), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested); provided, further, that after the Company and the Borrowers have met the Reinvestment Trigger, the Borrowers may use a portion of such Net Proceeds to prepay or repurchase any other Indebtedness that is secured by the Collateral on a pari passu basis with the Borrowings to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness.

(d) Following the end of each fiscal year of the Company, commencing with the fiscal year ending February 2, 2018, the Borrowers shall prepay Term Loan Borrowings in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such fiscal year; provided that (A) such amount shall be reduced by the aggregate amount of prepayments of (i) Term Loans (and, to the extent the Revolving Commitments are reduced in a corresponding amount pursuant to Section 2.08, Revolving Loans) made pursuant to Section 2.11(a) during such fiscal year or after such fiscal year and prior to the time such prepayment is due as provided below (provided that such reduction as a result of prepayments pursuant to clause (ii) thereof shall be limited to the actual amount of such cash prepayment) and (ii) other Consolidated First Lien Debt (provided that in the case of the prepayment of any revolving commitments, there is a corresponding reduction in commitments), excluding, in each case, all such prepayments funded with the proceeds of other long-term Indebtedness or the issuance of Equity Interests and (B) no prepayment shall be required under this Section 2.11(d) unless the amount thereof (after giving effect to the foregoing clause (A)) would equal or exceed $25,000,000. Each prepayment pursuant to this paragraph shall be made on or before the date that is eight Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated.

(e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrowers shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any mandatory prepayment of Term Loan Borrowings made at a time when Term Loan Borrowings of more than one Class remain outstanding, the Borrowers shall select which Class (or Classes) of Term Loan Borrowings to be prepaid in their sole discretion; provided that the aggregate amount of such prepayment is allocated pro rata among the Term Loan Borrowings of each such Class; provided, further, that (i) while there are any amounts outstanding under the Asset Sale Bridge Facility, Term A-1 Facility or Term A-3 Facility, all mandatory prepayments required pursuant to clause (c) above shall be applied (A) first, to the Asset Sale Bridge Facility until there are no amounts outstanding thereunder, (B) second, to the Term A-1 Facility until there are no amounts outstanding thereunder and (C) third, to the Term A-3 Facility until there are no amounts outstanding thereunder and (ii) any Term Lender (and, to the extent provided in the Refinancing Amendment or Loan Modification Offer for any Class of Other Term Loans, any Lender that holds Other Term Loans of such Class) may elect, by notice to the applicable Administrative Agent by telephone (confirmed by facsimile) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section (other than an optional prepayment pursuant to paragraph (a)(i) of this Section or a mandatory prepayment as a result of the Prepayment Event set forth in clause (b) of the definition thereof, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Class but was so declined shall be retained by the Company, the Borrowers and the Restricted Subsidiaries (such amounts, “Retained Declined Proceeds”). Optional prepayments of Term Loan Borrowings shall be allocated among the Classes of Term Loan Borrowings as directed by the Borrowers. In the absence of a designation by the Borrowers as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the applicable Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16.

(f) The Borrowers shall notify the applicable Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrowers (by notice to the applicable Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the applicable Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. At the Borrowers’ election in connection with any prepayment pursuant to this Section 2.11, such prepayment shall not be applied to any Term Loan or Revolving Loan of a Defaulting Lender and shall be allocated ratably among the relevant non-Defaulting Lenders.

(g) Notwithstanding any other provisions of Section 2.11(c) or (d), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event set forth in clause (a) of the definition thereof by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(c) (a “Foreign Prepayment Event”) or Excess Cash Flow are prohibited or delayed by any Requirement of Law from being repatriated to a Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable Requirement of Law will not permit repatriation to a Borrower (the Borrowers hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable Requirement of Law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable Requirement of Law, such repatriation will be promptly effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than three Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable, and (B) to the extent that and for so long as a Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary; provided that when such Borrower determines in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow shall be promptly (and in any event not later than three Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable.

SECTION 2.12 Fees.

(a) Each Borrower agrees to pay to the Term Loan A/Revolver Administrative Agent in dollars for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the third Business Day following the last day of each of the Company’s fiscal quarters and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) Each Borrower agrees to pay to the Term Loan A/Revolver Administrative Agent for the account of each Revolving Lender (other than any Defaulting Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate, in each case, used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure. In addition, each Borrower agrees to pay to each Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by such Issuing Bank to such Borrower for the period from the date of issuance of such Letter of Credit through the expiration date of such Letter of Credit (or if terminated on an earlier date to the termination date of such Letter of Credit), computed at a rate equal to 0.125% per annum or such other percentage per annum to be agreed upon between the Borrower Agent and such Issuing Bank of the daily outstanding amount of such Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each January, April, July and October shall be payable in accordance with clause (c) below; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand until the expiration or cancellation of all outstanding Letters of Credit. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the applicable Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid hereunder shall not be refundable under any circumstances.

(d) The Company agrees to pay to each Administrative Agent, for its own account, an agency fee payable in the amount and at the times separately agreed upon between Company and such Administrative Agent.

(e) The Company agrees to pay to the Term Loan B Administrative Agent on the Effective Date (and subject to the occurrence of the Effective Date) for the account of each Term B Lender a non-refundable ticking fee (the “Ticking Fee”), which shall accrue from and after June 3, 2016 (the “Start Date”) to the Effective Date, in an amount equal to (A) for the period from the Start Date to the Ticking Fee Trigger Date, zero percent (0%), (B) for the 30-day period commencing on the Ticking Fee Trigger Date a rate per annum calculated on the basis of a year of 360 days and the actual number of days elapsed during such period, equal to 50% of the Applicable Rate applicable to Term B Loans that are Eurocurrency Loans (assuming that the Term B Facility was effective on such dates) (excluding the Adjusted LIBO Rate and associated floor) and (C) thereafter, a rate per annum calculated on the basis of a year of 360 days and the actual number of days elapsed during such period, equal to 100% of the Applicable Rate applicable to Term B Loans that are Eurocurrency Loans (assuming that the Term B Facility was effective on such dates) (excluding the Adjusted LIBO Rate and associated floor), in each case, calculated in respect of the aggregate principal amount of Term B Loans allocated to such Term B Lenders during such period. At the option of the Company, the Ticking Fee may be netted against the proceeds of the Term B Loans on the Effective Date.

(f) Notwithstanding the foregoing, and subject to Section 2.22, no Borrower shall be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12; provided that such amounts shall be payable to any non-Defaulting Lender which assumes the obligations of a Defaulting Lender pursuant to Section 2.22(a)(iv).

SECTION 2.13 Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, during the continuance of an Event of Default under clauses (a), (b), (h) or (i) of Section 7.01, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further, that no amounts shall accrue pursuant to this Section 2.13(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further, that such amounts shall be payable to any non-Defaulting Lender which assumes the obligations of a Defaulting Lender pursuant to Section 2.22(a)(iv).

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All computations of interest for ABR Loans (including ABR Loans determined by reference to the Adjusted LIBO Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.18, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.14 Alternate Rate of Interest. If at least two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the applicable Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the applicable Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (in each case with respect to the Loans impacted by this clause (b) or clause (a) above, “Impacted Loans”),

(c) the applicable Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the applicable Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurocurrency Borrowing then such Borrowing shall be made as an ABR Borrowing and the utilization of the LIBO Rate component in determining the Alternate Base Rate shall be suspended; provided, however, that, in each case, the Borrowers may revoke any Borrowing Request that is pending when such notice is received.

Notwithstanding the foregoing, if the applicable Administrative Agent has made the determination described in clause (a) of this Section 2.14 and/or is advised by the Required Lenders of their determination in accordance with clause (b) of this Section 2.14 and the Borrowers shall so request, the applicable Administrative Agent, the Required Lenders and the Borrowers shall negotiate in good faith to amend the definition of “LIBO Rate” and other applicable provisions to preserve the original intent thereof in light of such change; provided that, until so amended, such Impacted Loans will be handled as otherwise provided pursuant to the terms of this Section 2.14.

SECTION 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Lender to any Taxes on its Loans, letters of credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the actual cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered, provided that to the extent any such costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives enacted or promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Basel III after the Effective Date, then such Lender shall be compensated pursuant to this Section 2.15(a) only to the extent such Lender is imposing such charges on similarly situated borrowers under the other syndicated credit facilities that such Lender is a lender under. Notwithstanding the foregoing, this paragraph (a) will not apply to (A) Indemnified Taxes or Other Taxes or (B) Excluded Taxes.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity requirements), then, from time to time upon request of such Lender or Issuing Bank, the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrowers shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the actual loss, cost and expense attributable to such event. For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 2.16, each Lender shall be deemed to have funded each Eurocurrency Loan made by it at the Adjusted LIBO Rate for such Loan by a matching deposit or other borrowing for a comparable amount and for a comparable period, whether or not such Eurocurrency Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt of such demand. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern.

SECTION 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, provided that if the applicable Withholding Agent shall be required by applicable Requirements of Law to deduct any Taxes from such payments, then (i) the applicable Withholding Agent shall make such deductions, (ii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iii) if the Tax in question is an Indemnified Tax or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional amounts payable under this Section 2.17) an Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made.

(b) Without limiting the provisions of paragraph (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.

(c) The Borrowers shall indemnify each Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Administrative Agent or such Lender, as the case may be, and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrowers by a Lender or by an Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.17, the Borrowers shall deliver to each Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agents.

(e) Each Lender shall deliver to the Borrowers and the applicable Administrative Agent at the time or times prescribed by law and reasonably requested by the Borrowers or the applicable Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other documentation reasonably requested by the Borrowers or the applicable Administrative Agent (i) as will permit such payments to be made without, or at a reduced rate of, withholding or (ii) as will enable the Borrowers or the applicable Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements. Each Lender shall, whenever a lapse or time or change in circumstances renders such documentation obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrowers and the applicable Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrowers or the applicable Administrative Agent) or promptly notify the Borrowers and the applicable Administrative Agent in writing of its inability to do so.

Without limiting the foregoing:

(1) Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrowers and the applicable Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrowers or the applicable Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(2) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrowers and the applicable Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrowers or the applicable Administrative Agent) whichever of the following is applicable:

(A) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,

(B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates substantially in the form of Exhibit P-1, P-2, P-3 and P-4, as applicable, (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms),

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two properly completed and duly signed original copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, U.S. Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.17(e) if such beneficial owner were a Lender, as applicable (provided that, if the Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the applicable Administrative Agent to determine the withholding or deduction required to be made.

(3) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the applicable Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or any Borrower or the applicable Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or a Borrower or the applicable Administrative Agent as may be necessary for the Borrowers and the applicable Administrative Agent to comply with their obligations under FATCA , to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (3), “FATCA” shall include any amendments made to FATCA after the date hereof.

Notwithstanding any other provisions of this clause (e), a Lender shall not be required to deliver any form or other documentation that such Lender is not legally eligible to deliver.

(f) If a Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the applicable Administrative Agent or the relevant Lender, as applicable, shall use commercially reasonable efforts to cooperate with such Borrower in a reasonable challenge of such Taxes if so requested by a Borrower; provided that (a) the applicable Administrative Agent or such Lender determines in its reasonable discretion that it would not be subject to any unreimbursed third party cost or expense or otherwise be prejudiced by cooperating in such challenge, (b) such Borrower pays all related expenses of the applicable Administrative Agent or such Lender, as applicable and (c) such Borrower indemnifies the applicable Administrative Agent or such Lender, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge. The applicable Administrative Agent or a Lender shall claim any refund that it determines is reasonably available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. If the applicable Administrative Agent or a Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the applicable Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the applicable Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the applicable Administrative Agent or such Lender in the event the applicable Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The applicable Administrative Agent or such Lender, as the case may be, shall, at a Borrower’s request, provide such Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the applicable Administrative Agent or such Lender may delete any information therein that the applicable Administrative Agent or such Lender deems confidential). Notwithstanding anything to the contrary, this Section 2.17(f) shall not be construed to require any Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential to any Loan Party or any other Person).

(g) The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(h) For purposes of this Section 2.17, the term “Lender” shall include any Issuing Bank and the Swingline Lender.

(i) In addition, if applicable, each Administrative Agent shall deliver to the Borrowers (x)(I) in the case of the Term Loan B Administrative Agent, prior to the date on which the first payment by the Borrowers is due hereunder or (II) in the case of any successor Administrative Agent appointed pursuant to Article VIII that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, prior to the first date on or after the date on which such Administrative Agent becomes a successor Administrative Agent pursuant to Article VIII on which payment by the Borrowers is due hereunder, as applicable, two copies of a properly completed and executed IRS Form W-8IMY certifying that such Administrative Agent is a U.S. branch and intends to be treated as a U.S. person for purposes of withholding under Chapter 3 of the Code pursuant to Section 1.1441-1(b)(2)(iv) or Section 1.441-1T(b)(2)(iv), as applicable, of the United States Treasury Regulations, and (y) on or before the date on which any such previously delivered documentation expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrowers, and from time to time if reasonably requested by the Borrowers, two further copies of such documentation.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Each Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees, or reimbursement of LC Disbursement or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the applicable Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the applicable Administrative Agent, except payments to be made directly to any Issuing Bank or Swingline Lender shall be made as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The applicable Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment (other than payments on the Eurocurrency Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments or prepayments of any Loan shall be made in the currency in which such Loan is denominated, all reimbursements of any LC Disbursements shall be made in dollars, all payments of accrued interest payable on a Loan or LC Disbursement shall be made in dollars, and all other payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the applicable Administrative Agent to pay fully all applicable amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of applicable interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the applicable amounts of interest and fees then due to such parties, and (ii) second, towards payment of applicable principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of a given Class or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class or participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender with outstanding Loans of the same Class or participations in LC Disbursements or Swingline Loans, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class or participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class or participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Company or the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant (including a Purchasing Borrower Party) or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. The Company and the Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company or the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company or the Borrowers, as applicable, in the amount of such participation.

(d) Unless the applicable Administrative Agent shall have received notice from the Company or the Borrowers prior to the date on which any payment is due to the such Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Company or the Borrowers will not make such payment, such Administrative Agent may assume that the Company or the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Company or the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the applicable Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by such Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(e), Section 2.05(f), Section 2.06(a), Section 2.06(b), Section 2.06(c), Section 2.18(d) or Section 9.03(c), then the applicable Administrative Agent may, in its discretion and in the order determined by such Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by such Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as Cash Collateral for, and to be applied to, any future funding obligations of such Lender under any such Section.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event that gives rise to the operation of Section 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17 or mitigate the applicability of Section 2.23, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b) If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, (ii) the Company or the Borrowers are required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the applicable Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender or an Affiliated Lender, if a Lender accepts such assignment and delegation), provided that (A) the Company shall have received the prior written consent of the applicable Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and if a Revolving Commitment is being assigned and delegated, each Issuing Bank and each Swingline Lender), which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the then market value of the outstanding principal of its Loans and unreimbursed participations in LC Disbursements and Swingline Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or the Borrowers (in the case of all other amounts), (C) the Borrowers or such assignee shall have paid (unless waived) to the applicable Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payment required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the applicable Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20 Incremental Credit Extension.

(a) The Company or the Borrowers may at any time and from time to time after the Effective Date, subject to the terms and conditions set forth herein, by notice to the applicable Administrative Agent request (i) one or more additional Classes of term loans or additional term loans of the same Class of any existing Class of term loans (the “Incremental Term Loans”), (ii) one or more increases in the amount of the Revolving Commitments of any Class (each such increase, an “Incremental Revolving Commitment Increase”) or (iii) one or more additional Classes of Revolving Commitments (the “Additional/Replacement Revolving Commitments,” and, together with the Incremental Term Loans and the Incremental Revolving Commitment Increases, the “Incremental Facilities”); provided that, subject to Section 1.07, after giving effect to the effectiveness of any Incremental Facility Amendment referred to below and at the time that any such Incremental Term Loan, Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitment is made or effected, no Event of Default shall have occurred and be continuing or would result therefrom (except, in the case of the incurrence or provision of any Incremental Facility in connection with a Permitted Acquisition or other Investment not prohibited by the terms of this Agreement, which shall be subject to no Event of Default under clause (a), (b), (h) or (i) of Section 7.01). Notwithstanding anything to contrary herein, the sum of (i) the aggregate principal amount of the Incremental Facilities, and (ii) the aggregate outstanding principal amount of Incremental Equivalent Debt shall not at the time of incurrence of any such Incremental Facilities or Incremental Equivalent Debt (and after giving effect to such incurrence) exceed the Incremental Cap at such time (calculated in a manner consistent with the definition of “Incremental Cap”).

(b) Each Incremental Term Loan shall comply with the following clauses (A) through (F): (A) except with respect to the Incremental Maturity Carveout Amount, (i) the maturity date of any Incremental Term B Loans shall not be earlier than the Term B Maturity Date and the Weighted Average Life to Maturity of the Incremental Term B Loans shall not be shorter than the remaining Weighted Average Life to Maturity of the Term B Loans and (ii) the maturity date of any Incremental Term A Loans shall not be earlier than the Term A-2 Maturity Date and the Weighted Average Life to Maturity of the Incremental Term A Loans shall not be shorter than the remaining Weighted Average Life to Maturity of the Term A-2 Loans, (B) the pricing (including any “MFN” or other pricing terms), interest rate margins, rate floors, fees, premiums (including prepayment premiums), funding discounts and, subject to clause (A), the maturity and amortization schedule for any Incremental Term Loans shall be determined by the Company and the applicable Additional Lenders, (C)(i) the Incremental Term Loans shall be secured solely by the Collateral on an equal and ratable basis (or a junior basis, subject to a Second Lien Intercreditor Agreement) with the Secured Obligations and (ii) no Incremental Term Loans shall be guaranteed by entities other than the Guarantors, (D) any Incremental Term Loan that has terms and conditions consistent with the Term B Loans in the reasonable determination of the applicable Borrower or that otherwise does not constitute an Incremental Term A Loan (an “Incremental Term B Loan”) shall be on terms and pursuant to documentation to be determined by the Company and the applicable Additional Lenders; provided, that to the extent such terms and documentation are not consistent with the Term B Loans (except to the extent permitted by clause (A) or (B) above), they shall be reasonably satisfactory to the Term Loan B Administrative Agent (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any Incremental Term Loan, no consent shall be required from the Term Loan B Administrative Agent or any of the Term B Lenders to the extent that such financial maintenance covenant is (1) also added for the benefit of any existing Loans or (2) only applicable after the Latest Maturity Date), (E) any Incremental Term Loan that has terms and conditions consistent with the Term A Loans in the reasonable determination of the applicable Borrower (an “Incremental Term A Loan”) shall be on terms and pursuant to documentation to be determined by the Company and the applicable Additional Lenders; provided, that to the extent such terms and documentation are not consistent with the Term A Loans (except to the extent permitted by clause (A) or (B) above), they shall be reasonably satisfactory to the Term Loan A/Revolver Administrative Agent (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any Incremental Term Loan, no consent shall be required from the Term Loan A/Revolver Administrative Agent or any of the Term A Lenders to the extent that such financial maintenance covenant is (1) also added for the benefit of any existing Loans or (2) only applicable after the Latest Maturity Date), and (F) such Incremental Term Loans may be provided in any currency as mutually agreed among the applicable Administrative Agent, the Company and the applicable Additional Lenders. Each Incremental Term Loan shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof (unless the applicable Borrower and the applicable Administrative Agent otherwise agree); provided that such amount may be less than $10,000,000, if such amount represents all the remaining availability under the aggregate principal amount of Incremental Term Loans set forth above; provided that, prior to September 7, 2017, with respect to any Incremental Term Loans incurred pursuant to clause (a) of the definition of “Incremental Cap” and which have a maturity date less than two years after the Term B Maturity Date or Term A-2 Maturity Date, as applicable, in the event that the Applicable Rates for any (i) Incremental Term B Loan are greater than the Applicable Rates for the Term B Loans by more than 0.50% per annum, then the Applicable Rates for the Term B Loans shall be increased to the extent necessary so that the Applicable Rates for the Term B Loans are equal to the Applicable Rates for the Incremental Term B Loans minus 0.50% per annum, or (ii) Incremental Term A Loan are greater than the Applicable Rates for the Term A-2 Loans and/or Term A-1 Loans by more than 0.50% per annum, then the Applicable Rates for the Term A Loans shall be increased to the extent necessary so that the Applicable Rates for the Term A-2 Loans and/or Term A-1 Loans are equal to the Applicable Rates for the Incremental Term A Loans minus 0.50% per annum (this proviso, collectively, the “MFN Protection”); provided, further, that with respect to any Incremental Term Loans that do not bear interest at a rate determined by reference to the Adjusted LIBO Rate, for purposes of calculating the applicable increase (if any) in the Applicable Rates for the Term B Loans or Term A Loans in the preceding provisos, the Applicable Rate for such Incremental Term Loans shall be deemed to be the interest rate (calculated after giving effect to any increases required pursuant to the immediately succeeding proviso) of such Incremental Term Loans less the then applicable LIBO Rate; provided, further, that in determining the Applicable Rates applicable to the Term B Loans, the Incremental Term B Loans, the Term A Loans and the Incremental Term A Loans (x) original issue discount (“OID”) or upfront fees (which shall be deemed, solely for purposes of this clause (x), to constitute like amounts of OID) payable by the Borrowers to the Lenders of the Term B Loans, the Incremental Term B Loans, the Term A Loans and the Incremental Term A Loans in the initial primary syndication thereof shall be included (with OID or upfront fees being equated to interest based on an assumed four-year life to maturity), (y) (1) with respect to the Term B Loans, to the extent that the LIBO Rate on the closing date of the Incremental Facility Amendment is less than the “LIBOR floor”, the amount of such difference shall be deemed added to the Applicable Rate for the Term B Loans solely for the purpose of determining whether an increase in the Applicable Rate for the Term B Loans shall be required, (2) with respect to the Incremental Term B Loans, to the extent that the LIBO Rate on the closing date of the Incremental Facility Amendment is less than the interest rate floor, if any, applicable to the Incremental Term B Loans, the amount of such difference shall be deemed added to the Applicable Rate for the Incremental Term B Loans solely for the purpose of determining whether an increase in the Applicable Rate for the Term B Loans shall be required), (3) with respect to the Term A Loans, to the extent that the LIBO Rate on the closing date of the Incremental Facility Amendment is less than the “LIBOR floor”, the amount of such difference shall be deemed added to the Applicable Rate for the Term A Loans solely for the purpose of determining whether an increase in the Applicable Rate for the Term A Loans shall be required and (4) with respect to the Incremental Term A Loans, to the extent that the LIBO Rate on the closing date of the Incremental Facility Amendment is less than the interest rate floor, if any, applicable to the Incremental Term A Loans, the amount of such difference shall be deemed added to the Applicable Rate for the Incremental Term A Loans solely for the purpose of determining whether an increase in the Applicable Rate for the Term A Loans shall be required) and (z) the Ticking Fee payable to Term B Lenders hereunder, customary arrangement, commitment fees, other ticking fees or other similar fees payable to the Lead Arrangers (or their respective Affiliates) in connection with the Term B Loans, the Term A Loans or the Revolving Loans as applicable, or to one or more arrangers (or their Affiliates) of the Incremental Term B Loans, Incremental Term A Loans or Revolving Loans, as applicable, shall be excluded. Each Incremental Term Loan may otherwise have terms and conditions different from those of the Term A Loans, Term B Loans, the Term Cash Flow Loans, the Term A-3 Loans or Revolving Loans, as applicable.

(c) The Incremental Revolving Commitment Increase shall be treated the same as the Class of Revolving Commitments being increased (including with respect to maturity date thereof) and shall be considered to be part of the Class of Revolving Credit Facility being increased (it being understood that, if required to consummate an Incremental Revolving Commitment Increase, the pricing, interest rate margins, rate floors and undrawn commitment fees on the Class of Revolving Commitments being increased may be increased and additional upfront or similar fees may be payable to the lenders providing the Incremental Revolving Commitment Increase (without any requirement to pay such fees to any existing Revolving Lenders)).

(d) The Additional/Replacement Revolving Commitments (i) shall rank equal in right of payment with the Revolving Loans, shall be secured only by the Collateral securing the Secured Obligations and shall only be guaranteed by the Loan Parties, (ii) shall not mature earlier than the Revolving Maturity Date and shall require no mandatory commitment reduction prior to the Revolving Maturity Date, (iii) subject to clause (vii) below, shall have interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, undrawn commitment fees, funding discounts, original issue discounts, prepayment terms and premiums and commitment reduction and termination terms as determined by the borrowers and the lenders of such commitments, (iv) shall contain borrowing, repayment and termination of Commitment procedures as determined by the Borrowers and the lenders of such commitments, (v) subject to clause (iv) if the Ratings Condition is not satisfied at the time such Additional/Replacement Revolving Commitments are established, may include provisions relating to letters of credit, as applicable, issued thereunder, which issuances shall be on terms substantially similar (except for the overall size of such subfacilities, the fees payable in connection therewith and the identity of the letter of credit issuer, as applicable, which shall be determined by the Borrowers, the lenders of such commitments and the applicable letter of credit issuers and borrowing, repayment and termination of commitment procedures with respect thereto, in each case which shall be specified in the applicable Incremental Facility Amendment) to the terms relating to the Letters of Credit with respect to the applicable Class of Revolving Commitments or otherwise reasonably acceptable to the Administrative Agent, (vi) prior to September 7, 2017, with respect to any Incremental Revolving Loans incurred pursuant to clause (a) of the definition of “Incremental Cap” which have a maturity date less than two years after the Revolving Maturity Date, in the event that the Applicable Rate for any Incremental Revolving Loans are greater than the Applicable Rates for the Revolving Loans by more than 0.50% per annum, then the Applicable Rates for the Revolving Loans shall be increased to the extent necessary so that the Applicable Rates for the Revolving Loans are equal to the Applicable Rates for the Incremental Revolving Loans minus 0.50% per annum and (vii) may otherwise have terms and conditions different from those of the Revolving Credit Facility (including currency denomination); provided that (x) except with respect to matters contemplated by clauses (i), (ii) (iii), (iv) and (vi) above, any differences shall be reasonably satisfactory to the Term Loan A/Revolver Administrative Agent (except for covenants and other provisions applicable only to the periods after the Latest Maturity Date) and (y) the documentation governing any Additional/Replacement Revolving Commitments may include financial maintenance covenant so long as the Term Loan A/Revolver Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such financial maintenance covenant for the benefit of each facility (provided, further, however, that, if the applicable new financial maintenance covenant is a “springing” financial maintenance covenant for the benefit of such revolving credit facility or covenant only applicable to, or for the benefit of, a revolving credit facility, such financial maintenance covenant shall be automatically included in this Agreement only for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder)).

(e) Each notice from the Company or the Borrowers pursuant to this Section 2.20 shall set forth the requested amount of the relevant Incremental Term Loans, Incremental Revolving Commitment Increases or Additional/Replacement Revolving Commitments.

(f) Commitments in respect of Incremental Term Loans, Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments shall become Commitments (or in the case of an Incremental Revolving Commitment Increase to be provided by an existing Lender with a Revolving Commitment, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Company, the Borrowers, each Lender agreeing to provide such Commitment (provided that no Lender shall be obligated to provide any loans or commitments under any Incremental Facility unless it so agrees), if any, each Additional Lender, if any, the applicable Administrative Agent and, in the case of Incremental Revolving Commitment Increases, each Issuing Bank and the Swingline Lender. Incremental Term Loans and loans under Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments shall be a “Loan” for all purposes of this Agreement and the other Loan Documents. The Incremental Facility Amendment may without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, appropriate or advisable (including changing the amortization schedule of existing Term Loans in a manner required to make the Incremental Term Loans fungible with such Term Loans), in the reasonable opinion of the applicable Administrative Agent and the Borrowers, to effect the provisions of this Section 2.20 (including, in connection with an Incremental Revolving Commitment Increase, to reallocate Revolving Exposure on a pro rata basis among the relevant Revolving Lenders). The Company may use the proceeds of the Incremental Term Loans, Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments for any purpose not prohibited by this Agreement.

(g) Notwithstanding anything to the contrary, this Section 2.20 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.21 Refinancing Amendments.

(a) At any time after the Effective Date, the Borrowers may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of any Class of Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) or (b) all or any portion of the Revolving Loans (or unused Revolving Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that the Net Proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans or reduction of Revolving Commitments being so refinanced, as the case may be; provided further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrowers and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21 shall be in an aggregate principal amount that is (x) not less than $10,000,000 in the case of Other Term Loans or $10,000,000 in the case of Other Revolving Loans and (y) an integral multiple of $1,000,000 in excess thereof (in each case unless the applicable Borrower and the applicable Administrate Agent otherwise agree). Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrowers, or the provision to the Borrowers of Swingline Loans, pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the Revolving Commitments and reasonably satisfactory to the Issuing Banks and the Swingline Lender. The applicable Administrative Agent shall promptly notify each applicable Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agents and the Borrowers, to effect the provisions of this Section. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Revolving Maturity Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(b) Notwithstanding anything to the contrary, this Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.22 Defaulting Lenders.

(a) General. Notwithstanding anything to the contrary contained in this Agreement (except as set forth in Section 9.19), if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii) Reallocation of Payments. Subject to the last sentence of Section 2.11(f), any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to an Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the applicable Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the applicable Administrative Agent hereunder; second, in the case of a Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank and the Swingline Lender hereunder; third, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the applicable Administrative Agent; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, in the case of a Revolving Lender, if so determined by the Term Loan A/Revolver Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive or accrue any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.12(b).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans and Letters of Credit pursuant to Section 2.04 and Section 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of the Revolving Loans of that Lender.

(b) Defaulting Lender Cure. If the Borrowers, the applicable Administrative Agent, Swingline Lender and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, such Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the applicable Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.22(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company or the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.23 Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to the Borrowers through the applicable Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Loans or to convert ABR Loans to Eurocurrency Loans shall be suspended until such Lender notifies the applicable Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon three Business Days’ notice from such Lender (with a copy to the applicable Administrative Agent), in the case of Eurocurrency Loans, prepay or, if applicable, convert all Eurocurrency Loans of such Lender to ABR Loans either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the applicable Administrative Agent shall, during the period of such suspension, compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the applicable Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Each Lender agrees to notify the applicable Administrative Agent and the Borrowers in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.24 Loan Modification Offers.

(a) At any time after the Effective Date, the Borrowers may on one or more occasions, by written notice to the applicable Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to effect one or more Permitted Amendments relating to such Affected Class pursuant to procedures reasonably specified by the applicable Administrative Agent and reasonably acceptable to the Borrowers (including mechanics to permit conversions, cashless rollovers and exchanges by Lenders and other repayments and reborrowings of Loans of Accepting Lenders or Non-Accepting Lenders replaced in accordance with this Section 2.24). Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b) A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by Holdings, the Company, each Borrower, each applicable Accepting Lender and the applicable Administrative Agent; provided that no Permitted Amendment shall become effective unless Holdings, the Company and the Borrowers shall have delivered to the applicable Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by such Administrative Agent in connection therewith. The applicable Administrative Agent shall promptly notify each

Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the applicable Administrative Agent, to give effect to the provisions of this Section 2.24, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder.

(c) If, in connection with any proposed Loan Modification Offer, any Lender declines to consent to such Loan Modification Offer on the terms and by the deadline set forth in such Loan Modification Offer (each such Lender, a “Non-Accepting Lender”) then the Borrowers may, on notice to the applicable Administrative Agent and the Non-Accepting Lender, replace such Non-Accepting Lender in whole or in part by causing such Lender to (and such Lender shall be obligated to) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all or any part of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the Affected Class to one or more Eligible Assignees (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that neither the Administrative Agents nor any Lender shall have any obligation to the Borrowers to find a replacement Lender; provided, further, that (a) the applicable assignee shall have agreed to provide Loans and/or Commitments on the terms set forth in the applicable Permitted Amendment, (b) such Non-Accepting Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the Affected Class assigned by it pursuant to this Section 2.24(c), accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) and (c) unless waived, the Company or such Eligible Assignee shall have paid to the applicable Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d) No rollover, conversion or exchange (or other repayment or termination) of Loans or Commitments pursuant to any Loan Modification Agreement in accordance with this Section 2.24 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(e) Notwithstanding anything to the contrary, this Section 2.24 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of Holdings, the Company and each Borrower represents and warrants to the Lenders as of the Effective Date that:

SECTION 3.01 Organization; Powers. Each of Holdings, the Company, each Borrower and each Restricted Subsidiary is (a) duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the case of clause (a) (other than with respect to any Loan Party), clause (b) (other than with respect to Holdings, the Company and the Borrowers) and clause (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02 Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by each of Holdings, the Company and the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Company, the Borrowers or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of Holdings, the Company or any other Loan Party, or (ii) any Requirements of Law applicable to Holdings, the Company or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, the Company or any other Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Company, any Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Company, any Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04 Financial Condition; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly indicated therein, including the notes thereto, and (ii) fairly present in all material respects the financial condition of the Target and its consolidated subsidiaries and the Company and its consolidated subsidiaries, as applicable, as of the respective dates thereof and the consolidated results of their operations for the respective periods then ended in accordance with GAAP consistently applied during the periods referred to therein, except as otherwise expressly indicated therein, including the notes thereto.

(b) The unaudited consolidated statements of financial position of (i) the Target and its subsidiaries at March 31, 2016 and the unaudited consolidated statements of income, comprehensive income and cash flows for the three month period ended March 31, 2016 and (ii) the Company and its consolidated subsidiaries, at April 29, 2016 and the unaudited consolidated statements of income, comprehensive income and cash flows for the three month period ended April 29, 2016, in each case, (A) were prepared in accordance with GAAP consistently applied during the periods referred to therein, except as otherwise expressly indicated therein, including the notes thereto, and (B) fairly present in all material respects the financial condition of the Target and its subsidiaries and the Company and its consolidated subsidiaries, as applicable, as of the date thereof and for such three month periods, subject, in the case of clauses (A) and (B), to the absence of footnotes and to normal year-end audit adjustments and to any other adjustments described therein.

(c) Holdings has heretofore furnished to the Lead Arrangers the pro forma consolidated balance sheet as of April 29, 2016 and the pro forma consolidated statements of operations for year ended January 29, 2016, in each case of the Company and its Subsidiaries (such pro forma balance sheet and statements of operations, the “Pro Forma Financial Statements”), which have been prepared giving effect to the Transactions as if such transactions had occurred on such date or at the beginning of such period, as the case may be. The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by Holdings to be reasonable as of the date of delivery thereof.

(d) Since the Effective Date, there has been no Material Adverse Effect.

SECTION 3.05 Properties.

(a) Each of Holdings, the Company, each Borrower and each Restricted Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, if any (including the Mortgaged Properties), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) As of the Effective Date after giving effect to the Transactions, Schedule 3.05 contains a true and complete list of each fee owned parcel of real property owned by a Loan Party having a book value equal to or in excess of $150,000,000.

SECTION 3.06 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings, the Company or any Borrower, threatened in writing against or affecting Holdings, the Company, any Borrower or any Restricted Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Company, any Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of Holdings, the Company or any Borrower, become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) has, to the knowledge of Holdings, the Company or any Borrower, any basis to reasonably expect that Holdings, the Company, any Borrower or any Restricted Subsidiary will become subject to any Environmental Liability.

SECTION 3.07 Compliance with Laws and Agreements. Each of Holdings, the Company, each Borrower and each Restricted Subsidiary is in compliance with (a) its Organizational Documents, (b) all Requirements of Law applicable to it or its property and (c) all indentures and other agreements and instruments binding upon it or its property, except, in the case of clauses (b) and (c) of this Section, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Investment Company Status. None of Holdings, the Company, any Borrower or any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

SECTION 3.09 Taxes. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Holdings, the Company, each Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns required to have been filed and (b) have paid or caused to be paid all Taxes required to have been paid (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes (i) that are not overdue by more than 30 days or (ii) that are being contested in good faith by appropriate proceedings, provided that Holdings, the Company, such Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP.

SECTION 3.10 ERISA.

(a) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur, (ii) no Plan has failed to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

SECTION 3.11 Disclosure. As of the Effective Date, neither (a) the Information Memorandum nor (b) any of the other reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to any Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that, with respect to projected financial information, Holdings, the Company and the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.

SECTION 3.12 Subsidiaries. As of the Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of Holdings, the Company and each Subsidiary in, each Subsidiary (and with respect to Holdings, each IPCo).

SECTION 3.13 Intellectual Property; Licenses, Etc. Each of Holdings, the Company, each Borrower and each Restricted Subsidiary owns, licenses or possesses the right to use, all of the rights to Intellectual Property that are reasonably necessary for the operation of its business as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Holdings, the Company, any Borrower or any Restricted Subsidiary do not, in the operation of their businesses as currently conducted, infringe upon any Intellectual Property rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property owned by Holdings, the Company, any Borrower or any of the Restricted Subsidiaries is pending or, to the knowledge of Holdings and any Borrower, threatened in writing against Holdings, the Company, any Borrower or any Restricted Subsidiary, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.14 Solvency. On the Effective Date, immediately after the consummation of the Transactions to occur on the Effective Date, the Company and its Subsidiaries are, on a consolidated basis after giving effect to the Transactions, Solvent.

SECTION 3.15 Senior Indebtedness. The Loan Document Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Junior Financing.

SECTION 3.16 Federal Reserve Regulations. None of Holdings, the Company, the Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

SECTION 3.17 Use of Proceeds. The Borrowers will use the proceeds of (a) the Term Loans made on the Effective Date to finance the Transactions and pay Transaction Costs and (b) the Revolving Loans and Swingline Loans on the Effective Date to pay a portion of the Transaction Costs and after the Effective Date for general corporate purposes (including any purpose not prohibited by this Agreement).

SECTION 3.18 PATRIOT Act, OFAC and FCPA.

(a) The Company will not, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of funding (i) any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) any other transaction that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(b) The Company, the Borrowers and the Restricted Subsidiaries will not use the proceeds of the Loans directly, or, to the knowledge of the Company, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

(c) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Company, none of Holdings, the Company, the Borrowers or the Restricted Subsidiaries has, in the past three years, committed a violation of applicable regulations of the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), Title III of the USA Patriot Act or the FCPA.

(d) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Company, the Borrowers, the Restricted Subsidiaries, or, to the knowledge of the Company, no director, officer, employee or agent thereof is an individual or entity currently on OFAC’s list of Specially Designated Nationals and Blocked Persons, nor is Holdings, the Company, any Borrower or any Restricted Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions.

ARTICLE IV

CONDITIONS

SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and each Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agents (or their counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agents (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agents shall have received a written opinion (addressed to the Administrative Agents and the Lenders and dated the Effective Date) of (i) Simpson Thacher & Bartlett LLP, New York, Delaware, Texas and California counsel for the Loan Parties and (ii) Skadden, Arps, Slate, Meagher & Flom LLP, Massachusetts counsel for the Loan Parties. The Company hereby requests such counsel to deliver such opinions.

(c) The Administrative Agents shall have received a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit G with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section.

(d) The Administrative Agents shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(e) The Administrative Agents shall have received all fees and other amounts previously agreed in writing by the Joint Bookrunners and Holdings to be due and payable on or prior to the Effective Date, including, to the extent invoiced at least three Business Days prior to the Effective Date (except as otherwise reasonably agreed by the Company), reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.

(f) The Collateral and Guarantee Requirement shall have been satisfied; provided that if, notwithstanding the use by Holdings, the Company and the Borrowers of commercially reasonable efforts to cause the Collateral and Guarantee Requirement to be satisfied on the Effective Date, the requirements thereof (other than (a) the execution and delivery of the Guarantee Agreement and the Collateral Agreement by the Loan Parties, (b) creation of and perfection of security interests in the certificated Equity Interests of (i) the Company, the Borrowers and Material Subsidiaries (other than Foreign Subsidiaries) of the Borrowers; provided that any such certificated Equity Interests of the Target and its Subsidiaries shall only be required to be delivered to the extent received from the Target after the Borrowers’ use of commercially reasonable efforts, and (c) delivery of Uniform Commercial Code financing statements with respect to perfection of security interests in other assets of the Loan Parties that may be perfected by the filing of a financing statement under the Uniform Commercial Code) are not satisfied as of the Effective Date, the satisfaction of such requirements shall not be a condition to the availability of the initial Loans on the Effective Date (but shall be required to be satisfied as promptly as practicable after the Effective Date and in any event within the period specified therefor in Schedule 5.14 or such later date as the Administrative Agents may reasonably agree).

(g) Since October 12, 2015, there shall not have been any event, development, circumstance, change, effect or occurrence that, individually or in the aggregate, has, or would reasonably be expected to have, a Material Adverse Effect (as defined in the Acquisition Agreement).

(h) The Joint Bookrunners shall have received the (i) Pro Forma Financial Statements, (ii) Audited Financial Statements and (iii) Unaudited Financial Statements.

(i) The Specified Representations shall be accurate in all material respects on and as of the Effective Date.

(j) The Acquisition shall have been consummated, or substantially simultaneously with the initial funding of Loans on the Effective Date, shall be consummated, in all material respects in accordance with the Acquisition Agreement (without giving effect to any amendments, supplements, waivers or other modifications to or of the Acquisition Agreement that are materially adverse to the interests of the Lenders or the Joint Bookrunners in their capacities as such, except to the extent that the Joint Bookrunners have consented thereto).

(k) The Equity Financing shall have been made, or substantially simultaneously with the initial Borrowings under the Term Facilities, shall be made.

(l) Substantially simultaneously with the initial Borrowing under the Term Facilities and the consummation of the Acquisition, the Effective Date Refinancing shall be consummated.

(m) The Administrative Agents shall have received a certificate from the chief financial officer of the Company certifying that the Company and its Subsidiaries on a consolidated basis after giving effect to the Transactions are Solvent.

(n) The Administrative Agents and the Joint Bookrunners shall have received all documentation at least three Business Days prior to the Effective Date and other information about the Loan Parties that shall have been reasonably requested in writing at least 10 Business Days prior to the Effective Date and that the Administrative Agents or the Joint Bookrunners have reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, in each case other than on the Effective Date or in connection with any Incremental Facility, Loan Modification Offer or Permitted Amendment, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as the case may be (in each case, unless such date is the Effective Date); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be (unless such Borrowing is on the Effective Date), no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(c) To the extent this Section 4.02 is applicable, each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and each Borrower on the date thereof as to the matters specified in clauses (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Termination Date shall have occurred, each of Holdings, the Company and each Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information.

(a) The Company will furnish to the Administrative Agents, on behalf of each Lender, beginning with the fiscal year ending February 3, 2017 and thereafter, on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days (or, 120 days for the fiscal year ending February 3, 2017) after the end of each such fiscal year of the Company), audited consolidated statements of financial position and audited consolidated statements of income, comprehensive income, stockholders’ equity and cash flows of the Company as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP, Deloitte LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period)) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations and cash flows of the Company and its Subsidiaries as of the end of and for such year on a consolidated basis in accordance with GAAP consistently applied;

(b) commencing with the financial statements for the fiscal quarter ending July 29, 2016, on or before the date on which such financial statements are required or permitted to be filed with the SEC with respect to each of the first three fiscal quarters of each fiscal year of the Company (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such fiscal quarter (or, in the case of financial statements for the fiscal quarters ending on July 29, 2016, October 28, 2016 and May 5, 2017, on or before the date that is 60 days after the end of such fiscal quarter)), unaudited consolidated statements of financial position and unaudited consolidated statements of income, comprehensive income and cash flows of the Company as of the end of and for such fiscal quarter (except in the case of cash flows) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial position, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations and cash flows of the Company and the Subsidiaries as of the end of and for such fiscal quarter (except in the case of cash flows) and such portion of the fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) simultaneously with the delivery of each set of consolidated financial statements referred to in paragraphs (a) and (b) above, the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(d) not later than five days after any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth (x) the First Lien Leverage Ratio as of the most recently ended Test Period; (y) unless the ECF Percentage is zero percent (0%), reasonably detailed calculations in the case of financial statements delivered under paragraph (a) above, beginning with the financial statements for the fiscal year of the Company ending February 2, 2018, of Excess Cash Flow for such fiscal year and (z) prior to the Reinvestment Trigger, in the case of financial statements delivered under paragraph (a) above, a reasonably detailed calculation of the Net Proceeds received during the applicable period by or on behalf of the Company or any Subsidiary or any IPCo in respect of any event described in clause (a) of the definition of “Prepayment Event”;

(e) prior to an IPO, not later than 90 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for the Company and its Subsidiaries for such fiscal year (including a projected consolidated statement of financial position and consolidated statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget); provided that if the Ratings Conditions is satisfied at such time, the Borrowers shall only be required to deliver a consolidated statement of income pursuant to this Section 5.01(e);

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agents), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by Holdings, any IPCo, the Company or any Subsidiary (or, after an IPO, Parent) with the SEC or with any national securities exchange;

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company, any Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as any Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing; and

(h) to the extent provided in connection with the Notes, the management’s discussion and analysis in the form provided to the holders of the Notes promptly after the same is delivered to the holders thereof.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Company and its Subsidiaries by furnishing (A) the Form 10-K or 10-Q (or the equivalent), as applicable, of the Company (or a parent company thereof) filed with the SEC or with a similar regulatory authority in a foreign jurisdiction or (B) the applicable financial statements of Holdings (or any Intermediate Parent or any direct or indirect parent of Holdings); provided that to the extent such information relates to a parent of the Company, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Subsidiaries on a stand-alone basis, on the other hand, and to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP, Deloitte LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period).

Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of the date (A) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet or (B) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agents have access (whether a commercial, third-party website or whether sponsored by an Administrative Agents); provided that: (i) the Company shall deliver such documents to each Administrative Agent upon its reasonable request until a written notice to cease delivering such documents is given by the Administrative Agents and (ii) the Company shall notify the Administrative Agents (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agents by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agents shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

Each of the Company and the Borrowers hereby acknowledges that (a) the Administrative Agents and/or the Joint Bookrunners will make available to the Lenders materials and/or information provided by or on behalf of the Company and the Borrowers hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company and the Borrowers hereby agree that they will, upon an Administrative Agent’s reasonable request, identify that portion of the Company Materials that may be distributed to the Public Lenders and that (i) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Company Materials “PUBLIC,” the Company and the Borrowers shall be deemed to have authorized the Administrative Agents, the Joint Bookrunners and the Lenders to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company, the Borrowers or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 9.12); (iii) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agents and the Joint Bookrunners shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Other than as set forth in the immediately preceding sentence, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC.”

SECTION 5.02 Notices of Material Events. Promptly after any Responsible Officer of Holdings, the Company or any Borrower obtains actual knowledge thereof, Holdings, the Company or such Borrower will furnish to the Administrative Agents (for distribution to each Lender through the applicable Administrative Agent) written notice of the following:

(a) the occurrence of any Default; and

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of Holdings, the Company, any Borrower or any of its Subsidiaries, affecting the Company, any Borrower or any of its Subsidiaries or the receipt of a written notice of an Environmental Liability or the occurrence of an ERISA Event, in each case, that could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of the Company or a Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Information Regarding Collateral.

(a) Holdings, the Company or a Borrower will furnish to each Administrative Agent promptly (and in any event within 60 days or such longer period as reasonably agreed to by the Collateral Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document) or (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization.

(b) Not later than five days after delivery of financial statements pursuant to Section 5.01(a), Holdings, the Company or the Borrowers shall deliver to each Administrative Agent a certificate executed by a Responsible Officer of Holdings, the Company or the Borrowers (i) setting forth the information required pursuant to Schedules I through IV of the Collateral Agreement or confirming that there has been no change in such information since the Effective Date or the date of the most recent certificate delivered pursuant to this Section, (ii) identifying any wholly-owned Subsidiary that has become, or ceased to be, a Material Subsidiary during the most recently ended fiscal quarter and (iii) certifying that all notices required to be given prior to the date of such certificate by this Section 5.03 and 5.12 have been given.

SECTION 5.04 Existence; Conduct of Business. Each of Holdings, the Company and each Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises and Intellectual Property material to the conduct of its business, in each case (other than the preservation of the existence of Holdings, the Company and each Borrower) to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

SECTION 5.05 Payment of Taxes, Etc. Each of Holdings, the Company and each Borrower will, and will cause each Restricted Subsidiary to, pay its obligations in respect of Taxes before the same shall become delinquent or in default, except where the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.06 Maintenance of Properties. Each of Holdings, the Company and each Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.07 Insurance.

(a) Each of Holdings, the Company and each Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that Holdings, the Company and each Borrower believe (in the good faith judgment of the management of Holdings, the Company and such Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Holdings, the Company and such Borrower believes (in the good faith judgment of management of Holdings, the Company and such Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Holdings, the Company and such Borrower believe (in the good faith judgment of the management of Holdings, the Company and such Borrower) are reasonable and prudent in light of the size and nature of its business; and will furnish to the Lenders, upon written request from an Administrative Agent, information presented in reasonable detail as to the insurance so carried. Each such policy of insurance maintained by a Loan Party shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable/mortgagee clause or endorsement that names Collateral Agent, on behalf of the Secured Parties as the loss payee/mortgagee thereunder.

(b) If any portion of any Mortgaged Property subject to FEMA rules and regulations is at any time located in an area identified by FEMA (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto, the “Flood Insurance Laws”), then the Company shall, or shall cause the relevant Loan Party to, (i) maintain or cause to be maintained, flood insurance sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agents evidence of such compliance, which evidence complies with applicable Flood Insurance Laws and rules and regulations promulgated pursuant thereto.

SECTION 5.08 Books and Records; Inspection and Audit Rights. Each of Holdings, the Company and each Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards) consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Company, the Borrowers or the Restricted Subsidiaries, as the case may be. Each of Holdings, the Company and each Borrower will, and will cause the Restricted Subsidiaries to, permit any representatives designated by an Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agents (acting jointly) on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agents and the Lenders under this Section 5.08 and any Administrative Agents shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default, which visitation and inspection shall be at the reasonable expense of the Borrower; provided, further that (a) when an Event of Default exists, the Administrative Agents or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agents and the Lenders shall give Holdings, the Company and the Borrowers the opportunity to participate in any discussions with Holdings’, the Company’s or the Borrowers’ independent public accountants.

SECTION 5.09 Compliance with Laws. Each of Holdings, the Company and each Borrower will, and will cause each Restricted Subsidiary to, comply with its Organizational Documents and all Requirements of Law with respect to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10 Use of Proceeds and Letters of Credit. The Borrowers will use the proceeds of the Term Loans and any Revolving Loans drawn on the Effective Date, together with cash on hand of the Company and its Subsidiaries, on the Effective Date to, directly or indirectly finance a portion of the Transactions. The Company and its subsidiaries will use the proceeds of the Revolving Loans and Swingline Loans drawn after the Effective Date and Letters of Credit for (i) any for working capital or any other purpose not prohibited by this Agreement (including Permitted Acquisitions) and (ii) any Credit Agreement Refinancing Indebtedness, applied among the Loans and any Incremental Term Loans in accordance with the terms of this Agreement. The proceeds of the Incremental Term Loans will be used for working capital and general corporate purposes (including Permitted Acquisitions and any other purpose not prohibited by this Agreement).

SECTION 5.11 Additional Subsidiaries. If any additional Restricted Subsidiary or Intermediate Parent is formed or acquired after the Effective Date, Holdings or the Borrowers will, within 90 days after such newly formed or acquired Restricted Subsidiary is formed or acquired (unless such Restricted Subsidiary is an Excluded Subsidiary), notify the Collateral Agent thereof, and all actions (if any) required to be taken with respect to such newly formed or acquired Restricted Subsidiary or Intermediate Parent in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Restricted Subsidiary or Intermediate Parent and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary or Intermediate Parent owned by or on behalf of any Loan Party within 90 days after such notice (or such longer period as the Collateral Agent shall reasonably agree).

SECTION 5.12 Further Assurances.

(a) Each of Holdings, the Company and each Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b) If, after the Effective Date, any material assets (including any owned (but not leased) real property or improvements thereto or any interest therein) with a book value in excess of $150,000,000, are acquired by the Company, any Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrowers will notify the Collateral Agent thereof, and, if requested by the Collateral Agent, the Borrowers will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Collateral Agent and consistent with the Collateral and Guarantee Requirement to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties and subject to last paragraph of the definition of the term “Collateral and Guarantee Requirement.”

SECTION 5.13 Ratings. Each of Holdings, the Company and the Borrowers will use commercially reasonable efforts to cause (a) the Company to continuously have a Rating from each of S&P and Moody’s (but not to maintain a specific Rating) and (b) the credit facilities made available under this Agreement to be continuously rated by each of S&P and Moody’s (but not to maintain a specific rating).

SECTION 5.14 Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 5.14 or such later date as the Collateral Agent reasonably agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Effective Date, Holdings, the Company, each Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.14 that would have been required to be delivered or taken on the Effective Date but for the proviso to Section 4.01(f), in each case except to the extent otherwise agreed by the Collateral Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”.

SECTION 5.15 Designation of Subsidiaries. Any Borrower or the Company may at any time after the Effective Date designate any Restricted Subsidiary (other than a Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after such designation on a Pro Forma Basis as of the end of the most recent Test Period, no Event of Default under clauses (a), (b), (h) or (i) of Section 7.01 shall have occurred and be continuing. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Company therein at the date of designation in an amount equal to the Fair Market Value of the Company’s or its Subsidiary’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Company in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Company’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

To the extent that each of the Margin Bridge Facility and any Permitted Bridge Refinancing thereof and any Takeout Margin Loan have been repaid in full and the collateral theretofore released, the Company shall cause the Pledged VMware Shares and any class A common stock of VMware pledged to secure the Permitted Bridge Refinancing of the Margin Bridge Facility or the Takeout Margin Loan, as applicable, to be distributed to the Company or one of its Restricted Subsidiaries or the Subsidiary holding such shares is re-designated, or merges with, a Restricted Subsidiary of the Company (the “Pledged VMware Share Return”).

SECTION 5.16 Change in Business. Holdings, the Company, the Borrowers and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Effective Date and other business activities which are extensions thereof or otherwise incidental, complementary, reasonably related or ancillary to any of the foregoing.

SECTION 5.17 Changes in Fiscal Periods. The Company shall not make any change in its fiscal year; provided, however, that the Company may, upon written notice to each Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agents, in which case, the Company and the Administrative Agents will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

ARTICLE VI

NEGATIVE COVENANTS

Until the Termination Date shall have occurred, each of Holdings, the Company and each Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Indebtedness; Certain Equity Securities.

(a) Holdings, any Intermediate Parent, the Company and the Borrowers will not, and will not permit any Restricted Subsidiary or Intermediate Parent to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness of Holdings, the Company, the Borrowers and the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.20, 2.21 or 2.24);

(ii) Indebtedness (A) outstanding on the date hereof and listed on Schedule 6.01 and any Permitted Refinancing thereof, (B) that is intercompany Indebtedness outstanding on the date hereof, (C) under the Notes and any Permitted Refinancing thereof, (D) under the Margin Bridge Facility, and any Permitted Bridge Refinancing thereof, (E) under the VMware Note Facility and any Permitted Bridge Refinancing thereof and (F) under the Asset Sale Bridge Facility and any Permitted Refinancing thereof;

(iii) Guarantees by Holdings, any Intermediate Parent, the Company, the Borrowers and the Restricted Subsidiaries in respect of Indebtedness of the Company, any Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) such Guarantee is otherwise permitted by Section 6.04, (B) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Loan Document Obligations pursuant to the Guarantee Agreement and (C) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(iv) Indebtedness of any Intermediate Parent, the Company, any Borrower or of any Restricted Subsidiary owing to any other Restricted Subsidiary, the Company, any Borrower, Holdings or any Intermediate Parent to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations (to the extent any such Indebtedness is outstanding at any time after the date that is 30 days after the Effective Date or such later date as the Administrative Agents may reasonably agree) (but only to the extent permitted by applicable law and not giving rise to material adverse Tax consequences) on terms (A) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit H or (B) otherwise reasonably satisfactory to the Administrative Agents;

(v) (A) Indebtedness (including Capital Lease Obligations) of the Company, any Borrower or any of the Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (whether through the direct purchase of property or any Person owning such property); provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding subclause (A); provided further that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed the greater of $2,250,000,000 and 22.5% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(vi) Indebtedness in respect of Swap Agreements (other than Swap Agreement entered into for speculative purposes);

(vii) (A) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Company, a Borrower or a Restricted Subsidiary) after the date hereof as a result of a Permitted Acquisition, or Indebtedness of any Person that is assumed by the Company, any Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Company, a Borrower or such Restricted Subsidiary in a Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition; provided further that either (1) the Interest Coverage Ratio after giving Pro Forma Effect to the assumption of such Indebtedness and such Permitted Acquisition is either (x) equal to or greater than 2.0 to 1.0 or (y) equal to or greater than the Interest Coverage Ratio immediately prior to the incurrence of such Indebtedness and such Permitted Acquisition for the most recently ended Test Period as of such time or (2) the Total Leverage Ratio after giving Pro Forma Effect to the assumption of such Indebtedness and such Permitted Acquisition is either (x) equal to or less than 5.0 to 1.0 or (y) equal to or less than the Total Leverage Ratio immediately prior to the incurrence of such Indebtedness and such Permitted Acquisition for the most recently ended Test Period as of such time and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A);

(viii) Indebtedness in respect of Permitted Receivables Financings;

(ix) Indebtedness representing deferred compensation to employees of Holdings, any Intermediate Parent, the Company, the Borrowers and the Restricted Subsidiaries incurred in the ordinary course of business;

(x) Indebtedness consisting of unsecured promissory notes issued by any Loan Party to current or former officers, directors and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests in Holdings (or any direct or indirect parent thereof) permitted by Section 6.08(a);

(xi) Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments (including earnout or similar obligations) incurred in connection with the Transactions or any Permitted Acquisition, any other Investment or any Disposition, in each case permitted under this Agreement;

(xii) Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred in connection with the Transactions, the Original Transactions or any Permitted Acquisition or other Investment permitted hereunder;

(xiii) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, (including Indebtedness owed on a short term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Company, the Borrowers and their Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company, the Borrowers and their Restricted Subsidiaries);

(xiv) Indebtedness of the Company, the Borrowers and the Restricted Subsidiaries; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) shall not exceed the greater of $3,250,000,000 and 32.5% of Consolidated EBITDA for the most recently ended Test Period as of such time; provided, further, that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xiv) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $1,250,000,000 and 12.5% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(xv) Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;

(xvi) (A) Indebtedness incurred by the Company, any Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created, or related to obligations or liabilities incurred, in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims and (B) Indebtedness of Holdings, the Company, any Borrower or any of the Restricted Subsidiaries as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers, customers or other creditors issued in the ordinary course of business; provided that the aggregate principal amount of Indebtedness outstanding in reliance on this clause (B) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the sum of (x) the greater of $1,000,000,000 and 10.0% of Consolidated EBITDA for the most recently ended Test Period as of such time and (y) the amount of any Letter of Credit Debt Basket Increase pursuant to Section 9.04(b)(ii);

(xvii) obligations in respect of performance, bid, appeal and surety bonds and performance, bankers acceptance facilities and completion guarantees and similar obligations provided by the Company, the Borrowers or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xviii) unsecured Indebtedness of Holdings or any Intermediate Parent (“Permitted Holdings Debt”) (A) that is not subject to any Guarantee by any subsidiary thereof, (B) that will not mature prior to the date that is 91 days after the Latest Maturity Date in effect on the date of issuance or incurrence thereof, (C) that has no scheduled amortization or payments, repurchases or redemptions of principal (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of subclause (E) below), (D) that permits payments of interest or other amounts in respect of the principal thereof to be paid in kind rather than in cash, (E) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior or senior subordinated discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior or senior subordinated discount notes of a holding company); provided that a certificate of a Responsible Officer delivered to each Administrative Agent at least five Business Days prior to the issuance or incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the applicable Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless an Administrative Agent notifies such Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (F) that any such Indebtedness of Holdings is subordinated in right of payment to its Guarantee under the Guarantee Agreement; provided further that any such Indebtedness shall constitute Permitted Holdings Debt only if immediately after giving effect to the issuance or incurrence thereof, no Event of Default shall have occurred and be continuing;

(xix) (A) Indebtedness of the Company, any Borrower or any of the Restricted Subsidiaries; provided that after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, either (i) the Interest Coverage Ratio is greater than or equal to 2.0 to 1.0 or (ii) the Total Leverage Ratio is less than or equal to 5.0 to 1.0, and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A); provided, further, that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xix), together with Indebtedness incurred in reliance on the Acquisition Debt Non-Guarantor Sublimit, shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $1,250,000,000 and 12.5% of Consolidated EBITDA for the most recently ended Test Period as of such time (the “Ratio Debt Non-Guarantor Sublimit”);

(xx) Indebtedness supported by a letter of credit issued pursuant to this Agreement or any other letter of credit, bank guarantee or similar instrument permitted by this Section 6.01(a), in a principal amount not to exceed the face amount of such letter of credit, bank guarantee or such other instrument;

(xxi) Permitted Unsecured Refinancing Debt and any Permitted Refinancing thereof;

(xxii) Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, and any Permitted Refinancing thereof;

(xxiii) (A) Indebtedness of the Company, any Borrower or any Subsidiary Guarantor issued in lieu of Incremental Term Loans consisting of (i) secured or unsecured bonds, notes or debentures (which bonds, notes or debentures, if secured, may be secured either by Liens having equal priority with the Liens on the Collateral securing the Secured Obligations (but without regard to control of remedies) or by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations) or (ii) secured (which must be secured by Liens having equal priority with the Liens on the Collateral securing the Secured Obligations (but without regard to control of remedies) or by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations) or unsecured loans (which loans, if secured by Liens having an equal priority relative to the Liens on the Collateral securing the Secured Obligations, shall be subject to the MFN Protection); provided that (i) the aggregate outstanding principal amount of all such Indebtedness issued pursuant to this clause shall not exceed at the time of incurrence thereof (x) the Incremental Cap less (y) the amount of all Incremental Facilities, (ii) such Indebtedness shall be considered Consolidated First Lien Debt for purposes of this clause and Section 2.20, (iii) such Indebtedness complies with the Required Additional Debt Terms and (iv) the condition set forth in the proviso in Section 2.20(a) shall have been complied with as if such Indebtedness was an Incremental Facility and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A);

(xxiv) additional Indebtedness in an aggregate principal amount, measured at the time of incurrence and after giving Pro Forma Effect thereto and the use of the proceeds thereof, not to exceed 100% of the aggregate amount of direct or indirect equity investments in cash or Permitted Investments in the form of common Equity Interests or Qualified Equity Interests (excluding, for the avoidance of doubt, any Cure Amounts) received by the Company or any Parent Entity (to the extent contributed to the Company in the form of common Equity Interests or Qualified Equity Interests) to the extent not included within the Available Equity Amount or applied to increase any other basket hereunder;

(xxv) (A) Indebtedness of any Restricted Subsidiary that is not a Loan Party; provided that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xxv) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $1,000,000,000 and 10% of Consolidated EBITDA for the most recently ended Test Period as of such time and (B) Indebtedness that is secured solely by, has a full right of set-off with respect to, or is otherwise fully supported by Foreign Cash in an aggregate principal amount not to exceed such amount of Foreign Cash;

(xxvi) (A) Indebtedness incurred to finance a Permitted Acquisition; provided that either (i) the Interest Coverage Ratio after giving Pro Forma Effect to the incurrence of such Indebtedness and such Permitted Acquisition is either (x) equal to or greater than 2.0 to 1.0 or (y) equal to or greater than the

Interest Coverage Ratio immediately prior to the incurrence of such Indebtedness and such Permitted Acquisition for the most recently ended Test Period as of such time or (ii) the Total Leverage Ratio after giving Pro Forma Effect to the incurrence of such Indebtedness and such Permitted Acquisition is either (x) equal to or less than 5.0 to 1.0 or (y) equal to or less than the Total Leverage Ratio immediately prior to the incurrence of such Indebtedness and such Permitted Acquisition for the most recently ended Test Period as of such time and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing clause (A); provided, further, that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xxvi), together with Indebtedness incurred in reliance on the Ratio Debt Non-Guarantor Sublimit, shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $1,250,000,000 and 12.5% of Consolidated EBITDA for the most recently ended Test Period as of such time (the “Acquisition Debt Non-Guarantor Sublimit”).

(xxvii) Indebtedness in the form of Capital Lease Obligations arising out of any Sale Leaseback and any Permitted Refinancing thereof;

(xxviii) additional unsecured Indebtedness of any Foreign Subsidiary in respect of financing the purchase or origination of DFS Financing Assets; provided that the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xxviii) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $500,000,000 and 5% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(xxix) Indebtedness arising from the taking of deposits by a Restricted Subsidiary that constitutes a regulated bank; and

(xxx) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxix) above.

(b) Holdings and each Intermediate Parent will not create, incur, assume or permit to exist any Indebtedness except Indebtedness created under Section 6.01(a)(i), (iii), (iv), (vi), (ix), (x), (xi), (xii), (xiii) and (xviii) and all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses.

(c) Neither Holdings, the Company nor any Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, issue any preferred Equity Interests or any Disqualified Equity Interests, except (A) in the case of Holdings, preferred Equity Interests that are Qualified Equity Interests and (B) in the case of the Company, any Borrower or any Restricted Subsidiary or Intermediate Parent, (x) preferred Equity Interests or Disqualified Equity Interests issued to and held by Holdings, the Company, any Borrower or any Restricted Subsidiary and (y) in the case of the Borrowers and Restricted Subsidiaries only, preferred Equity Interests (other than Disqualified Equity Interests) issued to and held by joint venture partners after the Effective Date (“JV Preferred Equity Interests”); provided that in the case of this clause (y), any such issuance of JV Preferred Equity Interests shall be deemed to be an incurrence of Indebtedness and subject to the provisions set forth in Section 6.01(a) and (b).

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a)(i)through (a)(xxx) above or from clause (a) or (b) of the definition of Incremental Cap to clause (c) of the definition of Incremental Cap, the Company shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a)(i).

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or Disqualified Equity Interests for purposes of this covenant.

SECTION 6.02 Liens. Neither Holdings, the Company nor any Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Encumbrances;

(iii) Liens existing on Effective Date; provided that any Lien securing Indebtedness or other obligations in excess of $5,000,000 individually shall only be permitted if set forth on Schedule 6.02, and any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (i) after-acquired property that is affixed or incorporated into the property covered by such Lien and (ii) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;

(iv) Liens securing Indebtedness permitted under Section 6.01(a)(v) or (xxvii); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for accessions to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) leases, licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of Holdings, the Company, the Borrowers and the Restricted Subsidiaries, taken as a whole or (B) secure any Indebtedness;

(vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(viii) Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition) or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(ix) Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted under Section 6.01;

(x) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party, Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of Restricted Subsidiary that is not a Loan Party and Liens granted by a Loan Party in favor of any other Loan Party;

(xi) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (including by the designation of an Unrestricted Subsidiary as a Restricted Subsidiary), in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than, with respect to such Person, any replacements of such property or assets and additions and accessions, proceeds and products thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property of such Person, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) the Indebtedness secured thereby is permitted under Section 6.01(a)(v) or (vii);

(xii) any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by any of the Company, any Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(xiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by any of the Company, any Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(xiv) Liens deemed to exist in connection with Investments in repurchase agreements permitted under clause (e) of the definition of the term “Permitted Investments”;

(xv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xvi) Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, any Intermediate Parent, the Company, the Borrowers and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company, any Borrower or any Restricted Subsidiary in the ordinary course of business;

(xvii) ground leases in respect of real property on which facilities owned or leased by the Company, any Borrower or any of the Restricted Subsidiaries are located;

(xviii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix) (i) Liens on the Collateral (A) securing Permitted First Priority Refinancing Debt, (B) securing Permitted Second Priority Refinancing Debt, (C) securing Incremental Equivalent Debt, (D) securing Indebtedness permitted pursuant to Section 6.01(a)(xix); provided that (in the case of clauses (B) and (D), such Liens do not secure Consolidated First Lien Debt and the applicable holders of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into with the Collateral Agent the Second Lien Intercreditor Agreement which agreement shall provide that the Liens on the Collateral shall rank junior to the Liens on the Collateral securing the Secured Obligations or (E) securing Indebtedness permitted pursuant to Section 6.01(a)(ii)(C) (with respect to First Lien Notes only), (ii) Liens on the Pledged VMware Shares and any proceeds thereof securing the Margin Bridge Facility, Liens on the VMware Notes or any proceeds thereof securing the VMware Note Facility or any Permitted Bridge Refinancing thereof and (iii) Liens on Foreign Cash securing Indebtedness permitted pursuant to Section 6.01(a)(xxv)(B);

(xx) other Liens; provided that at the time of incurrence of the obligations secured thereby (after giving Pro Forma Effect to any such obligations) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xx) shall not exceed the greater of $1,500,000,000 and 15% of Consolidated EBITDA for the Test Period then last ended; provided that if such Liens are on Collateral, then the Company may elect that the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall have entered into with the Collateral Agent the Second Lien Intercreditor Agreement or the First Lien Intercreditor Agreement providing that the Liens on the Collateral securing such Indebtedness or other obligations shall rank equal or junior to the Liens on the Collateral securing the Loan Document Obligations;

(xxi) Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;

(xxii) Liens on DFS Financing Assets, other receivables and related assets incurred in connection with Permitted Receivables Financings;

(xxiii) (A) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof and (B) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods in the ordinary course of business;

(xxiv) Liens on cash or Permitted Investments securing Swap Agreements in the ordinary course of business in accordance with applicable Requirements of Law;

(xxv) Liens on deposits taken by a Restricted Subsidiary that constitutes a regulated bank incurred in connection with the taking of such deposits;

(xxvi) Liens on equipment of the Company, the Borrowers or any Restricted Subsidiary granted in the ordinary course of business to the Company’s, the Borrowers’ or such Restricted Subsidiary’s client at which such equipment is located;

(xxvii) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of such Person in the ordinary course of business; and

(xxviii) (A) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and (B) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by Holdings or any Restricted Subsidiary in joint ventures.

SECTION 6.03 Fundamental Changes; Holding Companies. Neither Holdings, the Company nor any Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that:

(a) any Restricted Subsidiary (other than a Borrower) may merge, consolidate or amalgamate with (i) a Borrower; provided that a Borrower shall be the continuing or surviving Person, (ii) the Company; provided that (A) the Company shall be the continuing or surviving Person and (B) the Company shall have less than or equal to $2,000,000,000 of Consolidated Total Debt for which it is the direct obligor after giving effect to such merger, amalgamation or consolidation or (iii) one or more other Restricted Subsidiaries of the Company (other than a Borrower); provided that when any Subsidiary Loan Party is merging or amalgamating with another Restricted Subsidiary either (A) the continuing or surviving Person shall be a Subsidiary Loan Party or (B) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Restricted Subsidiary is permitted under Section 6.04;

(b) any Restricted Subsidiary (other than a Borrower) may liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of Holdings, the Company, the Borrowers and the Restricted Subsidiaries and is not materially disadvantageous to the Lenders;

(c) the Company or any Restricted Subsidiary (other than a Borrower) may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment must be an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04;

(d) a Borrower may merge, amalgamate or consolidate with any other Person; provided that (A) a Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not a Borrower (any such Person, the “Successor Borrower”), (1) a Successor Borrower shall be an entity organized or existing under the laws of the United States or any political subdivision thereof, (2) a Successor Borrower shall expressly assume all the obligations of such Borrower under this Agreement and the other Loan Documents to which such Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agents, (3) each Loan Party other than such Borrower, unless it is the other party to such merger or consolidation, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agents, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to a Successor Borrower’s obligations under this Agreement and (4) such Borrower shall have delivered to each Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger, amalgamation or consolidation complies with this Agreement; provided, further, that (x) if such Person is not a Loan Party, no Event of Default exists after giving effect to such merger or consolidation, (y) if such Person is the Company, the Company shall have less than or equal to $2,000,000,000 of Consolidated Total Debt for which it is the direct obligor prior to giving effect to such merger, amalgamation or consolidation and (z) if the foregoing requirements are satisfied, a Successor Borrower will succeed to, and be substituted for, such Borrower under this Agreement and the other Loan Documents; provided, further, that such Borrower agrees to provide any documentation and other information about such Successor Borrower as shall have been reasonably requested in writing by any Lender through an Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;

(e) Holdings or any Intermediate Parent may merge, amalgamate or consolidate with any other Person (other than the Company or a Borrower), so long as no Event of Default exists after giving effect to such merger, amalgamation or consolidation; provided that (A) Holdings or Intermediate Parent, as applicable, shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Holdings or Intermediate Parent, as applicable, or is a Person into which Holdings or Intermediate Parent, as applicable, has been liquidated (any such Person, the “Successor Holdings”), (1) the Successor Holdings shall expressly assume all the obligations of Holdings or Intermediate Parent, as applicable, under this Agreement and the other Loan Documents to which Holdings or Intermediate Parent, as applicable, is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agents, (2) each Loan Party other than Holdings or Intermediate Parent, as applicable, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agents, that its Guarantee of and grant of any Liens as security for the Secured Obligations shall apply to the Successor Holdings’ obligations under this Agreement, (3) the Successor Holdings shall, immediately following such merger, amalgamation or consolidation, directly or indirectly own all Subsidiaries owned by Holdings or Intermediate Parent, as applicable, immediately prior to such transaction, (4) Holdings or Intermediate Parent, as applicable, shall have delivered to each Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation complies with this Agreement and (5) Holdings or Intermediate Parent, as applicable, may not merge, amalgamate or consolidate with any Subsidiary Guarantor if any Permitted Holdings Debt is then outstanding unless the Interest Coverage Ratio is greater than or equal to 2.0 to 1.00 on a Pro Forma Basis; provided, further, that if the foregoing requirements are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings or Intermediate Parent, as applicable, under this Agreement and the other Loan Documents; provided, further, that the Company and each Borrower agree to provide any documentation and other information about the Successor Holdings as shall have been reasonably requested in writing by any the Lender through an Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;

(f) any Restricted Subsidiary (other than a Borrower) may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of the Restricted Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12;

(g) Holdings, the Company, the Borrowers and the Restricted Subsidiaries may consummate the Transactions;

(h) any Restricted Subsidiary (other than a Borrower) may effect a merger, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. Neither Holdings, the Company nor any Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, make or hold any Investment, except:

(a) Permitted Investments at the time such Permitted Investment is made;

(b) loans or advances to officers, directors and employees of Holdings, the Company, the Borrowers and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests in Holdings (or any direct or indirect parent thereof) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to the Company or a Borrower in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that at the time of incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount outstanding in reliance on this clause (iii) shall not exceed $250,000,000;

(c) Investments by Holdings, any Intermediate Parent, the Company, any Borrower or any Restricted Subsidiary in any of Holdings, any Intermediate Parent, the Company, any Borrower or any Restricted Subsidiary; provided that, in the case of any Investment by a Loan Party in a Restricted Subsidiary that is not a Loan Party, no Event of Default shall have occurred and be continuing or would result therefrom;

(d) Investments consisting of prepayments to suppliers in the ordinary course of business;

(e) Investments consisting of extensions of trade credit in the ordinary course of business;

(f) Investments (i) existing or contemplated on the date hereof and set forth on Schedule 6.04(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the date hereof by Holdings, the Company, any Borrower or any Restricted Subsidiary in the Company, any Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 6.04(f) or as otherwise permitted by this Section 6.04;

(g) Investments in Swap Agreements permitted under Section 6.01;

(h) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(i) Permitted Acquisitions;

(j) the Transactions (including, without limitation, (i) the designation of the Grandfathered Unrestricted Subsidiaries and (ii) the contribution of VMware common stock contemplated in the definition of “Grandfathered Unrestricted Subsidiaries”) and the Original Transactions;

(k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, from financially troubled account debtors or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to Holdings (or any direct or indirect parent thereof) or any Intermediate Parent in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) or such Intermediate Parent in accordance with Section 6.08(a);

(n) other Investments and other acquisitions; provided that at the time any such Investment or other acquisition is made, the aggregate outstanding amount of all Investments made in reliance on this clause (n) together with the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (n) (including the aggregate principal amount of all Indebtedness assumed in connection with any such other acquisition), shall not exceed the sum of (A) the greater of $3,750,000,000 and 37.5% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Investment or other acquisition, plus (B) so long as immediately after giving effect to any such Investment no Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment, plus (C) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests (excluding Cure Amounts) of Holdings (or any direct or indirect parent thereof); provided that (i) such amounts used pursuant to this clause (p) shall not increase the Available Equity Amount or be applied to increase any other basket hereunder and (ii) any amounts used for such an Investment or other acquisition that are not Qualified Equity Interests of Holdings (or any direct or indirect parent thereof) shall otherwise be permitted pursuant to this Section 6.04;

(q) Investments of a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with any Subsidiary in accordance with this Section and Section 6.03 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

(s) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to this Section 6.04(s)) under Section 6.01, 6.02, 6.03, 6.05 and 6.08, respectively, in each case, other than by reference to this Section 6.04(s);

(t) additional Investments; provided that after giving effect to such Investment (A) on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 4.50 to 1.0 and (B) there is no continuing Event of Default;

(u) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company or a Borrower;

(v) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, intellectual property, or other rights, in each case in the ordinary course of business;

(w) Investments in Subsidiaries in the form of DFS Financing Assets, other receivables and related assets required in connection with a Permitted Receivables Financing (including the contribution or lending of cash and cash equivalents to Subsidiaries to finance the purchase of such assets from the Company, any Borrower or other Restricted Subsidiaries or to otherwise fund required reserves);

(x) DFS Financing Assets originated by the Company, any Borrower and/or the Subsidiaries;

(y) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”;

(z) any Investment in a Similar Business; provided that at the time any such Investment is made, the aggregate outstanding amount of all Investments made in reliance on this clause (z) together with the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (z), shall not exceed the greater of (A) $2,500,000,000 and (B) 25% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Investment; and

(aa) Investments in Unrestricted Subsidiaries; provided that at the time any such Investment is made, the aggregate outstanding amount of all Investments made in reliance on this clause (aa) together with the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (aa), shall not exceed the greater of (A) $1,250,000,000 and (B) 12.5% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Investment.

For purposes of determining compliance with this Section 6.04, in the event that a proposed Investment (or portion thereof) meets the criteria of clauses (a) through (aa) above, the Borrowers will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Investment (or portion thereof) between such clauses (a) through (aa), in a manner that otherwise complies with this Section 6.04.

SECTION 6.05 Asset Sales.

(a) Neither Holdings, the Company nor any Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent, to, (i) sell, transfer, lease, license or otherwise dispose of any asset, including any Equity Interest owned by it or (ii) permit any Restricted Subsidiary to issue any additional Equity Interest in such

Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to Holdings, the Company, a Borrower or a Restricted Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition”), except:

(b) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of Holdings, any Intermediate Parent, the Company, the Borrowers and the Restricted Subsidiaries (including allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse or go abandoned or be invalidated);

(c) Dispositions of inventory and other assets in the ordinary course of business;

(d) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) an amount equal to the Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property or (iii) such Disposition is allowable under Section 1031 of the Code, or any comparable or successor provision is for like property (and any boot thereon) and for use in a Similar Business;

(e) Dispositions of property to the Company, a Borrower or a Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party, (ii) to the extent constituting an Investment, such Investment must be an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04 or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04;

(f) Dispositions permitted by Section 6.03, Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.08, Liens permitted by Section 6.02, in each case, other than by reference to this Section 6.05(f);

(g) any issuance, sale or pledge of Equity Interests in, or Indebtedness, or other securities of, an Unrestricted Subsidiary (other than VMware);

(h) Dispositions of Permitted Investments;

(i) Dispositions of (A) accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties) and (B) receivables, DFS Financing Assets and related assets pursuant to any Permitted Receivables Financing;

(j) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and that do not materially interfere with the business of Holdings, the Company, the Borrowers and the Restricted Subsidiaries, taken as a whole;

(k) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(l) Dispositions of property to Persons other than Holdings, the Company, any Borrower or any of the Restricted Subsidiaries (including (x) the sale or issuance of Equity Interests in a Restricted Subsidiary and (y) any Sale Leaseback) not otherwise permitted under this Section 6.05; provided that (i) such Disposition is made for Fair Market Value and (ii) except in the case of a Permitted Asset Swap, with respect to any Disposition or series of related Dispositions pursuant to this clause (l) for a purchase price in excess of the greater of $100,000,000 and 1% of Consolidated EBITDA for the most recently ended Test Period, for all transactions permitted pursuant to this clause (l) since the Effective Date, the Company, a Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that for the purposes of this clause (ii), (A) the greater of the principal amount and carrying value of any liabilities (as reflected on the most recent balance sheet of the Company (or a Parent Entity) provided hereunder or in the footnotes thereto), or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Company (or Parent Entity) or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company, such Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Loan Document Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Disposition) pursuant to a written agreement which releases the Company, such Borrower or such Restricted Subsidiary from such liabilities, (B) any securities received by Holdings, any Intermediate Parent, the Company, such Borrower or such Restricted Subsidiary from such transferee that are converted by the Company, such Borrower or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by Holdings, any Intermediate Parent, the Company, such Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (k) that is at that time outstanding, not in excess (at the time of receipt of such Designated Non-Cash Consideration) of 5% of Consolidated Total Assets for the most recently ended Test Period as of the time of receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(m) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) Dispositions of any assets (including Equity Interests) (A) acquired in connection with any Permitted Acquisition or other Investment permitted hereunder, which assets are not used or useful to the core or principal business of the Company, the Borrowers and the Restricted Subsidiaries and (B) made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition;

(o) transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(p) Dispositions of property for Fair Market Value not otherwise permitted under this Section 6.05 having an aggregate purchase price not to exceed $2,500,000,000;

(q) the sale or discount (with or without recourse) (including by way of assignment or participation) of DFS Financing Assets or other receivables (including, without limitation, trade and lease receivables) and related assets in connection with a Permitted Receivables Financing; and

(r) the unwinding of any Swap Obligations or Cash Management Obligations.

SECTION 6.06 Holdings Covenant. Holdings and any Intermediate Parent will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests of the Company, any Intermediate Parent, any IPCo and any wholly-owned subsidiary of Holdings formed in contemplation of an IPO to become the entity which consummates an IPO, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings, the Company and the Borrowers, (iv) the performance of its obligations under and in connection with the Loan Documents, any documentation governing any Indebtedness or Guarantee permitted to be incurred or made by it under Article VI, the Acquisition Agreement, the Transactions, the other agreements contemplated by the Acquisition Agreement and the other agreements contemplated hereby and thereby, (v) equity financing activities, including any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this

Agreement, including the costs, fees and expenses related thereto including the formation of one or more “shell” companies to facilitate any such offering or issuance, (vi) any transaction that Holdings or any Intermediate Parent is permitted to enter into or consummate under Article VI (including, but not limited to, the making of any Restricted Payment permitted by Section 6.08 or holding of any cash or Permitted Investments received in connection with Restricted Payments made in accordance with Section 6.08 pending application thereof in the manner contemplated by Section 6.04, the incurrence of any Indebtedness permitted to be incurred by it under Section 6.01 and the making of (and activities as necessary to consummate) any Investment permitted to be made by it under Section 6.04), (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) providing indemnification to officers and directors and as otherwise permitted in Section 6.09, (ix) activities incidental to the consummation of the Transactions, (x) activities incidental to the ownership of any IPCo and (xi) activities incidental to the businesses or activities described in clauses (i) to (x) of this paragraph.

No IPCo will conduct, transact or otherwise engage in any business or operations other than (i) the ownership of Intellectual Property, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings, the Company and the Borrowers, (iv) the performance of its obligations under and in connection with the Loan Documents, any documentation governing any Indebtedness or Guarantee permitted to be incurred or made by it under Article VI as a Restricted Subsidiary, the Acquisition Agreement, the Transactions, the other agreements contemplated by the Acquisition Agreement, the other agreements contemplated hereby and thereby, the IPCo Distribution Agreements and the IPCo License Agreements, (v) any transaction that IPCo is permitted to enter into or consummate under Article VI as a Restricted Subsidiary, (vi) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (vii) activities incidental to the consummation of the Transactions and (viii) activities incidental to the businesses or activities described in clauses (i) to (vii) of this paragraph. For the avoidance of doubt, nothing in this Agreement or any other Loan Document shall prohibit any IPCo, Target, Holdings or any other Loan Party or Restricted Subsidiary party thereto from engaging in or consummating any transactions or performing any obligations under the IPCo Distribution Agreements or IPCo License Agreements.

SECTION 6.07 Negative Pledge. Holdings, the Company and the Borrowers will not, and will not permit any Restricted Subsidiary or Intermediate Parent to enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations or under the Loan Documents; provided that the foregoing shall not apply to restrictions and conditions imposed by:

(a) (i) Requirements of Law, (ii) any Loan Document, (iii) the Existing Notes, (iv) the Notes, (v) the Asset Sale Bridge Facility, the Margin Bridge Facility and the VMware Note Facility, (vi) any documentation relating to any Permitted Receivables Financing, (vii) any documentation governing Incremental Equivalent Debt, (viii) any documentation governing Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt and (ix) any documentation governing any Permitted Refinancing or any Permitted Bridge Refinancing incurred to refinance any such Indebtedness referenced in clauses (i) through (viii) above; provided that with respect to Indebtedness referenced in (A) clauses (viii) and (ix) above, such restrictions shall be no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or, in the case of Junior Financing, are market terms at the time of issuance and (B) clause (viii) above, such restrictions shall not expand the scope in any material respect of any such restriction or condition contained in the Indebtedness being refinanced;

(b) customary restrictions and conditions existing on the Effective Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c) restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(d) customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing by such Indebtedness;

(f) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Company, any Borrower or any Restricted Subsidiary;

(g) restrictions or conditions in any Indebtedness permitted pursuant to Section 6.01 that is incurred or assumed by Restricted Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or, in the case of Junior Financing, are market terms at the time of issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries;

(h) restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances);

(i) restrictions set forth on Schedule 6.07 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(j) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 6.02 and applicable solely to such joint venture and entered into in the ordinary course of business; and

(k) customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Company has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Company and its Subsidiaries to meet their ongoing obligations.

SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness.

(a) Neither Holdings, the Company nor any Borrower will, nor will they permit any Restricted Subsidiary, to pay or make, directly or indirectly, any Restricted Payment, except:

(i) Each Borrower and each Restricted Subsidiary may make Restricted Payments to the Company, a Borrower or any other Restricted Subsidiary; provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a wholly-owned Subsidiary of a Borrower, such Restricted Payment is made to the Company, such Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

(ii) payments or distributions to satisfy dissenters’ or appraisal rights, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Section 6.03;

(iii) Holdings, any Intermediate Parent and the Company may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;

(iv) Restricted Payments made in connection with or in order to consummate (a) the Transactions (including, without limitation, (A) cash payments to holders of Equity Interests under Target Stock Plans as provided by the Acquisition Agreement, (B) cash payments to holders of Restricted Cash Awards upon vesting, (C) Restricted Payments (x) to direct and indirect parent companies of the Company to finance a portion of the consideration for the Acquisition and (y) to holders of Equity Interests of the Target (immediately prior to giving effect to the Acquisition) in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, in each case, with respect to the Transactions and (D) other dividends by the Target that have a record date before the Effective Date, but a payment date on or after the Effective Date, to the extent contemplated by the Acquisition Agreement) and/or (b) the Original Transactions (including those transactions set forth in clauses (A) through (D) of Section 6.08(a)(iv) of the Existing Term Loan Credit Agreement);

(v) repurchases of Equity Interests in Holdings (or Restricted Payments by Holdings to allow repurchases of Equity Interest in any direct or indirect parent of Holdings) or the Company deemed to occur upon exercise of stock options or warrants or other incentive interests if such Equity Interests represent a portion of the exercise price of such stock options or warrants or other incentive interest;

(vi) Restricted Payments to Holdings which Holdings may use to redeem, acquire, retire or repurchase its Equity Interests (or any options, warrants, restricted stock units or stock appreciation rights issued with respect to any of such Equity Interests) (or make Restricted Payments to allow any of Holdings’ direct or indirect parent companies to so redeem, retire, acquire or repurchase their Equity Interests) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Holdings (or any direct or indirect parent thereof), the Company, the Borrowers and the Restricted Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that the aggregate amount of Restricted Payments permitted by this clause (vi) after the Effective Date, together with the aggregate amount of loans and advances to Holdings made pursuant to Section 6.04(m) in lieu thereof, shall not exceed the sum of (A)the greater of $250,000,000 and 2.5% of Consolidated EBITDA for the most recently ended Test Period in any fiscal year of the Company, (B) the amount in any fiscal year equal to the cash proceeds of key man life insurance policies received by the Company, the Borrowers or the Restricted Subsidiaries after the Effective Date and (C) the cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of the Company or Holdings (to the extent contributed to the Company in the form of common Equity Interests or Qualified Equity Interests) and, to the extent contributed to the Company, the cash proceeds from the sale of Equity Interests of any direct or indirect Parent Entity or management investment vehicle, in each case to any future, present or former employees, directors, managers or consultants of Holdings, any of its Subsidiaries or any direct or indirect Parent Entity or management investment vehicle that occurs after the Effective Date, to the extent the cash proceeds from the sale of such Equity Interests are contributed to the Company in the form of common Equity Interests or Qualified Equity Interests and are not Cure Amounts and have not otherwise been applied to the payment of Restricted Payments by virtue of the Available Equity Amount or are otherwise applied to increase any other basket hereunder; provided that any unused portion of the preceding basket calculated pursuant to clauses (A) and (B) above for any fiscal year may be carried forward to succeeding fiscal years;

(vii) any Intermediate Parent or the Company may make Restricted Payments in cash to Holdings and any Intermediate Parent and, where applicable, Holdings and such Intermediate Parent may make Restricted Payments in cash:

(A) the proceeds of which shall be used by Holdings or any Intermediate Parent to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay), for any taxable period for which the Company and/or any of its Subsidiaries are members of a consolidated, combined or unitary tax group for U.S. federal and/or applicable state, local or foreign income Tax purposes of which a direct or indirect parent of the Company is the common parent (a “Tax Group”), the portion of any U.S. federal, state, local or foreign Taxes (as applicable) of such Tax Group for such taxable period that are attributable to the income of the Company and/or its

Subsidiaries; provided that Restricted Payments made pursuant to this clause (a)(vii)(A) shall not exceed the Tax liability that the Company and/or its Subsidiaries (as applicable) would have incurred were such Taxes determined as if such entity(ies) were a stand-alone taxpayer or a stand-alone group; and provided, further, that Restricted Payments under this subclause (A) in respect of any Taxes attributable to the income of any Unrestricted Subsidiaries of the Company may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to Company or its Restricted Subsidiaries;

(B) the proceeds of which shall be used by Holdings or any Intermediate Parent to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting, tax reporting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business, (2) any reasonable and customary indemnification claims made by directors or officers of Holdings (or any parent thereof or any Intermediate Parent) attributable to the ownership or operations of Holdings, the Company, the Borrowers and the Restricted Subsidiaries, (3) fees and expenses (x) due and payable by any of the Company, the Borrowers and the Restricted Subsidiaries and (y) otherwise permitted to be paid by the Company, the Borrowers and the Restricted Subsidiaries under this Agreement and (4) payments that would otherwise be permitted to be paid directly by the Company, the Borrowers or the Restricted Subsidiaries pursuant to Section 6.09(iii) or (x);

(C) the proceeds of which shall be used by Holdings or any Intermediate Parent to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) franchise and similar Taxes, and other fees and expenses, required to maintain its organizational existence;

(D) the proceeds of which shall be used by Holdings to make Restricted Payments permitted by Section 6.08(a)(iv) or Section 6.08(a)(vi);

(E) to finance any Investment permitted to be made pursuant to Section 6.04 other than Section 6.04(m); provided that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (2) Holdings or any Intermediate Parent shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to Section 6.04(b)) to be contributed to the Company, the Borrowers or the Restricted Subsidiaries or (y) the Person formed or acquired to merge into or consolidate with the Company, the Borrowers or any of the Restricted Subsidiaries to the extent such merger, amalgamation or consolidation is permitted in Section 6.03) in order to consummate such Investment, in each case in accordance with the requirements of Sections 5.11 and 5.12;

(F) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company, the Borrowers and the Restricted Subsidiaries; and

(G) the proceeds of which shall be used by Holdings or any Intermediate Parent to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses related to any equity offering, debt offering or other non-ordinary course transaction not prohibited by this Agreement (whether or not such offering or other transaction is successful);

(viii) in addition to the foregoing Restricted Payments, the Borrowers and any Intermediate Parent may make additional Restricted Payments to any Intermediate Parent and Holdings, the proceeds of which may be utilized by Holdings to make additional Restricted Payments or by Holdings or by any Intermediate Parent to make any payments in respect of any Permitted Holdings Debt, in an aggregate amount, when taken together with the aggregate amount of (1) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 6.08(b)(iv) and (2) loans and advances to Holdings made pursuant to Section 6.04(m) in lieu of Restricted Payments permitted by this clause (viii), not to exceed the sum of (A) an amount at the time of making any such Restricted Payment and together with any other Restricted Payment made utilizing this clause (A) not to exceed the greater of $1,000,000,000 and 10% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Restricted Payment plus (B) so long as no Event of Default shall have occurred and be continuing (or, in the case of the use of the Starter Basket that is Not Otherwise Applied, no Event of Default under Section 7.01(a), (b), (h) or (i)), the Available Amount that is Not Otherwise Applied plus (C) the Available Equity Amount that is Not Otherwise Applied;

(ix) redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

(x) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options, the vesting of restricted stock and restricted stock units, and the payment of Restricted Cash Awards;

(xi) Holdings or the Company may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment) and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(xii) the declaration and payment of Restricted Payment on Holdings’ or the Company’s common stock (or the payment of Restricted Payments to any direct or indirect parent company of Holdings to fund a payment of dividends on such company’s common stock), following consummation of an IPO, of up to sum of (a) 6.0% per annum of the net cash proceeds of such IPO received by or contributed to Parent, other than public offerings with respect to Parent’s common stock registered on Form S-8 and (b) 7.0% of the market capitalization of Parent at the time of such IPO;

(xiii) payments made or expected to be made by Holdings, the Company, any Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates, Immediate Family Members or Permitted Transferees) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

(xiv) additional Restricted Payments; provided that after giving effect to such Restricted Payment (A) on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 3.75 to 1.0 and (B) there is no continuing Event of Default;

(xv) the distribution, by dividend or otherwise, of shares of Equity Interests of, or Indebtedness owed to Holdings, the Company, a Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than (A) Unrestricted Subsidiaries, the primary assets of which are Permitted Investments or (B) Equity Interests of VMware); and

(xvi) the declaration and payment of dividends in respect of JV Preferred Equity Interests issued in accordance with Section 6.01 to the extent such dividends are included in the calculation of Consolidated Interest Expense.

For purposes of determining compliance with this Section 6.08(a), in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (i) through (xvi) above, the Borrowers will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) between such clauses (i) through (xv), in a manner that otherwise complies with this Section 6.08(a).

(b) Neither Holdings, the Company nor any Borrower will, nor will they permit any Restricted Subsidiary to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, except:

(i) payment of regularly scheduled interest and principal payments as, in the form of payment and when due in respect of any Indebtedness, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof;

(ii) refinancings of Junior Indebtedness with proceeds of other Junior Indebtedness permitted to be incurred under Section 6.01;

(iii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parent companies or any Intermediate Parent;

(iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, when taken together with the aggregate amount of (1) Restricted Payments made pursuant to Section 6.08(a)(viii)(A) and (2) loans and advances to Holdings made pursuant to Section 6.04(m) in lieu of Restricted Payments permitted by this clause (iv) not to exceed the sum of (A) an amount at the time of making any such Restricted Payment and together with any other Restricted Payment made utilizing this subclause (A) not to exceed the greater of $1,000,000,000 and 10% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such prepayment, redemption, purchase, defeasance or other payment plus (B) so long as no Event of Default shall have occurred and be continuing or would result therefrom (or, in the case of the use of the Starter Basket that is Not Otherwise Applied, no Event of Default under Section 7.01(a), (b), (h) or (i)), the Available Amount that is Not Otherwise Applied plus (C) the Available Equity Amount that is Not Otherwise Applied; and

(v) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity; provided that after giving effect to such Restricted Payment (A) on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 3.75 to 1.0 and (B) there is no continuing Event of Default.

For purposes of determining compliance with this Section 6.08(b), in the event that any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing (or a portion thereof) meets the criteria of clauses (i) through (v) above, the Borrowers will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such payment (or portion thereof) between such clauses (i) through (v), in a manner that otherwise complies with this Section 6.08(b).

(c) Neither Holdings, the Company nor any Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, amend or modify any documentation governing any Junior Financing, in each case if the effect of such amendment or modification (when taken as a whole) is materially adverse to the Lenders.

Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 6.08 will not prohibit the payment of any Restricted Payment or the consummation of any irrevocable redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement.

SECTION 6.09 Transactions with Affiliates. Neither Holdings, the Company, nor any Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions respect thereto with, any of its Affiliates, except:

(i) (A) transactions with Holdings, the Company, any Borrower, any Intermediate Parent or any Restricted Subsidiary and (B) transactions involving aggregate payments or consideration of less than the greater of $250,000,000 and 2.5% of Consolidated EBITDA for the most recently ended Test Period prior to such transaction;

(ii) on terms substantially as favorable to Holdings, the Company, such Borrower, such Intermediate Parent or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(iii) the Transactions, the Original Transactions and the payment of fees and expenses related to the Transactions (including loans and advances pursuant to Sections 6.04(b) and 6.04(o)) and/or the Original Transactions;

(iv) issuances of Equity Interests of Holdings, the Company or a Borrower to the extent otherwise permitted by this Agreement;

(v) employment and severance arrangements (including salary or guaranteed payments and bonuses) between Holdings, the Company, any Borrower, any Intermediate Parent and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business or otherwise in connection with the Transactions or the Original Transactions;

(vi) payments by Holdings (and any direct or indirect parent thereof), the Company, the Borrowers and the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent thereof), any Intermediate Parent, the Company, any Borrowers and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company, the Borrowers and the Restricted Subsidiaries, to the extent payments are permitted by Section 6.08;

(vii) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings (or any direct or indirect parent company thereof), the Company, any Borrowers, any Intermediate Parent and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, any Intermediate Parent, the Company, the Borrowers and the Restricted Subsidiaries;

(viii) transactions pursuant to permitted agreements in existence or contemplated on the Effective Date and set forth on Schedule 6.09 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(ix) Restricted Payments permitted under Section 6.08;

(x) customary payments by Holdings, any Intermediate Parent, the Company, the Borrowers and any of the Restricted Subsidiaries made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or financings), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of such Person in good faith;

(xi) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any Affiliate of any of the foregoing) of the Company, any Borrower, any of the Subsidiaries or any direct or indirect parent thereof;

(xii) transactions in connection with any Permitted Receivables Financing.

SECTION 6.10 Financial Covenant. Solely with respect to the Term A Facilities and the Revolving Facility, the Company will not permit the First Lien Leverage Ratio to exceed 5.50 to 1.00 as of the last day of such Test Period.

SECTION 6.11 Covenant Suspension. Notwithstanding anything in this Agreement to the contrary, during any period of time that (A) the Ratings Condition has been satisfied, and (B) the Term B Loans (including any Incremental Term B Loans) and any Permitted Unsecured Refinancing Debt (other than Permitted Unsecured Refinancing Debt which has terms and conditions (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) that are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole and after giving effect to the effectiveness of the Suspension Covenants) are to the Lenders (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of such refinancing) under this Agreement (after giving effect to the Suspension Covenants)), Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt in respect thereof have been repaid in full (the occurrence of both of the events described in the foregoing clauses (A) and (B) being collectively referred to as a “Covenant Suspension Event”), Holdings, the Company, the Borrowers and the Restricted Subsidiaries will not be required to comply with the terms of Section 6.01, the Permitted Receivables Financing Cap, Section 6.04, Section 6.06, Section 6.07. Section 6.08 and Section 6.09 (the covenants in such Sections, the “Suspension Covenants”); provided that (x) for purposes of compliance with Section 6.02, if Section 6.02 references any portion of Section 6.01, such limitation or restriction included in Section 6.01 will continue to apply under Section 6.02 as if Section 6.01 was in effect and any failure to comply with such limitations or restrictions shall be a default under Section 7.01(d) and (y) the 75% cash consideration requirement set forth in Section 6.05(l) shall be calculated on an aggregate basis with respect to all Dispositions made under such covenant from and after the Effective Date and until the Reversion Date. In the event that Holdings, the Company, the Borrowers and the Restricted Subsidiaries are not required to comply with the Suspension Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Ratings Condition is not satisfied, then Holdings, the Company, the Borrowers and the Restricted Subsidiaries will thereafter again be required to comply with the Suspension Covenants with respect to any future events or transactions. Notwithstanding that the Suspension Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under any Loan Document with respect to the Suspension Covenants and none of Holdings, the Company, the Borrowers and the Restricted Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, as a result of a failure to comply with the Suspension Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

It is understood and agreed that (a) with respect to Restricted Payments or payments of Junior Financing made on or after the Reversion Date, the amount of Restricted Payments and Junior Financing made will be calculated as though the covenant in Section 6.08(a) or Section 6.08(b) had been in effect prior to, but not during the Suspension Period, (b) all Indebtedness incurred or issued during the Suspension Period will be classified to have been incurred or issued pursuant to Section 6.01(a)(ii), (c) all Investments completed during the Suspension Period will be classified to have been incurred or issued pursuant to Section 6.04(f), (d) any transaction prohibited pursuant to Section 6.07 entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (a)(i) of Section 6.07 and (e) any transaction with an Affiliate entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (viii) of Section 6.09. No subsidiary may be designated as an Unrestricted Subsidiary during the continuance of a Covenant Suspension Event, unless such designation would have complied with Section 6.04 of this Agreement as if such Section 6.04 would have been in effect for the purposes of designating Unrestricted Subsidiaries from the Effective Date to the date of such designation.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:

(a) any Loan Party shall fail to pay any principal of any Loan when and as the same shall become due and payable and in the currency required hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Loan Party shall fail to pay any interest on any Loan, or any reimbursement obligation in respect of any LC Disbursement or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable and in the currency required hereunder, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Holdings, the Company, any Borrower or any of the Restricted Subsidiaries in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made, and such incorrect representation or warranty (if curable, including by a restatement of any relevant financial statements) shall remain incorrect for a period of 30 days after notice thereof from an Administrative Agent to the Borrower;

(d) Holdings, the Company, any Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.04 (with respect to the existence of the Company or a Borrower) or in Article VI (other than Section 6.11); provided that (i) any Event of Default under Section 6.10 is subject to cure as provided in Section 7.02 and an Event of Default with respect to such Section shall not occur until the expiration of the 10th Business Day subsequent to the date on which the financial statements with respect to the applicable fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable; provided, further, that in the event the Company and its Restricted Subsidiaries fail to comply with Section 6.10, the Lenders shall not be required to make any credit extension in respect of a Borrowing or issue any Letter of Credit unless and until the Borrower has received the Cure Amount required to cause the Borrower to be in compliance with Section 6.10 and (ii) a default under Section 6.10 shall not constitute an Event of Default with respect to the Term B Loans and Term Cash Flow Loans unless and until the Required Pro Rata Lenders shall have terminated their Revolving Commitments and declared all amounts under the Revolving Loans and Term A Loans to be due and payable, respectively (such period commencing with a default under Section 6.10 and ending on the date on which the Required Lenders with respect to the Revolving Credit Facility terminate and accelerate the Revolving Loans and the Required Lenders with respect to the Term A Facilities terminate and accelerate the Term A Loans, the “Standstill Period”);

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from an Administrative Agent to the Company;

(f) Holdings, the Company, any Borrower or any of the Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event) or (iii) any breach or default that is (I) remedied by Holdings, the Company, the Borrowers or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans and Commitments pursuant to this Article VII;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of Holdings, the Company, any Borrower or any Significant Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Holdings, the Company, any Borrower or any Significant Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings, the Company, any Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Holdings, the Company, any Borrower or any Significant Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j) one or more enforceable judgments for the payment of money in an aggregate amount in excess of $750,000,000 (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied its obligation) shall be rendered against Holdings, the Company, any Borrower, any of the Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of Holdings, the Company, the Borrowers and the Restricted Subsidiaries, taken as a whole, to enforce any such judgment;

(k) (i) an ERISA Event occurs that has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;

(l) to the extent unremedied for a period of 10 Business Days (in respect of a default under clause (x) only), any Lien purported to be created under any Security Document (x) shall cease to be, or (y) shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, (ii) as a result of the Collateral Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code continuation statements, (iii) as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (iv) as a result of acts or omissions of the Collateral Agent, any Administrative Agent or any Lender;

(m) any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;

(n) any Guarantees of the Loan Document Obligations by Holdings, the Company, the Borrower or Subsidiary Loan Party pursuant to the Guarantee Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents);

(o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to Holdings, the Company or a Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the applicable Administrative Agent may, and at the request of the Required Lenders (or, if an Event of Default resulting from a breach of the Financial Performance Covenant occurs and is continuing and prior to the expiration of the Standstill Period, (x) at the request of the Required Pro Rata Lenders (in such case only with respect to the Term A Loans, Revolving Commitments, Revolving Loans, Swingline Commitments, and any Letters of Credit) only (a “Pro Rata Acceleration”) and (y) after a Pro Rata Acceleration, at the request of the Required Term B Lenders), shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the applicable Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the applicable Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company or any Borrower accrued hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(j), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and the Borrowers; and in case of any event with respect to Holdings or a Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company and the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and the Borrowers.

SECTION 7.02 Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Company and its Restricted Subsidiaries fail to comply with the requirements of the Financial Performance Covenant as of the last day of any fiscal quarter of the Company, at any time after the beginning of such fiscal quarter until the expiration of the 10th Business Day following the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the Company or any Parent Entity thereof shall have the right to issue common Equity Interests or other Equity Interests (provided such other Equity Interests are reasonably satisfactory to the Term Loan A/Revolver Administrative Agent) for cash or otherwise receive cash contributions to the capital of the Company as cash common Equity Interests or other Equity Interests (provided such other Equity Interests are reasonably satisfactory to the Term Loan A/Revolver Administrative Agent) (collectively, the “Cure Right”), and upon the receipt by the Company of the Net Proceeds of such issuance that are not otherwise applied (the “Cure Amount”) pursuant to the exercise by the Company of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustment:

(a) Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

(b) if, after giving effect to the foregoing pro forma adjustment (without giving effect to any portion of the Cure Amount on the balance sheet of the Company and its Restricted Subsidiaries with respect to such fiscal quarter only but with giving pro forma effect to any portion of the Cure Amount applied to any repayment of any Indebtedness), the Company and its Restricted Subsidiaries shall then be in compliance with the requirements of the Financial Performance Covenants, the Company and its Restricted Subsidiaries shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement; and

(c) Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Company there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times and (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant and any amounts in excess thereof shall not be deemed to be a Cure Amount. Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining the Available Amount, the Available Equity Amount, any financial ratio-based conditions or tests, pricing or any available basket under Article VI of this Agreement.

SECTION 7.03 Application of Proceeds. After the exercise of remedies provided for in Section 7.01, any amounts received on account of the Secured Obligations shall be applied by the Collateral Agent in accordance with Section 4.02 of the Collateral Agreement and/or the similar provisions in the other Security Documents. Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth in Section 4.02 of the Collateral Agreement and/or the similar provisions in the other Security Documents.

ARTICLE VIII

THE ADMINISTRATIVE AGENTS AND COLLATERAL AGENT

Each of the Term B Lenders hereby irrevocably appoints Credit Suisse AG, Cayman Islands Branch to serve as the Term Loan B Administrative Agent under the Loan Documents and authorizes the Term Loan B Administrative Agent to take such actions and exercise such powers as are delegated to such Term Loan B Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each of the Term A Lenders, the Revolving Lenders and the Issuing Banks hereby irrevocably appoints JPMorgan Chase Bank, N.A. to serve as the Term Loan A/Revolver Administrative Agent under the Loan Documents and authorizes the Term Loan A/Revolver Administrative Agent to take such actions and exercise such powers as are delegated to such Term Loan A/Revolver Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental hereto. In furtherance of the foregoing, each Lender and each of the Issuing Banks hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender or Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental hereto, and acknowledges that the Collateral Agent is the beneficiary of the parallel debt referred to in the relevant Security Documents and the Collateral Agent will accept the parallel debt arrangements reflected in the relevant Security Documents on its behalf and will enter into the relevant Security Documents as pledgee in its own name. In this connection, the Collateral Agent (and any sub-agents appointed by the Collateral Agent pursuant hereto for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VIII as though the Collateral Agent (and any such sub-agents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

Each Person serving as an Administrative Agent or Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not an Administrative Agent or Collateral Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Company, any Borrower or any other Subsidiary or other Affiliate thereof as if such Person were not an Administrative Agent or Collateral Agent hereunder and without any duty to account therefor to the Lenders.

No Administrative Agent or Collateral Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Administrative Agent or Collateral Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Administrative Agent or Collateral Agent shall have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that such Administrative Agent or Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in the Loan Documents); provided that no Administrative Agent or Collateral Agent shall be required to take any action that, in its opinion, may expose such Administrative Agent or Collateral Agent to liability or that is contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, no Administrative Agent or Collateral Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Company, any Borrower, any other Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent, Collateral Agent or any of its Affiliates in any capacity. No Administrative Agent or Collateral Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Administrative Agent or Collateral Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. No Administrative Agent or Collateral Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Administrative Agent or Collateral Agent by Holdings, the Company, any Borrower, a Lender or Issuing Bank and no Administrative Agent or Collateral Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Administrative Agent or Collateral Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to such Administrative Agent or Collateral Agent, or (vi) the value or the sufficiency of any Collateral or creation, perfection or priority of any Lien purported to be created by the Security Documents. Notwithstanding anything herein to the contrary, no Administrative Agent or Collateral Agent shall have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof.

Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is an Eligible Assignee. No Agent shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, no Agent shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information to, any Disqualified Lender.

Each Administrative Agent and Collateral Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, if applicable, a Responsible Officer or Financial Officer of such Person). Each Administrative Agent and Collateral Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (including, if applicable, a Financial Officer or a Responsible Officer of such Person). Each Administrative Agent and Collateral Agent may consult with legal counsel (who may be counsel for the Company or a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Administrative Agent and Collateral Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Administrative Agent or Collateral Agent. Each Administrative Agent and Collateral Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Collateral Agent.

Subject to the appointment and acceptance of a successor Administrative Agent or Collateral Agent, as applicable, as provided in this paragraph, an Administrative Agent or the Collateral Agent may resign upon 30 days’ notice to the applicable Lenders, Issuing Banks and the Company. If an Administrative Agent becomes a Defaulting Lender and is not performing its role hereunder as Administrative Agent, such Administrative Agent may be removed as an Administrative Agent hereunder at the request of Holdings and the Required Pro Rata Lenders or the Required Term Loan B Lenders, as applicable and the Company. Upon receipt of any such notice of resignation, the Required Pro Rata Lenders or the Required Term Loan B Lenders, as applicable shall have the right, with the Company’s consent (unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Pro Rata Lenders or the Required Term Loan B Lenders, as applicable and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation, then such retiring Administrative Agent or Collateral Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent or Collateral Agent, as applicable, which shall be an Approved Bank with an office in New York, New York, or an Affiliate of any such Approved Bank (the date upon which the retiring Administrative Agent or Collateral Agent is replaced, the “Resignation Effective Date”). In the event that a Class of Loans or Commitments is repaid in full or terminated, as applicable, the Administrative Agent with respect to such Class of Loans or Commitments shall automatically resign as Administrative Agent under such Class of Loans or Commitments without any further action on its part and no successor agent shall be required to be appointed hereunder.

If a Person serving as Administrative Agent is a Defaulting Lender, the Required Pro Rata Lenders or the Required Term Loan B Lenders, as applicable and the Company may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as an Administrative Agent and, with the consent of the Company, appoint a successor. If no such successor shall have been so appointed by the Required Pro Rata Lenders or the Required Term Loan B Lenders, as applicable and shall have accepted such appointment within 30 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by such Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent or Collateral Agent shall continue to hold such collateral security until such time as a successor Administrative Agent or Collateral Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to such retiring or removed Administrative Agent or Collateral Agent, all payments, communications and determinations provided to be made by, to or through such Administrative Agent or Collateral Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Pro Rata Lenders or the Required Term Loan B Lenders, as applicable appoint a successor Administrative Agent or Collateral Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent or Collateral Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent or Collateral Agent as of the Resignation Effective Date or the Removal Effective Date, as

applicable), and the retiring or removed Administrative Agent or Collateral Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section. The fees payable by the Borrowers to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s or Collateral Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent or Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent or Collateral Agent was acting as Administrative Agent or Collateral Agent.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon any Administrative Agent, any Joint Bookrunner or any other Lender or any Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon any Administrative Agent, any Joint Bookrunner or any other Lender or any Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption, Incremental Facility Amendment, Refinancing Amendment or Loan Modification Agreement pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agents or the Lenders on the Effective Date.

No Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the applicable Administrative Agent and Collateral Agent on behalf of the Lenders in accordance with the terms thereof. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, an Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and any such Administrative Agent, as agent for and representative of the applicable Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by such Administrative Agent on behalf of the Lenders at such sale or other disposition. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the foregoing provisions.

Notwithstanding anything herein to the contrary, neither any Joint Bookrunner nor any Person named on the cover page of this Agreement as a Lead Arranger shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder, including under Section 9.03, fully as if named as an indemnitee or indemnified person therein and irrespective of whether the indemnified losses, claims, damages, liabilities and/or related expenses arise out of, in connection with or as a result of matters arising prior to, on or after the effective date of any Loan Document.

To the extent required by any applicable Requirements of Law, the Administrative Agents may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall, and does hereby, indemnify each Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for an Administrative Agent) incurred by or asserted against the Administrative Agent by the U.S. Internal Revenue Service or any other Governmental Authority as a result of the failure of an Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify an Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by an Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the applicable Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due such Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of any Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, e-mail or other electronic transmission, as follows:

(a) If to Holdings, to [                ]

(b) If to the Company or a Borrower, to [                ]

(c) If to the Term Loan B Administrative Agent, to Credit Suisse AG, Cayman Islands Branch, [                ]; Attention: Agency Manager;

(d) If to the Term Loan; A/Revolver Administrative Agent, to JPMorgan Chase Bank, N.A., [                ]

(e) If to any Issuing Bank, to it at its address (or fax number or email address) most recently specified by it in a notice delivered to the Administrative Agent, Holdings, the Company and the Borrowers (or, in the absence of any such notice, to the address (or fax number or email address) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof);

(f) If to any Swingline Lenders, to it at its address (or fax number or email address) most recently specified by it in a notice delivered to the Administrative Agent, Holdings, the Company and the Borrowers (or, in the absence of any such notice, to the address (or fax number or email address) set forth in the Administrative Questionnaire of the Lender that is serving as such Swingline Lender or is an Affiliate thereof); and

(g) If to any other Lender, to it at its address (or fax number or email address) set forth in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

Holdings, the Company and the Borrowers may change their address, email or facsimile number for notices and other communications hereunder by notice to each Administrative Agent, an Administrative Agent may change its address, email or facsimile number for notices and other communications hereunder by notice to Holdings, the Company and the Borrower and the Lenders may change their address, email or facsimile number for notices and other communications hereunder by notice to each Administrative Agent. Notices and other communications to the

Lenders and the Issuing Banks hereunder may also be delivered or furnished by electronic transmission (including email and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agents, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the applicable Administrative Agent that it is incapable of receiving notices under such Article by electronic transmission.

Each Borrower hereby appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including the giving and receipt of notices, it being understood that the Borrowers will receive the proceeds of the initial Loans on the Effective Date. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by a Borrower shall be valid and effective if given or taken by the Company, whether or not any Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to the Borrowers.

SECTION 9.02 Waivers; Amendments.

(a) No failure or delay by either Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agents, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Administrative Agent, the Collateral Agent, or any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Borrower or Holdings in any case shall entitle the Company, any Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b) Except as expressly provided herein, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Company, the Borrowers, the Administrative Agents (to the extent that such waiver, amendment or modification does not affect the rights, duties, privileges or obligations of the Administrative Agents under this Agreement, the Administrative Agents shall execute such waiver, amendment or other modification to the extent approved by the Required Lenders) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agents and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness in principal) or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of “First Lien Leverage Ratio” or in the component definitions thereof shall not constitute a reduction of interest or fees), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrowers to pay default interest pursuant to Section 2.13(c), (iii) postpone the maturity of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension of any maturity date), or the date of any scheduled amortization payment of the principal amount of any Loan under Section 2.10 or the applicable Refinancing Amendment or Loan Modification Agreement, or the reimbursement date with respect to any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby), (iv) change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby, provided that any such change which is in favor of a Class of Lenders holding Loans maturing after the maturity of other Classes of Lenders (and only takes effect after the maturity of such other Classes of Loans or Commitments) will require the written consent of the Required Lenders with respect to each Class directly and adversely affected thereby, (v) lower the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Loan Documents) without the written consent of each Lender (other than a Defaulting Lender), (vii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (other than a Defaulting Lender) (except as expressly provided in the Loan Documents) or (viii) change the currency in which any Loan is denominated, without the written consent of each Lender directly affected thereby; provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of any Administrative Agent, the Collateral Agent, any Issuing Bank or any Swingline Lender without the prior written consent of the applicable Administrative Agent, Collateral Agent, Issuing Bank or Swingline Lender, as the case may be, including, without limitation, any amendment of this Section, (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Company, the Borrowers and the Administrative Agents to cure any ambiguity, omission, mistake, error, defect or inconsistency and (C) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into solely by Holdings, Intermediate Parent, the Borrowers, the applicable Administrative Agent and the requisite percentage in interest of the affected Class of Lenders stating that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agents, Holdings, the Company and the Borrowers (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion, (b) this Agreement and other Loan Documents may be amended or supplemented by an agreement or agreements in writing entered into by the Administrative Agents and Holdings, the Company, the Borrowers or any Loan Party as to which such agreement or agreements is to apply, without the need to obtain the consent of any Lender, to include “parallel debt” or similar provisions, and any authorizations or granting of powers by the Lenders and the other Secured Parties in favor of the Collateral Agent, in each case required to create in favor of the Collateral Agent any security interest contemplated to be created under this Agreement, or to perfect any such security interest, where an Administrative Agent shall have been advised by its counsel that such provisions are necessary or advisable under local law for such purpose (with Holdings, the Company and the Borrowers hereby agreeing to, and to cause their subsidiaries to, enter into any such agreement or agreements upon reasonable request of an Administrative Agent promptly upon such request) and (c) upon notice thereof by the Company to the Administrative Agents with respect to the inclusion of any previously absent financial maintenance covenant, this Agreement shall be amended by an agreement in writing entered into by the Borrowers and the Administrative Agents without the need to obtain the consent of any Lender to include such covenant on the date of the incurrence of the applicable Indebtedness to the extent required by the terms of such definition or section.

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as any Lender that is acting as an Administrative Agent is not a Non-Consenting Lender, the Company may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the applicable Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Company shall have received the prior written consent of the applicable Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts (including any amounts under Section 2.11(a)(i)), payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (c) unless waived, the Company or such Eligible Assignee shall have paid to the applicable Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, Revolving Commitments, Revolving Exposure and Term Loans of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class) or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(e) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender (other than an Affiliated Debt Fund) hereby agrees that, if a proceeding under the United States Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against any Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the applicable Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in such Administrative Agent’s sole discretion, unless such Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as such Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of such Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Secured Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Secured Obligations held by Lenders that are not Affiliates of the Borrowers.

(f) Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any Intercreditor Agreement in a form substantially consistent with Exhibit E or Exhibit F hereto.

(g) Notwithstanding the foregoing, only the Required Pro Rata Lenders shall have the ability to waive, amend, supplement or modify the covenant set forth in (x) Section 6.10, Article VII (solely as it relates to Section 6.10) or any component definition of the covenant set forth in Section 6.10 (solely as it relates to Section 6.10) or (y) Section 6.11 only to the extent such amendment, supplement or modification does not directly or indirectly affect Lenders (in their capacity as such) holding Loans other than Revolving Commitments and Term A Loans.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Company or the Borrowers shall pay, if the Effective Date occurs, (i) all reasonable and documented or invoiced out of pocket expenses incurred by the Administrative Agents, the Collateral Agent and their Affiliates (without duplication), including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP and to the extent reasonably determined by the Administrative Agents to be necessary one local counsel in each applicable jurisdiction or otherwise retained with the Borrowers’ consent, in each case for the Administrative Agents and the Collateral Agent, and to the extent retained with the Borrowers’ consent, consultants, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof and (ii) all reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agents and the Collateral Agent, each Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agents and the Collateral Agent, the Issuing Banks and the Lenders, in connection with the enforcement or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that such counsel shall be limited to one lead counsel and one local counsel in each applicable jurisdiction and, in the case of a conflict of interest, one additional counsel per affected party.

(b) The Company and the Borrowers shall indemnify each Agent, each Issuing Bank, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of one counsel and one local counsel in each applicable jurisdiction (and, in the case of a conflict of interest, where the Indemnitee affected by such conflict notifies the Company of the existence of such conflict and thereafter retains its own counsel, one additional counsel) for all Indemnitees (which may include a single special counsel acting in multiple jurisdictions), incurred by or asserted against any Indemnitee by any third party or by Holdings, the Company, a Borrower, any IPCo or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) to the extent in any way arising from or relating to any of the foregoing, any actual or alleged presence or Release of Hazardous Materials on, at or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Company, any Borrower or any Restricted Subsidiary, or any other Environmental Liability, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Holdings, the Company, a Borrower, any IPCo or any Subsidiary and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties or (ii) any dispute between and among indemnified persons that does not involve an act or omission by Holdings, the Company, any Borrower or any of the Restricted Subsidiaries except that each Agent, the Lead Arrangers, the Joint Bookrunners and the Issuing Banks shall be indemnified in their capacities as such to the extent that none of the exceptions set forth in clause (i) applies to such Person at such time.

(c) To the extent that the Company or any Borrower fails to pay any amount required to be paid by it to an Administrative Agent, the Collateral Agent, any Swingline Lender or any Issuing Bank under paragraph (a) or (b) of this Section, and without limiting the Company’s and any Borrower’s obligation to do so, each Lender severally agrees to pay to the applicable Administrative Agent, Collateral Agent, Swingline Lender or Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Administrative Agent, Collateral Agent, Swingline Lender or Issuing Bank, in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposure, outstanding Loans and unused Commitments at the time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02 (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d) To the fullest extent permitted by applicable law, none of Holdings, the Company or any Borrower shall assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

SECTION 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issued any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraphs (b)(ii) and (g) below, any Lender may assign to one or more Eligible Assignees (provided that for the purposes of this provision, Disqualified Lenders shall be deemed to be Eligible Assignees unless a list of Disqualified Lenders has been made available to all Lenders by the Company) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of (A) the Company (such consent (except with respect to assignments to competitors of the Company) not to be unreasonably withheld or delayed), provided that no consent of the Company shall be required for an assignment (1) by a Term Lender to any Lender or an Affiliate of any Lender, (2) by a Term Lender to an Approved Fund, (3) by a Revolving Lender to a Revolving Lender, or (4) if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, by a Term Lender or a Revolving Lender to any other assignee; and provided, further, that the Company shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Company would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the applicable Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that no consent of the applicable Administrative Agent shall be required for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or to the Company or any Affiliate thereof and (C) solely in the case of Revolving Loans and Revolving Commitments, each Issuing Bank and Swingline Lender (such consent not to be unreasonably withheld or delayed), provided that no consent of any Issuing Bank or Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or Term Commitment. Notwithstanding anything in this Section 9.04 to the contrary, if any Person the consent of which is required by this paragraph with respect to any assignment of Term Loans has not given the applicable Administrative Agent written notice of its objection to such assignment within 10 Business Days after written notice to such Person, such Person shall be deemed to have consented to such assignment.

(ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the applicable Administrative Agent) shall not be less than, in the case of a Revolving Loan or Revolving Commitment, $5,000,000 or, in the case of a Term Loan, $1,000,000, unless the Company and the applicable Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), provided that no such consent of the Company shall be required if an Event of

Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this subclause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the applicable Administrative Agent an Assignment and Assumption (which shall include a representation by the assignee that it meets all the requirements to be an Eligible Assignee), together (unless waived by the applicable Administrative Agent) with a processing and recordation fee of $3,500, provided that assignments made pursuant to Section 2.19(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective; provided further that such recordation fee shall not be payable in the case of assignments by any Affiliate of the Joint Bookrunners and (D) the assignee, if it shall not be a Lender, shall deliver to the applicable Administrative Agent any tax forms required by Section 2.17(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

Assignments of all or any portion of the Revolving Commitment of a Lender that is also an Issuing Bank may be made; provided that (1) the assignee (or any Lender with a Revolving Commitment who agrees to act in such capacity) shall be or become an Issuing Bank and assume a ratable portion of such assignor’s Letter of Credit Commitment and its rights and obligations in its capacity as Issuing Bank, (2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to make or issue Letters of Credit hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Revolving Commitment for purposes of Section 2.05(b) by an amount not to exceed the difference between the assignor’s Revolving Commitment prior to such assignment and the assignor’s Revolving Commitment following such assignment and (3) if an assignment is not made in compliance with clauses (1) and (2) above, a ratable portion of such assignor’s Letter of Credit Commitment shall be permanently reduced (and the aggregate Letter of Credit Commitments shall be permanently reduced); provided that any such reduction of Letter of Credit Commitments pursuant to clause (3) shall increase the amount available under Section 6.01(a)(xvi)(B) on a dollar-for-dollar basis (any such increase, a “Letter of Credit Debt Basket Increase”).

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section.

(iv) Each Administrative Agent, acting for this purpose as an agent of the Company and the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it, each Affiliated Lender Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Company, the Borrowers, the Administrative Agents, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the applicable Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Company at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding the foregoing, in no event shall any Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender, nor shall any Administrative Agent be obligated to monitor the aggregate amount of the Loans or Incremental Term Loans held by Affiliated Lenders.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the applicable Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b).

(vi) The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) (i) Any Lender may, without the consent of the Company or the applicable Administrative Agent, sell participations to one or more banks or other Persons (other than to a Person that is not an Eligible Assignee; provided that for the purposes of this provision, Disqualified Lenders shall be deemed to be Eligible Assignees unless a list of Disqualified Lenders has been made available to all Lenders by the Company) (a “Participant”), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Company, the Borrowers, the applicable Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(b) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the applicable Borrower’s prior consent (not to be unreasonably withheld or delayed).

(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive (absent manifest error), and each Person whose name is recorded in the Participant Register pursuant to the terms hereof shall be treated as a Participant for all purposes of this Agreement, notwithstanding notice to the contrary

(d) Any Lender may, without the consent of the Company, the Borrowers or the applicable Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the applicable Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrowers and the applicable Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and applicable Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(f) Any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement to the Affiliated Lenders, subject to the following limitations:

(1) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agents or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agents, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II; provided, however, that the foregoing provisions of this clause will not apply to the Affiliated Debt Funds;

(2) for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.02), or, subject to Section 9.02(d), any plan of reorganization pursuant to the U.S. Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the U.S. Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the U.S. Bankruptcy Code; provided that Affiliated Debt Funds will not be subject to such voting limitations and will be entitled to vote as any other Lender;

(3) the aggregate principal amount of Loans purchased by assignment pursuant to this Section 9.04 and held at any one time by Affiliated Lenders (other than Affiliated Debt Funds) may not exceed 30% of the outstanding principal amount of all Loans plus the outstanding principal amount of all term loans made pursuant to any Incremental Term Loan calculated at the time such Loans are purchased (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio;

(4) Affiliated Lenders may not purchase Revolving Loans; and

(5) the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans shall execute and deliver to the applicable Administrative Agent an assignment agreement substantially in the form of Exhibit B hereto (an “Affiliated Lender Assignment and Assumption”); provided that each Affiliated Lender agrees to notify the applicable Administrative Agent and the Borrower promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the applicable Administrative Agent and the Borrower promptly (and in any event within 10 Business Days) if it becomes an Affiliated Lender.

Notwithstanding anything in Section 9.02 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required any Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, the aggregate amount of Loans held by any Affiliated Debt Funds shall be deemed to be not outstanding to the extent in excess of 49.9% of the amount required for all purposes of calculating whether the Required Lenders have taken any actions.

Each Affiliated Lender by its acquisition of any Loans outstanding hereunder will be deemed to have waived any right it may otherwise have had to bring any action in connection with such Loans against any Administrative Agent, in its capacity as such, and will be deemed to have acknowledged and agreed that any Administrative Agent shall have any liability for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender.

(g) Assignments of Term Loans to any Purchasing Borrower Party shall be permitted through open market purchases and/or “Dutch auctions”, so long as any offer to purchase or take by assignment (other than through open market purchases) by such Purchasing Borrower Party shall have been made to all Term Lenders, so long as (i) no Event of Default has occurred and is continuing, (ii) the Term Loans purchased are immediately cancelled and (iii) no proceeds from any loan under the Revolving Credit Facility shall be used to fund such assignments. Purchasing Borrower Parties may not purchase Revolving Loans.

(h) Upon any contribution of Loans to a Borrower or any Restricted Subsidiary and upon any purchase of Loans by a Purchasing Borrower Party, (A) the aggregate principal amount (calculated on the face amount thereof) of such Loans shall automatically be cancelled and retired by the Borrowers on the date of such contribution or purchase (and, if requested by the applicable Administrative Agent, with respect to a contribution of Loans, any applicable contributing Lender shall execute and deliver to the applicable Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the applicable Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in such Loans to the Borrowers for immediate cancellation) and (B) the applicable Administrative Agent shall record such cancellation or retirement in the Register.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Administrative Agent, Issuing Bank, or Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the

Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Term Loan A/Revolver Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of any Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(e) or Section 2.05(f).

SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agents and the Collateral Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by each Administrative Agent and when each Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of a Borrower against any of and all the obligations of the Borrowers then due and owing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender and applicable Issuing Bank shall notify the Company and the applicable Administrative Agent of such setoff and application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have. Notwithstanding the foregoing, no amount set off from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings, the Company, the Borrowers or their respective properties in the courts of any jurisdiction.

(c) Each of parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality.

(a) Each of the Administrative Agents, the Collateral Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their and their Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the relevant Administrative Agent, the Collateral Agent, the relevant Issuing Bank, or the relevant Lender, as applicable), (b) (x) to the extent requested by any regulatory authority, required by applicable law or by any subpoena or similar legal process or (y) necessary in connection with the exercise of remedies; provided that, (i) in each case, unless specifically prohibited by applicable law or court order, each Lender and each Administrative Agent shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency or other routine examinations of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information and (ii) in the case of clause (y) only, each Lender and each Administrative Agent shall use its reasonable best efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies, and provided, further, that in no event shall any Lender or any Administrative Agent be obligated or required to return any materials furnished by Holdings, the Company, any Borrower or any of their Subsidiaries, (c) to any other party to this Agreement, (d) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to any Loan Party or their Subsidiaries and its obligations under the Loan Documents, (e) with the consent of the Company, in the case of Information provided by Holdings, the Company, any Borrower, any IPCo or any other Subsidiary, (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to either Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than Holdings, the Company or any Borrower or (g) to any ratings agency or the CUSIP Service Bureau on a confidential basis. In addition, each of the Administrative Agents, the Collateral Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Borrowings hereunder. For the purposes of this Section, “Information” means all information received from Holdings, the Company, any IPCo or any Borrower relating to Holdings, the Company, any Borrower, any IPCo, any Subsidiary or their business, other than any such information that is available to either Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by Holdings, the Company or any Borrower. Notwithstanding the foregoing, any Lender may provide the list of Disqualified Lenders to any potential assignee or participant on a confidential basis for the purpose of verifying whether such Person is a Disqualified Lender. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWERS OR EITHER ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENTS THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13 USA Patriot Act. Each Lender and each Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of Title III of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or such Administrative Agent, as applicable, to identify each Loan Party in accordance with the Title III of the USA Patriot Act.

SECTION 9.14 Judgment Currency.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Company and the Borrowers in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company and the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.15 Release of Liens and Guarantees. A Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by (and, in the case of clause (1) and, upon the request of the Borrowers, clause (2) below, the Equity Interests of) such Subsidiary Loan Party shall be automatically released, (1) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a merger with a Subsidiary that is not a Loan Party or a designation as an Unrestricted Subsidiary) or (2) upon the request of the Borrowers, in connection with a transaction permitted under this Agreement, as a result of which such Subsidiary Loan party ceases to be a wholly-owned Subsidiary. Upon (i) any sale or other transfer by any Loan Party (other than to Holdings, the Company, any Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement or (ii) the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral or the release of any Loan Party from its Guarantee under the Guarantee Agreement pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents or such guarantee shall be automatically released. Upon the occurrence of the Termination Date, all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agents shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by either Administrative Agent. The Lenders irrevocably authorize the Administrative Agents to release or subordinate any Lien on any property granted to or held by the Administrative Agents or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv), (viii) or (xxii) to the extent required by the terms of the obligations secured by such Liens pursuant to documents reasonably acceptable to the Administrative Agents).

SECTION 9.16 No Fiduciary Relationship. Each of Holdings, the Company and each Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Holdings, the Company, the Borrowers, the other Subsidiaries and their Affiliates, on the one hand, and the Agents, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.17 Effectiveness of the Mergers.

(a) The Target shall have no rights or obligations hereunder until the consummation of the Acquisition and the Merger, and any representations and warranties of the Target hereunder shall not become effective until such time. Upon consummation of the Acquisition, the Target shall succeed to all the rights and obligations of Merger Sub under this Agreement and the other Loan Documents to which it is a party and all representations and warranties of the Target shall become effective as of the date hereof, without any further action by any Person.

(b) Merger Co. shall have no rights or obligations hereunder until the consummation of Merger 2, and any representations and warranties of the Merger Co. hereunder shall not become effective until such time. Upon consummation of Merger 2, the Merger Co. shall succeed to all the rights and obligations of Dell International under this Agreement and the other Loan Documents to which it is a party and all representations and warranties of Merger Co. shall become effective as of such time, without any further action by any Person.

SECTION 9.18 Obligations Joint and Several. Notwithstanding anything herein or in any Loan Document to the contrary, prior to the consummation of the Merger, the Borrowers shall be severally but not jointly liable for their respective portions of any and all Loan Document Obligations. Immediately after the consummation of each Merger, the Borrowers shall have joint and several liability in respect of all Loan Document Obligations, without regard to any defense (other than the defense that payment in full has been made), setoff or counterclaim which may at any time be available to or be asserted by any other Loan Party against the Lenders, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers’ liability hereunder, in bankruptcy or in any other instance, and the Loan Document Obligations of the Borrowers hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or any other person at any time of any right or remedy against the Borrowers or against any other person which may be or become liable in respect of all or any part of the Loan Document Obligations or against any Collateral or Guarantee therefor or right of offset with respect thereto. The Borrowers hereby acknowledge that this Agreement is the independent and several obligation of each Borrower (regardless of which Borrower shall have delivered a request for borrowings under Section 2.03) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower hereby expressly waives, with respect to any of the Loans made to any other Borrower hereunder and any of the amounts owing hereunder by such other Loan Parties in respect of such Loans, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agents, the Collateral Agent or any Lender exhaust any right, power or remedy or proceed against such other Loan Parties under this Agreement or any other agreement or instrument referred to herein or against any other person under any other guarantee of, or security for, any of such amounts owing hereunder.

SECTION 9.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DENALI INTERMEDIATE INC.

By:	/s/ Janet B. Wright
Name:	Janet. B. Wright
Title:	Vice President and Assistant Secretary

DELL INC.

By:	/s/ Janet B. Wright
Name:	Janet. B. Wright
Title:	Vice President and Assistant Secretary

DELL INTERNATIONAL LLC

By:	/s/ Janet B. Wright
Name:	Janet. B. Wright
Title:	Vice President and Assistant Secretary

UNIVERSAL ACQUISITION CO

By:	/s/ Janet B. Wright
Name:	Janet. B. Wright
Title:	Vice President and Assistant Secretary

[Signature Page to Credit Agreement]

The undersigned hereby confirms that, upon and as a result of the merger of Dell International LLC with the undersigned, it will assume all of the rights and obligations of Dell International LLC under this Agreement (in furtherance of, and not in lieu of, any assumption or deemed assumption as a matter of law) and will be joined to this Agreement as a Borrower.

NEW DELL INTERNATIONAL LLC
By: DELL INC., its sole member

By:	/s/ Janet B. Wright
Name:	Janet. B. Wright
Title:	Vice President and Assistant Secretary

[Signature Page to Credit Agreement]

The undersigned hereby confirms that, as the result of the merger of Universal Acquisition Co. with the undersigned, it hereby assumes all of the rights and obligations of Universal Acquisition Co. under this Agreement (in furtherance of, and not in lieu of, any assumption or deemed assumption as a matter of law) and hereby is joined to this Agreement as a Borrower.

EMC CORPORATION

By:	/s/ Janet B. Wright
Name:	Janet B. Wright
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Term Loan B Administrative Agent and Collateral Agent

By:	/s/ Judith E. Smith
Name:	Judith E. Smith
Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
Name:	D. Andrew Maletta
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Judith E. Smith
Name:	Judith E. Smith
Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
Name:	D. Andrew Maletta
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Issuing Bank

By:	/s/ Judith E. Smith
Name:	Judith E. Smith
Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
Name:	D. Andrew Maletta
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Term Loan A/Revolver Administrative Agent

By:	/s/ Bruce S. Borden
Name:	Bruce S. Borden
Title:	Executive Director

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Issuing Bank and Swingline Lender,

By:	/s/ Bruce S. Borden
Name:	Bruce S. Borden
Title:	Executive Director

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Bruce S. Borden
Name:	Bruce S. Borden
Title:	Executive Director

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Craig J. Malloy
Name:	Craig J. Malloy
Title:	Director

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC, as an Issuing Bank,

By:	/s/ Craig J. Malloy
Name:	Craig J. Malloy
Title:	Director

[Signature Page to Credit Agreement]

CITICORP NORTH AMERICA, INC., as a Lender

By:	/s/ James M. Walsh
Name:	James M. Walsh
Title:	Managing Director & Vice President

[Signature Page to Credit Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ James M. Walsh
Name:	James M. Walsh
Title:	Managing Director & Vice President

[Signature Page to Credit Agreement]

CITIBANK, N.A., as an Issuing Bank

By:	/s/ Thomas Cole
Name:	Thomas Cole
Title:	Managing Director

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA, as Lender,

By:	/s/ Robert Ehudin
Name:	Robert Ehudin
Title:	Authorized Signatory

GOLDMAN SACHS LENDING PARTNERS LLC, as Lender,

By:	/s/ Robert Ehudin
Name:	Robert Ehudin
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA, as an Issuing Bank,

By:	/s/ Robert Ehudin
Name:	Robert Ehudin
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender,

By:	/s/ Justin D. Smiley
Name:	Justin D. Smiley
Title:	Director

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as an Issuing Bank,

By:	/s/ Justin D. Smiley
Name:	Justin D. Smiley
Title:	Director

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender,

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Issuing Bank,

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

[Signature Page to Credit Agreement]

ROYAL BANK OF CANADA, as a Lender,

By:	/s/ J. Christian Gutierrez
Name:	J. Christian Gutierrez
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

ROYAL BANK OF CANADA,
as an Issuing Bank,

By:	/s/ J. Christian Gutierrez
Name:	J. Christian Gutierrez
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
as a Lender,

By:	/s/ Robert Grillo
Name:	Robert Grillo
Title:	Director

[Signature Page to Credit Agreement]

BANK OF CHINA, NEW YORK BRANCH,
as a Lender,

By:	/s/ Xaifeng Xu
Name:	Xaifeng Xu
Title:	Executive Vice President

[Signature Page to Credit Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender,

By:	/s/ Cristina Cignoli
Name:	Cristina Cignoli
Title:	Director

By:	/s/ Cara Younger
Name:	Cara Younger
Title:	Director

[Signature Page to Credit Agreement]

BNP PARIBAS,
as a Lender,

By:	/s/ Julien Pecoud-Bouvet
Name:	Julien Pecoud-Bouvet
Title:	Vice President

By:	/s/ Karim Remtoula
Name:	Karim Remtoula
Title:	Vice President

[Signature Page to Credit Agreement]

CITIZENS BANK, NATIONAL ASSOCIATION,
as a Lender,

By:	/s/ Charles T. Bender
Name:	Charles T. Bender
Title:	Vice President

[Signature Page to Credit Agreement]

COMMERZBANK AG, NEW YORK BRANCH,
as a Lender,

By:	/s/ Tom H.S. Kang
Name:	Tom H.S. Kang
Title:	Corporates North America

By:	/s/ Ryan Flohre
Name:	Ryan Flohre
Title:	Head of DCM Loans North America

[Signature Page to Credit Agreement]

FIFTH THIRD BANK,
as a Lender,

By:	/s/ Colin Murphy
Name:	Colin Murphy
Title:	Director

[Signature Page to Credit Agreement]

FIRST HAWAIIAN BANK,
as a Lender,

By:	/s/ Todd T. Nitta
Name:	Todd T. Nitta
Title:	Senior Vice President

[Signature Page to Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender,

By:	/s/ Michael Bieber
Name:	Michael Bieber
Title:	Managing Director

[Signature Page to Credit Agreement]

INTESA SANPAOLO S.P.A., NEW YORK BRANCH, as a Lender,

By:	/s/ William Denton
Name:	William Denton
Title:	Global Relationship Manager

By:	/s/ Francesco Di Mario
Name:	Francesco Di Mario
Title:	FVP & Head of Credit

[Signature Page to Credit Agreement]

MIZUHO BANK, LTD., as a Lender,

By:	/s/ Daniel Guevara
Name:	Daniel Guevara
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

THE BANK OF TOKYO – MITSUBISHI UFJ, LTD., as a Lender,

By:	/s/ Lillian Kim
Name:	Lillian Kim
Title:	Director

[Signature Page to Credit Agreement]

MUFG UNION BANK, N.A., as a Lender,

By:	/s/ Lillian Kim
Name:	Lillian Kim
Title:	Director

[Signature Page to Credit Agreement]

NOMURA CORPORATE FUNDING AMERICAS, LLC, as a Lender,

By:	/s/ Lee Olive
Name:	Lee Olive
Title:	Managing Director

[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender,

By:	/s/ Christopher Keenan
Name:	Christopher Keenan
Title:	Assistant Vice President

[Signature Page to Credit Agreement]

BANCO SANTANDER, S.A., as a Lender,

By:	/s/ Federico Robin
Name:	Federico Robin
Title:	Executive Director

By:	/s/ Paula Garcia Castro
Name:	Paula Garcia Castro
Title:	Associate

[Signature Page to Credit Agreement]

SANTANDER BANK, N.A., as a Lender,

By:	/s/ William Maag
Name:	William Maag
Title:	Managing Director

[Signature Page to Credit Agreement]

THE BANK OF NOVA SCOTIA, as a Lender,

By:	/s/ Eugene Dempsey
Name:	Eugene Dempsey
Title:	Director

[Signature Page to Credit Agreement]

SOCIETE GENERALE, as a Lender,

By:	/s/ Alexandre Huet
Name:	Alexandre Huet
Title:	Managing Director

[Signature Page to Credit Agreement]

SG AMERICAS SECURITIES, LLC, as a Lender,

By:	/s/ Richard Knowlton
Name:	Richard Knowlton
Title:	Managing Director

[Signature Page to Credit Agreement]

STANDARD CHARTERED BANK, as a Lender,

By:	/s/ Steven Aloupis
Name:	Steven Aloupis
Title:	Managing Director, Loan Syndications

[Signature Page to Credit Agreement]

TD BANK, N.A., as a Lender,

By:	/s/ Shreya Shah
Name:	Shreya Shah
Title:	Senior Vice President

[Signature Page to Credit Agreement]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender,

By:	/s/ Savo Bozic
Name:	Savo Bozic
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

UNICREDIT BANK AG, NEW YORK BRANCH, as a Lender,

By:	/s/ Kimberly Sousa
Name:	Kimberly Sousa
Title:	Managing Director

By:	/s/ Mathias Eichwald
Name:	Mathias Eichwald
Title:	Associate Director

[Signature Page to Credit Agreement]

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH, as a Lender,

By:	/s/ Jerry C.S. Liu
Name:	Jerry C.S. Liu
Title:	AVP & Assistant General Manager

[Signature Page to Credit Agreement]

CHINA MERCHANTS BANK, CO., LTD. NEW YORK BRANCH, as a Lender,

By:	/s/ Xu Xu
Name:	Xu Xu
Title:	Vice President, Corporate Banking China Group

By:	/s/ Joseph M. Loffredo
Name:	Joseph M. Loffredo
Title:	Assistant General Manager

[Signature Page to Credit Agreement]

ING CAPITAL, LLC, as a Lender,

By:	/s/ Stephen Nettler
Name:	Stephen Nettler
Title:	Managing Director

By:	/s/ Pim Rothweiler
Name:	Pim Rothweiler
Title:	Managing Director

[Signature Page to Credit Agreement]

LIBERTY BANK, as a Lender,

By:	/s/ Carla Balesano
Name:	Carla Balesano
Title:	Senior Vice President

[Signature Page to Credit Agreement]

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD. NEW YORK BRANCH, as a Lender,

By:	/s/ Ming-Che Yang
Name:	Ming-Che Yang
Title:	AVP & AGM

[Signature Page to Credit Agreement]

STATE BANK OF INDIA, CHICAGO BRANCH, as a Lender,

By:	/s/ Manoranjan Panda
Name:	Manoranjan Panda
Title:	VP & Head, Credit Management Cell

[Signature Page to Credit Agreement]

CHINA CITIC BANK INTERNATIONAL LIMITED, NEW YORK BRANCH, as a Lender,

By:	/s/ Wayne Kramer
Name:	Wayne Kramer
Title:	Deputy General Manager, Financial Controller and Compliance

[Signature Page to Credit Agreement]

COMMONWEALTH BANK OF AUSTRALIA, as a Lender,

By:	/s/ Luke Copley
Name:	Luke Copley
Title:	Associate Director

[Signature Page to Credit Agreement]

Annex I

Amortization Table

Date	Term A-2 Loan Amount
January 31, 2017	$49,062,500
April 30, 2017	$49,062,500
July 31, 2017	$49,062,500
October 31, 2017	$49,062,500
January 31, 2018	$49,062,500
April 30, 2018	$49,062,500
July 31, 2018	$49,062,500
October 31, 2018	$49,062,500
January 31, 2019	$98,125,000
April 30, 2019	$98,125,000
July 31, 2019	$98,125,000
October 31, 2019	$98,125,000
January 31, 2020	$98,125,000
April 30, 2020	$98,125,000
July 31, 2020	$98,125,000
October 31, 2020	$98,125,000
January 31, 2021	$686,875,000
April 30, 2021	$686,875,000
July 31, 2021	$686,875,000

I-1

Date	Term B Loan Amount
January 31, 2017	$12,500,000
April 30, 2017	$12,500,000
July 31, 2017	$12,500,000
October 31, 2017	$12,500,000
January 31, 2018	$12,500,000
April 30, 2018	$12,500,000
July 31, 2018	$12,500,000
October 31, 2018	$12,500,000
January 31, 2019	$12,500,000
April 30, 2019	$12,500,000
July 31, 2019	$12,500,000
October 31, 2019	$12,500,000
January 31, 2020	$12,500,000
April 30, 2020	$12,500,000
July 31, 2020	$12,500,000
October 31, 2020	$12,500,000
January 31, 2021	$12,500,000
April 30, 2021	$12,500,000
July 31, 2021	$12,500,000
October 31, 2021	$12,500,000
January 31, 2022	$12,500,000
April 30, 2022	$12,500,000
July 31, 2022	$12,500,000
October 31, 2022	$12,500,000
January 31, 2023	$12,500,000
April 30, 2023	$12,500,000
July 31, 2023	$12,500,000

I-2

Schedule 1.01(a)

Excluded Subsidiaries

None

Schedule 1.01(b)

Existing Swap Counterparties

Morgan Stanley and its affiliates

UBS and its affiliates

U.S. Bank and its affiliates

Schedule 1.01(c)

Existing Receivables Financing

Factoring with Wells Fargo:

•	Financing Agreement, dated November 10, 2006, among Dell Marketing, LP, Dell Federal Systems LP, and Castle Pines Capital, LLC, as amended

•	Dell Vendor Agreement (Canada) between Dell Canada Inc. and Wells Fargo Capital Finance Corporation Canada

Factoring of Best Buy Receivables:

•	Supplier Agreement, dated June 26, 2012, between Dell Marketing LP and Citibank NA.

Factoring with IBM Global Finance:

•	Strategic Distribution Channel Financing Services Agreement, dated as of July 8, 2008, between Dell Inc. and International Business Machines Corporation.

•	IGF Participation Agreement , dated July 8, 2008, between Dell Inc. and and International Business Machines Corporation.

Factoring with GE:

•	General Agreement for Purchase, Sale and Servicing of Accounts, by and between Dell Global BV, Singapore Branch and GE Capital Bank Limited, as amended.

•	Receivables Purchase Agreement, dated September 24, 2015, between Dell (China) Company Limited and GE Commercial Factoring Company Limited.

Monetary obligations under the above agreements are as follows:

Channel Finance Initiatives	USD $	N Amer	EMEA	APJ	Latam	Global
	Wells Fargo (WF)	$75,547,812.20	$—	$—	$—	$75,547,812.20
	GE	$—	$162,599,770.72	$68,961,258.01	$—	$231,561,028.73
	IGM Global Finance (IGF)	$31,689,055.21	$368,598,434.82	$230,870,298.56	$35,583,038.35	$666,740,826.94
	Total	$107,236,867.41	$531,198,205.54	$299,831,556.57	$35,583,038.35	$973,849,667.87
Retail Initiatives	Best Buy	$75,000,000.00				$75,000,000.00
Trade A/R	IGF	$50,000,000.00				$50,000,000.00

PRF Total		$232,236,867	$531,198,206	$299,831,557	$35,583,038	$1,098,849,668

Schedule 1.01(d)

Letter of Credit Commitments

Lender	Letter of Credit Commitment
Credit Suisse AG, Cayman Islands Branch	$80,000,000.00
JPMorgan Chase Bank, N.A.	$71,250,000.00
Bank of America, N.A.	$71,250,000.00
Barclays Bank PLC	$71,250,000.00
Citibank, N.A.	$71,250,000.00
Goldman Sachs Bank USA	$71,250,000.00
Deutsche Bank AG New York Branch	$35,000,000.00
Royal Bank of Canada	$28,750,000.00

Total	$500,000,000.00

Schedule 2.01(a)

Term A-1 Commitments

Lender	Term A-1 Facility Commitment
Credit Suisse AG, Cayman Islands Branch	$276,590,909.09
JPMorgan Chase Bank, N.A.	$238,338,778.42
Bank of America, N.A.	$246,338,778.41
Barclays Bank PLC	$246,338,778.41
Citicorp North America, Inc.	$246,338,778.41
Goldman Sachs Bank USA	$246,338,778.41
Deutsche Bank AG New York Branch	$121,008,522.73
Royal Bank of Canada	$99,399,857.95
HSBC Bank USA, National Association	$172,869,318.18
BNP Paribas	$172,869,318.18
The Bank of Tokyo – Mitsubishi UFJ, Ltd.	$172,869,318.18
The Bank of Nova Scotia	$172,869,318.18
Societe Generale	$110,000,000.00
Mizuho Bank, Ltd.	$121,008,522.73
Standard Chartered Bank	$121,008,522.73
Australia and New Zealand Bank Group Limited	$86,434,659.09
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$86,434,659.09
Nomura Corporate Funding Americas, LLC	$17,286,931.82
Fifth Third Bank	$51,860,795.45
Citizens Bank, National Association	$51,860,795.45
Santander Bank, N.A.	$34,573,863.64
PNC Bank, National Association	$51,860,795.45
Intesa Sanpaolo S.p.A. – New York Branch	$172,500,000.00

Commerzbank AG, New York Branch	$87,500,000.00
Bank of China, New York Branch	$87,500,000.00
Unicredit Bank AG, New York Branch	$87,500,000.00
TD Bank, N.A.	$87,500,000.00
Commonwealth Bank of Australia	$20,000,000.00
China CITIC Bank International Limited, New York Branch	$13,000,000.00

Total	$3,700,000,000.00

Schedule 2.01(b)

Term A-2 Commitments

Lender	Term A-2 Facility Commitment
Credit Suisse AG, Cayman Islands Branch	$276,590,909.09
JPMorgan Chase Bank, N.A.	$254,338,778.42
Bank of America, N.A.	$246,338,778.41
Barclays Bank PLC	$246,338,778.41
Citicorp North America, Inc.	$246,338,778.41
Goldman Sachs Bank USA	$246,338,778.41
Deutsche Bank AG New York Branch	$121,008,522.73
Royal Bank of Canada	$99,399,857.95
HSBC Bank USA, National Association	$172,869,318.18
BNP Paribas	$160,369,318.18
First Hawaiian Bank	$12,500,000.00
MUFG Union Bank, N.A.	$172,869,318.18
The Bank of Nova Scotia	$172,869,318.18
Societe Generale	$110,000,000.00
Mizuho Bank, Ltd.	$121,008,522.73
Standard Chartered Bank	$121,008,522.73
Australia and New Zealand Bank Group Limited	$86,434,659.09
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$86,434,659.09
Nomura Corporate Funding Americas, LLC	$17,286,931.82
Fifth Third Bank	$51,860,795.45
Citizens Bank, National Association	$51,860,795.45
Santander Bank, N.A.	$34,573,863.64
PNC Bank, National Association	$51,860,795.45

Intesa Sanpaolo S.p.A. – New York Branch	$172,500,000.00
Commerzbank AG, New York Branch	$87,500,000.00
Bank of China, New York Branch	$87,500,000.00
Unicredit Bank AG, New York Branch	$87,500,000.00
TD Bank, N.A.	$105,000,000.00
Commonwealth Bank of Australia	$30,000,000.00
ING Capital, LLC	$50,000,000.00
State Bank of India, Chicago Branch	$50,000,000.00
China CITIC Bank International Limited, New York Branch	$17,500,000.00
China Merchants Bank, Co., Ltd. New York Branch	$30,000,000.00
Chang Hwa Commercial Bank, Ltd., New York Branch	$20,000,000.00
Mega International Commercial Bank Co., Ltd. New York Branch	$17,000,000.00
Liberty Bank	$10,000,000.00

Total	$3,925,000,000.00

Schedule 2.01(c)

Term B Commitments

Lender	Term B Facility Commitment
Credit Suisse AG, Cayman Islands Branch	$5,000,000,000.00

Total	$5,000,000,000.00

Schedule 2.01(d)

Term Cash Flow Commitments

Lender	Term Cash Flow Facility Commitment
Credit Suisse AG, Cayman Islands Branch	$400,000,000.00
JPMorgan Chase Bank, N.A.	$356,250,000.00
Bank of America, N.A.	$356,250,000.00
Barclays Bank PLC	$356,250,000.00
Citibank, N.A.	$356,250,000.00
Goldman Sachs Bank USA	$185,000,000.00
Goldman Sachs Lending Partners	$171,250,000.00
Deutsche Bank AG New York Branch	$175,000,000.00
Royal Bank of Canada	$143,750,000.00

Total	$2,500,000,000.00

Schedule 2.01(e)

Term A-3 Commitments

Lender	Term A-3 Facility Commitment
Credit Suisse AG, Cayman Islands Branch	$246,381,192.16
JPMorgan Chase Bank, N.A.	$219,433,249.27
Bank of America, N.A.	$219,433,249.26
Barclays Bank PLC	$219,433,249.26
Citicorp North America, Inc.	$219,433,249.26
Goldman Sachs Lending Partners	$219,433,249.26
Deutsche Bank AG New York Branch	$107,791,771.57
Royal Bank of Canada	$88,543,240.93
HSBC Bank USA, National Association	$55,227,272.73
BNP Paribas	$32,500,000.00
First Hawaiian Bank	$12,500,000.00
The Bank of Tokyo – Mitsubishi UFJ, Ltd.	$32,500,000.00
The Bank of Nova Scotia	$22,500,000.00
Societe Generale	$21,200,000.00
Mizuho Bank, Ltd.	$15,356,168.49
Standard Chartered Bank	$11,090,566.13
Australia and New Zealand Bank Group Limited	$8,531,204.71
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$8,531,204.71
Nomura Corporate Funding Americas, LLC	$13,649,927.54
Fifth Third Bank	$5,118,722.83
Santander Bank, N.A.	$3,412,481.89
Commerzbank AG, New York Branch	$9,000,000.00
Bank of China, New York Branch	$9,000,000.00

Total	$1,800,000,000.00

Schedule 2.01(f)

[Reserved]

Schedule 2.01(g)

Revolving Commitments

Lender	Revolving Facility Commitment
Credit Suisse AG, Cayman Islands Branch	$240,000,000.00
JPMorgan Chase Bank, N.A.	$213,750,000.00
Bank of America, N.A.	$213,750,000.00
Barclays Bank PLC	$213,750,000.00
Citibank, N.A.	$213,750,000.00
Goldman Sachs Bank USA	$213,750,000.00
Deutsche Bank AG New York Branch	$105,000,000.00
Royal Bank of Canada	$86,250,000.00
HSBC Bank USA, National Association	$150,000,000.00
BNP Paribas	$150,000,000.00
The Bank of Tokyo – Mitsubishi UFJ, Ltd.	$150,000,000.00
The Bank of Nova Scotia	$150,000,000.00
Societe Generale	$105,000,000.00
Mizuho Bank, Ltd.	$105,000,000.00
Standard Chartered Bank	$105,000,000.00
Australia and New Zealand Bank Group Limited	$75,000,000.00
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$75,000,000.00
Nomura Corporate Funding Americas, LLC	$15,000,000.00
Fifth Third Bank	$45,000,000.00
Citizens Bank, National Association	$45,000,000.00
Banco Santander, S.A.	$30,000,000.00
PNC Bank, National Association	$45,000,000.00
Intesa Sanpaolo S.p.A. – New York Branch	$105,000,000.00

Commerzbank AG, New York Branch	$75,000,000.00
Bank of China, New York Branch	$75,000,000.00
Unicredit Bank AG, New York Branch	$65,000,000.00
Toronto Dominion Bank, NY Branch	$75,000,000.00
China CITIC Bank International Limited, New York Branch	$10,000,000.00

Total	$3,150,000,000.00

Schedule 3.05

Effective Date Real Property

None

Schedule 3.12

Name	Jurisdiction	Parent(s)	Ownership Interest
Denali Intermediate Inc.	Delaware	Denali Holding Inc.	100%

U.S. Subsidiaries:

Name	Jurisdiction	Parent(s)	Ownership Interest
Aelita Software Corporation	Delaware	Dell Software Inc.	100%
ASAP Software Express, Inc.	Illinois	Dell International L.L.C.	100%
Aventail LLC	Delaware	Dell Software Inc.	100%
BakBone Software Inc.	California	Dell Software Inc.	100%
Boomi, Inc.	Delaware	Dell Marketing L.P.	100%
Bracknell Boulevard (Block C) LLC	Delaware	Dell Asia B.V.	100%
Bracknell Boulevard (Block D) LLC	Delaware	Dell Asia B.V.	100%
Credant Technologies, Inc.	Delaware	Dell Marketing L.P.	100%
Credant Technologies International, Inc.	Delaware	Credant Technologies, Inc.	100%
DCC Executive Security Inc.	Delaware	Dell Systems Corporation	100%
Dell America Latina Corp.	Delaware	Dell International L.L.C.	100%
Dell Asset Revolving Trust-B	Delaware	Dell Revolving Transferor L.L.C.	100%
Dell Asset Syndication L.L.C.	Delaware	Dell Equipment Funding LP	100%
Dell Colombia Inc.	Delaware	Dell International L.L.C.	100%
Dell Computer Holdings L.P.	Texas	Dell International L.L.C. Dell DFS Corporation	99 1	% %
Dell Conduit Funding-B LLC	Delaware	Dell Equipment Funding L.P.	100%
Dell Depositor L.L.C	Delaware	Dell Equipment Funding L.P.	100%
Dell DFS Corporation	Delaware	Dell International L.L.C.	100%
Dell DFS Holdings L.L.C.	Delaware	Dell DFS Holdings Kft.	100%
Dell Equipment Finance Trust 2014-1	Delaware	Dell Depositor L.L.C.	100%
Dell Equipment Finance Trust 2015-1	Delaware	Dell Depositor L.L.C.	100%
Dell Equipment Finance Trust 2015-2	Delaware
Dell Equipment Finance Trust 2016-1	Delaware	Dell Depositor L.L.C.	100%
Dell Equipment Funding L.P.	Delaware	Dell Equipment GP L.L.C. Dell Funding L.L.C.	1 99	% %
Dell Equipment GP L.L.C.	Delaware	Dell Funding L.L.C.	100%
Dell Federal Systems Corporation	Delaware	Dell International L.L.C.	100%

Dell Federal Systems GP L.L.C.	Delaware	Dell Federal Systems Corporation	100%
Dell Federal Systems L.P.	Texas	Dell Federal Systems GP L.L.C. Dell Federal Systems LP L.L.C.	1 99	% %
Dell Federal Systems LP L.L.C.	Delaware	Dell Federal Systems Corporation	100%
Dell Financial Services L.L.C.	Delaware	Dell DFS Corporation Dell DFS Holdings L.L.C.	51 49	% %
Dell Funding L.L.C.	Nevada	Dell DFS Corporation	100%
Dell Global Holdings IV L.L.C.	Delaware	DIH VII C.V.	100%
Dell Global Holdings L.L.C.	Delaware	Dell Inc.	100%
Dell Global Holdings VII L.L.C.	Delaware	Dell International L.L.C.	100%
Dell Global Holdings X L.L.C.	Delaware	Dell International L.L.C.	100%
Dell Inc.	Delaware	Denali Intermediate Inc.	100%
Dell International L.L.C. [Note: Following the Effective Date will be merged into New Dell International LLC and cease to exist]	Delaware	Dell Inc. Dell Marketing L.P. Dell Software Inc.	96.19 2.31 1.49	% % %
Dell Marketing Corporation	Delaware	Dell International L.L.C.	100%
Dell Marketing GP L.L.C.	Delaware	Dell Marketing Corporation	100%
Dell Marketing L.P.	Texas	Dell Marketing GP L.L.C.	1%
		Dell Marketing LP L.L.C.	99%
Dell Marketing LP L.L.C.	Delaware	Dell Marketing Corporation	100%
Dell Product and Process Innovation Services Corp.	Delaware	Dell Systems Corporation	100%
Dell Products Corporation	Delaware	Dell International L.L.C.	100%
Dell Products GP L.L.C.	Delaware	Dell Products Corporation	100%
Dell Products L.P.	Texas	Dell Products GP L.L.C. Dell Products LP L.L.C.	1 99	% %
Dell Products LP L.L.C.	Delaware	Dell Products Corporation	100%

Dell Protective Services Inc.	Delaware	Dell International L.L.C.	100%
Dell Receivables Corporation	Delaware	Dell International L.L.C.	100%
Dell Receivables GP L.L.C.	Delaware	Dell Receivables Corporation	100%
Dell Receivables L.P.	Texas	Dell Receivables GP L.L.C.	1%
		Dell Receivables LP L.L.C.	99%
Dell Receivables LP L.L.C.	Delaware	Dell Receivables Corporation	100%
Dell Revolver Company L.P.	Delaware	Dell Revolver Funding L.L.C.	99.99%
		Dell Revolver GP L.L.C.	0.01%
Dell Revolver Funding L.L.C.	Nevada	Dell DFS Corporation	100%
Dell Revolver GP L.L.C.	Delaware	Dell Revolver Funding L.L.C.	100%
Dell Revolving Transferor L.L.C.	Delaware	Dell Revolver Company L.P.	100%
Dell Services Federal Government, Inc.	Virginia	Dell Systems Corporation	100%
Dell Software Inc.	Delaware	Dell Inc.	100%
Dell Systems Applications Solutions, Inc.	Delaware	Dell Systems TSI (Hungary)	100%
Dell Systems Communicatios Services, Inc.	Delaware	Dell Systems Corporation	100%
Dell Systems Corporation	Texas	Dell International L.L.C.	100%
Dell USA Corporation	Delaware	Dell International L.L.C.	100%
Dell USA GP L.L.C.	Delaware	Dell USA Corporation	100%
Dell USA L.P.	Texas	Dell USA GP L.L.C.	1%
		Dell USA LP L.L.C.	99%
Dell USA LP L.L.C.	Delaware	Dell USA Corporation	100%
Dell World Trade Corporation	Delaware	Dell International L.L.C.	100%
Dell World Trade GP L.L.C.	Delaware	Dell World Trade Corporation	100%

Dell World Trade L.P.	Texas	Dell World Trade GP L.L.C. Dell World Trade LP L.L.C.	1 99	% %
Dell World Trade LP L.L.C.	Delaware	Dell World Trade Corporation	100%
Denali Finance Corp.	Delaware	Dell International L.L.C.	100%
Denali Holding Inc.	Delaware
Diamond 1 Finance Corporation	Delaware	Dell International LLC	100%
Diamond 2 Finance Corporation	Delaware	Dell International LLC	100%
EMC IP Holding Company LLC	Delaware	Denali Intermediate Inc.	100%
Enstratius, Inc.	Delaware	Dell Software Inc.	100%
Force10 Networks Global, Inc.	Delaware	Force10 Networks, Inc.	100%
Force10 Networks International, Inc.	Delaware	Force10 Networks Global, Inc.	100%
Force10 Networks, Inc.	Delaware	Dell Marketing L.P.	100%
License Technologies Group, Inc.	Delaware	ASAP Software Express, Inc.	100%
New Dell International LLC[1]	Delaware	Dell Inc.	100%
PrSM Corporation	Tennessee	Dell Services Federal Government, Inc.	100%
PSC GP Corporation	Delaware	Dell Systems Corporation	100%
PSC Healthcare Software, Inc.	Delaware	Dell Systems Corporation	100%
PSC LP Corporation	Delaware	Dell Systems Corporation	100%
PSC Management Limited Partnership	Texas	PSC GP Corporation PSC LP Corporation	1 99	% %
QTZ L.L.C.	Delaware	Dell Products L.P.	100%
Quest Holding Company, LLC	California	Dell Software Inc.	100%
Quest Software Public Sector, Inc.	Delaware	Dell Software Inc.	100%
ScriptLogic Corporation	Delaware	Dell Software Inc.	100%
SecureWorks Corp.	Delaware	Dell Marketing L.P. Other Individual Stockholders	98.49 1.5	% %
SecureWorks, Inc.	Georgia	SecureWorks Corp.	100%
StatSoft Holdings, Inc.	Delaware	StatSoft, Inc.	100%

[1]	Entity to change name to “Dell International L.L.C.” following Effective Date.

StatSoft, Inc.	Delaware	Dell Software Inc.	100%
Transaction Applications Group, Inc.	Nebraska	Dell Systems Corporation	100%
U.S. Services L.L.C.	Delaware	Dell Marketing LP	100%
VCE IP Holding Company LLC	Delaware	Denali Intermediate Inc.	100%
Wyse International L.L.C.	Delaware	Dell Global B.V.	100%
Wyse Technology L.L.C.	Delaware	Dell Marketing L.P.	100%
Universal Acquisition Co. [Note: on Effective Date will be merged into EMC Corporation and cease to exist]	Delaware	Denali Holding Inc.	100%
EMC Corporation	Massachussets	Dell Inc.	100% [Note: Assumes completion of Merger]
900 West Park Drive LLC	Delaware	EMC Corporation	100%
Configuresoft International Holdings, Inc.	Delaware	EMC Corporation	100%
Data Domain Bermuda L.L.C.	Delaware	EMC International Company	100%
Data Domain International III LLC	Delaware	EMC International Company	100%
Data Domain LLC	Delaware	EMC International U.S. Holdings, Inc.	100%
Data General International, Inc.	Delaware	EMC Corporation	100%
EMC Cloud Services LLC	Delaware	EMC Corporation	100%
EMC Corporation of Canada	Canada	EMC Corporation EMC (Benelux) B.V.	56.103631% 43.896369%
EMC Global Holdings Inc.	Massachusetts	EMC Australia Pty Limited	100%
EMC International U.S. Holdings, Inc.	Delaware	EMC International Company	100%
EMC Investment Corporation	Delaware	EMC Corporation	100%
EMC Puerto Rico, Inc.	Delaware	EMC Corporation	100%
EMC South Street Investments LLC	Delaware	EMC Corporation	100%
Evolutionary Corporation	Delaware	EMC Corporation	100%
Flanders Road Holdings LLC	Delaware	EMC Corporation	100%
Iomega Latin America, Inc.	Delaware	Iomega LLC	100%
Iomega LLC	Delaware	EMC Corporation	100%
Isilon Systems International LLC	Delaware	EMC Ireland Holdings	100%
Isilon Systems LLC	Delaware	EMC International U.S. Holdings, Inc.	100%
iWave Software LLC	Texas	EMC Corporation	100%
Likewise Software LLC	Delaware	Isilon Systems LLC	100%
Maginatics LLC	Delaware	EMC Corporation	100%
Mozy, Inc.	Delaware	EMC Corporation	100%
NBT Investment Partners LLC	Delaware	EMC Corporation	100%
NetWitness International LLC	Delaware	EMC Ireland Holdings	100%
Newfound Investment Partners LLC	Delaware	EMC Corporation	100%
Pivotal Software, Inc.	Delaware	EMC Corporation	90%
RSA Federal LLC	Delaware	RSA Security LLC	100%
RSA Security LLC	Delaware	EMC International U.S. Holdings, Inc.	100%

RSA Ventures I, L.P.	Delaware	RSA Partners I, L.P.	100%
ScaleIO LLC	Delaware	EMC Corporation	100%
Slice of Lime, LLC	Delaware	Pivotal Software, Inc.	100%
Spanning Cloud Apps LLC	Delaware	Mozy, Inc.	100%
VCE Company, LLC	Delaware	EMC Corporation Evolutionary Corporation Vmware Inc. Cisco Systems, Inc.	69.23 17.77 3 10	% % %
Virtustream Canada Holdings, Inc.	Canada	Virtustream Limited
Virtustream DCS, LLC	Delaware	Virtustream, Inc.	100%
Virtustream Group Holdings, Inc.	Delaware	EMC Corporation	100%
Virtustream, Inc.	Delaware	Virtustream Group Holdings, Inc.	100%
Virtustream Security Solutions, LLC	Delaware	Virtustream Group Holdings, Inc.	100%
Vmware Inc.	Delaware	EMC Corporation	80%
Woodland Street Partners, Inc.	Delaware	EMC Corporation	100%

Non-U.S. Subsidiaries:

Americas International:

Name	Jurisdiction	Parent(s)	Ownership
Dell Canada Inc.	Ontario, Canada	Dell International L.L.C.	100%
Dell Computadores do Brasil Ltda.	Brazil	Dell Global International B.V. Dell Global B.V.	99.9995 0.0005	% %
Dell Computer de Chile Ltda.	Chile	Dell Inc.	0.1%
Dell Computer Services de Mexico S.A. de C.V.	Mexico	Dell International L.L.C. Dell Systems Corporation Dell Inc.	93.933 5.93 0.009	% % %
		Dell (PS) Investment B.V.	0.002%
		Force10 Networks Global, Inc.	0.002 0.147	% %
		Force10 Networks, Inc.	0.11%
Dell Costa Rica S.A. (fka Alienware Latin America, S.A.)	Costa Rica	Dell Marketing L.P. (Alienware Corporation)	100%

Dell El Salvador Ltda.	El Salvador	Dell International L.L.C. Dell Inc.	99 1	% %
SonicWALL Mexico, S de R.L. de C.V.	Mexico	SonicWALL B.V.	99%
		SonicWALL AG	1%
Werner Colombia S.A.S.	Colombia	Dell Software Inc.	100%
EMC Computer Systems Argentina S.A.	Argentina	EMC Benelux B.V. EMC Ireland Holdings	95 5	% %
EMC Group 1 Limited (“New Bermuda Co1”)	Bermuda	EMC Corporation	100%
EMC Group 2 (“New Bermuda Co2”)	Bermuda	EMC Group 1 Limited	100%
EMC Group 3 (“Bermuda Co3”)	Bermuda	EMC International Company	100%
EMC Group 4 (“Bermuda Co4”)	Bermuda	EMC Group 1 Limited	100%
EMC Group 5 Limited (“Bermuda Co5”)	Bermuda	EMC Group 1 Limited	100%
Pivotal Group 1 Limited	Bermuda	Pivotal Software, Inc.	100%
Pivotal Group 2	Bermuda	Pivotal Group 1 Limited	100%
EMC BRASIL SERVIÇOS DE TI LTDA.	Brazil	EMC (Benelux) B.V. EMC Ireland Holdings	10 90	% %
EMC Computer-Systems Brasil Ltda.	Brazil	EMC (Benelux) B.V. EMC Ireland Holdings	86.07 13.93	% %
Pivotal Brasil Consultoria em Tecnologia da Informação Ltda.	Brazil	Pivotal Software International GoPivotal (UK) Limited	99.98 0.02	% %
EMC Chile S.A.	Chile	Data General International, Inc. EMC Ireland Holdings	99.7663 0.2336	% %
EMC Information Systems Colombia Ltda.	Colombia	EMC (Benelux) B.V. EMC Ireland Holdings	99.9 0.01	% %
EMC Computer Systems Mexico, S.A. de CV	Mexico	EMC Corporation EMC Investment Corporation	99.99 0.01	% %
EMC Mexico Servicios, SA de CV	Mexico	EMC Computer Systems Mexico, SA de CV EMC Investment Corporation	99.99 .01	% %
EMC del Peru, S.A.	Peru	EMC Ireland Holdings	100%
Dell Financial Services Canada Limited	Alberta, Canada	Dell Canada Inc.	100%
Dell Guatemala Ltda.	Guatemala	Dell International L.L.C.	99%
		Dell World Trade L.P.	1%
Dell Latinoamerica, S. de R.L.	Panama	Dell lnc. Dell International L.L.C.	1 99	% %
Dell Leasing Mexico S. de RL de C.V.	Mexico	Dell Global B.V. Dell International Holdings VIII B.V.	99.99 0.0000017	% %

Dell Leasing Mexico Services S. de RL de C.V.	Mexico	Dell Global B.V. Dell International Holdings VIII B.V.	99 1	% %
Dell Mexico, S.A. de C.V.	Mexico	Dell International L.L.C.	9996%
		Dell USA L.P.	0.010%
		Dell Products L.P.	0.010%
		Dell Marketing L.P.	0.020%
Dell Panama S. de R.L.	Panama	Dell International L.L.C.	99%
		Dell Inc.	1%
Dell Perú S.A.C.	Peru	Dell International L.L.C. Dell Inc.	0.1 99.9	% %
Dell Puerto Rico Corp.	Puerto Rico	Dell International L.L.C.	100%
Dell Software Canada Inc.	Canada	Dell Canada Inc.	100%
Dell Software Ltda.	Brazil	Dell Software Inc.	99.99%
		Quest Holding Company, LLC	0.009%
Dell Technology Services Inc. S.R.L.	Costa Rica	Dell International L.L.C.	100%[2]
Elbert Mx, S. de R.L. de C.V.	Mexico	Dell Software Inc. Juan Francisco Aguilar de la Vega	99.96 0.033	% %
Elbert S.A.	Argentina	Dell America Latina Corp. Dell Software Inc.	5 95	% %
Elbert Software S.A.	Panama	Dell Software Inc.	100%
Elbert Software Chile SpA	Chile	Dell Software Inc.	100%

[2]	In Liquidation

Europe, Middle East & Africa

Name	Jurisdiction	Parent(s)	Ownership
BakBone Software GmbH	Germany	BakBone Software Limited	100%[3]
BakBone Software Limited	United Kingdom	Dell Software (UK) Ltd.	100%
Bracknell Boulevard Management Company Limited	United Kingdom	Dell Corporation Limited The Prudential Assurance Company Ltd.	70.88 29.11	% %
Charonware s.r.o.	Czech Republic	Dell Software Inc.	100%
Credant Technologies GmbH	Germany	Credant Technologies International, Inc.	100%
Dell (PS) Limited	Ireland	Dell Systems (UK) Ltd.	100%
Dell (Switzerland) GmbH	Switzerland	Dell International Holdings Kft	100%
Dell A.B.	Sweden	Dell International L.L.C.	100%
Dell A.S.	Norway	Dell International Holdings IX B.V.	100%
Dell A/S	Denmark	Dell International L.L.C.	100%
Dell Asia B.V.	Netherlands	Dell Global Holdings III B.V.	100%
Dell Bank International Designated Activity Company	Spain	No Shareholders Listed in Blueprint
Dell B.V.	Netherlands	Dell International Holdings VIII B.V.	100%
Dell Computer (Proprietary) Ltd	South Africa	Dell International Holdings VIII B.V.	100%
Dell Computer EEIG	United Kingdom	Dell Corporation Limited Dell Products Dell Direct Dell B.V. Dell N.V. Dell A/S Dell A.B. Dell S.A. (France) Dell Computer S.A. Dell S.p.A. Dell GmbH Dell Sp.z o.o	N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A N/A
Dell Computer S.A.	Spain	Dell International L.L.C.	99.99%
		Dell Corporation Limited	0.01%

[3]	In Liquidation

Dell Computer spol. S.r.o.	Czech Republic	Dell Global Holdings II B.V. Dell International L.L.C.	98.6302 1.3698	% %
Dell Corporation Limited	United Kingdom	Dell International Holdings IX B.V.	100%
Dell DFS Holdings Kft.	Hungary	Dell DFS Corporation	100%
Dell Direct	Ireland	Dell Products (Europe) B.V. Dell International Holdings VIII B.V.	99.99991693 0.00008307	% %
Dell Distribution Maroc (Succ)	Morocco	Dell Emerging Markets (EMEA) Limited	100%
Dell Emerging Markets (EMEA) Limited	United Kingdom	Dell International Holdings IX B.V.	100%
Dell FZ–LLC	U.A.E.	Dell International L.L.C.	100%
Dell FZ–Dubai Branch -	U.A.E.	No Shareholders Listed in Blueprint
Dell Gesellschaft m.b.H	Austria	Dell International L.L.C.	100%
Dell Global B.V.	Netherlands	Dell Products (Europe) B.V.	100%
Dell Global Holdings II B.V.	Netherlands	Dell Products (Europe)	100%
Dell Global Holdings III B.V.	Netherlands	Dell Global B.V.	100%
Dell Global International B.V.	Netherlands	Dell Asia B.V.	100%
Dell GmbH	Germany	Dell International Holdings IX B.V.	100%
Dell Halle GmbH	Germany	Dell International Holdings IX B.V.	100%
Dell Hungary Technology Solutions Trade LLC	Hungary	Dell Global Holdings II B.V.	100%
Dell III – Comercio de Computadores, Unipessoal LDA	Portugal	Dell International L.L.C.	100%
Dell International Holdings IX B.V.	Netherlands	Dell International Holdings VIII B.V.	100%
Dell International Holdings Kft.	Hungary	Dell Global Holdings VII LLC Dell International L.L.C.	4.6 95.4	% %
Dell International Holdings SAS	France	Dell International Holdings X B.V.	100%
Dell International Holdings VIII B.V.	Netherlands	Dell International Holdings XII Coöperatief U.A	100%

Dell International Holdings X B.V.	Netherlands	Dell International Holdings VIII B.V.	100%
Dell International Holdings XII Coöperatief U.A.	Netherlands	DIH VII C.V. Dell Global Holdings IV L.L.C.	90 10	% %
Dell International Services SRL	Romania	Dell (PS) Systems Investments B.V.	100%
Dell LLC	Russia	Dell Global Holdings II B.V. Dell Global Holdings III B.V.	99 1	% %
Dell Morocco SAS	Morocco	Dell Global B.V. Dell Technology Products and Services S.A.	99 1	% %
Dell N.V.	Belgium	Dell International Holdings VIII B.V. Dell B.V.	99.95968 0.04032	% %
Dell Products	Ireland	Dell Global B.V. Dell International Holdings VIII B.V.	99 1	% %
Dell Products (Europe) B.V.	Netherlands	Dell International Holdings VIII B.V.	100%
Dell Products (Poland) Sp. z o.o	Poland	Dell Global B.V. Dell International Holdings VIII B.V.	99.99 0.01	% %
Dell Products Manufacturing Ltd.	Ireland	Dell Global B.V.	100%
Dell S.A.	Switzerland	Dell International L.L.C.	100%
Dell S.A.	France	Dell B.V. Dell Corporation Limited Dell Direct Dell Global B.V. Dell International Holdings SAS Dell N.V. Dell Products	0.00085512 0.00085512 0.00085512 0.00085512 99.99486925 0.00085512 0.00085512	% % % % % % %
Dell S.p.A.	Italy	Dell Global Holdings II B.V.	100%
Dell s.r.o.	Slovakia	Dell Global Holdings III B.V. Dell International L.L.C.	99.98605 0.01395	% %
Dell S.a.r.l.	Luxembourg	Dell International Holdings IX B.V. Dell International Holdings VIII B.V.	99.99596774 0.00403226	% %

Dell SAS	Morocco	Dell Products (Europe) B.V. Dell Direct	99 1	% %
Dell Services GmbH	Germany	Dell Global B.V.	100%
Dell Software AB	Sweden	Dell Software International Limited	100%
Dell Software ApS	Denmark	Dell Software International Limited	100%
Dell Software AS	Norway	Dell Software International Limited	100%
Dell Software B.V.	Netherlands	Dell Software International Limited	100%
Dell Software BVBA	Belgium	Dell Software International Limited Dell Software Company Limited	99.94 0.053	% %
Dell Software Company Limited	Jersey (Non-resident Irish)	Dell International L.L.C.	100%
Dell Software Europe Limited	United Kingdom	Dell Software International Limited	100%
Dell Software Europe Limited	Ireland	Dell Software International Limited	100%
Dell Software Gmbh	Germany	Dell Software International Limited Limited	100%
Dell Software International Limited	Ireland	Dell Software Company Limited	100%
Dell Software LLC	Russia	Dell Software International Limited Dell Software (UK) Ltd.	99.9 0.1	% %
Dell Software (Pty) Limited	South Africa	Dell Software Company Limited	100%

Dell Software Sarl	France	Dell Software International Limited	100%
Dell Software SL	Spain	Dell Software International Limited	100%
Dell Software sp. z.o.o.	Poland	Dell Software Company Limited	100%
Dell Software SRL Unipersonale	Italy	Dell Software International Limited (fka QS Ireland Ltd.)	100%
Dell Software s.r.o.	Slovakia	Dell Software Company Limited Dell Software International Limited	85 15	% %
Dell Software Switzerland Gmbh	Switzerland	Dell Software International Limited	100%
Dell Software (UK) Ltd.	United Kingdom	Dell Software International Limited	100%
Dell Solutions (UK) Limited	United Kingdom	Dell Corporation Limited	100%
Dell Sp.z o.o.	Poland	Dell Global Holdings II B.V.	100%
Dell Systems TSI (Hungary)	Hungary	Dell International Services India Private Limited	100%
Dell Systems (TSI) Mauritius Private Limited	Mauritius	Dell (PS) TSI (Netherlands) B.V.	100%
Dell Taiwan B.V.	Netherlands	Dell B.V.	100%
Dell Technology S.R.L.	Romania	Dell Global B.V. Dell Products (Europe) B.V.	95 5	% %
Dell Technology & Solutions (Nigeria) Limited	Nigeria	Dell Global Holdings II B.V. Dell Global Holdings III B.V.	99 1	% %
Dell Technology & Solutions Israel Ltd.	Israel	Dell Global Holdings II B.V.	100%
Dell Technology & Solutions Ltd. (fka Original Solutions Limited)	Ireland	Dell Global B.V.	100%
Dell Technology Products and Services S.A	Greece	Dell Global Holdings III B.V. Dell Corporation Limited	99.99826087 0.00173913	% %

Dell Teknoloji Limited Sirketi	Turkey	Dell Global Holdings II B.V. Dell Global Holdings III B.V.	99.5 0.50	% %
DFS B.V.	Netherlands	Dell Global B.V.	100%
DIH VII C.V.	Netherlands	Dell Global Holdings VII L.L.C. Dell International, LLC	0.78766667 99.21233333	% %
DIH VIII C.V.	Netherlands	Dell Global Holdings L.L.C. Dell Inc.	19.9 80.1	% %
DIH X C.V.	Netherlands	Dell International LLC Dell Global Holdings X L.L.C.	64.3 35.7	% % LP
LLC Dell Ukraine	Ukraine	Dell Global Holdings II B.V. Dell Global Holdings III B.V.	99 1	% %
OptiGrowth Capital Sarl (fka Quest Capital Sarl)	Luxemburg	Dell Software Company Limited	100%
Oy Dell A.B.	Finland	Dell International L.L.C.	100%
PassGo Technologies Ltd	United Kingdom	Dell Software International Limited (fka QS Ireland Ltd.)	100%
Dell Systems (UK) Ltd.	United Kingdom	Dell Global B.V.	100%
Dell Systems Europe Limited	United Kingdom	Dell Global B.V.	100%
Dell (PS) Investments B.V.	Netherlands	Dell Systems Corporation Dell Products (Europe) B.V.	99.80 0.20	% %
Dell Systems TSI (Hungary) LLC	Hungary	Dell International Services India Private Limited	100%
DellSystems TSI (Mauritius) Pvt. Ltd.	Mauritius	Dell Systems TSI (Netherlands) B.V.	100%
Dell (PS) TSI (Netherlands) B.V.	Netherlands	Dell (PS) Investments B.V.	100%
Q.S.I. Quest Software Israel Limited	Israel	Dell Software International Limited (fka QS Ireland Ltd.)	100%
Quest Holdings Sarl	Luxemburg	Dell Software Company Limited	100%
SecureWorks Europe Limited	United Kingdom	Secureworks Inc.	100%

SecureWorks Europe S.R.L.	Romania	Secureworks Inc. Secureworks Corp.	95 5	% %
SecureWorks SAS	France	SecureWorks Inc.	100%
SonicWALL AG	Switzerland	Dell Software Inc.	100%
SonicWALL B.V.	Netherlands	Dell Software Inc.	100%
StatSoft CR s.r.o.	Czech Republic	Statsoft, Inc.	100%
Symlabs Desenvolvimento de Software, S.A.	Portugal	Dell Software International Limited	100%
Wyse Technology (UK), LTD	United Kingdom	Wyse Technology International B.V.	100%
Wyse Technology Gmbh	Germany	Wyse Technology International B.V.	100%
Wyse Technology International B.V.	Netherlands	Wyse International L.L.C.	100%
EMC Computer Systems Austria GmbH	Austria	EMC Information Systems International	100%
EMC Information Systems N.V.	Belgium	EMC Computer Systems Benelux B.V.	100%
Virtustream Bulgaria EOOD	Bulgaria	Virtustream Limited	100%
ECM Software Group Limited	Cyprus	EMC (Benelux) B.V. EMC Ireland Holdings	99.9 .01	% %
EMC Czech Republic s.r.o.	Czech Republic	EMC Ireland Holdings EMC (Benelux) B.V.	50 50	% %
EMC Computer Systems Danmark A/S	Denmark	EMC Ireland Holdings	100%
EMC Egypt Service Center Limited	Egypt	EMC International Company EMC Group 4	99.07 0.93	% %
EMC Computer-Systems OY	Finland	EMC Ireland Holdings	100%
EMC Computer Systems France	France	EMC (Benelux) B.V.	100%
Pivotal France	France	Pivotal Software International	100%
VCE Solutions S.A.S.	France	VCE Technology Solutions Limited	100%
EMC Deutschland GmbH	Germany	EMC Ireland Holdings	100%
GoPivotal Deutschland GmbH	Germany	Pivotal Software International	100%

VCE Technology Solutions GmbH	Germany	VCE Technology Solutions Limited	100%
Virtustream Germany GmbH	Germany	Virtustream Limited	100%
Information Systems EMC Greece S.A.	Greece	EMC (Benelux) B.V Juergen Weimann	99.5 0.05	% %
EMC Hungary Trading and Servicing Ltd.	Hungary	EMC (Benelux) B.V.	100%
Adstebe Limited (formerly Network IE, Limited) (Virtustream)	Ireland	Network I, Ltd. UK	100%
EMC (Benelux) B.V	Netherlands	EMC Ireland Holdings	100%
EMC Information Systems International (“OpCo”)	Ireland	EMC International Company EMC Group 3	99.99 0.01	% %
EMC Information Systems Management Limited	Ireland	EMC (Benelux) B.V.	100%
EMC International Company (“New IRNR”)	Ireland	EMC Group 1 EMC Group 2 EMC Group 1 Limited	17.32 80.26 2.42	% % %
EMC Ireland Holdings	Ireland	EMC International Company EMC Group 3	99.99 0.01	% %
Mozy Holdings Limited (FNA Decho Technology Holding Limited)	Ireland	Mozy, Inc.	100%
Mozy International Limited (FNA Decho Technology International Limited)	Ireland	Mozy Holdings Limited	100%
Pivotal Software International	Ireland	Pivotal Software International Holdings Pivotal Group 2	99 1.0	% %
Pivotal Software International Holdings	Ireland	Pivotal Group 1 Limited Pivotal Group 2	99 1.0	% %
VCE Technology Solutions Limited	Ireland	EMC Information Systems International	1.0%
Virtustream Cloud Services Ireland Unlimited Company	Ireland	Virtustream Ireland Limited	100%
Virtustream Ireland Limited	Ireland	Virtustream Limited	100%

EMC Computer Storage Systems (Sales & Services) Ltd	Israel	EMC Ireland Holdings	100%
EMC Israel Advanced Information Technologies Ltd. (FNA RSA Security Israel Limited)	Israel	EMC International Company	100%
EMC Israel Development Center, Ltd.	Israel	EMC Corporation EMC (Benelux) B.V.	99.80 0.20%
GoPivotal Israel Ltd.	Israel	Pivotal Software International	100%
More I.T. Resources Ltd.	Israel	EMC Israel Advanced Information Technologies Ltd.	100%
nLayers Ltd.	Israel	EMC (Benelux) B.V.	100%
ScaleIO, Ltd. (Formerly named: Scale I.O. Ltd.)	Israel	ScaleIO LLC	100%
XtremIO Ltd.	Israel	EMC Israel Advanced Information Technologies Ltd.	100%
GoPivotal Italia S.r.l.	Italy	Pivotal Software International	100%
EMC Computer Systems Italia S.p.A.	Italy	EMC Ireland Holdings	100%
Virtustream Limited	Jersey (Channel Islands)	Virtustream, Inc.	100%
EMC Information Systems Kazakhstan LLP	Kazakhstan	EMC Software Group Limited	100%
Virtustream LT UAB	Lithuania	Virtustream, Inc.	100%
EMC Luxembourg PSF S.à r.l.	Luxembourg	EMC Ireland Holdings	100%
EMC Information Systems Malta Limited	Malta	EMC Information Systems International EMC International Company	52.61 47.39	% %
EMC Information Systems Morocco Limited	Morocco	EMC Ireland Holdings	100%
EMC Computer Systems (Benelux) B.V.	Netherlands	EMC (Benelux) B.V.	100%
GoPivotal Netherlands B.V.	Netherlands	Pivotal Software International	100%

VCE Solutions B.V.	Netherlands	VCE Technology Solutions Limited	100%
X-Hive Corporation B.V.	Netherlands	EMC (Benelux) B.V.	100%
EMC Information Systems Nigeria Limited	Nigeria	EMC (Benelux) B.V. Mohammed Amin	99.99 0.01	% %
EMC Computer-Systems AS	Norway	EMC Information Systems Management Limited	100%
EMC Information Systems Nigeria Limited	Nigeria	EMC (Benelux) B.V. Mohammed Amin	99.99 0.01	% %
EMC Computer-Systems AS	Norway	EMC Information Systems Management Limited	100%
EMC Computer Systems Poland Sp. Z.o.o.	Poland	EMC (Benelux) B.V. EMC Ireland Holdings	98.75 1.25	% %
Documentum Services Russia Limited	Russia	EMC Software Group Limited	100%
EMC Information Systems CIS	Russia	EMC Ireland Holdings	100%
EMC Research and Development Centre	Russia	EMC Ireland Holdings EMC St. Petersburg Development Centre.	99 1	% %
EMC St. Petersburg Development Centre	Russia	EMC Corporation	100%
EMC Computer Systems (S A) (Pty) Ltd	South Africa	EMC (Benelux) B.V.	100%
EMC Computer Systems Spain, S.A.U.	Spain	EMC Ireland Holdings	100%
GoPivotal Spain, S.L.	Spain	Pivotal Software International	100%
EMC Information Systems Sweden AB	Sweden	EMC Ireland Holdings	100%
EMC Computer Systems AG	Switzerland	EMC Ireland Holdings	100%

Virtustream Switzerland Sàrl	Switzerland	Virtustream Limited	100%
EMC Computer Systems Bilgisayar Sistemleri Ticaret A.S.	Turkey	EMC (Benelux) B.V. Denis G. Cashman William J. Teuber, Jr. Paul T. Dacier David I. Goulden	99.996 0.001 0.001 0.001 0.001	% % % % %
VCE Technology Solutions Limited Dubai (Branch)	UAE	VCE Technology Solutions Limited	100%
GoPivotal (UK) Limited (FNA Pivotal Labs (UK) Limited)	UK	Pivotal Software International	100%
EMC Information Systems Ukraine	Ukraine	EMC Software Group Limited	100%
Virtustream FZ LLC	United Arab Emirates	Virtustream UK Limited	100%
Cloud Credo Limited (Pivotal acquired)	United Kingdom	Cohpack Limited	100%
Cohpack Limited (Pivotal acquired)	United Kingdom	GoPivotal (UK) Limited	100%
Conchango (Holdings) Limited	United Kingdom	Cochango Limited	100%
Conchango Limited	United Kingdom	EMC Computer Systems (UK) Limited	100%
EMC Computer Systems (UK) Limited	United Kingdom	EMC Ireland Holdings	100%
EMC Consulting (UK) Limited	United Kingdom	Conchango (Holdings) Limited	100%
EMC Europe Limited	United Kingdom	EMC (Benelux) B.V.	100%
Network I Limited (Virtustream)	United Kingdom	Virtustream UK Limited	100%
Stayup.io Limited (Pivotal acquired)	United Kingdom	GoPivotal (UK) Limited Cloud Credo Limited	50 50	% %
VCE Solutions Ltd.	United Kingdom	VCE Technology Solutions Limited	100%

Virtustream Finance Holdings Limited	United Kingdom	Virtustream Finance Limited	100%
Virtustream Finance Limited	United Kingdom	Virtustream, Inc.	100%
Virtustream UK Limited	United Kingdom	Virtustream Limited	100%
Virtustream UK Technologies Limited	United Kingdom	Virtustream UK Limited	100%

Asia-Pacific & Japan:

Name	Jurisdiction	Parent(s)	Ownership Interest
BakBone Software India Pvt. Ltd.	India	BakBone Software Inc. Dell Software Japan, Ltd.	0.01 99.9	% %
BearingPoint Management Consulting (Shanghai) Ltd.	China	Dell Systems TSI (Mauritius) Pvt. Ltd.	100%
Dell (Chengdu) Company Limited	China	Dell Asia Holdings Pte. Ltd.	100%
Dell (China) Company Limited	China	Dell Asia Holdings Pte. Ltd.	100%
Dell (Xiamen) Company Limited	China	Dell Asia Holdings Pte. Ltd.	100%
Dell Asia Holdings Pte. Ltd.	Singapore	Dell Global Holdings III B.V.	100%
Dell Asia Pacific Sdn. Bhd.	Malaysia	Dell Global B.V.	100%
Dell Australia Pty. Limited	Australia	Dell Inc. Dell International L.L.C.	33.333 66.667	% %
Dell Corporation (Thailand) Co., Ltd.	Thailand	Dell International L.L.C. Janet Bawcom Wright Jesse Michael Bruff	100 0.0062 0.0062	% % %
Dell Global Business Center Sdn. Bhd.	Malaysia	Dell Global B.V.	100%
Dell Hong Kong Limited	Hong Kong	Dell International L.L.C. Dell Inc.	99 1	% %
Dell Business Process Solutions India Private Limited	India	Dell International Holdings VIII B.V. Dell (PS) Investments B.V. Dell Systems (TSI) Mauritius Private Limited	0.000015 13.33 86.66985	% % %
Dell Information Technology (Kunshan) Company Limited	China	Dell Asia Holdings Pte. Ltd	100%
Dell International Inc.	Korea	Dell International L.L.C.	100%
Dell International Services India Private Limited (f.k.a. Perot Systems TSI (India) Private Limited)	India

Perot Systems TSI (Mauritius)

Pvt. Ltd.

Dell International L.L.C.

Dell (PS) Investments B.V.

Dell International Holdings VIII B.V.

Dell Marketing L.P.

Force10 Networks Global Inc.

Wyse Technology International B.V.

Wyse Technology L.L.C.

Dell Global B.V.

			48.54 31.55 12.26 0.000013 0.022 4.09 0.000006 1.35 2.1702	% % % % % % % % %
Dell International Services Philippines, Inc.	Philippines	Dell International L.L.C.	0.0045 common[4]	%
		Dell (PS)Investments B.V. Dell Global B.V. Dell International L.L.C.	5.78 common 21.74 preferred 72.47 preferred	% % %%

[4]	Remaining equity interests are 0.00000046% of common holding each of the following: Teo Soon Peng, Venkata Ramana Bobba, Andre Navato, Jr., Christoper San Diego Papa, Janet Bawcom Wright.

Dell Japan Inc.	Japan	Dell International L.L.C.	100%
Dell New Zealand Limited	New Zealand	Dell International L.L.C.	100%
Dell Procurement (Xiamen) Company Limited	China	Dell Asia Holdings Pte. Ltd.	100%
Dell Sales Malaysia Sdn Bhd	Malaysia	Dell Global B.V.	100%
Dell Services (China) Company Limited	China	Dell Asia Holdings Pte. Ltd.	100%
Dell Services Pte. Ltd. (f/k/a Perot Systems (Singapore) Pte. Ltd.)	Singapore	Dell Global B.V.	100%
Dell Singapore Pte. Ltd.[5]	Singapore	Dell International L.L.C.	100%
Dell Software India Private Limited (fka QSFT India Private Ltd. Inc.)	India	Dell Software Company Limited Dell Software International Limited (fka QS Ireland Ltd.)	5 95	% %
Dell Software New Zealand Limited (fka Quest New Zealand Ltd (fka Aftermail NZ))	New Zealand	Dell Software International Limited (fka QS Ireland Ltd.)	100%
Dell Software (Zhuhai) Company Limited (fka Quest Software (Zhuhai) Ltd. (fka Lecco Tech China))	China	Dell Asia Holdings Pte. Ltd.	100%
Dell Software (Beijing) Company Limited (fka Quest Software Beijing Company Limited)	China	Dell Software Hong Kong Limited	100%
Dell Software Hong Kong Limited (fka Quest Software Greater China Limited)	Hong Kong	Dell Software International Limited (fka QS Ireland Ltd.)	100%
Dell Software Japan, Ltd (fka Quest Software Japan Ltd)	Japan	BakBone Software Inc.	100%
Dell Software Korea Ltd. (fka Quest Software Korea Ltd.)	South Korea	Dell Software International Limited (fka QS Ireland Ltd.)	100%
Dell Software Pty. Ltd. (fka Quest Software Pty. Ltd.)	Australia	Dell Software Inc.	100%
Dell Software Sdn. Bhd. (fka Quest Software Sales Sdn Bhd)	Malaysia	Dell Software International Limited (fka QS Ireland Ltd.)	100%
Dell Software Singapore Pte. Ltd. (fka Quest Software Singapore Pte. Ltd.)	Singapore	Dell Software International Limited (fka QS Ireland Ltd.)	100%
Dell Software (Thailand) Co., Ltd.	Thailand	Dell Software Inc. Worawut Krairit Kedrasa Luengruengtip Nipa Pakdeechanuan	99.92 0.025 0.025 0.025	% % % %

[5]	In liquidation

Dell Software Taiwan Ltd.	Taiwan	No Shareholders Listed in Blueprint
Dell Systems Philippines Inc.	Philippines	Dell (PS) Investments B.V. Everlene Lee Adnre Navato Elaine Patricia Reyes Chrstianne Salonga Melissa Angela Velarde	99.99 0.00000605 0.00000605 0.00000605 0.00000605 0.00000605	% % % % % %
Dell Trading (Kunshan) Company Limited	China	Dell Asia Holdings Ptd. Ltd.	100%
Force10 Networks (Shanghai) Ltd.	China	Force10 Networks Singapore Pte. Ltd.	100%[6]
Force10 Networks Singapore Pte. Ltd.	Singapore	Force10 Networks International, Inc.	100%
Ocarina Networks India Pvt. Ltd.	India	Dell Products L.P. Dell Systems (TSI) Mauritius Private Limited	99.99 0.010	% %
Perot Systems (Shanghai) Consulting Co., Limited	China	Dell Systems TSI (Mauritius) Pvt. Ltd	100%
Perot Systems India Foundation	India
PT Dell Indonesia	Indonesia	Dell Global Holdings II B.V. Dell International Holdings IX B.V.	99 1	% %
SecureWorks India Private Limited	India	SecureWorks Inc. SecureWorks Corp.	99.99 0.0083	% %
SecureWorks Australia Pty. Ltd.	Australia	SecureWorks Inc.	100%
SecureWorks Japan K.K.	Japan	SecureWorks Inc.	100%
SonicWall Services Private Limited	India	SonicWALL B.V. Dell Software Inc.	99.9 .1	% %
SonicWALL Shanghai Limited	China	SonicWALL B.V.	100%
StatSoft Israel Limited	Israel	StatSoft, Inc. Amrami Baruch	99 1	% %
StatSoft Pacific Pty. Ltd.	Australia	StatSoft, Inc.	100%
Werner Japan K.K.	Japan	Dell Software International Limited	100%
Wyse Technology (Beijing) Co. Ltd	China	Wyse Technology China (HK) Limited	100%[7]
Wyse Technology China (HK) Limited	Hong Kong	Wyse Technology L.L.C.	100%
EMC Australia Pty Limited	Australia	EMC Ireland Holdings	100%
Pivotal Labs Sydney Pty Ltd	Australia	Telstra Corporation Pivotal Software Australia Pty. Limited	20 80	% %

[6]	In Liquidation
[7]	In Liquidation

Pivotal Software Australia Pty Limited	Australia	Pivotal Software International	100%
VCE Technologies Pty Ltd	Australia	VCE Technology Solutions Limited	100%
Virtustream Cloud Services Australia Pty Limited	Australia	Virtustream Limited	100%
EMC Computer Systems (China) Co., Ltd.	China	EMC Computer Systems (FE) Limited	100%
EMC Information Technology Research & Development (Beijing) Co., Ltd.	China	EMC (Benelux) B.V.	100%
EMC Information Technology Research & Development (Chengdu) Co., Ltd.	China	EMC Ireland Holdings	100%
EMC Information Technology Research & Development (Shanghai) Co., Ltd.	China	EMC (Benelux) B.V.	100%
Pivotal Technology (Beijing) Co.,Ltd.	China	Pivotal Software International	100%
Sichuan An Cheng Security Technology Co.(* RSA Joint Venture)	China	EMC International Company	90%
EMC Computer Systems (FE) Limited	Hong Kong	EMC Ireland Holdings	100%
Data Domain Data Storage India Private Limited	India	EMC Computer Systems (South Asia) Pte. Ltd. EMC Computer Systems (Malaysia) Sdn. Bhd.	99 1	% %
Decho Technology India Private Limited[8]	India	Mozy, Inc. Decho Technology International Limited	99.99 0.01	% %
EMC IT Solutions India Private Limited	India	EMC Ireland Holdings EMC International Company	99.9291 0.07	% %
EMC Software and Services India Private Limited	India	EMC Corporation EMC Ireland Holdings EMC International Company EMC Investment Corporation RSA Security LLC	94 5.6828 0.039 0.00096 0.0008	% % % % %
EMC Technology India Private Limited	India	EMC Corporation EMC (Benelux) B.V.	99.998 0.002	% %
GoPivotal Software India Private Limited	India	Pivotal Software International GoPivotal (UK) Limited	99.99 0.01	% %
Isilon Systems India Private Ltd.	India	EMC Computer Systems (South Asia) Pte, Ltd. EMC Computer Systems (Malaysia) Sdn. Bhd.	99.99 0.01	% %
Virtustream Security Private Limited	India	Virtustream Group Holings, Inc.	99.99%

[8]	In liquidation.

PT. EMC Information Systems	Indonesia	EMC Ireland Holdings EMC (Benelux) B.V.	99 1	% %
EMC Japan K.K.	Japan	EMC Ireland Holdings	100%
Pivotal Japan K.K.	Japan	Pivotal Software International	100%
VCE Technology Solutions K.K.	Japan	VCE Technology Solutions Limited	100%
EMC Computer Systems (Malaysia) Sdn. Bhd.	Malaysia	EMC (Benelux) B.V.	100%
EMC New Zealand Corporation Limited	New Zealand	EMC Ireland Holdings	100%
EMC Computer Systems Philippines, Inc.	Philippines	EMC (Benelux) B.V. Paul T. Dacier Denis G. Cashman Hector A. Martinez Rachelle Aileen Santos Geromino S. Latinazo	99.99375 0.00125 0.00125 0.00125 0.00125 0.00125	% % % % % %
EMC Computer Systems (South Asia) Pte. Ltd.	Singapore	EMC (Benelux) B.V.	100%
GoPivotal Singapore Pte. Limited	Singapore	Pivotal Software International	100%
VCE Solutions Pte. Ltd	Singapore	VCE Technology Solutions Limited	100%
EMC Information Systems Pakistan (Private) Limited	Pakistan	EMC Information Systems International Paul Foley Juergen Weimann	98 1.0 1.0	% % %
EMC Information Systems (Thailand) Limited	Thailand	EMC Corporation EMC Global Holdings EMC Ireland Holdings Data General International, Inc. EMC Computer Systems (FE) Limited EMC Investment Corporation	99.5 0.1 0.1 0.1 0.1 0.1	% % % % % %
Hankook EMC Computer Systems Chusik Hoesa	South Korea	EMC (Benelux) B.V.	100%

Schedule 5.14

Certain Post-Closing Obligations

Within ninety days (90) days after the Effective date (or such longer period as the Administrative Agent may allow in its reasonable discretion), the Collateral Agent shall have received, with respect to the Equity Interests of (i) Dell A/S owned by Dell International L.L.C. , (ii) Dell Computer Services de Mexico, S.A. de C.V. owned by Force10 Networks Global, Inc., Force10 Networks, Inc. and Dell Systems Corporation, (iii) EMC Corporation of Canada owned by EMC Corporation, (iv) Mozy Holdings Limited owned by Mozy, Inc. and (v) EMC Information Systems (Thailand) Limited owned by EMC Corporation, EMC Investment Corporation and Data General International, Inc., in each case to the extent required by the Credit Agreement, any certificates and undated stock powers or other instruments of transfer with respect thereto endorsed in blank.

Schedule 6.01

Existing Indebtedness

1.	Existing Letters of Credit (to be rolled over to Credit Agreement)

Account Party	L/C Issuer	Beneficiary	Letter of Credit Amount (USD)
DELL INC	Deutsche Bank - LONDON	EMIRATES PETROLEUM PRODUCTS CO	$34,309.80
DELL INC	Deutsche Bank - LONDON	EMIRATES PETROLEUM PRODUCTS CO	$34,309.80
DELL INC	Deutsche Bank - LONDON	DUBAI HEALTH AUTHORITY	$393,423.40
DELL INC	Deutsche Bank - LONDON	ALIA ABDULSALAM ALRAFI	$164,367.09
DELL INC	Deutsche Bank - LONDON	UAE MINISTRY OF ECONOMY	$13,615.00
DELL INC	Deutsche Bank - LONDON	DUBAI HEALTH AUTHORITY	$50,375.50
DELL INC	Deutsche Bank - LONDON	SWISS VAT AUTHORITY	$256,025.00
DELL INC	Deutsche Bank - LONDON	SWISS AUTHORITIES	$1,953,982.80
DELL INC	Deutsche Bank - LONDON	SAIR GROUP EN LIQUIDATION	$94,860.33
DELL INC	Deutsche Bank - LONDON	SACHBEARBEITERIN ZAZ	$51,205.00
DELL INC	Deutsche Bank - LONDON	CANTON OF GENEVA	$153,615.00
DELL INC	Deutsche Bank - LONDON	CERN	$97,742.66
DELL INC	Deutsche Bank - LONDON	CERN	$6,316.57
DELL INC	Deutsche Bank - LONDON	CERN	$8,979.14
DELL INC	Deutsche Bank - LONDON	KLP ORESTAD 5H A/S	$408,585.10
DELL INC	Deutsche Bank - LONDON	BELASTINGDIEMST AMSTERDAM	$786,240.00
DELL INC	Deutsche Bank - LONDON	BELASTINGDIENST AMSTERDAM	$505,440.00
DELL INC	Deutsche Bank - LONDON	FONDS VOOR BEROEPSZIEKTEN	$1,381.54
DELL INC	Deutsche Bank - LONDON	REKENHOF	$7,143.55
DELL INC	Deutsche Bank - LONDON	PROVINCIE WEST-VLAARDEREN	$21,228.48
DELL INC	Deutsche Bank - LONDON	C.H.U. DE CHARLEROI	$12,804.48
DELL INC	Deutsche Bank - LONDON	REGIE DER GEBOUWEN	$9,513.50
DELL INC	Deutsche Bank - LONDON	PROVINCIE ANTWERPEN	$22,744.80

DELL INC	Deutsche Bank - LONDON	DEFENSIE	$14,770.08
DELL INC	Deutsche Bank - LONDON	REKENHOF	$11,591.42
DELL INC	Deutsche Bank - LONDON	HOGESCHOOL	$3,290.98
DELL INC	Deutsche Bank - LONDON	REGIE DER GEBOUWEN	$5,065.63
DELL INC	Deutsche Bank - LONDON	REGIE DEER GEBOUWEN	$8,491.39
DELL INC	Deutsche Bank - LONDON	UZ GENT	$43,647.55
DELL INC	Deutsche Bank - LONDON	GLTT	$2,706.91
DELL INC	Deutsche Bank - LONDON	PROVINCIE ANTWERPEN	$6,514.56
DELL INC	Deutsche Bank - LONDON	UZ GENT	$4,043.52
DELL INC	Deutsche Bank - LONDON	STAD GENK	$5,919.26
DELL INC	Deutsche Bank - LONDON	CFL LUXEMBOURG	$2,100.38
DELL INC	Deutsche Bank - LONDON	DEFENSIE	$73,771.78
DELL INC	Deutsche Bank - LONDON	MINISTERIE VAN HET BRUSSELS	$314.50
DELL INC	Deutsche Bank - LONDON	MINISTERIE VAN HET BRUSSELS	$718.85
DELL INC	Deutsche Bank - LONDON	FONDS VOOR BEROEPSZIEKTEN	$5,144.26
DELL INC	Deutsche Bank - LONDON	FOD FINANCIE	$5,359.91
DELL INC	Deutsche Bank - LONDON	FONDS VOOR BEROEPSZIEKTEN	$1,493.86
DELL INC	Deutsche Bank - LONDON	DIGIPOLIS	$21,060.00
DELL INC	Deutsche Bank - LONDON	FOD FINANCIEN	$51,543.65
DELL INC	Deutsche Bank - LONDON	FOD FINANCIEN	$63,144.06
DELL INC	Deutsche Bank - LONDON	RIJKSDIENST VOOR	$14,129.86
DELL INC	Deutsche Bank - LONDON	KANSELARIJ	$1,291.68
DELL INC	Deutsche Bank - LONDON	HET KONINKLIJK PALEIS	$2,751.84
DELL INC	Deutsche Bank - LONDON	KANSELARIJ VAN DE EERSTE MINISTER	$1,875.74
DELL INC	Deutsche Bank - LONDON	STAD GENK	$3,398.80
DELL INC	Deutsche Bank - LONDON	MUNICIPALITY OF PATRAS	$8,985.60
DELL INC	Deutsche Bank - LONDON	PREFECTURE OF EAST ATTIKI	$2,302.56

DELL INC	Deutsche Bank - LONDON	FONDS VOOR ARBEIDSONGEVALLEN	$572.83
DELL INC	Deutsche Bank - LONDON	HOGESCHOOL ANTWERPEN	$2,661.98
DELL INC	Deutsche Bank - LONDON	GEMEENTE OUD-TURNHOUT	$2,437.34
DELL INC	Deutsche Bank - LONDON	FOD FINANCE	$33,931.87
DELL INC	Deutsche Bank - LONDON	ZIEKENHUIS OOST-LIMBURG	$5,616.00
DELL INC	Deutsche Bank - LONDON	PUBLIC POWER CORPORATION	$38,660.54
DELL INC	Deutsche Bank - LONDON	FOD FINANCIEN	$26,350.27
DELL INC	Deutsche Bank - LONDON	FONDS VOOR BEROEPSZIEKTEN	$2,527.20
DELL INC	Deutsche Bank - LONDON	KANSELARIJ VAN DE EERSTE MINISTER	$1,392.77
DELL INC	Deutsche Bank - LONDON	STAD GENK	$7,817.47
DELL INC	Deutsche Bank - LONDON	BORG FEDERALE POLITIE	$12,804.48
DELL INC	Deutsche Bank - LONDON	GENERAL HOSPITAL OF HERAKLEION	$1,432.08
DELL INC	Deutsche Bank - LONDON	UNIVERSITY GENERAL	$3,205.61
DELL INC	Deutsche Bank - LONDON	DIGIPOLIS	$32,426.78
DELL INC	Deutsche Bank - LONDON	FOD FINANCIEN	$439,238.59
DELL INC	Deutsche Bank - LONDON	REPRESENTATION PERMANENTE DE LA	$356.05
DELL INC	Deutsche Bank - LONDON	NMBS HOLDING	$53,396.93
DELL INC	Deutsche Bank - LONDON	FONDS DES MALADIES	$3,762.72
DELL INC	Deutsche Bank - LONDON	GEMEENTEBESTUUR KNOKKE-HEIST	$12,692.16
DELL INC	Deutsche Bank - LONDON	GEMEENTE NAZARETH	$1,831.41
DELL INC	Deutsche Bank - LONDON	FOD FINANCIER	$4,661.28
DELL INC	Deutsche Bank - LONDON	FOD FINANCIER	$4,524.25
DELL INC	Deutsche Bank - LONDON	GENERAL HOSPITAL OF ATHENS	$555.98
DELL INC	Deutsche Bank - LONDON	INFRABEL NV	$158,090.40
DELL INC	Deutsche Bank - LONDON	GEMEENTE OUD-TURNHOUT	$482.98
DELL INC	Deutsche Bank - LONDON	HCC UTRECHT	$1,460,160.00
DELL INC	Deutsche Bank - LONDON	PROVINCIE WEST VLAANDEEN	$6,963.84

DELL INC	Deutsche Bank - LONDON	PROVINCIE WEST VLAANDEEN	$11,557.73
DELL INC	Deutsche Bank - LONDON	SOPRIMA SA	$29,979.33
DELL INC	Deutsche Bank - LONDON	GREEK PARLIAMENT	$6,869.15
DELL INC	Deutsche Bank - LONDON	IGRETEC	$10,479.46
DELL INC	Deutsche Bank - LONDON	NERA	$124,001.28
DELL INC	Deutsche Bank - LONDON	PUBLIC ELECTRICITY COMPANY	$112.32
DELL INC	Deutsche Bank - LONDON	RESEARCH CENTER UNIVERSITY	$2,883.86
DELL INC	Deutsche Bank - LONDON	PUBLIC ELECTRICITY COMPANY	$1,572.48
DELL INC	Deutsche Bank - LONDON	OPAL 54. GMBH, C/O TOBIS KUGLER	$653,028.48
DELL INC	Deutsche Bank - LONDON	HELLENIC REPUBLIC	$5,483.63
DELL INC	Deutsche Bank - LONDON	ATHENS STOCK EXCHANGE S.A.	$17,971.20
DELL INC	Deutsche Bank - LONDON	CONSIP SPA	$533,800.80
DELL INC	Deutsche Bank - LONDON	LARGE TAXPAYERS CENTRAL DIVISION OF	$23,051,331.92
DELL INC	Deutsche Bank - LONDON	SOCIAL MULTICENTER	$1,214.18
DELL INC	Deutsche Bank - LONDON	HELLENIC REPUBLIC	$2,972.66
DELL INC	Deutsche Bank - LONDON	SUPREME SCHOOL OF ART	$3,610.23
DELL INC	Deutsche Bank - LONDON	EUROPEAN COMMISSION	$190,944.00
DELL INC	Deutsche Bank - LONDON	PARLIAMENT OF GREECE	$988.42
DELL INC	Deutsche Bank - LONDON	ORGANIZATION OF TRANSPORTATION	$2,471.04
DELL INC	Deutsche Bank - LONDON	ETNIC	$42,120.00
DELL INC	Deutsche Bank - LONDON	MINISTRY OF EDUCATION	$449.28
DELL INC	Deutsche Bank - LONDON	HELLENIC AIR FORCE	$1,010.88
DELL INC	Deutsche Bank - LONDON	STAD NINOVE	$3,369.60
DELL INC	Deutsche Bank - LONDON	CENTER OF EDUCATION	$2,584.71
DELL INC	Deutsche Bank - LONDON	FOD FINANCIEN	$41,021.51
DELL INC	Deutsche Bank - LONDON	FOD FINANCIEN	$13,658.11
DELL INC	Deutsche Bank - LONDON	PROVINCIE LIMBURG	$1,095.12

DELL INC	Deutsche Bank - LONDON	MINISTRY OF EDUCATION	$249.35
DELL INC	Deutsche Bank - LONDON	INTERCOMMUNALE OPDRACHTHOUDENDE	$16,915.39
DELL INC	Deutsche Bank - LONDON	CHU CHALEROI	$19,212.34
DELL INC	Deutsche Bank - LONDON	VILLE DE CHARLEROI	$4,311.96
DELL INC	Deutsche Bank - LONDON	GEMEENTE OVERPELT	$6,907.68
DELL INC	Deutsche Bank - LONDON	STADT WOLFSBURG FACHBEREICH IT	$21,466.60
DELL INC	Deutsche Bank - LONDON	FMO FLUGHAFEN MUNSTER	$97,707.17
DELL INC	Deutsche Bank - LONDON	TERNA SP.A	$224,640.00
DELL INC	Deutsche Bank - LONDON	PRESIDENZA DEL CONSIGLIO DEL	$37,439.63
DELL INC	Deutsche Bank - LONDON	PRESIDENZA DEL CONSIGLIO DEI	$65,519.63
DELL INC	Deutsche Bank - LONDON	PRESIDENZA DEL CONSIGLIO	$187,198.13
DELL INC	Deutsche Bank - LONDON	PRESIDENZA DEL CONSIGLIO	$327,598.13
DELL INC	Deutsche Bank - LONDON	DEPOSITO-EN CONSIGNATIEKAS	$1,606.18
DELL INC	Deutsche Bank - LONDON	THE HELLENIC TELECOMMUNICATIONS	$28,931.39
DELL INC	Deutsche Bank - LONDON	RECHENZENTRUM DER FINANZVERWALTUR	$39,611.51
DELL INC	Deutsche Bank - LONDON	DEPOSITO-EN CONSIGNATIEKAS	$1,201.82
DELL INC	Deutsche Bank - LONDON	COMMERZ REAL	$822,643.27
DELL INC	Deutsche Bank - LONDON	FOD FINANCIEN	$62,416.22
DELL INC	Deutsche Bank - LONDON	PROVINCIE LIMBURG	$1,477.01
DELL INC	Deutsche Bank - LONDON	DEPOSITO-EN CONSIGNATIEKAS	$17,488.22
DELL INC	Deutsche Bank - LONDON	FOD BUITENLANDSE ZAKEN -	$1,606.18
DELL INC	Deutsche Bank - LONDON	FOD BUITENLANDSE ZAKEN	$1,606.18
DELL INC	Deutsche Bank - LONDON	FOD BUITENLANDSE ZAKEN	$7,413.12
DELL INC	Deutsche Bank - LONDON	PROVINCIE WEST - VLAANDEREN	$11,603.31
DELL INC	Deutsche Bank - LONDON	INFRABEL N.V.	$2,178.46
DELL INC	Deutsche Bank - LONDON	DEPOSITO-EN CONSIGNATIEKAS	$8,693.57
DELL INC	Deutsche Bank - LONDON	TERNA S.P.A.	$30,663.36

DELL INC	Deutsche Bank - LONDON	TERNA S.P.A	$123,552.00
DELL INC	Deutsche Bank - LONDON	DEPOSITO-EN CONSIGNATIEKAS	$19,515.60
DELL INC	Deutsche Bank - LONDON	KANSELARIJ VAN DE EERSTE MINISTER	$1,718.50
DELL INC	Deutsche Bank - LONDON	CENTRE INFORMATIQUE POUR LE REGIONB	$230,494.97
DELL INC	Deutsche Bank - LONDON	THE AGROTIKI INSURANCE	$19,706.54
DELL INC	Deutsche Bank - LONDON	deposito-en consignatiekas	$9,828.00
DELL INC	Deutsche Bank - LONDON	DEPOSITO-EN CONSIGNATIEKAS	$22,306.75
DELL INC	Deutsche Bank - LONDON	VILLE DE CHARLEROI	$2,347.49
DELL INC	Deutsche Bank - LONDON	VILLE DE CHARLEROI	$1,471.39
DELL INC	Deutsche Bank - LONDON	KANSELARIJ VAN DE EERSTE MINISTER	$1,471.39
DELL INC	Deutsche Bank - LONDON	DEPOSITO EN-CONSIGNATIEKAS	$1,785.89
DELL INC	Deutsche Bank - LONDON	DIGIPOLIS ANTWERPEN	$56,160.00
DELL INC	Deutsche Bank - LONDON	CONNECT BUSINESS PARK SA	$284,896.31
DELL INC	Deutsche Bank - LONDON	SHB INNOVATIVE FONDSKONZEPTE GMBH	$51,891.84
DELL INC	Deutsche Bank - LONDON	RINKE TREUHAND GMBH	$10,160,027.05
DELL INC	Deutsche Bank - LONDON	VLAAMSE GEMEENSCHAPSCOMMISSIE	$8,754.15
DELL INC	Deutsche Bank - LONDON	DEPOSITO-EN CONSIGNATIEKAS	$6,907.68
DELL INC	Deutsche Bank - LONDON	PASS	$715.48
DELL INC	Deutsche Bank - LONDON	FOD FINANCIEN	$312,283.30
DELL INC	Deutsche Bank - LONDON	VIVAQUA	$7,331.13
DELL INC	Deutsche Bank - LONDON	FOD FINANCIEN	$15,736.03
DELL INC	Deutsche Bank - LONDON	NORDCAPITAL IMMOBILIENFONDS	$352,500.25
DELL INC	Deutsche Bank - LONDON	ENEL SERVIZI S.R.L	$1,151,280.00
DELL INC	Deutsche Bank - LONDON	HELLENIC TELECOMMUNICATIONS	$170,726.40
DELL INC	Deutsche Bank - LONDON	FOD FINANCIEN	$40,614.91
DELL INC	Deutsche Bank - LONDON	VILLE DE CHARLEROI	$10,344.67
DELL INC	Deutsche Bank - LONDON	FOD FINANCIEN	$3,931.20

DELL INC	Deutsche Bank - LONDON	VLAAMSE OVERHEID	$8,932.96
DELL INC	Deutsche Bank - LONDON	Vlaamse Overheid, Agentschap	$3,178.66
DELL INC	Deutsche Bank - LONDON	FOD FINANCIEN	$22,273.06
DELL INC	Deutsche Bank - LONDON	HELLENIC TELECOMMUNICATIONS	$37,065.60
DELL INC	Deutsche Bank - LONDON	Spettabile	$3,568,736.12
DELL INC	Deutsche Bank - LONDON	UNIVERSIDAD ALCALA DE HENARES	$2,150.15
DELL INC	Deutsche Bank - LONDON	COMPLEXO HOSPITALARIO UNIVERSITARIO	$13,697.42
DELL INC	Deutsche Bank - LONDON	COMPLEXO HOSPITALARIO UNIVERSITARIO	$15,919.34
DELL INC	Deutsche Bank - LONDON	VZW ASSOCIATE KU LEUVEN	$5,616.00
DELL INC	Deutsche Bank - LONDON	MUTUA UNIVERSAL-MUGENAT	$5,477.05
DELL INC	Deutsche Bank - LONDON	AGENZIA DELLE ENTRATE - DIREZIONE	$12,577.59
DELL INC	Deutsche Bank - LONDON	VZW ASSOCIATE KU LEUVEN	$13,478.40
DELL INC	Deutsche Bank - LONDON	VZW ASSOCIATE KU LEUVEN	$6,739.20
DELL INC	Deutsche Bank - LONDON	EPRINSA DIPUTACION DE CORDOBA	$341.44
DELL INC	Deutsche Bank - LONDON	ADIF (ADMINISTRADOR DE	$3,356.40
DELL INC	Deutsche Bank - LONDON	BARCELONA SUPERCOMPUTING CENTER -	$3,676.40
DELL INC	Deutsche Bank - LONDON	VZW ASSOCIATE KU LEUVEN	$5,616.00
DELL INC	Deutsche Bank - LONDON	INTERVENCION GENERAL DE LA	$1,053.92
DELL INC	Deutsche Bank - LONDON	COMMERZ REAL INVESTMENTGESELLSCHAFT	$493,644.01
DELL INC	Deutsche Bank - LONDON	SOLRED, S.A.	$20,217.60
DELL INC	Deutsche Bank - LONDON	UNIVERSIDAD REY JUAN CARLOS	$13,923.96
DELL INC	Deutsche Bank - LONDON	INIA	$1,945.78
DELL INC	Deutsche Bank - LONDON	MINISTERIO DE LA PRESIDENCIA	$1,252.37
DELL INC	Deutsche Bank - LONDON	SECCION ECONOMICA FINANCIERA DE LA	$8,237.73
DELL INC	Deutsche Bank - LONDON	AYUNTAMIENTO DE GUADALAJARA	$3,295.44
DELL INC	Deutsche Bank - LONDON	DIRECCION GENERAL DE ARMAMENTO Y	$39,997.65
DELL INC	Deutsche Bank - LONDON	SOCIETE NATIONALE DES CHEMINS DE	$18,454.18

DELL INC	Deutsche Bank - LONDON	UNIVERSIDAD DE LEON	$1,212.69
DELL INC	Deutsche Bank - LONDON	CIMNE	$3,547.69
DELL INC	Deutsche Bank - LONDON	COMMERZ REAL INVESTMENTGESELLSCHAFT	$493,644.01
DELL INC	Deutsche Bank - LONDON	TERNE RETE ITALIA SPA	$168,480.00
DELL INC	Deutsche Bank - LONDON	MINISTERIO DE LA PRESIDENCIA	$3,211.28
DELL INC	Deutsche Bank - LONDON	ADIF (ADMINISTRADOR DE	$4,725.86
DELL INC	Deutsche Bank - LONDON	Universite Catholique de Louvain la	$67,392.00
DELL INC	Deutsche Bank - LONDON	INTERVENCION GENERAL DE	$1,082.30
DELL INC	Deutsche Bank - LONDON	UNIDAD DE CONTRATACION	$9,852.15
DELL INC	Deutsche Bank - LONDON	UNIVERSIDAD AUTONOMA DE MADRID	$6,065.28
DELL INC	Deutsche Bank - LONDON	SCPI ACCIMMO PIERRE Chef de file	$352,841.21
DELL INC	Deutsche Bank - LONDON	Universite Catholique de Louvain la	$8,210.59
DELL INC	Deutsche Bank - LONDON	DIRECCION GENERAL DE	$67,392.00
DELL INC	Deutsche Bank - LONDON	CIC NANOGUNE consolider	$5,591.65
DELL INC	Deutsche Bank - LONDON	IFEMA	$2,363.77
DELL INC	Deutsche Bank - LONDON	MINISTERIO DE FOMENTO SUBDIRECCION	$5,257.86
DELL INC	Deutsche Bank - LONDON	UNIVERSIDAD DEL PAIS VASCO	$10,695.05
DELL INC	Deutsche Bank - LONDON	UNIVERSIDAD DEL PAIS VASCO	$19,382.23
DELL INC	Deutsche Bank - LONDON	UNIVERSIDAD DEL PAIS VASCO	$25,128.52
DELL INC	Deutsche Bank - LONDON	UNIVERSIDAD DEL PAIS VASCO	$56,470.42
DELL INC	Deutsche Bank - LONDON	MUTUA UNIVERSAL-MUGENAT-MUTUA	$129,410.96
DELL INC	Deutsche Bank - LONDON	EMPRESA MUNICIPAL DE TRANSPORTES	$4,212.00
DELL INC	Deutsche Bank - LONDON	Provincie Antwerpen	$14,040.00
DELL INC	Deutsche Bank - LONDON	GEMEL TESUA INVESTMENTS LIMITED	$169,468.97
DELL INC	Deutsche Bank - LONDON	ISRAEL GOVERNMENT	$26,623.00
DELL INC	Deutsche Bank - LONDON	TAX AUTHORITIES IN NORWAY	$1,209,600.00
DELL INC	Deutsche Bank - LONDON	Storebrand Hoffsvein AS	$146,448.57

DELL INC	Deutsche Bank - LONDON	DIRECTOR OF CUSTOMS CHAMBER IN LODZ	$64,175.00
DELL INC	Deutsche Bank - LONDON	HAMAD MEDICAL CORPORATION (HMC)	$12,278,535.36
DELL INC	Deutsche Bank - LONDON	ASPIRE ZONE	$302,203.00
DELL INC	Deutsche Bank - LONDON	Primary Health Care Corporation	$137,365.00
DELL INC	Deutsche Bank - LONDON	RAI’DAH INVESTMENT COMPANY (RIC)	$22,194.94
DELL INC	Deutsche Bank - LONDON	TULLVERKET	$2,343.80
DELL INC	Deutsche Bank - LONDON	Singapore Telecommunications Limite	$18,475.25
DELL INC	Deutsche Bank - LONDON	TURK TELEKOM MUDURLUGU	$5,665.98
DELL INC	Deutsche Bank - LONDON	LR PODIL PLAZA LLC	$24,820.35
DELL INC	Deutsche Bank - LONDON	COMISION NACIONAL DE ENERGIA	$129,755.96
DELL INC	Deutsche Bank - LONDON	South African Revenue Service	$28,323.34
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	The President of India Thru Deputy	$3,977.48
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Central Depository Services (India)	$1,151.79
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	CDSL Ventures Ltd	$521.18
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre,	$16,251.95
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$337.59
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre	$94.44
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$92.82
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	President of India, Acting through	$755.55
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$4,751.34
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre	$4,816.67
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$8,382.33

DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	President of India	$944.45
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Deputy Commissioner of Commercial	$6,941,919.17
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Institute of Technology	$10,266.80
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$6,002.60
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre	$1,038.89
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	The Institute of Mathematical Scien	$2,930.66
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$2,105.25
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$51.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$80.40
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$180.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$1,005.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$567.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$240.30
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$51.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$552.75
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$753.75
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$50.25
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$714.00

DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$2,504.78
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$1,001.91
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$50.10
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$50.10
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$400.77
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$6,512.42
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$102.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$150.29
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$100.19
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$400.77
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$102.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$1,001.91
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$250.49
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$1,502.87
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$400.77
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$1,502.87
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$1,001.91
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$1,502.87

DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$1,502.87
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$357.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$255.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$102.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$255.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$420.80
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$102.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$306.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$420.80
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$526.01
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$567.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$946.80
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$1,315.01
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$52.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$50.10
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$266.46
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$50.10
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$50.10
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$516.00

DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$102.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$52.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$603.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$567.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$397.50
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$210.41
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$50.10
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$204.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$1,501.88
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$53.25
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$53.25
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	The President of India	$5,100.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$15,332.84
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$916.86
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Institute of Technology	$5,269.37
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$4,128.17
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	BHARATH ELECTRONICS LIMITED	$12,277.50
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Institute of Technology	$1,606.43

DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$10,785.27
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$263.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$210.41
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$1,252.40
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$2,504.78
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$50.10
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$100.19
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$50.10
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$50.10
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$52.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$52.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$52.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$52.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$210.41
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$631.20
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$200.39
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$300.57
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$52.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$52.61

DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$52.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$105.20
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$52.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$105.20
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$210.41
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$841.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$631.20
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$20,329.65
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	The President of India	$197.93
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Orissa Computer Application Centre	$7,722.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$6,166.01
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Institute of Technology	$16,921.77
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre	$98.97
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre	$6,746.57
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$5,945.07
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$307.47
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Institute of Technology	$3,363.75
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre	$126.42

DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$381.26
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	NTPC Limited	$673,053.42
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$1,525.41
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$52.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$52.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$52.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$157.80
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$52.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$500.96
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$68.48
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$2,504.78
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$1,578.02
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$1,525.41
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$52.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$52.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$526.01
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$526.01
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	INDIAN INSTITUTE OF TECHNOLOGY	$180.23

DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Centre Service	$1,679.27
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Stock Exchange of India	$97,991.28
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Securities Clearing Corp	$54,284.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Institute of Technology	$287.51
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Bharat Heavy Electricals Limited	$5,264.70
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Center	$18,026.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Institute of Technology	$14,347.16
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Center	$2,482.52
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Center Service	$1,147.38
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Bharat Airtel Limited	$119,584.62
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Bharti Airtel Limited	$15,830.76
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Bharti Airtel Limited	$15,300.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Bharti Airtel Limited	$28,782.50
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Bharti Airtel Limited	$13,346.82
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Bharti Airtel Limited	$24,907.25
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Bharti Airtel Limited	$11,706.41
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Bharti Airtel Limited	$2,330.19
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Bharti Airtel Limited	$1,820.33
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Bharti Airtel Limited	$1,198.55

DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Bharti Airtel Limited	$4,800.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Center Service	$929.24
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Center Service	$5,391.09
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	The Jammu and Kashmir Bank Limited	$2,075.76
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	South Asian University	$4,752.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Center Service	$2,195.61
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Center Service	$1,235.76
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Center for Development of Advance	$1,029.96
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Institute of Technology	$2,454.56
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Delhi International Airport (P)	$86,203.71
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	BSE Limited	$4,515.96
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Deputy Commissioner of Commercial	$7,871,339.81
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	BSE Limited,	$314.81
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	BSE Limited,	$293.96
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Central Depository Services India L	$977.04
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Institute of Technology	$2,346.86
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Institute of Technology	$6,643.16
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Center	$1,541.03

DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Bharat Petroleum Corporation	$4,980.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Bharat Petroleum Corporation	$8,495.04
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Center for Development of Advance	$946.35
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Center for Development of Advance	$1,880.52
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Institute of Technology	$6,720.50
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Institute of Technology	$2,993.69
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Stock Exchange of India	$14,670.00
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Center for Development of Advance	$493.05
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Center Service	$1,270.80
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Center Service	$2,677.98
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	ONGC Mangalore Petrochemicals Ltd	$4,614.90
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Informatics Center Service	$2,651.18
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Governor of Tamil Nadu acting thru	$735,718.47
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$250.49
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$3,005.73
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$3,757.17
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$50.10
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$100.19

DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$250.49
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$1,502.87
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$50.10
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$400.77
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$50.10
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$1,502.87
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Institute of Technology	$300.57
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	The Jammu and Kashmir Bank Limited	$2,205.39
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Deputy Commissioner of Commercial	$281,830.49
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	BSE Limited,	$5,833.41
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Indian Synthetic Rubber Limited	$3,232.67
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	Pondicherry University	$1,024.74
DELL INDIA PVT LTD	Deutsche Bank - BANGALORE BRANCH	National Stock Exchange of India	$12,225.00
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Amway India Enterprises Private	$141,053.54
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Bharat Petroleum Corporation Limite	$6,258.00
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Amway India Enterprises Private	$2,641.65
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Amway India Enterprises Private	$20,906.85
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Vidya International Charitable	$3,952.86
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	IDBI Federal Life Insurance Company	$3,307.50

DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Center for Development of Advance	$1,421.25
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	National Institute of Technology	$172.13
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	National Stock Exchange of India Li	$24,263.28
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Power Finance Corporation Ltd.	$3,717.96
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Power Finance Corporation Ltd.	$2,749.61
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Deputy Commissioner	$916,336.28
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Deputy Commissioner	$654,329.76
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Deputy Commissioner	$53,510.04
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Deputy Commissioner	$18,381.81
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Hindustan Petroleum Corporation Ltd	$102,181.14
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	(n)Code Solutions	$125,969.43
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	ISRO Telemetry Tracking and Command	$47,366.34
DELL INTERNATIONAL SERV	Deutsche Bank - BANGALORE BRANCH	Bharat Petroleum Corporation Ltd	$8,272.17
DELL INTERNATIONAL	Deutsche Bank - BANGALORE BRANCH	The President of India	$37,500.00
DELL INTERNATIONAL	Deutsche Bank - BANGALORE BRANCH	The President of India	$3,000.00
DELL INTERNATIONAL	Deutsche Bank - BANGALORE BRANCH	PRESIDENT OF INDIA	$26,250.00
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The President of India acting	$5,904,060.17
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The President of India acting throu	$5,510,481.57

DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	Government of Bihar	$7,500.00
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The President of India,	$1,500.00
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	Excise & Taxation Officer	$750.00
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	EXCISE & TAXATION OFFICER	$750.00
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The Assessing Authority	$750.00
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The Assistant Excise and Taxation	$750.00
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The Assistant Excise and Taxation	$750.00
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The Governor of Kerala acting thru	$1,125.00
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The President of India	$4,407,970.23
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The Assessing Authority	$750.00
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The President of India,thru	$950.63
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The President of India thru	$3,977.48
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The President of India thru	$26,250.00
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	Bharti Infratel Limited	$46,381.67
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The President of India	$28,500.00
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	Assistant Commissioner,	$3,000.00
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The President of India through the	$30,000.00
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The President of India	$116,812.50

DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The President of India	$45,000.00
DELL INTERNATIONAL SERV.	Deutsche Bank - BANGALORE BRANCH	The President of India	$105,000.00
DELL INC	Deutsche Bank - NEW YORK BRANCH	TRIBUNAL REGIONAL FEDERAL DA	$12,421.49
DELL INC	Deutsche Bank - NEW YORK BRANCH	COMPANHIA NACIONAL DE ABASTECIMENTO	$6,309.63
DELL INC	Deutsche Bank - NEW YORK BRANCH	MINISTERIO PUBLICO DO DISTRITO	$4,269.89
DELL INC	Deutsche Bank - NEW YORK BRANCH	MINISTERIO PUBLICO DO DISTRITO	$3,780.67
DELL INC	Deutsche Bank - NEW YORK BRANCH	CONTROLADORIA GERAL DE DISCIPLINA	$1,552.69
DELL INC	Deutsche Bank - NEW YORK BRANCH	CONSELHO REGIONAL DE FARMACIA	$776.34
DELL INC	Deutsche Bank - NEW YORK BRANCH	TRIBUNAL REGIONAL FEDERAL DA	$12,421.49
DELL INC	Deutsche Bank - NEW YORK BRANCH	CONTROLADORIA E OUVIDORIA GERAL DO	$388.17
DELL INC	Deutsche Bank - NEW YORK BRANCH	SECRETARIA DAS CIDADES E DO	$776.34
DELL INC	Deutsche Bank - NEW YORK BRANCH	SECRETARIA DE ESTADO DA SEGURANCA	$776.34
DELL INC	Deutsche Bank - NEW YORK BRANCH	MINISTERIO DA JUSTICA	$5,258.03
DELL INC	Deutsche Bank - NEW YORK BRANCH	TRIBUNAL DE JUSTICA DA BAHIA	$4,206.42
DELL INC	Deutsche Bank - NEW YORK BRANCH	ESTADO DO MARANHAO - SECRETARIA	$1,051.60
DELL INC	Deutsche Bank - NEW YORK BRANCH	TRIBUNAL DE JUSTICA DO ESTADO DO	$3,931.16
DELL INC	Deutsche Bank - NEW YORK BRANCH	MINISTERIO DA AGRICULTURA	$11,645.15
DELL INC	Deutsche Bank - NEW YORK BRANCH	BANCO CENTRAL DO BRASIL	$1,650.36
DELL INC	Deutsche Bank - NEW YORK BRANCH	SECRETARIA DE SEGURANCA PUBLICA	$6,694.80
DELL INC	Deutsche Bank - NEW YORK BRANCH	SECRETARIA DE SEGURANCA PUBLICA	$6,764.29
DELL INC	Deutsche Bank - NEW YORK BRANCH	TRIBUNAL DE JUSTICA DO ESTADO	$6,186.00
DELL INC	Deutsche Bank - NEW YORK BRANCH	TRIBUNAL DE CONTAS DA UNIAO	$19,113.19
DELL INC	Deutsche Bank - NEW YORK BRANCH	TRIBUNAL REGIONAL DO TRABALHO DA	$3,129.95
DELL INC	Deutsche Bank - NEW YORK BRANCH	TRIBUNAL REGIONAL FEDERAL DA 1	$5,690.81
DELL INC	Deutsche Bank - NEW YORK BRANCH	SECRETARIA DA RECEITA FEDERAL	$69,243.61
DELL INC	Deutsche Bank - NEW YORK BRANCH	TRIBUNAL REGIONAL FEDERAL DA	$6,170.54

DELL INC	Deutsche Bank - NEW YORK BRANCH	AGENCIA DEL AREA ECONOMICA ESPECIAL	$72,000.00
DELL INC	Deutsche Bank - NEW YORK BRANCH	AGENCIA DEL AREA ECONOMICA ESPECIAL	$38,400.00
DELL INC	Deutsche Bank - NEW YORK BRANCH	ACE AMERICAN INSURANCE COMPANY	$334,000.00
DELL INC	Deutsche Bank - NEW YORK BRANCH	NATIONAL UNION FIRE INSURANCE CO OF	$270,455.00
DELL INC	Deutsche Bank - NEW YORK BRANCH	THE TRAVELERS INDEMNITY COMPANY	$91,000.00
DELL INC	Deutsche Bank - NEW YORK BRANCH	LIBERTY MUTUAL INSURANCE COMPANY	$1,145,643.00
DELL INC	Deutsche Bank - NEW YORK BRANCH	KBSII CORPORATE TECHNOLOGY CENTRE,	$500,000.00
DELL GLOBAL B.V.	Deutsche Bank - SINGAPORE BRANCH	THE COMPTROLLER OF CUSTOMS	$3,643,450.00
DELL GLOBAL B.V.	Deutsche Bank - SINGAPORE BRANCH	Ngee Ann Polytechnic	$57,479.69
DELL GLOBAL B.V.	Deutsche Bank - SINGAPORE BRANCH	PSA Corporation Limited	$21,423.87
DELL GLOBAL B.V.	Deutsche Bank - SINGAPORE BRANCH	Perpetual Trustee Company Limited	$1,026,629.85
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CONSEJERIA OO.PP. Y TRANSPORTES-JUNTA DE ANDALUCIA	$2,676.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AJUNTAMENT DE VILANOVA I LA GELTRU	$842.94
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE COIN	$1,536.56
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSIDAD DE ALICANTE	$1,262.14
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CONSELLERIA ECONOMIA. HISENDA I INNOVACIO	$2,997.68
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	RENFE OPERADORA	$390.25
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AJUNTAMENT DE BENICASSIM	$321.92
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	PARC SANITARI PERE VIRGILI	$271.56
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE VILANOVA I LA GELTRU	$1,685.88
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	ICFO.INSTITUTO DE CIENCIAS FOTONICAS	$2,854.40
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	RENFE OPERADORA	$115.89
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSIDAD DE CORDOBA	$1,132.84
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE LA CORU	$2,292.84
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	GOBIERNO DE CANARIAS-CONSEJERIA EDUCACION CULTURA Y DEPORTES	$3,679.50

DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	GOBIERNO DE CANARIAS(CONSEJERIA DE EMPLEO Y ASUNTOS SOCIALES	$446.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	DIPUTACION DE SORIA	$439.76
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CONSEJERIA DE OBRAS PUBLICAS Y TRANSPORTES	$2,647.30
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSIDAD REY JUAN CARLOS	$1,891.26
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	ILUSTRE AYUNTAMIENTO VILLA SAN BARTOLOME TIRAJANA	$299.94
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	EMPRESA PUBLICA HOSPITAL ALTO GUADALQUIVIR	$4,683.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CONSELLERIA DE EDUCACION E ORDENACION UNIVERSITARIA	$1,784.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	REDE FERROVIARIA NACIONAL (REFER EP)	$1,462.74
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE SANTA POLA	$962.47
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	XUNTA DE GALICIA-CONSELLERIA DE MEDIO AMBIENTE	$1,338.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSIDAD DE SANTIAGO DE COMPOSTELA	$1,338.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE MIJAS	$5,424.52
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSIDAD CORDOBA	$1,132.84
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE RIVAS VACIAMADRID	$901.19
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSIDAD DE SANTIAGO DE COMPOSTELA	$2,453.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE A CORUNA	$1,204.20
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO RIVAS VACIAMADRID	$3,345.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AJUNTAMENT DE VILANOVA I LA GELTRU	$1,338.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	REDE FERROVIARIA NACIONAL (REFER EP)	$3,395.18
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	DEPARTAMENTO DE INTERIOR DEL GOBIERNO VASCO	$3,746.40
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE CACERES	$1,917.80
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	ORGANISMO AUTONOMO DE MUSEOS Y CENTROS	$2,117.37
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	C. PRESIDENCIA ADMINISTRACION PUBLICAS E XUSTICIA	$4,816.80
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	SERVICIO PROVINCIAL RECAUDACION Y GESTION TRIBUTARIA CADIZ	$1,336.31
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE CADIZ	$1,338.00

DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE VILLANUEVA DEL PARDILLO	$1,133.41
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE ALCORCON	$2,230.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSITAT JAUME I	$587.23
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AGENCIA DE PROTECCION DEL MEDIO URBANO Y NATURAL	$1,566.55
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	INSTITUTO CANARIO DE INVESTIGACIONES AGRARIAS	$920.99
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	RENFE OPERADORA	$6,690.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CONSORCI SANITARI DE TERRASSA	$6,620.87
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE LA VILLA DE S.BARTOLOME DE TIRAJANA	$267.60
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AJUNTAMENT DE STA COLOMA DE GRAMANET	$1,338.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE VILLANUEVA DEL PARDILLO	$2,051.60
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	EMPRESA PUBLICA DE EMERGENCIAS SANITARIAS	$13,357.09
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	DIPUTACION PROVINCIAL DE GUADALAJARA	$1,003.50
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE LA VILLA DE SAN BARTOLOME DE TIRAJANA	$535.20
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CONSORCI SANITARI DE TERRASSA	$4,014.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	SERVICIO CANARIO DE EMPLEO	$4,460.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CONSORCI SANITARI DE TERRASSA	$4,014.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CONSEJERIA DE MEDIOAMBIENTE	$5,240.50
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	RENFE OPERADORA	$5,575.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	ILUSTRE AYUNTAMIENTO DE LA VILLA DE SAN BARTOLOME TIRAJANA	$401.40
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	ILUSTRE AYUNTAMIENTO DE LA VILLA DE SAN BARTOLOME TIRAJANA	$586.49
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	MANCOMUNIDAD DE MUNICIPIOS DE LA SIERRA DE CADIZ	$952.32
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	ADIF	$6,132.50
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE SANTA URSULA	$758.20
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AJUNTAMENT DE L’HOSPITALET DE LLOBREGAT	$1,917.71
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSIDAD PABLO OLAVIDE	$2,431.59
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE TOTANA	$3,345.00

DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE UTEBO	$631.09
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CONSEJERIA DE FOMENTO	$8,362.50
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CIEMAT (CENTRO DE INVESTIGACIONES ENERGETICAS,MEDIOAMBIENTAL	$1,279.94
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	PATRONATO DE BIENESTAR SOCIAL	$689.67
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE COLMENAREJO	$1,025.80
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE COLMENAREJO	$981.20
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE MORALZARZAL	$980.26
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE SANTA URSULA	$1,366.14
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	MANCOMUNIDAD DE MUNICIPIOS DEL BAJO GUADALQUIVIR	$3,130.92
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	DIRECTOR GENERAL DE TELECOMUNICACIONES Y SOCIEDAD DE LA INFO	$5,129.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	TELEVISION AUTONOMICA DE CASTILLA LA MANCHA S.A	$939.10
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE MEDINA DEL CAMPO	$1,623.89
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	INSTITUTO GALEGO DE MEDICINA TECNICA	$1,859.24
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AJUNTAMENT DE VILANOVA I LA GELTRU	$780.50
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE SANTIAGO DE COMPOSTELA	$3,772.86
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	EMPRESA PUBLICA HOSPITAL DE PONIENTE	$1,249.87
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	GOBIERNO DE CANTABRIA	$1,312.57
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE MEJORADA DEL CAMPO	$709.14
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CONSORCI SANITARI DEL MARESME	$905.38
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	IDECO S.A	$864.93
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE RIVAS VACIAMADRID	$2,230.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AJUNTAMENT DE VILANOVA I LA GELTRU	$2,007.00
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CONSELLERIA PRESIDEN. ADMON PUBLICAS E XUSTIZA	$7,443.74
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	ADIF	$5,328.81
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	GOBIERNO DE LAS ISLAS BALEARES	$4,906.00

DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSIDAD JAIME I DE CASTELLON	$16,224.51
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSIDAD DE BARCELONA	$900.15
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AJUNTAMENT DE VILANOVA I LA GELTRU	$2,535.06
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	ADIF	$2,257.03
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CIPSA - DIPUTACION DE SALAMANCA	$1,289.68
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	EMPRESA PUBLICA EMERGENCIA SANITARIAS	$4,525.83
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	ADIF	$897.93
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSIDAD DE SANTIAGO DE COMPOSTELA	$6,375.57
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	JUNTA DE ANDALUCIA CONSEJERIA DE CULTURA	$9,226.63
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	PARC SANITARI PERE VIRGILI	$3,347.12
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	FUNDACIO PARA O FOMENTO DA CALIDADE INDUSTRIL E DESENVOLVEME	$6,632.33
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	DEF - CONSEJERIA DE MEDIO AMBIENTE	$6,247.85
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	DEF - GOBIERNO CANARIAS	$38,148.35
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	ADIF	$1,663.97
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	RENFE OPERADORA	$387.56
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE LEON	$7,822.70
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO LOGRO	$1,087.13
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE LEON	$3,112.19
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE SEVILLA	$4,085.91
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CIPSA-DIPUTACION DE SALAMANCA	$3,548.58
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AECID	$1,431.96
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	EXCELENTISIMA DIPUTACION DE ZAMORA	$1,620.65
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	SERVICIO CANARIO DE SALUD	$1,659.40
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSIDAD DE BARCELONA	$2,306.90
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	DIPUTACION DE ZAMORA	$961.21
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CIPSA, ORG.AUTO.CENTRO INFORM.PROV.SALAMANCA	$3,322.70
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	SERVICIO ANDALUZ DE SALUD	$41,130.12

DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CONSORCI CENTRE DE SUPERCOMPUTACION DE CATALUNYA (CESCA)	$3,138.89
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE SALOBRE	$1,734.44
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	COMISION NACIONAL DE COMPETENCIA	$1,769.18
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSIDAD PABLO DE OLAVIDE	$9,602.17
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSIDAD PABLO DE OLAVIDE	$1,919.76
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE ARCHIDONA	$876.86
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AECID	$1,661.07
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AYUNTAMIENTO DE ARCHIDONA	$1,461.39
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CONSELLERIA DI INNOVACION INTERIOR I JUSTICIA	$2,834.33
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	AJUNTAMENT DE SABADELL	$3,300.39
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CONSEJERIA DE EDUCACION JUNTA DE ANDALUCIA	$3,333.94
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	ADIF	$2,070.56
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	CONSELLERIA EDUCACION E ORDENACIO UNIVERS.-XUNTA GALICIA	$2,598.52
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	IBERMUTUAMUR MATEPSS N. 274	$18,934.93
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSITAT JAUME	$11,872.27
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSIDAD DE MALAGA	$3,181.65
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	UNIVERSIDAD DE SANTIAGO DE COMPOSTELA	$2,040.45
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	ADIF	$559.12
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	ADIF	$1,235.36
DELL COMPUTER, S.A.	Deutsche Bank - Spain Branch	FUNDACION CENTRO DE SUPERCOMPUTACION	$6,687.37

		Total	$111,699,051.78

2.	Existing Notes

1.	$500 million Senior Notes issued on April 17, 2008, at 5.65% due April 2018 issued by Dell Inc.

2.	$600 million Senior Notes issued on June 15, 2009, at 5.875% due June 2019 issued by Dell Inc.

3.	$400 million Senior Notes issued March 31, 2011, at 4.625% due April 2021 issued by Dell Inc.

4.	$388 million Senior Notes issued on April 17, 2008, at 6.50% due April 2038 issued by Dell Inc.

5.	$265 million Senior Notes issued on September 10, 2010, at 5.40% due September 2040 issued by Dell Inc.

6.	$300 million of Senior Debentures issued on April 27, 1998, at 7.10% due April 2028 issued by Dell Inc.

7.	$2,500 million Senior Notes issued on June 6, 2013, at 1.875% due June 2018 issued by EMC Corporation

8.	$2,000 million Senior Notes issued on June 6, 2013, at 2.650% due June 2020 issued by EMC Corporation

9.	$1,000 million Senior Notes issued on June 6, 2013, at 3.375% due June 2023 issued by EMC Corporation

4.	Other Letters of Credit (outside of Credit Agreement)

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL COMPUTADORES DO BRASIL LTDA	FURNAS CENTRAIS ELETRICAS SA	$12,260.59
DELL COMPUTADORES DO BRASIL LTDA	TRIBUNAL REGIONAL FEDERAL DA	$24,911.30
DELL COMPUTER DE CHILE LIMITADA	BANCO CENTRAL DE CHILE	$21,934.68
DELL COMPUTER DE CHILE LIMITADA	MINISTERIO DE RELACIONES EXTERIORES	$14,861.60
DELL COMPUTER DE CHILE LIMITADA	MINISTERIO DE RELACIONES EXTERIORES	$14,571.33
DELL COMPUTER DE CHILE LIMITADA	BANCO DEL ESTADO DE CHILE	$18,443.47
DELL COMPUTER DE CHILE LIMITADA	MINISTERIO DE OBRAS PUBLICAS	$9,753.04
DELL COMPUTER DE CHILE LIMITADA	MINISTERIO DE OBRAS PUBLICAS	$9,753.04
DELL COMPUTER DE CHILE LIMITADA	MINISTERIO DE RELACIONES EXTERIORES	$17,609.62
DELL COMPUTER DE CHILE LIMITADA	BANCO DEL ESTADO DE CHILE	$14,662.00
DELL COMPUTER DE CHILE LIMITADA	BANCO DEL ESTADO DE CHILE	$8,589.00
DELL COMPUTER DE CHILE LIMITADA	SERVICIO DE GOBIERNO INTERIOR	$23,453.97
DELL COMPUTER DE CHILE LIMITADA	BANCO DEL ESTADO DE CHILE	$43,139.00
DELL COMPUTER DE CHILE LIMITADA	BANCO DEL ESTADO DE CHILE	$30,585.10
DELL COMPUTER DE CHILE LIMITADA	DIRECCIÓN DE COMPRAS Y CONTRATACIÓN PÚBLICA	$748.22
DELL COMPUTER DE CHILE LIMITADA	DIRECCIONE DE CONTABILIDAD DE LA ARMADA	$3,997.00
DELL COMPUTER DE CHILE LIMITADA	EMPRESA NACIONAL DEL PETROLEO	$118,447.00
DELL COMPUTER DE CHILE LIMITADA	SUBSECRETARÍA DE TELECOMUNICACIONES	$897.87
DELL COMPUTER DE CHILE LIMITADA	SUBSECRETARIA DEL MEDIO AMBIENTE	$748.22
DELL COMPUTER DE CHILE LIMITADA	BANCO DEL ESTADO DE CHILE	$15,434.00
DELL COMPUTER DE CHILE LIMITADA	SUBSSECRETARÍA DE EDUCACIÓN	$3,820.23
DELL COMPUTER DE CHILE LIMITADA	BANCO DEL ESTADO DE CHILE	$4,333.84
DELL COMPUTER DE CHILE LIMITADA	BANCO DEL ESTADO DE CHILE	$17,737.37
DELL COMPUTER DE CHILE LIMITADA	BANCO DEL ESTADO DE CHILE	$14,116.00
DELL COMPUTER DE CHILE LIMITADA	BANCO DEL ESTADO DE CHILE	$0.84

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL COMPUTER DE CHILE LIMITADA	BANCO DEL ESTADO DE CHILE	$0.67
DELL COMPUTER DE CHILE LIMITADA	BANCO DEL ESTADO DE CHILE	$1.06
DELL COMPUTER DE CHILE LIMITADA	BANCO DEL ESTADO DE CHILE	$5,380.75
DELL COMPUTER DE CHILE LIMITADA	BANCO DEL ESTADO DE CHILE	$7,721.91
DELL COMPUTER DE CHILE LIMITADA	ESTADO MAYOR CONJUNTO	$12,571.00
DELL COMPUTER DE CHILE LIMITADA	BANCO CENTRAL DE CHILE	$5,985.78
DELL COMPUTADORES DO BRASIL LTDA	BANCO JP MORGAN S.A.	$24,911.30
DELL INC	INTERNET CORPORATION FOR ASSIGNED	$25,000.00
DELL MARKETING LP	COMMONWEALTH OF VIRGINIA	$100,000.00
DELL PRODUCTS	INSTITUTO INSULAR DE ATENCION	$1,639.31
DELL COMPUTER, S.A.	CONSEJ. EDUC.Y CULT. Y DEPORT.- GOBIERNO DE CANARIAS	$289,509.41
DELL CORPORATION LIMITED	DIRECCION GENERAL DE PATRIMONIO	$84,851.25
DELL CORPORATION LIMITED	HM REVENUE AND CUSTOMS	$182,556.25
DELL COMPUTER, S.A.	CEMI(CTRO.MUNIC.INF.AYTO.MADRD	$81,457.20
DELL CORPORATION LIMITED	DIRECCION GENERAL DEL PATRIMONIO	$67,881.00
DELL CORPORATION LIMITED	HM REVENUE AND CUSTOMS	$219,067.50
DELL COMPUTER, S.A.	SUBDIR.GTAL. COMPRAS PATRIM.ES	$54,395.31
DELL CORPORATION LIMITED	DIRECCION GENERAL DEL PATRIMONIO	$50,910.75
DELL CORPORATION LIMITED	THE SOUTH AFRICAN INSURANCE	$57,033.31
DELL CORPORATION LIMITED	MUTUA UNIVERSAL - MUGENAT	$38,678.47
DELL CORPORATION LIMITED	ENEL ENERGY EUROPESRL	$36,895.02
DELL CORPORATION LIMITED	FREMAP	$29,779.39
DELL CORPORATION LIMITED	UNIVERSIDAD DEL PAIS VASCO	$29,254.39
DELL COMPUTER, S.A.	DELL COMPUTER - SOLRED	$28,283.75
DELL COMPUTER, S.A.	GENERAUTAT VALENCIANA..C.SANID	$23,672.58
DELL COMPUTER, S.A.	PRESIDENTE JUNTA DELEGADA COMP	$23,172.73
DELL COMPUTER, S.A.	AYUNTAMIENTO DE BARCELONA	$20,398.65
DELL COMPUTER, S.A.	MINISTERIO DE HACIENDA	$20,398.65
DELL COMPUTER, S.A.	AGENCIA EST.ADM. TRIBUTARIA	$20,071.01
DELL COMPUTER, S.A.	CONSEJ. EDUC.Y CULT. Y DEPORT.- GOBIERNO DE CANARIAS	$19,418.10
DELL CORPORATION LIMITED	UNIVERSIDAD DEL PAIS VASCO	$19,180.23

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL COMPUTER, S.A.	UNIVERSIDAD NACIONAL DE EDUCAC	$16,043.20
DELL COMPUTER, S.A.	AYUNTAMIENTO DE VALLADOLID	$15,759.75
DELL COMPUTER, S.A.	GESTOR DE INFRAESTRUCTURAS	$15,681.40
DELL COMPUTER, S.A.	GOVERN BALEAR	$15,461.03
DELL COMPUTER, S.A.	SERVICIO GALLEGO DE SALUD (C.H.U. DE VIGO)	$15,228.88
DELL COMPUTER, S.A.	UNIVERSIDAD DE LA LAGUNA_TFE	$14,697.98
DELL CORPORATION LIMITED	ADMINISTRADOR DE INFRASTRUCTURAS	$13,822.27
DELL COMPUTER, S.A.	CIUDAD DE LAS ARTES I DE LAS C	$13,594.63
DELL COMPUTER, S.A.	JUNTA CASTILLA LA MANCHA	$11,559.24
DELL COMPUTER, S.A.	CONSELL POLITICA TERRITORIAL	$11,349.34
DELL COMPUTER, S.A.	GOBIERNO CANARIAS CONSEJ PESCA	$10,505.00
DELL COMPUTER, S.A.	TRIB ECONOM ADM REGIONAL MAORI	$10,272.36
DELL COMPUTER, S.A.	AYTO.STA. CRUZ DE TENERIFE	$10,240.02
DELL COMPUTER, S.A.	CONSEJERIA DE ADMINISTRACIONES PUBLICAS Y POLITICA LOCAL DEL	$9,993.72
DELL COMPUTER, S.A.	CONSORCIO TRIB.ISLA TENERIFE	$9,431.04
DELL CORPORATION LIMITED	UNIVERSIDAD DE MALAGA, AVDA JOSE	$9,118.68
DELL COMPUTER, S.A.	DR.GRAL.DEL PATRIMONIO ESTADO	$9,050.80
DELL COMPUTER, S.A.	JUNTA DE CASTILLA Y LEON	$9,023.08
DELL COMPUTER, S.A.	UNIVERSIDAD DE VIGO	$8,998.59
DELL COMPUTER, S.A.	UNIVERSIDAD CARLOS ILL MADRID	$8,728.60
DELL COMPUTER, S.A.	AYUNTAMIENTO DE VALLADOLID	$8,598.26
DELL COMPUTER, S.A.	GOBIERNO VASCO DPTO.OE HACIEND	$8,071.66
DELL COMPUTER, S.A.	CONSORCIO TRIB.ISLA TENERIFE	$7,770.11
DELL COMPUTER, S.A.	CONSELLERIA DE EDUCACION	$7,617.89
DELL CORPORATION LIMITED	BARCELONA SUPERCOMPUTING CENTER	$7,406.16
DELL COMPUTER, S.A.	UNIVERSIDAD DE ZARAGOZA	$7,207.53
DELL COMPUTER, S.A.	GENERALITAT DE CATALU☐A	$6,799.55
DELL COMPUTER, S.A.	EXCMO. CABILDO I. TENERIFE	$6,799.55
DELL COMPUTER, S.A.	EXCMO.CABILDO INSULAR DE TFE.	$6,799.55
DELL COMPUTER, S.A.	IGAPE	$6,683.43
DELL COMPUTER, S.A.	AYUNTAMIENTO DE LOGRO☐O	$6,391.57
DELL COMPUTER, S.A.	AYUNTAMIENTO DE PAMPLONA	$5,858.30
DELL COMPUTER, S.A.	SERV.ANDALUZ SALUD CONSEJER.	$5,855.36
DELL COMPUTER, S.A.	SERV.ANDALUZ SALUD CONSEJERIA	$5,855.36

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL COMPUTER, S.A.	EUSTAT METRO BILBAO.GOBIERNO V	$5,731.86
DELL CORPORATION LIMITED	MUTUA UNIVERSAL	$5,672.68
DELL COMPUTER, S.A.	INSTITLJCION FERIAL DE MADRID	$5,666.80
DELL COMPUTER, S.A.	UNIVERSITAT DE BARCELONA	$5,656.75
DELL COMPUTER, S.A.	AJUNTAMENT DE TERRASSA	$5,533.90
DELL COMPUTER, S.A.	PARLAMENTO DE ANDALUCIA	$5,480.54
DELL CORPORATION LIMITED	MUTUA UNIVERSAL	$5,469.77
DELL COMPUTER, S.A.	UNIVERSIDAD DE CANTABRIA	$5,430.48
DELL COMPUTER, S.A.	CONSELLERIA DE EDUCACION E ORDENACION UNIVERSITARIA	$5,413.51
DELL COMPUTER, S.A.	HOSPITAL DE PONIENTE DE ALMERA	$5,338.85
DELL COMPUTER, S.A.	UNIVERSIDAD AUTONOMA DE BARCEL	$5,258.10
DELL CORPORATION LIMITED	UNIVERSIDAD DE EXTREMADURA	$5,231.89
DELL COMPUTER, S.A.	CENTRO INFORMATICO MUNICIPAL	$5,091.08
DELL COMPUTER, S.A.	AYUNTAMIENTO DE EL ESPINAR	$5,071.84
DELL COMPUTER, S.A.	GRAL. AIRE JEFE ESTADO MAY.DEF	$4,893.43
DELL COMPUTER, S.A.	IFEMA	$4,768.05
DELL CORPORATION LIMITED	CONSEJERIA DE HACIENDA Y ADMINISTRA	$4,525.40
DELL COMPUTER, S.A.	INNOVA	$4,398.06
DELL COMPUTER, S.A.	CONSEJERIA O.P. DE CANARIAS	$4,371.84
DELL COMPUTER, S.A.	UNIVERSIDAD DE SANTIAGO DE COMPOSTELA	$4,247.66
DELL COMPUTER, S.A.	UNIVERSIDAD DE MALAGA	$4,219.94
DELL COMPUTER, S.A.	MADRID MOVILIDAD	$4,208.62
DELL COMPUTER, S.A.	JUNTA DE ANDALUCIA	$4,079.73
DELL COMPUTER, S.A.	UNIVERSIDAD DE BURGOS	$4,072.86
DELL COMPUTER, S.A.	JUNTA DE CASTILLA Y LEON	$4,006.88
DELL CORPORATION LIMITED	MUTUA UNIVERSAL - MUGENAT	$3,966.51
DELL COMPUTER, S.A.	UNIVERSIDAD DE ALICANTE	$3,905.42
DELL CORPORATION LIMITED	FUNDACION IMDEA NETWORKS	$3,899.96
DELL COMPUTER, S.A.	DIPLITACION PROVINCIAL DE SALAM	$3,889.32
DELL CORPORATION LIMITED	MINISTERIO DE FOMENTO- SUBDIRECCION	$3,755.95
DELL COMPUTER, S.A.	HOSPITAL UNIVERSITARIO DE SON DURETA	$3,732.78
DELL COMPUTER, S.A.	CARTOGRAFICA DE CANARIAS	$3,697.59
DELL COMPUTER, S.A.	CARTOGRAFICA DE CANARIAS	$3,697.59
DELL COMPUTER, S.A.	CENTRO INFORMATICO PROV.	$3,520.96
DELL COMPUTER, S.A.	COMPLEX HOSPITALARI GESMA	$3,475.50

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL COMPUTER, S.A.	EXCMO.AYUNTAMIENTO DE SANTA C	$3,399.77
DELL COMPUTER, S.A.	JUNTA ANDALUCIA	$3,399.77
DELL COMPUTER, S.A.	AYUNTAMIENTO DE LAS PALMAS	$3,394.05
DELL COMPUTER, S.A.	PATRONT.RECAUD. PROVINCIAL	$3,394.05
DELL COMPUTER, S.A.	UNIVERSIDAD DE ZARAGOZA	$3,394.05
DELL CORPORATION LIMITED	UNIVERSIDAD DE VALLADOLID,	$3,354.45
DELL COMPUTER, S.A.	EXCMO. AYTO. VELEZ_MALAGA	$3,323.91
DELL COMPUTER, S.A.	ESC.UNIV.POLITECNICA ALMUNIA	$3,307.30
DELL COMPUTER, S.A.	COMUNIDAD AUTON.ARAGON	$3,294.49
DELL COMPUTER, S.A.	CONCELLO DE SANTIAGO	$3,258.29
DELL COMPUTER, S.A.	UNIVERS.POLITECNICA VALENCIA	$3,256.03
DELL CORPORATION LIMITED	INSTITUTO DE ASTROFISICA DE	$3,187.95
DELL COMPUTER, S.A.	UNIVERSIDAD ALITONOMA DE MADRID	$3,186.11
DELL COMPUTER, S.A.	ORG. AUT. AGUAS DE GALICIA	$3,137.69
DELL COMPUTER, S.A.	GERENCIA URBANISMO AYTO.SEV.	$3,136.10
DELL CORPORATION LIMITED	SUMA GESTION TRIBUTARIA	$3,060.72
DELL COMPUTER, S.A.	INSALUD-AREA 11 DE ATENCION PR	$3,038.22
DELL COMPUTER, S.A.	JUNTA DE EXTREMADURA	$3,027.84
DELL COMPUTER, S.A.	TRIBUNAL CONSTITUCIONAL	$3,010.19
DELL COMPUTER, S.A.	UNIVERSITAT DE VALENCIA	$2,984.50
DELL CORPORATION LIMITED	UNIVERSIDAD DE SEVILLA	$2,935.62
DELL COMPUTER, S.A.	AYUNTAMIENTO DE MADRID	$2,896.60
DELL COMPUTER, S.A.	GESTUR TENERIFE S.A.	$2,867.92
DELL COMPUTER, S.A.	DIPUTACION GENERAL DE ARAGON	$2,828.38
DELL COMPUTER, S.A.	CABILDO INSULAR DE TENERIFE	$2,814.82
DELL COMPUTER, S.A.	AYUNTAMIENTO DE LOGRO☐O	$2,791.18
DELL COMPUTER, S.A.	INSTITUTO MADRILE☐O PARA LA FORMACION	$2,719.82
DELL COMPUTER, S.A.	CENTRO INFORMATLCO PROVINCIAL	$2,703.10
DELL COMPUTER, S.A.	UNIVERSITAT DE BARCELONA	$2,680.48
DELL COMPUTER, S.A.	REGTSA (ORGANISMO AUTONOMO DE RECAUDACI☐N Y GESTI☐N TRIBUTAR	$2,607.81
DELL COMPUTER, S.A.	GOBIERNO CANARIAS CONSEJ PESCA	$2,582.44
DELL CORPORATION LIMITED	EMPRESA PUBLICA PARA LA GESTION DEL	$2,573.26
DELL COMPUTER, S.A.	GOBIERNO CANARIAS CONSEJ PESCA	$2,530.86
DELL COMPUTER, S.A.	UNIVERSIDAD JAUME IDE CASTELL	$2,455.04
DELL CORPORATION LIMITED	UNIVERSIDADE DA CORUNA	$2,434.61

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL COMPUTER, S.A.	CENTRO INFORMATLCO PROVINCIAL	$2,413.59
DELL COMPUTER, S.A.	INSALUD	$2,389.09
DELL COMPUTER, S.A.	!LUSTRE AYUNTAMIENTO DE SAN BA	$2,381.99
DELL CORPORATION LIMITED	CONSEJERIA DE FOMENTO - JUNTA DE	$2,376.23
DELL COMPUTER, S.A.	MADRID MOVILIDAD, S.A.	$2,362.26
DELL COMPUTER, S.A.	CONSELL.INNOVAC.TECNOLOGICA	$2,348.59
DELL CORPORATION LIMITED	UNIVERSIDAD DE SANTIAGO DE	$2,332.84
DELL COMPUTER, S.A.	EXCMO. AYUNTAMIENTO DE DOLORES	$2,306.27
DELL COMPUTER, S.A.	DIPUTACION GENERAL DE ARAGON	$2,262.70
DELL COMPUTER, S.A.	UNIVERSIDAD DE GIRONA	$2,240.04
DELL COMPUTER, S.A.	UNIVERSITAT DE GIRONA	$2,203.06
DELL COMPUTER, S.A.	AYUNTAMIENTO REAL SITIO Y VILLA ARANJUEZ	$2,178.53
DELL COMPUTER, S.A.	AYUNTAMIENTO DE BURGOS	$2,149.57
DELL COMPUTER, S.A.	UNIVERSITAT ROVIRA I VIRGILI	$2,090.49
DELL COMPUTER, S.A.	GOBIERNO CANARIAS CONSEJ PESCA	$2,052.11
DELL COMPUTER, S.A.	CONSELLERIA DA PRESIDENCIA	$2,039.87
DELL COMPUTER, S.A.	AYUNTAMIENTO DE ALMERIA	$2,039.87
DELL COMPUTER, S.A.	UNIVERS.POLITECNICA VALENCIA	$2,036.43
DELL COMPUTER, S.A.	JUNTA EXTREMADURA CONSEJ AGRIC	$1,983.53
DELL COMPUTER, S.A.	JUNTA EXTREMADURA CONSEJERIA A	$1,969.66
DELL COMPUTER, S.A.	DIPUTACION DE CASTELLON	$1,959.50
DELL COMPUTER, S.A.	EL TRIBUNAL CONSTITLJCIONAL	$1,944.65
DELL COMPUTER, S.A.	GESTION SANITARIA DE MALLORCA	$1,911.98
DELL CORPORATION LIMITED	UNIVERSIDAD POLITECNICA DE VALENCIA	$1,904.29
DELL COMPUTER, S.A.	JUNTA DE GALICIA	$1,903.87
DELL COMPUTER, S.A.	AYUNTAMIENTO DE GETAFE	$1,902.63
DELL COMPUTER, S.A.	GOBIERNO VASCO	$1,890.27
DELL COMPUTER, S.A.	EXCMO AYUNTAMIENTO DE LOGROIO	$1,889.28
DELL COMPUTER, S.A.	UNIVERSIDAD DE GIRONA	$1,852.42
DELL COMPUTER, S.A.	AYUNTAMIENTO DE RIVAS VACIAMADRID	$1,809.71
DELL CORPORATION LIMITED	SRA. DIRECTORA ECONOMICO FINANCIERA	$1,772.45
DELL COMPUTER, S.A.	CONSEJERIA DE INDUSTRIA COMERC	$1,749.80
DELL COMPUTER, S.A.	AYUNTAMIENTO STA.CRUZ TENERIFE	$1,710.77

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL COMPUTER, S.A.	EL CIPSA • DIPUTACION DE SALAM	$1,699.89
DELL COMPUTER, S.A.	ORGANISMO AUTONOMO DE RECAUDAC	$1,699.89
DELL COMPUTER, S.A.	DIPUTACION GENERAL DE ARAGON	$1,697.03
DELL COMPUTER, S.A.	CABILDO DE TENERIFE	$1,674.40
DELL COMPUTER, S.A.	GOBIERNO VASCO	$1,672.69
DELL COMPUTER, S.A.	AYUNTAMIENTO DE VELEZ MALAGA	$1,668.06
DELL COMPUTER, S.A.	ESC.UNIV.POLIT.ALMUNIA DAGODIN	$1,653.65
DELL COMPUTER, S.A.	UNIVERSITAT DE BARCELONA	$1,629.14
DELL COMPUTER, S.A.	CONCELLO DE PONTEVEDRA	$1,625.75
DELL COMPUTER, S.A.	GOBIERNO VASCO	$1,597.90
DELL COMPUTER, S.A.	JUNTA DE CASTILLA Y LEON.	$1,597.90
DELL COMPUTER, S.A.	AYUNTAMIENTO DE BURJASSOT	$1,538.64
DELL COMPUTER, S.A.	GOBLERNO VASCO	$1,495.08
DELL COMPUTER, S.A.	EXCMA. DIPUTACION PROVINCIAL DE PONTEVEDRA	$1,489.31
DELL COMPUTER, S.A.	IGAPE	$1,476.54
DELL COMPUTER, S.A.	AYUNTAMIENTO S|C DE TENERIFE	$1,427.08
DELL COMPUTER, S.A.	RENFE OPERADORA	$1,394.00
DELL COMPUTER, S.A.	EXCMA.DIPUTACION DE MALAGA	$1,359.91
DELL COMPUTER, S.A.	UNIVERSIDAD DE CADIZ	$1,359.91
DELL COMPUTER, S.A.	UNIVERSIDAD DE CADIZ	$1,359.91
DELL COMPUTER, S.A.	UNOVERSIDAD DE CADIZ	$1,359.91
DELL COMPUTER, S.A.	UNIVERSIDAD AUTONOMA BARCELONA	$1,359.18
DELL COMPUTER, S.A.	UNIVERSIDAD DE BARCELONA	$1,357.62
DELL COMPUTER, S.A.	UNIVERSIDAD POLIT.MADRID	$1,346.31
DELL CORPORATION LIMITED	UNIVERSIDAD DE VALENCIA	$1,338.10
DELL COMPUTER, S.A.	LA UNIVERSIDAD DE LA RIOJA	$1,332.71
DELL COMPUTER, S.A.	AYUNTAMIENTO DE DOLORES	$1,319.22
DELL COMPUTER, S.A.	AYUNTAMENT DE TORRENT	$1,310.05
DELL COMPUTER, S.A.	GERENCIA MUNICIPAL DE URBANISMO	$1,291.27
DELL COMPUTER, S.A.	AYUNTAMIENTO DE ARGANDA DELRE	$1,284.64
DELL COMPUTER, S.A.	UNIVERSITAT DE VALENCIA	$1,278.46
DELL COMPUTER, S.A.	UNIVERSIDAD DE CANTABRIA	$1,275.43
DELL COMPUTER, S.A.	AYUNTAMIENTO DE LOGRONO	$1,273.88
DELL COMPUTER, S.A.	GOBIERNO DE CANTABRIA	$1,267.11
DELL COMPUTER, S.A.	ESTUDIO MAYOR DE LA DEFENSA	$1,243.14
DELL COMPUTER, S.A.	UNIVERSIDAD DE EXTREMADURA	$1,216.38

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL COMPUTER, S.A.	AYUNTAMIENTO DE LEGANES	$1,197.15
DELL COMPUTER, S.A.	CABILDO INSULAR DE LANZAROTE	$1,194.28
DELL COMPUTER, S.A.	IGAPE	$1,186.93
DELL COMPUTER, S.A.	EL EXCMO.AYUNTAMIENTO DE ARGAN	$1,169.52
DELL COMPUTER, S.A.	UNIVERSIDAD CARLOS ILL MADRID	$1,129.75
DELL COMPUTER, S.A.	CONSELLERIA DE PRESIDENCIA	$1,129.48
DELL CORPORATION LIMITED	INTERVENCION GENERAL DE LA	$1,126.34
DELL COMPUTER, S.A.	AYUNTAMIENTO DE CADIZ	$1,108.72
DELL COMPUTER, S.A.	EXCMO AYUNTAMIENTO CASTROURDIA	$1,082.48
DELL COMPUTER, S.A.	GOBIERNO VASCO	$1,047.81
DELL COMPUTER, S.A.	UNIVERSIDAD DE GRANADA	$1,040.84
DELL COMPUTER, S.A.	AJUNTAMENT DE BLANES	$1,018.22
DELL COMPUTER, S.A.	UNIVERSIDAD DE LAS PALMAS	$1,014.38
DELL COMPUTER, S.A.	ADMINISTRACION PUBLICA DE CATA	$996.36
DELL COMPUTER, S.A.	AYUNTAMIENTO DE SC DE LA PALMA	$977.49
DELL COMPUTER, S.A.	AYUNTAMIENTO DE SAN MARTIN DE LA VEGA	$972.96
DELL COMPUTER, S.A.	GOBIERNO VASCO	$958.74
DELL COMPUTER, S.A.	CONSELLERIA DE PLITICA TERRITORIAL OBRAS PUBLICAS E TRANSPOR	$950.33
DELL COMPUTER, S.A.	AYUNTAMIENTO DE DOLORES	$941.28
DELL COMPUTER, S.A.	CONSORCIO DE TRIBUTOS DE LA IS	$932.97
DELL COMPUTER, S.A.	CONCELLO DE CERVO	$916.68
DELL COMPUTER, S.A.	GENERALITAT VALENCIANA	$909.46
DELL COMPUTER, S.A.	UNIVERSIDAD REY JUAN CARLOS	$905.08
DELL COMPUTER, S.A.	EXCMA. DIPUTACION DE CIUDAD REAL	$904.63
DELL COMPUTER, S.A.	EUSKO TRENBIDEAK S.A.	$893.43
DELL COMPUTER, S.A.	AYUNTAMIENTO DE BURJASSOT	$885.79
DELL COMPUTER, S.A.	AYUNTAMIENTO DE ARGANDA DELRE	$863.77
DELL COMPUTER, S.A.	UNIVERSIDAD DE BURGOS	$849.95
DELL COMPUTER, S.A.	EXCMA.DIPUT.PROV.LEON	$848.51
DELL COMPUTER, S.A.	CABILDO DE TENERIFE	$842.49
DELL COMPUTER, S.A.	AJUNTAMENT VILANOVA I LA GELTR	$815.94
DELL COMPUTER, S.A.	AYUNTAMIENTO DE VALLADOLID	$794.21
DELL COMPUTER, S.A.	AYUNTAMIENTO DE MAIRENA DEL ALJARAFE	$791.95
DELL COMPUTER, S.A.	UNIYERSIDAD NACIONAL DE EDUCAC	$785.90

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL COMPUTER, S.A.	GOBIERNO DE ARAGON	$774.79
DELL COMPUTER, S.A.	GOBIERNO DE LA RIOJA	$759.28
DELL COMPUTER, S.A.	COMPLEJO HOSPITALARIO LA MANCH	$746.42
DELL COMPUTER, S.A.	ORG. MUSEOS CTRO CABILDO TENERIFE	$686.46
DELL COMPUTER, S.A.	UNIVERSIDAD DE SALAMANCA	$678.32
DELL COMPUTER, S.A.	AYUNTAMIENTO VELEZ MALAGA	$677.00
DELL COMPUTER, S.A.	EXCMO.CABILDO INSULAR TENERIFE	$662.84
DELL COMPUTER, S.A.	EXCMO AYUNTAMIENTO CIUDAD REAL	$660.86
DELL COMPUTER, S.A.	UNIVERSIDAD DE LAS PALMAS DE GRAN CANARIA	$649.39
DELL COMPUTER, S.A.	UNIVERSIDAD DE BURGOS	$642.56
DELL COMPUTER, S.A.	CABILDO INSULAR DE LANZAROTE	$641.95
DELL COMPUTER, S.A.	SINDICATURA CUENTAS CASTILLA M	$617.64
DELL COMPUTER, S.A.	CONSORCIO TRIBUTOS DE TENERIFE	$614.83
DELL COMPUTER, S.A.	AYUNTAMIENTO DE VILLAQUILAMBRE	$610.93
DELL COMPUTER, S.A.	DIPUTACION PROVINCIAL GRANADA	$594.97
DELL COMPUTER, S.A.	AYUNTAMIENTO DE MADRID	$583.58
DELL COMPUTER, S.A.	GOBIERNO VASCO.DPTO DE HACIEND	$583.11
DELL COMPUTER, S.A.	UNIVERSIDAD DE CORDOBA	$571.60
DELL COMPUTER, S.A.	MINISTERIO DE CIENCIA Y TECNOL	$543.94
DELL COMPUTER, S.A.	SECRETARIA ESTADO TELECOMUNIC	$543.94
DELL COMPUTER, S.A.	GOBIERNO VASCO	$504.80
DELL COMPUTER, S.A.	GENERALITAT VALENCIANA	$497.00
DELL COMPUTER, S.A.	UNIVERSID.NAC.EDUC.A DISTANCIA	$488.74
DELL COMPUTER, S.A.	LA UNIVERSIDAD DE LA RIOJA	$480.04
DELL COMPUTER, S.A.	AYUNTAMIENTO DE DOLORES	$474.59
DELL COMPUTER, S.A.	CONSORCIO TRIBUTOS ISLA TENERI	$461.51
DELL COMPUTER, S.A.	CONSELL POLIT TERRITORIAL	$454.71
DELL COMPUTER, S.A.	AYUNTAMIENTO DE SANT MATEU	$432.04
DELL COMPUTER, S.A.	GOBIERNO CANARIAS CONSEJ PESCA	$426.58
DELL COMPUTER, S.A.	CONSELLERIA DA PRESIDENCIA E A	$409.68
DELL COMPUTER, S.A.	AYUNTAMINETO DE VILLALAMBRIQUE	$407.29
DELL COMPUTER, S.A.	CONSEJERIA DE TURISMO DE CANARIAS	$407.29
DELL COMPUTER, S.A.	AYUNTAMIENTO DE CASTROURDIALES	$352.72

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL COMPUTER, S.A.	AYUNTAMIENTO DE VELEZ MALAGA	$338.50
DELL COMPUTER, S.A.	EXCMO. CABILDO INSULAR DE LA G	$334.12
DELL COMPUTER, S.A.	UNIVERSIDAD DE SANTIAGO	$318.36
DELL COMPUTER, S.A.	AYUNTAMIENTO DE TORRENT.	$258.07
DELL COMPUTER, S.A.	JUNTA EXTREMADURA CONSEJERIA A	$241.80
DELL COMPUTER, S.A.	AYUNTAMIENTO DE LOGRO☐O	$204.25
DELL COMPUTER, S.A.	EXCMO. CABILDOINSULAR DELA G	$194.37
DELL COMPUTER, S.A.	RENFE OPERADORA	$192.27
DELL COMPUTER, S.A.	CARTOGRAFICA DE CANARIAS GRAFC	$174.93
DELL COMPUTER, S.A.	GOBIERNO VASCO	$115.59
DELL COMPUTER, S.A.	SERVILCIO CANARIO DE SALUD	$36.16
DELL COMPUTER, S.A.	AYUNTAMIENTO MADRID	$26.02
DELL(CHINA) CO.,LTD.	XIAMEN JINGFA MACHINERY AND ELECTRIC EQUIPMENT TENDERING CO., LTD.	$138,588.40
DELL(CHINA) CO.,LTD.	XIAMEN EDUCATION AND CULTURE BUREAU OF XIANG’AN DISTRICT	$12,874.55
DELL(CHINA) CO.,LTD.	STATE GRID CORPORATION OF CHINA	$153,987.11
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION EQUIPMENT MANAGEMENT STATION OF BAOSHAN DISTRICT	$56,770.27
DELL(CHINA) CO.,LTD.	XIAMEN JINGFA MACHINERY AND ELECTRIC EQUIPMENT TENDERING CO., LTD.	$15,398.71
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION EQUIPMENT MANAGEMENT STATION OF BAOSHAN DISTRICT	$7,814.85
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION EQUIPMENT MANAGEMENT STATION OF BAOSHAN DISTRICT	$3,953.73
DELL(CHINA) CO.,LTD.	THE GOVERNMENT PROCUREMENT CENTER OF SHANGHAI MUNICIPALITY	$4,619.61
DELL(CHINA) CO.,LTD.	SHANGHAI MEDIA GROUP, INC.	$26,639.77
DELL(CHINA) CO.,LTD.	SHANGHAI MEDIA GROUP, INC.	$7,668.56
DELL(CHINA) CO.,LTD.	THE GOVERNMENT PROCUREMENT CENTER OF SHANGHAI MUNICIPALITY	$4,619.61
DELL(CHINA) CO.,LTD.	XIAMEN WANXIANG E-COMMERCE CO., LTD	$93,446.31
DELL(CHINA) CO.,LTD.	CHINA PETROLEUM & PETROCHEMICAL ENGINEERING INSTITUTE	$40,824.35

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL(CHINA) CO.,LTD.	GUANGDONG MACHINERY & ELECTRIC EQUIPMENT TENDERING CENTER	$9,239.23
DELL(CHINA) CO.,LTD.	CHINA INTERNATIONAL TENDERING COMPANY	$30,797.42
DELL(CHINA) CO.,LTD.	SANY GROUP CO., LTD.	$6,681.69
DELL(CHINA) CO.,LTD.	GUANGDONG MACHINERY & ELECTRIC EQUIPMENT TENDERING CENTER	$3,079.74
DELL(CHINA) CO.,LTD.	SHANGHAI MACHINERY AND ELECTRIC EQUIPMENT TENDERING COMPANY	$21,558.20
DELL(CHINA) CO.,LTD.	CHINA PETROLEUM & PETROCHEMICAL ENGINEERING INSTITUTE	$3,714.02
DELL(CHINA) CO.,LTD.	PORTON FINE CHEMICALS LTD.	$5,302.24
DELL(CHINA) CO.,LTD.	SEPCOIII ELECTRONIC POWER CONSTRUCTION CORPORATION	$7,699.36
DELL(CHINA) CO.,LTD.	BEIJING ELECTRIC POWER COMPANY	$2,428.77
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION BUREAU OF SONGJIANG DISTRICT	$130,648.29
DELL(CHINA) CO.,LTD.	GUANGDONG MACHINERY & ELECTRIC EQUIPMENT TENDERING CENTER	$4,619.61
DELL(CHINA) CO.,LTD.	SUZHOU INDUSTRIAL PARK CUSTOMS DISTRICT PEOPLE’S REPUBLIC OF CHINA	$2,309,806.67
DELL(CHINA) CO.,LTD.	RESEARCH INSTITUTE OF PETROLEUM EXPLORATION & DEVELOPMENT	$5,244.42
DELL(CHINA) CO.,LTD.	HUADIAN INTERNATIONAL SUPPLIES CO., LTD	$56,861.90
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION TECHNOLOGY & FACILITIES DEPARTMENT	$10,541.33
DELL(CHINA) CO.,LTD.	TENCENT TECHNOLOGY (SHENZHEN) COMPANY LIMITED	$42,804.46
DELL(CHINA) CO.,LTD.	SHANGHAI MACHINERY AND ELECTRIC EQUIPMENT TENDERING CO., LTD.	$15,398.71
DELL(CHINA) CO.,LTD.	GUIZHOU WEST POWER CONSTRUCTION CO. LTD	$7,699.36
DELL(CHINA) CO.,LTD.	SHANGHAI NOARK ELECTRIC CO., LTD.	$4,850.59
DELL(CHINA) CO.,LTD.	TENCENT TECHNOLOGY (SHENZHEN) COMPANY LIMITED	$6,368.91
DELL(CHINA) CO.,LTD.	AVIC INTERNATIONAL TRADE & ECONOMIC DEVELOPMENT LTD.	$6,159.48
DELL(CHINA) CO.,LTD.	BANK OF BEIJING CO., LTD.	$3,115.62
DELL(CHINA) CO.,LTD.	GUANGDONG MACHINERY & ELECTRIC EQUIPMENT TENDERING CENTER	$3,079.74

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL(CHINA) CO.,LTD.	JOINTOWN PHARMACEUTICAL GROUP	$1,539.87
DELL(CHINA) CO.,LTD.	CLP FOR GUIZHOU JINYUAN GROUP CO., LTD	$157,270.19
DELL(CHINA) CO.,LTD.	TENCENT TECHNOLOGY (SHENZHEN) COMPANY LIMITED	$179,935.74
DELL(CHINA) CO.,LTD.	CHENGDU CUSTOMS DISTRICT PEOPLE’S REPUBLIC OF CHINA	$10,779,097.79
DELL(CHINA) CO.,LTD.	TENCENT TECHNOLOGY (BEIJING) COMPANY LIMITED	$14,626.70
DELL(CHINA) CO.,LTD.	TENCENT DIGITAL (TIANJIN) COMPANY LIMITED	$100,091.62
DELL(CHINA) CO.,LTD.	TENCENT TECHNOLOGY (SHENZHEN) COMPANY LIMITED	$123,084.72
DELL(CHINA) CO.,LTD.	XIAMEN CUSTOMS DISTRICT PEOPLE’S REPUBLIC OF CHINA	$16,938,582.24
DELL(CHINA) CO.,LTD.	ANSC-TKS GALVANIZING CO., LTD.	$27,500.55
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION EQUIPMENT MANAGEMENT STATION OF BAOSHAN DISTRICT	$105,572.82
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION EQUIPMENT MANAGEMENT STATION OF BAOSHAN DISTRICT	$490.91
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION EQUIPMENT MANAGEMENT STATION OF BAOSHAN DISTRICT	$662.73
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION EQUIPMENT MANAGEMENT STATION OF BAOSHAN DISTRICT	$2,317.51
DELL(CHINA) CO.,LTD.	SHANGHAI MACHINERY AND ELECTRIC EQUIPMENT TENDERING CO., LTD.	$5,774.52
DELL(CHINA) CO.,LTD.	STATE GRID MATERIALS CO. LTD	$9,239.23
DELL(CHINA) CO.,LTD.	STATE GRID MATERIALS CO. LTD	$6,159.48
DELL(CHINA) CO.,LTD.	STATE GRID MATERIALS CO. LTD	$3,079.74
DELL(CHINA) CO.,LTD.	ANSC-TKS GALVANIZING CO., LTD.	$13,266.30
DELL(CHINA) CO.,LTD.	GUANGXI KANGMINGSI INDUSTRIAL POWER CO., LTD	$42,917.01
DELL(CHINA) CO.,LTD.	WONDERS INFORMATION CO., LTD.	$11,208.72
DELL(CHINA) CO.,LTD.	CHENGDU CUSTOMS DISTRICT PEOPLE’S REPUBLIC OF CHINA	$16,938,582.24
DELL(CHINA) CO.,LTD.	WONDERS INFORMATION CO., LTD.	$6,724.62
DELL(CHINA) CO.,LTD.	WONDERS INFORMATION CO., LTD.	$644.59
DELL(CHINA) CO.,LTD.	WONDERS INFORMATION CO., LTD.	$4,242.34
DELL(CHINA) CO.,LTD.	WONDERS INFORMATION CO., LTD.	$7,800.22
DELL(CHINA) CO.,LTD.	TENCENT DIGITAL (TIANJIN) COMPANY LIMITED	$22,187.82
DELL(CHINA) CO.,LTD.	STATE GRID MATERIALS CO. LTD	$61,594.84

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL(CHINA) CO.,LTD.	STATE GRID MATERIALS CO. LTD	$30,797.42
DELL(CHINA) CO.,LTD.	STATE GRID MATERIALS CO. LTD	$123,189.69
DELL(CHINA) CO.,LTD.	STATE GRID MATERIALS CO. LTD	$123,189.69
DELL(CHINA) CO.,LTD.	STATE GRID MATERIALS CO. LTD	$123,189.69
DELL(CHINA) CO.,LTD.	STATE GRID MATERIALS CO. LTD	$123,189.69
DELL(CHINA) CO.,LTD.	STATE GRID MATERIALS CO. LTD	$123,189.69
DELL(CHINA) CO.,LTD.	WONDERS INFORMATION CO., LTD.	$2,286.71
DELL(CHINA) CO.,LTD.	TENCENT TECHNOLOGY (SHENZHEN) COMPANY LIMITED	$88,591.43
DELL(CHINA) CO.,LTD.	WONDERS INFORMATION CO., LTD.	$8,994.39
DELL(CHINA) CO.,LTD.	SONGJIANG CUSTOMS DISTRICT PEOPLE’S REPUBLIC OF CHINA	$6,159,484.45
DELL(CHINA) CO.,LTD.	TENCENT TECHNOLOGY (SHENZHEN) COMPANY LIMITED	$6,652.24
DELL(CHINA) CO.,LTD.	TENCENT TECHNOLOGY (SHENZHEN) COMPANY LIMITED	$199,267.10
DELL(CHINA) CO.,LTD.	GREAT WALL MOTORS COMPANY LIMITED	$11,786.16
DELL(CHINA) CO.,LTD.	XIAMEN XIANGYU CUSTOMS DISTRICT PEOPLE’S REPUBLIC OF CHINA	$1,539,871.11
DELL(CHINA) CO.,LTD.	WONDERS INFORMATION CO., LTD.	$18,478.45
DELL(CHINA) CO.,LTD.	SHANGHAI CUSTOMS DISTRICT PEOPLE’S REPUBLIC OF CHINA	$4,619,613.34
DELL(CHINA) CO.,LTD.	CTRIP TRAVELING NETWORK TECHNOLOGY (SHANGHAI) CO., LTD.	$22,139.62
DELL(CHINA) CO.,LTD.	XIAMEN PEOPLE’S COURT OF HULI DISTRICT	$246,258.31
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION BUREAU OF BAOSHAN DISTRICT CAPITAL CONSTRUCTION FACILITIES CENTER	$884.19
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION BUREAU OF BAOSHAN DISTRICT CAPITAL CONSTRUCTION FACILITIES CENTER	$9,243.85
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION BUREAU OF SONGJIANG DISTRICT	$1,450.10
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION BUREAU OF SONGJIANG DISTRICT	$202.34
DELL(CHINA) CO.,LTD.	TENCENT DIGITAL (TIANJIN) COMPANY LIMITED	$30,412.33
DELL(CHINA) CO.,LTD.	WONDERS INFORMATION CO., LTD.	$7,509.18
DELL(CHINA) CO.,LTD.	XIAMEN PEOPLE’S COURT OF HULI DISTRICT	$59,159.15
DELL(CHINA) CO.,LTD.	XIAMEN PEOPLE’S COURT OF HULI DISTRICT	$281,067.54
DELL(CHINA) CO.,LTD.	XIAMEN PEOPLE’S COURT OF HULI DISTRICT	$33,941.42
DELL(CHINA) CO.,LTD.	THE SERVER VITUAL PROJECT OF SHENZHEN STOCK EXCHANGE	$2,918.83

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL(CHINA) CO.,LTD.	XIAMEN WANXIANG E-COMMERCE CO., LTD	$224,129.78
DELL(CHINA) CO.,LTD.	NANJING CUSTOMS DISTRICT PEOPLE’S REPUBLIC OF CHINA	$10,779,097.79
DELL(CHINA) CO.,LTD.	XIAMEN PEOPLE’S COURT OF HULI DISTRICT	$633,495.36
DELL(CHINA) CO.,LTD.	XIAMEN PEOPLE’S COURT OF HULI DISTRICT	$288,175.63
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION BUREAU OF SONGJIANG DISTRICT	$65,773.59
DELL(CHINA) CO.,LTD.	XIAMEN PEOPLE’S COURT OF HULI DISTRICT	$6,974.85
DELL(CHINA) CO.,LTD.	XIAMEN PEOPLE’S COURT OF HULI DISTRICT	$97,493.59
DELL(CHINA) CO.,LTD.	GREAT WALL MOTORS COMPANY LIMITED TIANJIN HAVAL SUB OFFICE	$9,428.45
DELL(CHINA) CO.,LTD.	XIAMEN PEOPLE’S COURT OF HULI DISTRICT	$36,542.68
DELL(CHINA) CO.,LTD.	XIAMEN PEOPLE’S COURT OF HULI DISTRICT	$252,931.38
DELL(CHINA) CO.,LTD.	SHENZHEN SECURITIES COMMUNICATION CO.,LTD.	$5,261.59
DELL(CHINA) CO.,LTD.	XIAMEN WANXIANG E-COMMERCE CO., LTD	$1,227.28
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION BUREAU OF SONGJIANG DISTRICT	$10,404.60
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION BUREAU OF SONGJIANG DISTRICT	$5,834.11
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION BUREAU OF SONGJIANG DISTRICT	$190.64
DELL(CHINA) CO.,LTD.	SHANGHAI EDUCATION BUREAU OF SONGJIANG DISTRICT	$1,598.39
DELL(CHINA) CO.,LTD.	XIAMEN PEOPLE’S COURT OF HULI DISTRICT	$89,907.23
DELL(CHINA) CO.,LTD.	NANJING CUSTOMS DISTRICT PEOPLE’S REPUBLIC OF CHINA	$12,318,968.90
DELL(XIAMEN) CO.,LTD.	XIAMEN CUSTOMS DISTRICT PEOPLE’S REPUBLIC OF CHINA	$769,935.56
DELL(XIAMEN) CO.,LTD.	XIAMEN XIANGYU CUSTOMS DISTRICT PEOPLE’S REPUBLIC OF CHINA	$30,797.42
DELL(CHINA) CO.,LTD.	SHENZHEN HUAQIANG NEW CITY DEVELOPMENT CO., LTD.	$14,037.71
DELL(CHINA) CO.,LTD.	XIAMEN PEOPLE’S COURT OF HULI DISTRICT	$33,808.18
DELL(CHINA) CO.,LTD.	XIAMEN PEOPLE’S COURT OF HULI DISTRICT	$514,017.66
DELL(CHINA) CO.,LTD.	XIAMEN PEOPLE’S COURT OF HULI DISTRICT	$6,761.73
DELL(CHINA) CO.,LTD.	CHENGDU CUSTOMS DISTRICT PEOPLE’S REPUBLIC OF CHINA	$9,239,226.68

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL(CHINA) CO.,LTD.	BEIJING ORIENTAL YUHONG WATERPROOF TECHNOLOGY CO., LTD.	$27,716.83
DELL GLOBAL BV (SG BRANCH)	JAPAN CUSTOMS	$35,956,672.21
DELL GLOBAL BV (SG BRANCH)	PETRONAS ICT SDN BHD	$255,427.84
DELL GLOBAL BV (SG BRANCH)	VADS BERHAD	$96,554.75
DELL GLOBAL BV (SG BRANCH)	NANYANG ACADEMY OF FINE ARTS	$7,967.97
DELL GLOBAL BV (SG BRANCH)	THE CENTRAL PROVIDENT FUND BOARD	$62,256.33
DELL GLOBAL BV (SG BRANCH)	DIGITAL REALTY DATAFIRM LLC	$123,183.80
DELL GLOBAL BV (SG BRANCH)	PETRONAS ICT SDN BHD	$50,365.82
DELL GLOBAL BV (SG BRANCH)	DIGITAL DEER PARK 2, LLC	$171,380.49
DELL GLOBAL BV (SG BRANCH)	TENAGA NASIONAL BERHAD	$135,376.76
DELL GLOBAL BV (SG BRANCH)	NGEE ANN POLYTECHNIC TEACHING AND LEARNING CENTRE	$80,674.01
DELL GLOBAL BV (SG BRANCH)	MINISTRY OF DEFENCE DEFENCE SCIENCE AND TECHNOLOGY AGENCY DEFENCE PROCUREMENT SGD 39,916.85	$29,597.63
DELL GLOBAL BV (SG BRANCH)	PETRONAS ICT SDN BHD	$125,159.64
DELL GLOBAL BV (SG BRANCH)	DIGITAL REALTY DATAFIRM LLC	$94,004.13
DELL GLOBAL BV (SG BRANCH)	DIGITAL REALTY DATAFIRM LLC	$135,501.91
DELL GLOBAL BV (SG BRANCH)	THE SIAM CEMENT PUBLIC COMPANY LTD	$3,588.72
DELL GLOBAL BV (SG BRANCH)	PETRONAS ICT TENDER AND CONTRACT CO	$510,855.68
DELL GLOBAL BV (SG BRANCH)	PRASARANA MALAYSIA BERHAD	$25,542.78
DELL GLOBAL BV (SG BRANCH)	NANYANG ACADEMY OF FINE ARTS	$5,357.21
DELL GLOBAL BV (SG BRANCH)	TAVERNESS PROPERTY PTY LTD	$128,180.78
DELL GLOBAL BV (SG BRANCH)	NANYANG TECHNOLOGICAL UNIVERSITY	$33,081.97
DELL GLOBAL BV (SG BRANCH)	BANGKOK DUSIT MEDICAL SERVICES PLC	$13,835.94
DELL GLOBAL BV (SG BRANCH)	TENAGA NASIONAL BERHAD	$194,125.16
DELL GLOBAL BV (SG BRANCH)	TAX OFFICE IN PESCARA	$5,089,570.62
DELL GLOBAL BV (SG BRANCH)	PETRONAS ICT SDN BHD	$510,855.68
DELL GLOBAL BV (SG BRANCH)	AIG GROUP LIMITED	$2,900,000.00
DELL GLOBAL BV (SG BRANCH)	TAIPEI CUSTOMS	$309,195.47
DELL GLOBAL BV (SG BRANCH)	TENAGA NASIONAL BERHAD	$344,827.59
DELL GLOBAL BV (SG BRANCH)	PETRONAS ICT SDN BHD	$76,628.35
DELL GLOBAL BV (SG BRANCH)	NICE LINK PTY LIMITED	$112,469.77
DELL GLOBAL BV (SG BRANCH)	MIMOS BERHAD	$9,305.49
DELL GLOBAL BV (SG BRANCH)	MIMOS BERHAD	$1,787.99

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL GLOBAL BV (SG BRANCH)	TENAGA NASIONAL BERHAD	$127,713.92
DELL GLOBAL BV (SG BRANCH)	BOUSTEAD NAVAL SHIPYARD SDN	$125,828.86
DELL GLOBAL BV (SG BRANCH)	BHARAT HEAVY ELECTRICAL LIMITED	$169,316.87
DELL GLOBAL BV (SG BRANCH)	NGEE ANN POLYTECHNIC TEACHING AND LEARNING CENTRE	$80,674.01
DELL SERVICES (CHINA) COMPANY LTD	ZHONGSHAN ZHONGYUE TINPLATE INDUSTRY CO LTD	$6,085.57
DELL SERVICES (CHINA) COMPANY LTD	GUANGDONG YUEHAI INVESTMENT FINANCIAL MANAGEMENT CO LTD	$41,810.58
DELL SERVICES (CHINA) COMPANY LTD	GUANGDONG YUEHAI HOLDING CO LTD	$21,721.42
DELL SERVICES (CHINA) COMPANY LTD	SHENZHEN JINWEI BEER CO LTD	$3,526.30
DELL SERVICES (CHINA) COMPANY LTD	UNIONPAY INTERNATIONAL CO LTD	$1,709,910.53
DELL (CHINA) COMPANY LTD	JIUZHOUTONG PHARMACEUTICAL GROUP CO LTD	$38,371.59
DELL (CHINA) COMPANY LTD	COURT OF XIAMEN HU LI DISTRICT	$69,798.20
DELL (CHINA) COMPANY LTD	COURT OF XIAMEN HU LI DISTRICT	$18,955.51
DELL (CHINA) COMPANY LTD	COURT OF XIAMEN HU LI DISTRICT	$33,395.65
DELL (CHINA) COMPANY LTD	COURT OF XIAMEN HU LI DISTRICT	$118,458.74
DELL (CHINA) COMPANY LTD	BAIDU CLOUD CALCULATION TECHNOLOGY (BEIJING) CO LTD	$52,817.58
DELL (CHINA) COMPANY LTD	FIVE EIGHT CO LTD	$2,942.23
DELL (CHINA) COMPANY LTD	FIVE EIGHT TECH INFORMATION CO LTD	$14,638.32
DELL INFORMATION TECHNOLOGY (KUNSHAN) COMPANY LTD	RICHFIT INFORMATION TECHNOLOGY CO., LTD.	$166,846.30
DELL INFORMATION TECHNOLOGY (KUNSHAN) COMPANY LTD	RICHFIT INFORMATION TECHNOLOGY CO., LTD.	$166,846.30
DELL (CHENGDU) CO LTD	CHENGDU CUSTOM	$76,993.56
DELL (CHINA) COMPANY LTD	FIVE EIGHT CO LTD	$7,152.09
DELL (CHINA) COMPANY LTD	RUI TING NETWORK TECHNOLOGY CO LTD	$9,981.83
DELL (CHINA) COMPANY LTD	BEIJING FIVE EIGHT INFORMATION TECHNOLOGY CO LTD	$1,511.31
DELL INTL SERVICES IND PVT LTD	ODISHA PRIMARY EDUCATION	$9,029.69
DELL INTL SERVICES IND PVT LTD	GOVERNOR OF TAMIL NADU ACTING	$1,205,416.22
DELL INTL SERVICES IND PVT LTD	AIRCEL LIMITED	$3,993.06
DELL INTL SERVICES IND PVT LTD	AIRCEL LIMITED	$35,974.39
DELL INTL SERVICES IND PVT LTD	THE COMMISSIONER OF CUSTOMS	$37,623.69

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
DELL INTL SERVICES IND PVT LTD	SESA STERLIGHT LIMITED	$5,818.10
DELL INTL SERVICES IND PVT LTD	THE COMMISSIONER OF CUSTOMS	$8,478.50
DELL INTL SERVICES IND PVT LTD	PRESIDENT OF INDIA ACTING THRU	$150,494.75
DELL INTL SERVICES IND PVT LTD	PRESIDENT OF INDIA ACTING THRG	$150,494.75
DELL INTL SERVICES IND PVT LTD	TATA POWER COMPANY LIMITED	$17,212.54
DELL INTL SERVICES IND PVT LTD	TATA POWER COMPANY LIMITED	$4,514.84
DELL INTL SERVICES IND PVT LTD	NATIONAL STOCK EXCHANGE OF	$11,801.24
DELL INTL SERVICES IND PVT LTD	NATIONAL STOCK EXCHANGE OF	$45,968.35
DELL INTL SERVICES IND PVT LTD	NATIONAL STOCK EXCHANGE OF	$23,604.48
DELL INTL SERVICES IND PVT LTD	PRESIDENT OF INDIA THROUGH	$48,006.32
DELL INTL SERVICES IND PVT LTD	BHARAT PETROLEUM CORPORATION	$110,352.96
DELL INTL SERVICES IND PVT LTD	BHARAT PETROLEUM CORPORATION	$73,386.43
DELL INTL SERVICES IND PVT LTD	HINDUSTAN PETROLEUM	$8,824.64
DELL INTL SERVICES IND PVT LTD	NATIONAL STOCK EXCHANGE OF	$31,243.33
DELL INTL SERVICES IND PVT LTD	SBICAP SECURITIES LIMITED,	$24,367.18
DELL INTL SERVICES IND PVT LTD	THE COMMISSIONER OF CUSTOMS	$233,266.86
DELL INTL SERVICES IND PVT LTD	THE COMMISSIONER OF CUSTOMS	$71,485.01
DELL INTL SERVICES IND PVT LTD	THE COMMISSIONER OF CUSTOMS	$61,251.36
DELL INTL SERVICES IND PVT LTD	PAWAN COMMUNICATIONS PVT LTD	$24,681.24
DELL INTL SERVICES IND PVT LTD	THE COMMISSIONER OF CUSTOMS	$6,772.26

DELL TOTAL		$154,154,584.88

Applicant	Beneficiary	Aggregate Liability Outstanding for Beneficiary (USD)
EMC INFORMATION SYSTEMS NV	Dominica Pintacuda	10,778.42
Airwatch Technologies India PVT Limited	President of India acting through Director Term Cell Bangalore - Dept of Telecom	149,689.39
EMC Computer Systems Italia SPA	MINISTERO DELL’INTERNO	14,615.60
EMC Computer Systems Italia SPA	SIP - SOCIETA’ ITALIANA PER L’ESER.TELECOMUNICAZIONI	23,384.97
EMC Computer Systems Italia SPA	CONSIP	26,850.80
EMC Computer Systems Italia SPA	FONDAZIONE ENASARCO	40,042.30
EMC Computer Systems Italia SPA	MINISTERO DELL’INTERNO	45,776.07
EMC Computer Systems Italia SPA	MINISTERO DELLA DIFESA	46,769.93
EMC Computer Systems Italia SPA	CONSIP	66,062.94
EMC Computer Systems Italia SPA	SOGEI SOCIETA’ GENERALE DI INFORMATICA	100,450.46
EMC Computer Systems Italia SPA	SIP - SOCIETA’ ITALIANA PER L’ESER.TELECOMUNICAZIONI	227,944.92
EMC Computer Systems Italia SPA	NETSIEL SPA	228,003.39
EMC Computer Systems Italia SPA	GSE	981,416.12
J. P.P. Ruigrok	Chalet XV BV	156,327.82
EMC	UNIVERSIDAD COMPLUTENSE DE MADRID	81.06
EMC	JUNTA DE ANDALUCIA	200.68
EMC	HOSPITAL COSTA DEL SOL	204.69
EMC	Renfe Operadora	208.29
EMC	MUTUALIDAD GENERAL DE FUNCIONARIOS CIVILES DEL ESTADO (Muface)	340.91
EMC	UNIVERSIDAD DE SALAMANCA	489.84
EMC	HOSP. COSTA DEL SOL JUNTA ANDALUCIA	495.31

EMC	UNIVERSIDAD COMPLUTENSE DE MADRID	506.61
EMC	CONSELLER DE SANIDAD	612.31
EMC	UNIV COMPLUTENSE	646.32
EMC	AENA	668.30
EMC	AENA	680.34
EMC	CENTR.REG.TRANSF.SANG.GRANADA	726.64
EMC	INST.INFORMAT-AYUNT.BARCELON	816.41
EMC	AENA	880.11
EMC	GERENCIA DE URBANISMO	886.67
EMC	SUBDIRECC.GRAL.GESTION ECON Y PATRIMONIAL	916.93
EMC	MUTUALIDAD GRAL DE FUNCIONARIOS CIVILES DEL ESTADO	942.27
EMC	AENA	993.30
EMC	AENA CANARIAS	1,038.27
EMC	UNIV SALAMANCA	1,074.94
EMC	CONSELLERIA SANIDAD GEN.VALE	1,074.94
EMC	AYUNTAMIENTO ALCORCON	1,107.09
EMC	SERVICIO DE SALUD DEL PRINC ASTURIAS	1,117.73
EMC	AGENCIA DE INFORMATICA DE LA COMUNIDAD DE Madrid	1,123.08
EMC	RENFE	1,137.65
EMC	HOSP ALTO GUADALQUIVIR	1,147.93
EMC	AENA CANARIAS	1,194.40
EMC	AENA CANARIAS	1,233.13
EMC	MINISTERIO DE JUSTICIA	1,277.10

EMC	AENA CANARIAS	1,330.91
EMC	SERVICIO EXTREMEÑO DE SALUD	1,349.02
EMC	AGENCIA ESTATAL DE LA ADMINISTRACION TRIBUTARIA	1,365.90
EMC	MINISTERIO DE SANIDAD	1,404.64
EMC	AGENCIA DE INFORMATICA Y COMUNICACIONES DE LA COMUNIDAD DE MADRID	1,412.68
EMC	AENA	1,421.91
EMC	HOSPITALES UNIV. VIRGEN DEL ROCIO	1,431.58
EMC	HOSPITAL DE PONIENTE	1,455.93
EMC	EE PUBLICA HOSP PONIENTE	1,455.93
EMC	UNIVERSIDAD DE ALCALA	1,490.77
EMC	ADIF	1,542.90
EMC	Cabildo de Gran Canaria	1,574.52
EMC	CONSEJERIA DE ECONOMIA Y TRABAJO - JUNTA EXTREMADURA	1,600.63
EMC	HOSP RAMON Y CAJAL	1,601.40
EMC	INSTITUTO NACIONAL DE ESTADISTICA	1,622.09
EMC	SERVICIO DE SALUD DEL PRINC ASTURIAS	1,842.91
EMC	AYUNTAMENTO DE FUENLABRADA	1,990.96
EMC	INSTITUTO DE INFORMATICA DE BARCELONA	1,991.34
EMC	GENERALITAT VALENCIANA	2,041.02
EMC	FONDO DE GARANTIA SALARIAL	2,100.53
EMC	Cabildo de Gran Canaria	2,115.87
EMC	ORGANISME DE GESTIO TRIBUTARIA - DIBA	2,134.51
EMC	MINISTERIO DEL INTERIOR	2,263.98

EMC	S.A.S.	2,285.68
EMC	AENA	2,367.43
EMC	MINISTERIO DE DEFENSA(SECCION ECONOMICO FINANCIERA)	2,411.72
EMC	MINISTERIO CIENCIA Y TECNOLOGIA	2,511.68
EMC	MINISTERIO CIENCIA Y TECNOLOGIA	2,716.02
EMC	Renfe Operadora	2,817.52
EMC	AGENCIA DE INFORMATICA Y COMUNICACIONES DE LA CAM	2,819.33
EMC	CENTRO NACIONAL DE INTELIGENCIA	2,838.40
EMC	AENA	2,843.82
EMC	AENA	2,916.86
EMC	INSTITUTO ASTROFISICO DE CANARIAS	2,917.82
EMC	CNI	2,969.26
EMC	MUFACE	3,010.63
EMC	AENA	3,023.09
EMC	Direccion General de la Guardia Civil	3,073.58
EMC	MINISTERIO CIENCIA Y TECNOLOGIA	3,174.98
EMC	JUNTA DE EXTREMADURA	3,179.42
EMC	MINISTERIO TRABAJO.TGSS	3,224.44
EMC	CONSEJ SALUD JUNTA ANDALUCIA	3,280.35
EMC	ADIF	3,329.51
EMC	HABILITACION GESTION ECONOMICA (MINISTERIO DEL INTERIOR)	3,371.07
EMC	CONSELLERIA DE SANIDAD DE LA GENERALITAT VALENCIANA	3,393.41
EMC	MINISTERIO DE ECONOMIA Y HACIENDA	3,403.46
EMC	CONSELLERIA DE AGRICULTURA(GENERALITAT VALENCIANA)	3,463.89

EMC	HOSPITAL COSTA DEL SOL	3,537.77
EMC	JUNTA COM.CASTILLA LA MANCHA	3,600.36
EMC	EMPR.PUBL.EMERG.SANITARIAS	3,886.10
EMC	GENERALITAT DE CATALUNYA(INSTITUT D’INVESTGACION )	4,043.19
EMC	HOSPITAL UNIV.VIRGEN DE LA V.	4,072.03
EMC	S.A.S.	4,246.84
EMC	XUNTA DE GALICIA	4,261.18
EMC	DIPUTACION DE BARCELONA	4,598.75
EMC	GOBIERNO DEL PRINC ASTURIAS	4,739.03
EMC	AYTO.PARLA	4,788.89
EMC	AENA	4,801.82
EMC	Informatica del ayuntamiento de Madrid	4,842.63
EMC	METRO DE MADRID	5,448.78
EMC	METRO DE MADRID	5,448.78
EMC	MINISTERIO DE PRESIDENCIA	5,918.04
EMC	GERENCIA DE URBANISMO	6,259.13
EMC	SERGAS - CHUS	6,756.46
EMC	MINISTERIO DE HACIENDA Y ADMINISTRACIONES PUBLICAS	6,922.91
EMC	AENA	6,973.06
EMC	DIRECCION GENERAL DE LA GUARDIA CIVIL	7,003.61
EMC	HOSPITAL DA COSTA, Burela (LUGO)	7,049.47
EMC	METRO DE MADRID	7,259.45
EMC	COMPLEJO HOSPITALARIO UNIV. DE SANTIAGO	7,423.41

EMC	l’Organisme de Gestio Tributaria de la Diputacio de Barcelona	7,498.98
EMC	INSTITUTO NACIONAL DE ESTADISTICA	7,826.82
EMC	CONSEJERIA DE SANIDAD(JUNTA DE EXTREMADURA)	8,381.88
EMC	AGENCIA DE INFORMATICA Y COMUNICACIONES DE LA CAM	8,402.63
EMC	FONDO ESPAÑOL DE GARANTIA AGRARIA(MINISTERIO DE AGRICULTURA)	8,427.42
EMC	FUNDACION PARQUE CIENTIFICO UNIVERSIDAD DE VALLADOLID	8,782.66
EMC	HOSP.UNIVERSITARIO SAN CECILIO	9,150.83
EMC	COMPLEJO HOSP XERAL-CALDE	9,216.82
EMC	MINISTERIO DE HACIENDA Y ADMINISTRACIONES PÚBLICAS-JUNTA DE CONTRATACION	9,635.50
EMC	DIPUTACION DE BARCELONA	9,654.35
EMC	CONSEJERIA DEL PRINCIPADO DE ASTURIAS	9,762.42
EMC	AGENCIA DE INFORMATICA Y COMUNICACIONES DE LA CAM	10,279.77
EMC	SUBSECRETARIA DE CULTURA	10,924.38
EMC	DIRECCION GRAL DE LA GUARDIA CIVIL	11,319.90
EMC	HOSP UNIVERS. SAN CECILIO GRANADA	12,096.88
EMC	HOSPITAL SAN CECILIO	12,096.88
EMC	Servicio Extremeño de Salud	12,416.54
EMC	GOBIERNO DE ARAGON(SRAGONESA DE SERVICIOS TELEMATICOS	13,133.91
EMC	MTO DE TRABAJO-SERVICIO PUBLICO DE EMPLEO ESTATAL	13,375.78

EMC	INSS	13,711.80
EMC	MINISTERIO DE MEDIO AMBIENTE	14,385.31
EMC	MINISTERIO DE CULTURA	15,927.18
EMC	SERVEI CATALA DE LA SALUT	16,304.82
EMC	DIRECCION GENERAL DEL PATRIMONIO DEL ESTADO	16,979.85
EMC	GERENCIA REGIONAL DE SALUD DE LA JUNTA DE CASTILLA Y LEÓN	17,350.01
EMC	ADMINISTRADOR DE INFRAESTRUCTURAS FERROVIARIAS	17,694.14
EMC	INSTITUT MUNICIPAL D´INFORMATICA	17,740.20
EMC	SERVICIO PUBLICO DE EMPLEO ESTATAL	18,414.76
EMC	CIXTEC	22,413.40
EMC	Banco de españa	22,459.27
EMC	BANCO DE ESPAÑA	23,090.06
EMC	CENTRO NACIONAL DE INTELIGENCIA	28,816.87
EMC	Banco de españa	32,656.27
EMC	SACYL GERENCIA REGIONAL CASTILLA Y LEON	32,827.71
EMC	Banco de españa	34,340.06
EMC	CIXTEC	35,119.99
EMC	Banco de españa	43,069.70
EMC	DIRECCION GENERAL DEL PATRIMONIO DEL ESTADO	50,939.55
EMC	DIPUTACION DE BARCELONA	51,076.66
EMC	CONS.SANIDAD.GEN.VALENCIANA	51,845.29
EMC	DIREC. GRAL DEL INSTITUTO NAC. SEG. SOCIAL	56,543.22
EMC	CTTI	59,165.78

EMC	ALD	64,523.43
EMC	SACYL GERENCIA REGIONAL CASTILLA Y LEON	66,411.14
EMC	DIRECCION GRAL DEL PATRIMONIO DEL ESTADO	135,838.80
EMC	JUNTA DE ANDALUCIA	156,238.17
EMC	GOBIERNO VASCO	167,218.38
EMC	FONDO GARANTIA SALARIAL	2,100.53
EMC	FONDO GARANTIA SALARIAL	1,567.00
EMC	JUNTA DE CONTRATACION MINISTERIO DE INDUSTRIA	2,263.98
EMC	INFORMATICA AYUNTAMIENTO DE MADRID	2,891.39
EMC	METRO MADRID	8,994.37
EMC	GOBIERNO VASCO	22,421.78
EMC	DIRECCION GENERAL DE LA POLICIA	4,952.46
EMC	METRO MADRID	5,448.78
EMC	METRO MADRID	1,374.09
EMC	JUNTA DE CASTILLA Y LEON	3,302.41
EMC	UNIVERSIDAD DEL PAIS VASCO	41,496.04
EMC	CENTRO NACIONAL DE INTELIGENCIA	3,274.35
EMC	CENTRO NACIONAL DE INTELIGENCIA	1,739.62
EMC	AGENCIA TRIBUTARIA	10,355.84
EMC	MUFACE	5,794.70
EMC	Servicio Extremeño de Salud	15,848.13
EMC	Consorci Mar Parc de Salut de Barcelona	1,492.49
EMC	DIPUTACION DE BARCELONA	751.06
EMC	MINISTERIO DE JUSTICIA	2,957.74
EMC	INSTITUTO NACIONAL DE ESTADISTICA	1,925.65

EMC	MINISTERIO DE HACIENDA Y ADMINISTRACIONES PUBLICAS	50,939.55
EMC	DIPUTACION DE BARCELONA	16,453.48
EMC	Ayuntamiento de Barcelona	3,237.84
EMC	Banco de España	8,269.07
EMC	Ministerio del Interior	3,344.10
EMC	MINISTERIO DE FOMENTO	2,448.91
EMC	MINISTERIO DE SANIDAD	4,962.56
EMC	Ayuntamiento de Barcelona	2,671.74
EMC	Ministerio de Defensa	2,480.24
EMC	Organisme de Gestió Tributaria de la Diputacio de Barcelona	36,597.01
EMC	Centro Nacional de Inteligencia	4,209.88
EMC	Metro de Madrid	5,361.95
EMC	Organisme de Gestió Tributaria de la Diputacio de Barcelona	4,206.64
EMC	Ministerio de la Presidencia	11,222.61
EMC	AGENCIA INFORMATICA COMUNIDAD DE MADRID	5,420.81
	MINISTERIO DE INTERIOR	7,107.86
EMC	Fondo de Garantía Salarial	3,029.98
EMC	Renfe-Operadora	1,109.44
EMC	HOSPITAL VIRGEN DEL ROCIO	5,420.81
EMC	MUFACE	8,326.81
EMC	Junta de Castilla y León	10,816.49
EMC	UPV/EHU	25,100.03
Pivotal Labs LLC	841-853 Broadway Associates LLC	176,178.75
Sitrof Techonologies Inc.	Newtower Trust Company	12,761.66

Sitrof Techonologies Inc.	Newtower Trust Company	12,583.32
VIRTUSTREAM, INC	BIG DOG HOLDINGS LLC	500,000.00
VIRTUSTREAM, INC	8619 WESTWOOD CENTER, LLC	200,000.00
EMC TOTAL		$5,116,403.49

5.	Capital Leases

Date	Lessee	Lessor	Net Book Value
4/10/2014	Dell Colombia Inc	Finandina Bank	$14,370.00
9/1/2013	Dell	Ceva	$6,066,616.98
1/1/2013	Dell	Genco	$1,633,387.30
3/1/2015	Dell	Syncreon	$1,273,497.61
6/1/2015	Dell	K&N	$728,883.74
6/1/2015	Dell	YCH	$329,975.57
7/15/2015	Dell	YCH	$67,338.55
6/15/2015	Dell	YCH	$25,470.47
6/15/2015	Dell	YCH	$120,583.81
5/27/2015	Dell	Qisda	$17,461.71
6/3/2015	Dell	Qisda	$57,326.48
7/1/2015	Dell	Qisda	$60,800.00
12/10/2015	Dell	Qisda	$47,709.15
12/17/2015	Dell	Qisda	$4,671.92
2/29/2016	Dell	Qisda	$250,811.45
4/27/2016	Dell	Qisda	$1,492,640.23
8/6/2015	Dell	TPV	$268,925.00

Date	Lessee	Lessor	Net Book Value
12/15/2015	Dell	TPV	$133,777.78
6/1/2015	Dell	Foxconn	$78,225.00
6/7/2015	Dell	Foxconn	$95,608.33
6/14/2015	Dell	Foxconn	$57,166.67
6/15/2015	Dell	Foxconn	$31,661.11
6/21/2015	Dell	Foxconn	$28,722.22
9/9/2015	Dell	Foxconn	$77,611.11
9/11/2015	Dell	Foxconn	$78,833.33
9/15/2015	Dell	Foxconn	$211,506.94
9/18/2015	Dell	Foxconn	$83,111.11
2/17/2016	Dell	Foxconn	$120,000.00
10/9/2015	Dell	Celestica	$1,471,487.55
8/30/2013	Dell	GE (Teradata)	$4,042,534.48
1/30/2015	Dell	GE (Teradata)	$2,381,919.70
5/1/2013	Dell	Merkle	$157,269.42
		Total	$21,509,905

6.	Earnout Transactions

None

7.	Guarantees

Dell

Guarantor	Beneficiary	Total Line
Dell Canada Inc, Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Acrodex Inc	$1,000,000
Dell Canada Inc, Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Acrodex Inc	$4,100,000
Dell Canada Inc, Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Acrodex Inc	$2,500,000
Dell Inc.	Advanced Data Recovery Services, Inc.	$200,000
Dell Marketing LP, Dell Federal Systems LP	Aitheras LLC	$1,149,898
Dell Inc.	All Star Premium Products, INC.	$500,000
Dell Inc.	Arrow	$500,000
Dell Inc.	Alberta Healthcare Services	$15,000,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	B2B Computer (IT Savvy)	$1,500,000
Dell Marketing LP, Dell Federal Systems LP	Beca, Inc.	$125,000
Dell Canada Inc	BFG (Burman Fellows Group)	$7,000,000
Dell Inc.	Clear Winds	$950,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Computers at Work	$500,000

Guarantor	Beneficiary	Total Line
Dell Inc.	Computers at Work	$450,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Cornerstone Technologies	$100,000
Dell Inc.	Corstar Communications	$200,000
Dell Marketing LP, Dell Federal Systems LP	CSP	$7,500,000
Dell Inc	Cubix	$5,000,000
Dell Marketing LP, Dell Federal Systems LP	Data Networks of America, Inc	$8,000,000
Dell Marketing LP, Dell Federal Systems LP	DLT Solutions	$30,000,000
Dell Inc.	Datum Technologies	$125,000
Dell Inc.	Davenport Group	$2,500,000
Dell Inc.	Enchanted Ventures	$100,000
Dell Marketing LP, Dell Federal Systems LP	Ergos Technology Partners, Inc.	$1,000,000
Dell Marketing LLC	EST Group	$5,000,000
Dell Inc.	Fusionstorm	$6,000,000
Dell Inc.	Geek on wheels	$50,000
Dell Federal Systems LP	Government Acquisitions	$29,500,000
Dell Marketing LP, Dell Federal Systems LP	Granite Financial Solutions Inc	$2,000,000
Dell Inc	Groupware	$15,000,000
Dell Inc.	InfiniTech Consulting	$250,000
Dell Canada Inc	Informatique Medatek Inc.	$50,000

Guarantor	Beneficiary	Total Line
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Intelligent Waves	$375,000
Dell Inc.	Intelligent Waves	$750,000
Dell Inc.	Intrinium	$100,000
Dell Inc.	Island Corp	$625,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Kinney Group	$2,500,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Mavinspire	$2,500,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	MCP Computer Products	$450,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	MCPC, Inc.	$1,500,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Netserve365	$125,000
Dell Inc.	Nitor Solutions	$500,000
Dell Inc	Ocean Computer Group	$1,500,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Omega Systems Consultants	$100,000
Dell Inc.	PCCare	$500,000
Dell Canada Inc, Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Prival ODC Inc.	$75,000
Dell Inc.	PT Dell Indonesia	$2,000,000
Dell Canada Inc	Quadbridge Inc.	$300,000

Guarantor	Beneficiary	Total Line
Dell Inc.	Quality Computer Solutions	$50,000
Dell Inc.	RAM Computer Supply	$150,000
Dell Inc.	River Point Tech	$500,000
Dell Inc	Scalar Decisions	$7,000,000
Dell Marketing LP, Dell Federal Systems LP	Skytech Data Solutions LLC	$1,000,000
Dell Marketing LP, Dell Federal Systems LP	Solomon Technology Connection LLC.	$500,000
Dell Marketing LP, Dell Federal Systems LP	SOS Computers, LLC	$500,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Summus Ind.	$3,000,000
Dell Canada Inc, Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Synovatec Inc.	$200,000
Dell Inc.	Talent Soft	$400,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Technology Assets	$5,000,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Technology Assets	$3,500,000
Dell Canada Inc, Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Teramach Technologies Inc.	$3,500,000
Dell Inc.	Terrapin Technology Group	$250,000
Dell Marketing LP, Dell Federal Systems LP	The Walker Group	$1,500,000

Guarantor	Beneficiary	Total Line
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Thornburg Computers	$375,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Thornburg Computers	$1,000,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Transcendant, LLC	$250,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Trinity	$200,000
Dell Inc.	Ultralevel	$500,000
Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	United Technology Group, LLC	$250,000
Dell Inc.	Virtuit Systems	$500,000
Dell Global B.V./ Dell Financial Services	Vodafone New Zealand Limited Company Number 927212 (“Vodafone”)	$6,500,000
Dell Canada Inc, Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	VSYS Solutions	$350,000
Dell Inc.	Weaver Technologies, LLC	$450,000
Dell Marketing LP, Dell Federal Systems LP	Xtek Partners Inc	$1,000,000
Dell Canada Inc, Dell USA LP, Dell Marketing LP, Dell Federal Systems LP	Zycom Technology	$500,000
Dell Inc.	Zycom Technology Inc.	$650,000
Dell Inc.	Multiple - US & Canada Dealers	$3,775,000
Dell Inc.	Multiple - LATAM Co 20 Resellers (US Based)	$10,500,000

Guarantor	Beneficiary	Total Line
Dell Inc.	Walker Group Inc., The	$500,000
Dell Financial Services	Appnexus	$2,000,000
Dell Inc.	Screenovate Technologies Ltd	$1,500,000
Dell Inc.	Multiple - US Partners (Wells Fargo Risk Pool Guarantee)	$3,000,000
Dell Inc.	Multiple - US Partners (GE Capital Risk Pool Guarantee)	$10,000,000
Dell Marketing L.P.Dell Federal Systems L.P.Dell Software IncDell World Trade L.P.Dell Puerto Rico Corp.	Intcomex Group (Wells Fargo Risk Pool Guarantee)	$9,000,000
Dell Marketing L.P.Dell Federal Systems L.P.Dell Software IncDell World Trade L.P.Dell Puerto Rico Corp.	Multiple - Latam Partners (Co 20) (Wells Fargo Risk Pool Guarantee	$13,500,000
Dell Inc	Multiple - Mexico Partners (IGF Risk Pool Guarantee)	$20,700,000
Dell Global B.V (Singapore) Ltd	Planson / UNDP	$4,500,000
Dell Financial Services	Appnexus Europe Ltd.	$3,500,000
Dell Financial Services	Emerson	$250,000

EMC

Guarantor	Beneficiary	Total Line
EMC Corporation for the benefit of: Virtustream, Inc.	Cisco Systems Capital Corporation	N/A. See below.
EMC Corporation for the benefit of: Spanning Cloud Apps LLC	3M Company	N/A. See below.

Guarantor	Beneficiary	Total Line
EMC Corporation Virtustream, Inc.	Cargill, Incorporated	N/A. See below.
EMC Corporation for Virtustream, Inc.	Godiva Chocolatier, Inc.	N/A. See below.
EMC Corporation for EMC Computer Systems Brasil LTDA.	Petroleo Brasileiro S.A. - Petrobras	N/A. See below.
EMC Corporation for RSA Security LLC	Teachers Insurance And Annuity Association of America	N/A. See below.
EMC Corporation for EISI	EXL Service SEZ BPO Solutions Pvt. Ltd.	N/A. See below.
EMC Corporation for EMC Computer Systems (Benelux) B.V.	The Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.	N/A. See below.
EMC Corporation for RSA Security LLC	Deloitte Touch Tomatsu Services, Inc.	N/A. See below.

	Total for all EMC Guarantees:	$5,000,000.

8.	Revolving Facilities

1.	Working Capital Facility/ST Loan Agreement between PT Dell Indonesia and Standard Chartered Bank, dated as of 26 May 2015, providing revolving commitments in an amount not to exceed $2,000,000

2.	Working Capital Facility/BG Agreement between Dell Global BV, Singapore Branch and Standard Chartered Bank, dated as of 28 March 2014, providing revolving commitments in an amount not to exceed $58,000,000

3.	Working Capital Facility/BG Agreement between Dell International Services India Private Limited and Standard Chartered Bank, dated as of 15 July 2015, providing revolving commitments in an amount not to exceed $30,000,000

4.	Check Purchase Facility Agreement between Dell Australia Private Limited, Secureworks Australia Private Limited and Citibank, N.A., dated as of 30 May 2016, providing revolving commitments in an amount not to exceed $1,000,000

5.	SBLC / BG Facility Agreement between Dell Australia Private Limited and Citibank, N.A., dated as of 30 May 2016, providing revolving commitments in an amount not to exceed $152,660

6.	SBLC / BG Facility Agreement between Dell Hong Kong Limited and Citibank, N.A., dated as of 30 May 2016, providing revolving commitments in an amount not to exceed $52,292

7.	ST Loan Agreement between PT Dell Indonesia and Citibank, N.A., dated as of 30 May 2016, providing revolving commitments in an amount not to exceed $2,273,588

8.	SBLC / BG Facility Agreement between Dell International Services India Private Limited and Citibank, N.A., dated as of 30 May 2016, providing revolving commitments in an amount not to exceed $1,206,091

9.	SBLC / BG Facility Agreement between Dell International Services India Private Limited and Citibank, N.A., dated as of 30 May 2016, providing revolving commitments in an amount not to exceed $2,355,646

10.	SBLC / BG Facility Agreement between Dell Global Business Center Sdn. Bhd. and Citibank, N.A., dated as of 30 May 2016, providing revolving commitments in an amount not to exceed $439,780

11.	SBLC / BG Facility Agreement between Dell Sales Malaysia Sdn. Bhd. and Citibank, N.A., dated as of 30 May 2016, providing revolving commitments in an amount not to exceed $486,369

12.	SBLC / BG Facility Agreement between Dell Global BV, Singapore Branch and Citibank, N.A., dated as of 30 May 2016, providing revolving commitments in an amount not to exceed $50,000

13.	SBLC / BG Facility Agreement between Dell Singapore Private Limited and Citibank, N.A., dated as of 30 May 2016, providing revolving commitments in an amount not to exceed $40,000

14.	SBLC / BG Facility Agreement between Dell Singapore Private Limited and Citibank, N.A., dated as of 30 May 2016, providing revolving commitments in an amount not to exceed $169,000

15.	BG Facility Agreement between Dell Corporation (Thailand) Co., Ltd. and Citibank, N.A., dated as of 30 May 2016, providing revolving commitments in an amount not to exceed $100,000

16.	SBLC / BG Facility Agreement between Dell BV, Taiwan Branch and Citibank, N.A., dated as of 30 May 2016, providing revolving commitments in an amount not to exceed $310,078

17.	Receivables Purchased Agreement between Dell Global BV, Singapore Branch, Dell (China) Co. Ltd., Dell (Xiamen) Company Ltd., Dell Asia Pacific Sdn., Bhd., Dell Products LP and Citibank, N.A., dated as of 30 May 2016, providing revolving commitments in an amount not to exceed $15,000,000

18.	Working Capital Facility / BG Agreement between Dell (China) Co. Ltd., Dell (Xiamen) Company Ltd. and Bank of China., dated as of 12 Oct 2015, providing revolving commitments in an amount not to exceed $115,000,000

19.	Working Capital Facility / BG Agreement between Dell (China) Co. Ltd., Dell (Xiamen) Company Ltd., Dell Procurement (Xiamen) Company Limited, Dell (Chengdu) Company Limited, (Kunshan) Company Limited, Dell Software (Beijing) Company, Dell Services (China) Company Limited and Bank of China, dated as of 15 Oct 2015, providing revolving commitments in an amount not to exceed $46,000,000

9.	Other

1.	Software Installment Payment Agreement between SHI Inernational Corp. and Dell Inc., dated July 29, 2016 for credit on accounts payable in the amount of $21,300,000.

Schedule 6.02

Existing Liens

UCC#	Debtor	Secured	Secured #2
13923051	ASAP Software Express, Inc.	De Lage Landen Financial Services, Inc.
14051112	ASAP Software Express, Inc.	De Lage Landen Financial Services, Inc.
14424040	ASAP Software Express, Inc.	De Lage Landen Public Finance LLC
20101532914	Dell Financial Services L.L.C.	Banc of America Capital Corp
20091390753	Dell Financial Services L.L.C.	Banc of America Public Capital Corp
20093496657	Dell Financial Services L.L.C.	Banc of America Public Capital Corp
20100328892	Dell Financial Services L.L.C.	Banc of America Public Capital Corp
20102572075	Dell Financial Services L.L.C.	Banc of America Public Capital Corp
20103721333	Dell Financial Services L.L.C.	Banc of America Public Capital Corp
20112895590	Dell Financial Services L.L.C.	Banc of America Public Capital Corp
20134188968	Dell Financial Services L.L.C.	Banc of America Public Capital Corp
20142968535	Dell Financial Services L.L.C.	Banc of America Public Capital Corp
20142968592	Dell Financial Services L.L.C.	Banc of America Public Capital Corp
20152196896	Dell Financial Services L.L.C.	Banc of America Public Capital Corp
20110272586	Dell Financial Services L.L.C.	Banc of America Public Corp
20134230067	Dell Financial Services L.L.C.	Dell Equipment Funding, L.P.
20162190245	Dell Financial Services L.L.C.	Midland Funding LLC
20162190278	Dell Financial Services L.L.C.	Midland Funding LLC
20140112367	Dell Financial Services L.L.C.	Midland Funding LLC
20142833440	Dell Financial Services L.L.C.	Midland Funding LLC
20142833457	Dell Financial Services L.L.C.	Midland Funding LLC
20141285949	Dell Financial Services L.L.C.	Portfolio Recovery Associates, LLC
20141286079	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20141286251	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20141286384	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20141286459	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20141286590	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20141286640	Dell Financial Services LLC	Portfolio Recovery Associates, LLC

20141286798	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20144437331	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20150239557	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20150239722	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20150239946	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20150240134	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20150240431	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20150240951	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20150241348	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20150244136	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20150244284	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20151955961	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20152172590	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20152172806	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20152176914	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20152594124	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20152594231	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20152599321	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20155309124	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20155309348	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20155309462	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20155309736	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20155504542	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20160040699	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20160041093	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20161071974	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20161643053	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20163183447	Dell Financial Services LLC	Portfolio Recovery Associates, LLC
20092463310	Dell Inc.	De Lage Landen Public Finance LLC
20152767183	Dell Inc.	Forsythe Solutions Group, Inc.
20133520484	Dell Inc.	Raymond Leasing Corporation
20140534909	Dell Inc.	Raymond Leasing Corporation
20164768550	Dell Inc.	Electro Rent Corporation

13-0027871564	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
13-0036620768	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
14-0027678156	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
15-0010474800	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
15-0033900617	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
15-0033900738	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
15-0036780616	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
16-0016827677	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
13-0030037916	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
08-0035453422	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
09-0018827893	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
09-0026835083	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
10-0019203551	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
10-0019230349	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
11-0000828414	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
11-0002741652	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
11-0019160938	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
11-0019255610	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
09-0018671557	Dell Marketing L.P.	De Lage Landen Public Finance LLC
09-0018798082	Dell Marketing L.P.	De Lage Landen Public Finance LLC
09-0019918724	Dell Marketing L.P.	De Lage Landen Public Finance LLC
09-0034123092	Dell Marketing L.P.	Dell Financial Services L.L.C.
13-0031187327	Dell Marketing L.P.	IBM Credit LLC
13-0039165826	Dell Marketing L.P.	IBM Credit LLC
14-0000021785	Dell Marketing L.P.	IBM Credit LLC
20050130667	Dell Marketing L.P.	Key Federal Finance, a Div of Key Corp Capital Inc
04-0049376396	Dell Marketing L.P.	Key Federal Finance, a Division of Key Corporate Capital, Inc.
04-0052213299	Dell Marketing L.P.	Key Federal Finance, a Division of Key Corporate Capital, Inc.
04-0052213411	Dell Marketing L.P.	Key Federal Finance, a Division of Key Corporate Capital, Inc.
04-0069143299	Dell Marketing L.P.	Key Federal Finance, a Division of Key Corporate Capital, Inc.
20062737930	Dell Marketing L.P.	Key Government Finance, Inc.
14-0016591188	Dell Marketing LP	Brocade Communications Systems, Inc.
20161371523	Dell Software, Inc.	Banc of America Leasing & Capital, LLC

20111249781	Dell Software, Inc.	Cummings Properties, LLC
140019728698	Dell USA L.P.	Bank of America Leasing & Capital, LLC
10-0003325115	Dell USA L.P.	Cisco Systems Capital Corporation
14033134594	Dell USA L.P.	General Electric Capital Corporation
140040842750	Dell USA L.P.	The Southern Bank Company
20154922497	Dell USA L.P.	Hewlett-Packard Financial Services Company
201188645380	EMC Corporation	Alliance Bank N.A.
201299583100	EMC Corporation	Alliance Bank N.A.
201189959990	EMC Corporation	Alliance Bank, N.A.
201294759870	EMC Corporation	Alliance Bank, N.A.
201413638510	EMC Corporation	Banc of America Leasing & Capital, LLC
200540213560	EMC Corporation	Banc of America Leasing & Capital, LLC
99649161	EMC Corporation	Banc of America Leasing & Capital, LLC
201308501390	EMC Corporation	Bank Leumi USA
201303822580	EMC Corporation	Bank of the West
201303836000	EMC Corporation	Bank of the West
201303959420	EMC Corporation	Bank of the West
201304047360	EMC Corporation	Bank of the West
201304673460	EMC Corporation	Bank of the West
201304765570	EMC Corporation	Bank of the West
201304882420	EMC Corporation	Bank of the West
201304882510	EMC Corporation	Bank of the West
201304938000	EMC Corporation	Bank of the West
201306177560	EMC Corporation	Bank of the West
201306293260	EMC Corporation	Bank of the West
201306295480	EMC Corporation	Bank of the West
201306769170	EMC Corporation	Bank of the West
201306774020	EMC Corporation	Bank of the West
201306971780	EMC Corporation	Bank of the West
201307109560	EMC Corporation	Bank of the West
201307324350	EMC Corporation	Bank of the West
201307701070	EMC Corporation	Bank of the West
201307705050	EMC Corporation	Bank of the West

201307837030	EMC Corporation	Bank of the West
201307877180	EMC Corporation	Bank of the West
201308066330	EMC Corporation	Bank of the West
201308066970	EMC Corporation	Bank of the West
201308122720	EMC Corporation	Bank of the West
201308309310	EMC Corporation	Bank of the West
201208324160	EMC Corporation	Bank of the West
201308472230	EMC Corporation	Bank of the West
201308541440	EMC Corporation	Bank of the West
201308742900	EMC Corporation	Bank of the West
201308743060	EMC Corporation	Bank of the West
201308778260	EMC Corporation	Bank of the West
201308933010	EMC Corporation	Bank of the West
201409376590	EMC Corporation	Bank of the West
201409376770	EMC Corporation	Bank of the West
201409477530	EMC Corporation	Bank of the West
201409487070	EMC Corporation	Bank of the West
201409573890	EMC Corporation	Bank of the West
201409574040	EMC Corporation	Bank of the West
201409574130	EMC Corporation	Bank of the West
201409574220	EMC Corporation	Bank of the West
201409649180	EMC Corporation	Bank of the West
201409997290	EMC Corporation	Bank of the West
201410089360	EMC Corporation	Bank of the West
201410096160	EMC Corporation	Bank of the West
201410370620	EMC Corporation	Bank of the West
201410439840	EMC Corporation	Bank of the West
201410712060	EMC Corporation	Bank of the West
201410865900	EMC Corporation	Bank of the West
201410866240	EMC Corporation	Bank of the West
201410946320	EMC Corporation	Bank of the West
201410946780	EMC Corporation	Bank of the West
201411015520	EMC Corporation	Bank of the West

201411015700	EMC Corporation	Bank of the West
201411183850	EMC Corporation	Bank of the West
201411196940	EMC Corporation	Bank of the West
201411427990	EMC Corporation	Bank of the West
201411428050	EMC Corporation	Bank of the West
201411528660	EMC Corporation	Bank of the West
201411710920	EMC Corporation	Bank of the West
201411743630	EMC Corporation	Bank of the West
201412160030	EMC Corporation	Bank of the West
201412735580	EMC Corporation	Bank of the West
201412767400	EMC Corporation	Bank of the West
201412767680	EMC Corporation	Bank of the West
201412830320	EMC Corporation	Bank of the West
201412858360	EMC Corporation	Bank of the West
201413606140	EMC Corporation	Bank of the West
201413893810	EMC Corporation	Bank of the West
201413929410	EMC Corporation	Bank of the West
201413929500	EMC Corporation	Bank of the West
201413929690	EMC Corporation	Bank of the West
201413929780	EMC Corporation	Bank of the West
201413984680	EMC Corporation	Bank of the West
201414139700	EMC Corporation	Bank of the West
201414303390	EMC Corporation	Bank of the West
201414838180	EMC Corporation	Bank of the West
201414841450	EMC Corporation	Bank of the West
201414875130	EMC Corporation	Bank of the West
201414876560	EMC Corporation	Bank of the West
201415537370	EMC Corporation	Bank of the West
201415587870	EMC Corporation	Bank of the West
201415589090	EMC Corporation	Bank of the West
201415623820	EMC Corporation	Bank of the West
201415641220	EMC Corporation	Bank of the West
201415908080	EMC Corporation	Bank of the West

201415914720	EMC Corporation	Bank of the West
201416031480	EMC Corporation	Bank of the West
201416195740	EMC Corporation	Bank of the West
201416323080	EMC Corporation	Bank of the West
201416324780	EMC Corporation	Bank of the West
201416344940	EMC Corporation	Bank of the West
201416389680	EMC Corporation	Bank of the West
201416506140	EMC Corporation	Bank of the West
201416568030	EMC Corporation	Bank of the West
201416593050	EMC Corporation	Bank of the West
201416627340	EMC Corporation	Bank of the West
201416627430	EMC Corporation	Bank of the West
201516730040	EMC Corporation	Bank of the West
201416797160	EMC Corporation	Bank of the West
201416797340	EMC Corporation	Bank of the West
201416797430	EMC Corporation	Bank of the West
201416890320	EMC Corporation	Bank of the West
201416898920	EMC Corporation	Bank of the West
201416899080	EMC Corporation	Bank of the West
201416921790	EMC Corporation	Bank of the West
201416921880	EMC Corporation	Bank of the West
201517152020	EMC Corporation	Bank of the West
201517476810	EMC Corporation	Bank of the West
201517481760	EMC Corporation	Bank of the West
201517481940	EMC Corporation	Bank of the West
201517525040	EMC Corporation	Bank of the West
201517654740	EMC Corporation	Bank of the West
201517655350	EMC Corporation	Bank of the West
201517681520	EMC Corporation	Bank of the West
201517685690	EMC Corporation	Bank of the West
201517760450	EMC Corporation	Bank of the West
201518003880	EMC Corporation	Bank of the West
201518004580	EMC Corporation	Bank of the West

201518004850	EMC Corporation	Bank of the West
201518034550	EMC Corporation	Bank of the West
201518240140	EMC Corporation	Bank of the West
201518294080	EMC Corporation	Bank of the West
201518344640	EMC Corporation	Bank of the West
201518524600	EMC Corporation	Bank of the West
201518540420	EMC Corporation	Bank of the West
201518717930	EMC Corporation	Bank of the West
201518718090	EMC Corporation	Bank of the West
201518718180	EMC Corporation	Bank of the West
201518718270	EMC Corporation	Bank of the West
201518791930	EMC Corporation	Bank of the West
201519008640	EMC Corporation	Bank of the West
201519073260	EMC Corporation	Bank of the West
201519073350	EMC Corporation	Bank of the West
201519086170	EMC Corporation	Bank of the West
201519207430	EMC Corporation	Bank of the West
201519384050	EMC Corporation	Bank of the West
201519555450	EMC Corporation	Bank of the West
201519555540	EMC Corporation	Bank of the West
201519699280	EMC Corporation	Bank of the West
201519927310	EMC Corporation	Bank of the West
201519927950	EMC Corporation	Bank of the West
201520114040	EMC Corporation	Bank of the West
201520140210	EMC Corporation	Bank of the West
201520140850	EMC Corporation	Bank of the West
201520258230	EMC Corporation	Bank of the West
201520389880	EMC Corporation	Bank of the West
201520466860	EMC Corporation	Bank of the West
201520522520	EMC Corporation	Bank of the West
201520541080	EMC Corporation	Bank of the West
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201520651400	EMC Corporation	Bank of the West

201520766500	EMC Corporation	Bank of the West
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201521294110	EMC Corporation	Bank of the West
201521699050	EMC Corporation	Bank of the West
201521827840	EMC Corporation	Bank of the West
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201522100870	EMC Corporation	Bank of the West
201522113690	EMC Corporation	Bank of the West
201522203850	EMC Corporation	Bank of the West
201522206220	EMC Corporation	Bank of the West
201522573250	EMC Corporation	Bank of the West
201522798770	EMC Corporation	Bank of the West
201522923550	EMC Corporation	Bank of the West
201523000980	EMC Corporation	Bank of the West
201523350940	EMC Corporation	Bank of the West
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201523494860	EMC Corporation	Bank of the West
201524173890	EMC Corporation	Bank of the West
201524770620	EMC Corporation	Bank of the West
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201413444760	EMC Corporation	PNC Equipment Finance, LLC
201413444850	EMC Corporation	PNC Equipment Finance, LLC
201413444940	EMC Corporation	PNC Equipment Finance, LLC
201413602610	EMC Corporation	PNC Equipment Finance, LLC
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201415587500	EMC Corporation	PNC Equipment Finance, LLC
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12-0026618793	iWave Software, LLC	Cisco Systems Capital Crp

120026618793	iWave Software, LLC	Cisco Systems Capital Crp
11-0036068580	iWave Software, LLC	Dell Financial Services L.L.C.
110036068580	iWave Software, LLC	Dell Financial Services, L.L.C.
12-0010849994	iWave Software, LLC	U.S. Bank Equipment Finance
12-0032398876	iWave Software, LLC	U.S. Bank Equipment Finance
120010849994	iWave Software, LLC	U.S. Bank Equipment Finance
120032398876	iWave Software, LLC	U.S. Bank Equipment Finance
12-0015215178	iWave Software, LLC	U.S. Bank Equipment Finance, a division of U.S. Bank National Association
12-0037875619	iWave Software, LLC	U.S. Bank Equipment Finance, a division of U.S. Bank National Association
120015215178	iWave Software, LLC	U.S. Bank Equipment Finance, a division of U.S. Bank National Association
120037875619	iWave Software, LLC	U.S. Bank Equipment Finance, a division of U.S. Bank National Association
20144029518	PSC, LLC	Bank of the West
20122856435	PSC, LLC	General Electric Capital Corporation
20130007956	PSC, LLC	General Electric Capital Corporation
20133726008	PSC, LLC	Trilogy Leasing Co., LLC
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20134008208	PSC, LLC	Trilogy Leasing Co., LLC
20135087292	PSC, LLC	Trilogy Leasing Co., LLC
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20130021857	PSC, LLC	Trilogy Leasing Co., LLC
20140186262	PSC, LLC	Trilogy Leasing Co., LLC
20140419713	PSC, LLC	Trilogy Leasing Co., LLC
20141516111	PSC, LLC	Trilogy Leasing Co., LLC
20141663277	PSC, LLC	Trilogy Leasing Co., LLC
20141762624	PSC, LLC	Trilogy Leasing Co., LLC
20141845908	PSC, LLC	Trilogy Leasing Co., LLC
20141880418	PSC, LLC	Trilogy Leasing Co., LLC
20142816601	PSC, LLC	Trilogy Leasing Co., LLC
20142816627	PSC, LLC	Trilogy Leasing Co., LLC
20143560620	PSC, LLC	Trilogy Leasing Co., LLC
20143785359	PSC, LLC	Trilogy Leasing Co., LLC
20143877842	PSC, LLC	Trilogy Leasing Co., LLC

20144217121	PSC, LLC	Trilogy Leasing Co., LLC
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20150489764	PSC, LLC	Trilogy Leasing Co., LLC
20151326684	PSC, LLC	Trilogy Leasing Co., LLC
20151569622	PSC, LLC	Trilogy Leasing Co., LLC
20151671923	PSC, LLC	Trilogy Leasing Co., LLC
20152459500	PSC, LLC	Trilogy Leasing Co., LLC
20152506193	PSC, LLC	Trilogy Leasing Co., LLC
20152784410	PSC, LLC	Trilogy Leasing Co., LLC
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04-0049376396	Dell Marketing L.P.	Key Federal Finance, a Division of Key Corporate Capital, Inc.
04-0052213299	Dell Marketing L.P.	Key Federal Finance, a Division of Key Corporate Capital, Inc.
04-0052213411	Dell Marketing L.P.	Key Federal Finance, a Division of Key Corporate Capital, Inc.
04-0069143299	Dell Marketing L.P.	Key Federal Finance, a Division of Key Corporate Capital, Inc.
08-0035453422	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
09-0018671557	Dell Marketing L.P.	De Lage Landen Public Finance LLC
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20142833440	Dell Financial Services L.L.C.	Midland Funding LLC
20142833457	Dell Financial Services L.L.C.	Midland Funding LLC
20092463310	Dell Inc.	De Lage Landen Public Finance LLC
04-0049376396	Dell Marketing L.P.	Key Federal Finance, a Division of Key Corporate Capital, Inc.
04-0052213299	Dell Marketing L.P.	Key Federal Finance, a Division of Key Corporate Capital, Inc.
04-0052213411	Dell Marketing L.P.	Key Federal Finance, a Division of Key Corporate Capital, Inc.
04-0069143299	Dell Marketing L.P.	Key Federal Finance, a Division of Key Corporate Capital, Inc.

08-0035453422	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
09-0018671557	Dell Marketing L.P.	De Lage Landen Public Finance LLC
09-0018798082	Dell Marketing L.P.	De Lage Landen Public Finance LLC
09-0018827893	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
09-0019918724	Dell Marketing L.P.	De Lage Landen Public Finance LLC
09-0026835083	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
09-0034123092	Dell Marketing L.P.	Dell Financial Services L.L.C.
10-0019203551	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
10-0019230349	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
11-0000828414	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
11-0002741652	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
11-0019160938	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
11-0019255610	Dell Marketing L.P.	De Lage Landen Financial Services, Inc.
20050130667	Dell Marketing L.P.	Key Federal Finance, a Div of Key Corp Capital Inc
20062737930	Dell Marketing L.P.	Key Government Finance, Inc.
20122856435	PSC, LLC	General Electric Capital Corporation
20130007956	PSC, LLC	General Electric Capital Corporation
20050920760	Wyse Technology, Inc.	Dell Financial Services, L.P.
20111249781	Dell Software, Inc.	Cummings Properties, LLC

Schedule 6.07

Existing Restrictions

None

Schedule 6.09

Existing Affiliate Transactions

None.